Filed Pursuant to Rule 424(b)(3)
Registration No. 333-119612

WORLD MONITOR TRUST III

2,812,500 Series J Units of	937,500 Series J Units of
Beneficial Interest, Class I	Beneficial Interest, Class II

The Series J Units of World Monitor Trust III trade speculatively in U.S. and international futures and forward contracts, as more fully discussed in the Prospectus. Trading on behalf of Series J commenced on or about December 1, 2005.

Series J Units are issued as of the beginning of each month and such Units may be redeemed as of the last business day of each month, beginning with the first month-end following their sale. Exchanges will not be allowed from Class I to Class II or vice-versa. Class I Units redeemed prior to the first anniversary of their purchase will be subject to a redemption charge equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%. There is no redemption charge for Class I Units on or after the first anniversary of their purchase. There is no redemption charge for any Class II Units.

Series J Units are offered as of the beginning of each month and will be offered continuously until all of Series J’s Units that are registered are sold. The Managing Owner may terminate the offering of Series J Units at any time. Kenmar Securities Inc., the Selling Agent, and the Correspondent Selling Agents will use their best efforts to sell the Units offered, which means that they are not required to purchase any Units or sell any specific number or dollar amount of Units.

Designation:	Number of Units:	Advisor(s):	Program:
Series J, Class I	2,812,500	Graham Capital Management, L.P. Eagle Trading Systems Inc. Ortus Capital Management Limited/Ortus Capital Management (Cayman) Ltd.	Global Diversified Program at 150% Leverage Momentum Program Major Currency Program

Series J, Class II	937,500	Graham Capital Management, L.P.	Global Diversified Program at 150% Leverage
		Eagle Trading Systems Inc.	Momentum Program
		Ortus Capital Management Limited/Ortus Capital Management (Cayman) Ltd.	Major Currency Program

These are speculative securities. Before you decide whether to invest in Series J, read this entire Prospectus carefully and consider “ The Risks You Face” section beginning on page 15. In particular you should be aware that:

•       Futures, forward and options trading is volatile and highly leveraged and, as a result, even a small movement in market prices could cause large losses.

•       Series J will rely on its Advisors for success.

•       You could lose all or substantially all of your investment.

•       No secondary market exists for the Series J Units and such Units may be redeemed monthly and may result in redemption charges as described above.

•       Many of the instruments to be traded by Series J are not regulated by the Commodity Futures Trading Commission and Series J will not receive the protections that are provided by such regulation with respect to such instruments.

•       Investors will pay substantial fees in connection with their investment in Series J, including asset-based fees of up to 6.17% per annum for Class I Unitholders and up to 4.17% per annum for Class II Unitholders as well as incentive fees payable to each Advisor equal to 20% of net profits generated by such Advisor on a cumulative high water mark basis.

Minimum Investment:	Regular Accounts of the Trust:$5,000; IRAs, other tax-exempt accounts, and existing investors of the Trust: $2,000

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

April 30, 2008 (Not for use after January 31, 2009)

Investor Suitability

Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles). Residents of the following states must meet the requirements set forth below (“net worth” for such purposes is in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Trust.

1.	Arizona — Net worth of at least $250,000 or a net worth of at least $75,000 and an annual income of at least $75,000.

2.	California — Net worth of at least $250,000 exclusive of home, home furnishings and automobiles and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000 exclusive of home, home furnishings and automobiles.

3.	Kansas — Net worth (excluding purchaser’s home, house furnishing, and automobiles) of at least $250,000 or a net worth (excluding the values of purchaser’s home, home furnishings and automobiles) of at least $70,000 and an annual taxable income of at least $70,000. It is recommended by the Office of the Kansas Securities Commission that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

4.	Kentucky—Net worth of at least $300,000 or a net worth of at least $85,000 and an annual income of at least $85,000.

5.	Minnesota — “Accredited investors,” as defined in Rule 501(a) under the Securities Act of 1933.

6.	Oregon — Net worth of home, furnishings and automobiles of at least $500,000 or a net worth of home, furnishings and automobiles of at least $250,000 and an annual taxable income of at least $65,000.

[Remainder of page left blank intentionally]

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COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL BEGINNING ON PAGE 78 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 11 THROUGH 12 AND 77.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN ANY OF THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 15 THROUGH 22.

YOU SHOULD ALSO BE AWARE THAT THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS THAT OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE TRUST’S AND EACH SERIES’ REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

SERIES J FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES AT 100 F STREET NE, WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

SERIES J’S FILINGS ARE POSTED AT THE SEC WEBSITE AT http://www.sec.gov.

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Notes to Cover Page (cont’d)

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, PREFERRED INVESTMENT SOLUTIONS CORP., THE SELLING AGENT, THE CORRESPONDENT SELLING AGENTS, THE ADVISORS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

THE BOOKS AND RECORDS OF THE TRUST AND SERIES J WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, 900 KING STREET, SUITE 100, RYE BROOK, NEW YORK 10573, TELEPHONE NUMBER (914) 307-7000, AS WELL AS THE OFFICES OF SPECTRUM GLOBAL FUND ADMINISTRATION, L.L.C., OR SPECTRUM, THE ADMINISTRATOR OF THE TRUST AND SERIES J, AT 33 W. MONROE, STE. 1000, CHICAGO, IL 60603, TELEPHONE NUMBER (312) 697-9900 AND 8415 PULSAR PLACE, SUITE 400, COLUMBUS, OH 43240, TELEPHONE NUMBER (614) 410-6560. UNITHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, PREFERRED INVESTMENT SOLUTIONS CORP. WILL DISTRIBUTE REPORTS TO ALL UNITHOLDERS OF SERIES J SETTING FORTH SUCH INFORMATION RELATING TO SUCH SERIES AS THE COMMODITY FUTURES TRADING COMMISSION, OR THE CFTC, AND THE NATIONAL FUTURES ASSOCIATION, OR THE NFA, MAY REQUIRE TO BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS WITH RESPECT TO SERIES J AND ANY SUCH OTHER INFORMATION AS PREFERRED INVESTMENT SOLUTIONS CORP. MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO UNITHOLDERS OF SERIES J, GENERALLY BY MARCH 31 OF THE TRUST’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND THE TAX INFORMATION RELATING TO SERIES J NECESSARY FOR THE PREPARATION OF UNITHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “WORLD MONITOR TRUST III AND SERIES J ARE NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

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WORLD MONITOR TRUST III

Prospectus Section		Page
PART ONE DISCLOSURE DOCUMENT
SUMMARY		1

The Trust		1
The Series		1
Class I Units and Class II Units		1
Series J		2
Risk Factors		2
The Trustee		3
The Trust and Its Objectives		3
Preferred Investment Solutions Corp.		4
The Advisors		4
The Clearing Broker		4
The Selling Agent; The Correspondent Selling Agents		4
The Administrator		5
Liabilities You Assume		5
Limitation of Liabilities		5
Who May Subscribe		5
What You Must Understand Before You Subscribe		6
How to Subscribe		6
Your Minimum Subscription and Unit Pricing		6
The Offering		7
Subscription Effective Dates; Transfer of Units		7
Redemptions		7
Segregated Accounts/Interest Income		7
Fees and Expenses		8
Break-Even Amounts		11
Distributions		11
Fiscal Year		11
Financial Information		11
Glossary of Defined Terms		11
Tax Status of Series J		11
“Breakeven Table”		11
Reports to Unitholders		13
Cautionary Note Regarding Forward-Looking Statements		13

WORLD MONITOR TRUST III ORGANIZATIONAL CHART		14

THE RISKS YOU FACE		15

(1)	You Should Not Rely on Past Performance in Deciding Whether to Buy Units	15
(2)	Price Volatility May Possibly Cause the Total Loss of Your Investment	15
(3)	Speculative and Volatile Markets Combined With Highly Leveraged Trading May Cause the Trust to Incur Substantial Losses	15
(4)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Trust Assets	15
(5)	Market Conditions May Impair Profitability	16
(6)	Discretionary Trading Strategies May Incur Substantial Losses	16
(7)	Systematic Trading Strategies May Incur Substantial Losses	16
(8)	Decisions Based Upon Fundamental Analysis May Not Result in Profitable Trading	17
(9)	Increase in Assets Under Management May Affect Trading Decisions	17
(10)	You Cannot be Assured of the Advisors’ Continued Services Which May Be Detrimental to the Trust	17
(11)	Limited Ability to Liquidate Your Investment	17
(12)	Possible Illiquid Markets May Exacerbate Losses	17
(13)	Because Series J Does Not Acquires Any Asset with Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss	18
(14)	Failure of Futures and Foreign Exchange Trading to be Non-Correlated to General Financial Markets Will Eliminate Benefits of Diversification	18
(15)	Broad Indices May Perform Quite Differently From Individual Investments	18
(16)	Advisors Trading Independently of Each Other May Reduce Profit Potential and Insurance Risks Through Offsetting Positions	18
(17)	Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation	19
(18)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Unitholders	19
(19)	Unitholders Taxed Currently	20

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Prospectus Section		Page
(20)	Limitation on Deductibility of “Investment Advisory Fees”	20
(21)	Taxation of Interest Income Irrespective of Trading Losses	20
(22)	Possibility of a Tax Audit of Both Series J and the Unitholders	21
(23)	Failure or Lack of Segregation of Assets May Increase Losses	21
(24)	Default by Counterparty and Credit Risk Could Cause Substantial Losses	21
(25)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Trust	21
(26)	Trust Trading is Not Transparent	22
(27)	Lack of Independent Experts Representing Investors	22
(28)	Forwards, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation	22
(29)	Foreign Exchange Currency Trading is Not Subject to CFTC Regulation	22
(30)	Possibility of Termination of the Trust or Series J Before Expiration of its Stated Term Losses by an Advisor Could Deplete All of the Assets of Series J, Including Assets that Were Allocated for	22
(31)	Management by Another Advisor	22

SERIES J AND ITS OBJECTIVES		23

Objectives		23
Investment Philosophy		23
Diversification		23

PERFORMANCE OF THE TRUST		26

MARKET FOR THE TRUST’S UNITS, DISTRIBUTIONS ON THE TRUST’S UNITS AND RELATED UNITHOLDER MATTERS		27

SELECTED FINANCIAL DATA		27

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS		28

Critical Accounting Policies		28
Liquidity and Capital Resources		28
Results of Operations		30
Inflation		38

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS		38

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK		39

Introduction		39
Quantifying Series J’s Trading Value at Risk		39
Qualitative Disclosures Regarding Primary Trading Risk Exposures		40
Qualitative Disclosures Regarding Means of Managing Risk Exposure		41
Qualitative Disclosures Regarding Non-Trading Risk Exposures		41
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure		41

THE ADVISORS		42

General		42
Futures and Foreign Exchange Trading Methods in General		43

GRAHAM CAPITAL MANAGEMENT, L.P.		48

Overview		48
Management		48
Investment Programs		53
Trading		53

EAGLE TRADING SYSTEMS INC.		62

Management		62
Trading Approach		63
Trading Programs		63

ORTUS CAPITAL MANAGEMENT LIMITED		71

Investment Philosophy		71
Investment Process and Risk Management		72
Markets and Instruments		72
Management		73

USE OF PROCEEDS		76

CHARGES		78

Management Fee		78
Advisors’ Fees		78
Sales Commission		79
Brokerage Commissions and Fees		79
Extraordinary Fees and Expenses		79
Routine Operational, Administrative and Other Ordinary Expenses		79
Organization and Offering Expenses		79
Service Fees – General		80
Class I – Service Fee		81
Class II		81
Redemption Charge		81

WHO MAY SUBSCRIBE		82

THE CLEARING BROKER AND FUTURES BROKER		82

CONFLICTS OF INTEREST		82

General		82
The Managing Owner		83
The Advisors		83

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SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including the Statement of Additional Information and all exhibits to the Prospectus, before deciding to invest in Series J Units. This Prospectus is intended to be used beginning April 30, 2008

The Trust

World Monitor Trust III, or the Trust, was formed as a Delaware Statutory Trust on September 28, 2004, with separate series, or each, a Series, of units of beneficial interest, or the Units. Its term will expire on December 31, 2054 (unless terminated earlier in certain circumstances). The principal offices of the Trust and Preferred Investment Solutions Corp., or the Managing Owner, are located at 900 King Street, Suite 100, Rye Brook, New York 10573, and their telephone number is (914) 307-7000.

The Series

The Trust’s Units will be offered in one (1) Series: Series J. The Trust may issue additional Series of Units in the future. The Series J Units are separated into two classes, or each, a Class, of Units. Series J:

•

engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments and may, from time to time, engage in cash and spot transactions;

•

will segregate its assets from the assets of other Series (if any) and will maintain separate, distinct records from such other Series (if any), and account for its assets separately from any other Series;

•	calculates its net assets and the Net Asset Value of its Units separately from any other Series;

•	has an investment objective of increasing the value of its Units over the long term (capital appreciation), while controlling risk and volatility; and

•	offers Units in two Classes—Class I and Class II.

Series J has entered into managed account agreements with Advisors that manage the portion of the assets of Series J allocated to such Managed Account and make the trading decisions in respect of the assets of Series J allocated to such Managed Accounts.

Class I Units and Class II Units

•

Series J pays a Service Fee in respect of the Class I Units, monthly in arrears, equal to 1/12th of 2.00% (2.00% per annum) of the Net Asset Value per Unit of the outstanding Class I Units as of the beginning of the month. The Service Fee is paid directly by Series J to the Selling Agent. The Selling Agent is responsible for paying all service fees owing to the Correspondent Selling Agents. The Correspondent Selling Agents are entitled to receive from the Selling Agent an initial service fee equal to 2.00% of the initial Net Asset Value per Unit of each Class I Unit sold by them, payable on the date such Class I Units are purchased and, commencing with the thirteenth month after the purchase of a Class I Unit, an ongoing monthly service fee equal to 1/12th of 2.00% (2.00% per annum) of the Net Asset Value per Unit as of the beginning of the month of the Class I Units sold by them. In addition to the above Service Fee, Series J pays to the Selling Agent a Sales Commission, monthly in arrears, equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value per Unit of the outstanding Class I Units as of the beginning of the month.

•

Class II Units may only be offered to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in Series J (such arrangements commonly referred to as “wrap-accounts”). Investors who purchase Class II Units of Series J are not charged any Service Fee.

SUMMARY (cont’d)

However, Series J pays to the Selling Agent a Sales Commission, monthly in arrears, equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value per Unit of the outstanding Class II Units as of the beginning of the month.

Series J

Trading for Series J is directed by the following:

•	Graham Capital Management, L.P., or Graham, pursuant to its Global Diversified at 150% Leverage program, which is a technical, systematic, global macro program.

•	Eagle Trading Systems Inc., or Eagle, pursuant to its Momentum Program, which is a technical, systematic global macro program.

•	Ortus Capital Management Limited and Ortus Capital Management (Cayman) Limited, collectively Ortus, pursuant to its Major Currency Program, which is a systematic currency program.

(Through April 30, 2007, the portion of Series J’s assets allocated to Ortus were traded by Bridgewater Associates, Inc., or Bridgewater, pursuant to its Aggressive Pure Alpha Futures Only – A, No Benchmark Program, which is a fundamental, systematic, global macro program. Performance and other information relating to Series J through April 30, 2007 reflects the fact that Bridgewater, and not Ortus, directed a portion of Series J’s assets.)

The assets of Series J are allocated equally among each of Graham, Eagle and Ortus, and Series J rebalances its exposure quarterly to maintain an equal exposure to each of them. One-third of the assets of Series J are traded by each of Graham, Eagle and Ortus pursuant to the programs set forth above. We sometimes refer to Series J as the Balanced Series.

Risk Factors

An investment in Series J Units of the Trust is speculative and involves a high degree of risk.

•

The Trust and Series J have a limited operating history. Therefore, a potential investor has only a limited performance history to serve as a factor for evaluating an investment in the Trust and Series J.

•

The Managing Owner may select and allocate Series J’s assets to new trading advisors or different programs of the Advisors at any time. It is expected that Series J will at all times maintain an equal exposure (rebalanced quarterly) to each of the trading advisors who from time to time are responsible for managing the assets of Series J and making the trading decisions in respect of Series J’s assets. However, the Managing Owner is under no obligation to cause Series J to maintain such proportional exposures or quarterly rebalancing. Unitholders of the Trust are fully dependent upon the Managing Owner’s ability to select such trading advisors or programs.

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in a Series could be lost.

•	The trading of Series J is highly leveraged and takes place in very volatile markets.

•

Series J is subject to the fees and expenses described herein and will be successful only if significant profits are achieved. To break even, and prior to any applicable redemption charge, Series J must generate the below trading profits:

•	Series J, Class I: 6.90%

•	Series J, Class II: 4.50%

•

There can be no assurance that Series J will achieve profits, significant or otherwise. Class I Units redeemed before the first anniversary of their sale will be subject to a redemption charge equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by 1/12th of 2.00%.

•	Certain general types of market conditions — in particular, trendless periods without major price movements — significantly reduce the potential for certain Advisors to trade successfully.

•	The incentive fee to be paid to the Advisors may encourage the Advisors to take riskier or more speculative positions than they might otherwise.

SUMMARY (cont’d)

•

Because Series J pays incentive fees to each of the Advisors who manage assets of Series J based upon the profitability of the trading of such Advisors individually, and not based upon the profitability of Series J as a whole, Series J could pay incentive fees to Advisors in respect of periods during which Series J, as a whole, was not profitable.

•

Certain conflicts of interest exist between the Managing Owner, the Advisors, the Clearing Broker, the Futures Broker and Executing Brokers, the Selling Agent, the Correspondent Selling Agents, and others and the Unitholders. These conflicts include allocation of the Managing Owner’s resources, other business activities of the Advisors, selection of executing brokers, execution of trades, the incentive fees, recommendations as to the purchase or sale of Units, proprietary trading and other clients of the Managing Owner and the Advisors and other conflicts. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to a Series of the Trust.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the Trust’s sole trustee. The Trustee delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities to the Trust.

The Trust and Its Objectives

Series J is a separate investment portfolio. Series J will trade under the management of each of three Advisors and will allocate its assets to such Advisors in equal proportions, rebalanced quarterly.

The Managing Owner has substantial experience in selecting and monitoring trading advisors, asset allocation and overall portfolio design using quantitative and qualitative methods. The Advisors trade entirely independently of each other, implementing proprietary strategies in the markets of their choice. Series J has access to global futures, forward (including interbank foreign currencies) and options trading with the ability rapidly to deploy and redeploy its capital across different sectors of the global economy.

In addition to selecting Advisors, the Managing Owner monitors the trading activity and performance of each Advisor and adjusts the overall leverage at which Series J trades. The commitment of Series J to its Advisor(s) may exceed 100% of such Series’ total equity if the Managing Owner decides to strategically allocate notional equity to such Advisor(s). This may result in increased profits or larger losses than would otherwise result. There likely will be periods in the markets during which it is unlikely that any Advisor will be profitable. By having the ability to leverage Series J’s market commitment to below its actual equity during such periods, the Managing Owner could help preserve capital while awaiting more favorable market cycles.

Under the Trust’s Declaration of Trust, Wilmington Trust Company, the Trustee, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Series of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.

In addition to monitoring the trading and performance of the Advisors, the Managing Owner also performs ongoing due diligence with respect to the Advisors. If the Managing Owner determines that an Advisor has departed from its program or stated trading methodology or has exceeded its stated risk parameters, the Managing Owner, on behalf of the Trust, will take such actions as it deems appropriate which may include terminating such Advisor. Similarly, if the Managing Owner’s ongoing due diligence leads the Managing Owner to determine that it is in the best interests of the Trust to terminate an Advisor, it will do so. If the Managing Owner concludes, based upon its perception of market or economic conditions, that it is appropriate to allocate assets of Series J to a different trading program run by an Advisor, it will do so. The Managing Owner may select a replacement Advisor if any Advisor resigns or is terminated.

There can be no assurance that Series J will achieve its rate of return or diversification objective or avoid substantial losses. These pools have a limited performance history.

SUMMARY (cont’d)

Preferred Investment Solutions Corp.

Preferred Investment Solutions Corp., a Delaware corporation, serves as Managing Owner of the Trust and each Series. The Managing Owner originally was formed in 1983 as a New York corporation and was formerly known as Kenmar Advisory Corp. Its predecessor and affiliates have been sponsoring and managing single- and multi-advisor funds for over two decades. As of February 29, 2008, the Managing Owner and its affiliates were acting as trading manager for commodity pools, funds of hedge funds and accounts with total capital (excluding “notional” funds) of approximately $4.2 billion of discretionary and non-discretionary assets, of which approximately $168.5 million was invested in commodity pools operated by the Managing Owner. Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of nine (9) public commodity pools and four open-ended investment companies, which were exempted commodity pools in Ireland. Effective as of February 29, 2008, the Managing Owner serves as the commodity pool operator and managing owner of seven (7) public commodity pools (including Series J) and one open-ended investment company, which is an exempted commodity pool in Ireland.

The principal office of the Trust is c/o Preferred Investment Solutions Corp., 900 King Street, Suite 100, Rye Brook, New York 10573. The telephone number of the Trust and the Managing Owner is (914) 307-7000.

See “Performance of Commodity Pools Operated by the Managing Owner and its Affiliates” for the performance of other commodity pools managed by the Managing Owner and its affiliates.

The Advisors

The Advisors are all well-established in the managed futures and/or foreign exchange (FX) industry and have, in the past, demonstrated the ability to make substantial profits in a wide range of different market conditions. These Advisors, collectively, represent a range of technical, systematic, fundamental and discretionary methodologies, with extensive experience trading both proprietary and client capital. The Advisors were selected based upon the Managing Owner’s evaluation of each Advisor’s trading strategies, risk management, portfolio composition and past performance, as well as how each Advisor’s strategies, portfolio and performance complement and differ from those of the other Advisors. The Managing Owner is authorized to utilize the services of additional trading advisors for a Series or to employ additional trading programs of the Advisors, although the Managing Owner has no current intention to do so. The Managing Owner is authorized to allocate the assets of Series J unequally among the Advisors or to other trading advisors or other programs of the Advisors, although the Managing Owner has no current intention to do so. The Managing Owner invests 100% of the proceeds from the offering of Series J Units equally among the Managed Accounts, and the Advisor corresponding to each Managed Account apply all such proceeds for trading purposes. It is currently contemplated that 100% of additional capital raised on behalf of Series J will continue to be invested equally in the Managed Accounts. The Advisors are not affiliated with the Trust, the Trustee or the Managing Owner. If an Advisor’s trading reaches a level where certain position limits restrict its trading, that Advisor will modify its trading instructions for the Trust and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. As of the date of this Prospectus, neither the Advisors nor any of their principals currently have any beneficial interest in the Trust, but some or all of such persons may acquire such an interest in the future.

The Clearing Broker

UBS Securities LLC, or UBS Securities, serves as clearing broker to the Trust on behalf of Series J. In its capacity as clearing broker, UBS Securities executes and clears Series J’s futures, forward and options transactions and performs certain administrative services for the Trust on behalf of Series J.

The Selling Agent; The Correspondent Selling Agents

Kenmar Securities Inc., or the Selling Agent, a Delaware corporation and an affiliate of the Managing Owner, acts as a selling agent for the Trust. The Managing Owner and the Selling Agent intend to appoint certain other broker-dealers registered under the Securities Exchange Act of 1934, as amended, and members of the National Association of Securities Dealers, Inc., or the NASD, as additional selling agents, or Correspondent Selling Agents. The Selling Agent and the Correspondent Selling Agents use their “best efforts” to sell Units. This means that the Selling Agent and the Correspondent Selling Agents are not required to purchase any Units or sell any specific number or

SUMMARY (cont’d)

dollar amount of Units but will use their best efforts to sell the Units offered.

The Administrator

Spectrum Global Fund Administration, L.L.C., or Spectrum, a Delaware limited liability company located at 33 West Monroe – Suite 1000, Chicago, IL, USA, 60603, is the administrator of the Trust and provides certain administration and accounting services pursuant to the terms of a Services Agreement with the Trust effective November 1, 2007.

Headquartered in Chicago, IL, Spectrum was founded in 1998, and currently services approximately 230 clients and US$27 billion in alternative investment assets across all strategies. Spectrum employs over 200 professionals, with offices in Columbus, Ohio; New York; and Cayman Islands. While smaller and less well known than other fund administrators, Spectrum utilizes superior internally-developed accounting systems, strong operational processes and controls, and the depth of managerial experience and knowledge.

Pursuant to the Services Agreement, Spectrum performs or supervises the performance of services necessary for the operation and administration of the Trust (other than making investment decisions), including administrative and accounting services. Spectrum also calculates Net Asset Value and the Net Asset Value per Unit.

The Services Agreement shall continue in force from launch for a period of eighteen months unless terminated on ninety (90) days’ prior written notice by either party to the other party. If not terminated, the Services Agreement will renew itself for successive one-year terms subject to re-negotiation of the terms of compensation and services.

The Services Agreement provides for indemnification of Spectrum and its directors, officers and employees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments suits, costs, expenses or disbursements of any kind or nature whatsoever (other than those resulting from fraud, negligence or willful misconduct on its part or on the part of its directors, officers, servants or agents) which may be imposed on, incurred by or asserted against Spectrum in performing its obligations or duties under the Services Agreement.

The fees payable to Spectrum are referred to in Fees and Expenses below.

Liabilities You Assume

Although the Managing Owner has unlimited liability for any obligations of Series J that exceed Series J’s Net Assets, your investment in Series J is part of the assets of that Series, and it will therefore be subject to the risks of Series J’s trading. You cannot lose more than your investment in Series J, and you will not be subject to the losses or liabilities of Series J in which you have not invested. We have received an opinion of counsel that each Series will be entitled to the benefits of the limitation on inter-series liability under the Delaware Statutory Trust Act. Each Unit, when purchased in accordance with the Trust Declaration, shall, except as otherwise provided by law, be fully-paid and non-assessable.

Limitation of Liabilities

The debts, liabilities, obligations, claims and expenses of Series J will be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series (if any), and, unless otherwise provided in the Trust Declaration, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof will be enforceable against the assets of Series J.

Who May Subscribe

An investment in the Trust is speculative and involves a high degree of risk. The Trust is not suitable for all investors. The Managing Owner offers the Trust as an opportunity to diversify an investor’s entire investment portfolio. The Trust also offers the potential for profit subject to commensurate risk and volatility. An investment in the Trust should only represent a limited portion of your overall portfolio. There can be no assurance that Series J will achieve its objective. To subscribe for Series J Units:

•

You must have at a minimum (1) a net worth (exclusive of your home, home furnishings and automobiles) of at least $250,000 or (2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000. A number of states impose on their residents substantially higher suitability standards than the minimums described above. Before

SUMMARY (cont’d)

investing, you should review the minimum suitability requirements for your state of residence, which are described in “State Suitability Requirements” in “Subscription Requirements” attached as Exhibit B to the Statement of Additional Information. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the Units is suitable for you;

•	You may not invest more than 10% of your net worth, exclusive of your home, furnishings and automobiles, in Series J;

•	Individual retirement accounts, or IRAs, Keogh and other employee benefit plans are subject to special suitability requirements and should not invest more than 10% of their assets in Series J.

What You Must Understand Before You Subscribe

You should not subscribe for Series J Units unless you understand:

•	the fundamental risks and possible financial losses of the investment;

•	the trading strategies to be followed in Series J;

•	the tax consequences of this investment;

•	the tax consequences of any decision to sell securities to subscribe for Units;

•	the fees and expenses to which you will be subject; and

•	your rights and obligations as a Unitholder.

How to Subscribe

To subscribe for Series J Units: You will be required to complete and submit to the Trust a Subscription Agreement and Power of Attorney in the form of Exhibit C hereto. The Managing Owner in its sole discretion may, for good cause, waive notice deadlines for subscriptions.

Any subscription may be rejected in whole or in part by the Managing Owner for any reason or for no reason.

Your Minimum Subscription and Unit Pricing

Minimum required subscriptions and Unit prices are as follows:

•	Your minimum initial subscription is $5,000, or, if you are a Benefit Plan Investor (including an IRA), your minimum initial subscription is $2,000;

•	Each Series’ Units are offered and sold at their month-end Net Asset Value, and existing Unitholders are able to purchase additional Units. The minimum price for an additional purchase is $2,000; and

•	If you are a resident of Texas and you are a Benefit Plan Investor, your minimum initial subscription is $5,000.

Organizational and initial offering expenses have been paid by the Managing Owner, subject to reimbursement by the Trust, without interest, in 36 monthly payments during each of the first 36 months of the Trust’s operations; provided, however, that

•

in no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the initial offering period and the first 36 months of the Trust’s operations; and

•

in no event shall the amount of any payment in any month for reimbursement of such expenses, together with any similar payment in such month for reimbursement of offering expenses subsequently incurred, in the aggregate, exceed 0.50% per annum of the Net Asset Value of a Series as of the beginning of such month.

If Series J terminates prior to completion of the foregoing reimbursement, or the full amount of such expenses has not been fully reimbursed by the end of such 36 month period, the Managing Owner will not be entitled to receive any further reimbursement in respect of such expenses and Series will have no

SUMMARY (cont’d)

further obligation to make reimbursement payments in respect of such expenses.

The Offering

Series J Units are offered as of the beginning of each month and will continue to be offered until the maximum amount of Series J Units that are registered are sold. The Managing Owner may suspend or terminate the offering of Series J Units at any time or extend the offering by registering additional Units.

Subscription Effective Dates; Transfer of Units

The effective date of all accepted subscriptions, whether you are a new subscriber to Series J or an existing Unitholder in Series J who is purchasing additional Units in that Series, is the first business day of the next month commencing five (5) Business Days after the day in which your Subscription Agreement is received by the Managing Owner on a timely basis by 10:00 AM New York City Time, or NYT. For example, for a subscription to be effective on Friday, August 1, 2008, your Subscription Agreement would have to be received by the Managing Owner on Friday, July 25, 2008 by 10:00 AM NYT. The Managing Owner may, in its sole discretion and for good cause, change such notice requirement upon written notice to you.

The Trust Declaration restricts the transferability and assignability of Series J Units. There is not now, nor is there expected to be, a primary or secondary trading market for Series J Units.

Redemptions

To redeem Units, Unitholders may contact their Correspondent Selling Agent (in writing if required by such Correspondent Selling Agent). Correspondent Selling Agents must notify the Managing Owner in writing in order to effectuate redemptions of the Units. A signature guarantee may be required by your Correspondent Selling Agent or the Managing Owner. However, a Unitholder who no longer has a Correspondent Selling Agent account must request redemption in writing (signature guaranteed unless waived by the Managing Owner) by corresponding with the Managing Owner.

A Unitholder may redeem any or all of his or her Units as of the close of business on the last Business Day of any calendar month — beginning with the end of the first month following such Unitholder’s purchase of such Units — at Net Asset Value, provided that the Request for Redemption is received by the Managing Owner by 10:00 AM New York time at 900 King Street, Suite 100, Rye Brook, New York 10573, at least five (5) Business Days prior to the end of such month excluding the last Business Day of the month. A redemption will be effective as of the close of business on the last Business Day of any calendar month. For example, if the last Business Day of the month is a Friday, notice must be received by the Managing Owner by 10:00 AM New York time on Friday of the immediately preceding week. The Managing Owner may, in its sole discretion and for good cause, waive notice deadlines for redemptions. Your minimum redemption request may be the lesser of either $1,000 or ten (10) Units; provided that, if you are redeeming less than all your Units, your remaining Units in Series J must have an aggregate Net Asset Value of at least $5,000. If you only redeem some of your Units and as a result, your account balances fall below the minimum investment amount (i.e., $5,000) you may be compulsorily redeemed at the Managing Owner’s sole discretion.

Segregated Accounts/Interest Income

Except for that portion of Series J’s assets used as margin to maintain that Series’ forward currency contract positions, the proceeds of the offering for Series J are deposited in cash in segregated accounts in the name of the Trust on behalf of Series J at the Clearing Broker or another eligible financial institution in accordance with CFTC segregation requirements. The Trust on behalf of Series J is credited with 100% of the interest earned on its average net assets on deposit with the Clearing Broker or such other financial institution each month. In an attempt to increase interest income earned, the Managing Owner also may invest non-margin assets in U.S. government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including U.S. treasury bonds, U.S. treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned is estimated to be 1.15% per annum, although such interest income is variable based on short-term interest rates.

SUMMARY (cont’d)

Fees and Expenses

Management Fee	Series J pays to the Managing Owner in arrears a monthly management fee equal to 1/12th of 0.50% (0.50% per annum) of the Net Asset Value of Series J as of the beginning of the month.

Advisors’ Fees	Series J pays to Graham in arrears a monthly base fee equal to 1/12th of 2.50% (2.50% per annum) on portion of the assets of Series J under the management of Graham as of the end of the month. Series J pays to each of Eagle and Ortus in arrears a monthly base fee equal to 1/12th of 2.00% (2.00% per annum) on the portion of the assets of Series J under the management of such Advisors as of the end of the month. Each Series pays an incentive fee of 20% of “New High Net Trading Profits” generated by such Advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. Series J pays such incentive fee separately with respect to each of its Advisors based on “New High Net Trading Profits” generated by such Advisor, regardless of the profitability of Series J as a whole. The incentive fees are paid quarterly in arrears.

Sales Commission	Series J pays the Selling Agent a Sales Commission, monthly in arrears, equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value per Unit of the outstanding Series J Units as of the beginning of each month.

Brokerage Commissions and Fees	Series J pays to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with Series J’s trading activities. On average, total charges paid to the Clearing Broker are expected to be less than $10.00 per round-turn trade, although the Clearing Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 1.50% of the Net Asset Value of Series J in any year.

Extraordinary Fees and Expenses	Series J pays all its extraordinary fees and expenses, if any, and its allocable portion of all extraordinary fees and expenses of the Trust generally, if any, as determined by the Managing Owner. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. Series J could conceivably be liable for such fees and expenses up to the entire amount of its net assets.

Routine Operational, Administrative and Other Ordinary Expenses	Series J pays all of its routine operational, administrative and other ordinary expenses and its allocable share of all routine operational, administrative and other ordinary expenses of the Trust generally, as determined by the Managing Owner including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing, mailing and duplication costs. Such routine expenses are currently estimated to be 0.75% for Series J. The Managing Owner expects that as the Net Asset Value of Series J increases, the routine operational, administrative and other ordinary expenses of Series J will decline as a percentage of Series J’s Net Asset Value.

SUMMARY (cont’d)

Organization and Offering Expenses

Expenses incurred in connection with the organization of the Trust and the initial offering of Units were $1,454,441, of which $1,384,181 was allocated to Series J. Such organizational and initial offering expenses were paid by the Managing Owner, subject to reimbursement by the Trust, without interest, in 36 monthly payments during each of the first 36 months of the Trust’s operations; provided, however, that in no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the initial offering period and the first 36 months of the Trust’s operations. If Series J terminates prior to completion of the foregoing reimbursement, or the full amount of such expenses has not been fully reimbursed by the end of such 36-month period, the Managing Owner will not be entitled to receive any further reimbursement in respect of such expenses from such Series. As of February 29, 2008, Series J has reimbursed the Managing Owner $735,896 for organization and initial offering expenses.

The Managing Owner also is responsible for the payment of all offering expenses of Series J incurred after the Initial Offering Period; provided, however, that the amount of such offering expenses paid by the Managing Owner shall be subject to reimbursement by Series J, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. If Series J terminates prior to the completion of any such reimbursement, or the full amount of such expenses has not been fully reimbursed by the end of such 36-month period, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the date of such termination. Through February 29, 2008, expenses incurred in connection with ongoing offering of Series J Units are $1,142,522, of which $1,085,360 has been allocated to Series J. Ongoing offering costs incurred through November 30, 2006 in the amount of $599,062 will not be reimbursed to the Managing Owner. Through February 29, 2008, no reimbursement has been paid to the Managing Owner for ongoing offering cost incurred for the period December 1, 2006 through February 29, 2008 in the amount of $486,298.

In no event will the aggregate amount of payments by Series J in any month in respect of reimbursement of organizational and offering expenses exceed 0.50% per annum of the Net Asset Value of Series J as of the beginning of such month.

Service Fees

Class I

The Trust pays to the Selling Agent a Service Fee in respect of the Class I Units of Series J, monthly in arrears, equal to 1/12th of 2.00% (2.00% per annum) of the Net Asset Value per Unit of the outstanding Class I Units at the beginning of the month, for services provided to the Trust and its Unitholders. The Service Fee is compensation which remains payable with respect to the Class I Units for as long as such Units are outstanding.

Class II

Investors who purchase Class II Units are not charged any Service Fee in respect of such Class II Units. Class II Units may only be offered to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”).

SUMMARY (cont’d)

Redemption Charge

There is no redemption charge in respect of Class II Units.

A Class I Unitholder who redeems a Class I Unit prior to the first anniversary of the purchase of such Unit will be subject to a redemption charge in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%. Redemption charges do not reduce Net Asset Value or New High Net Trading Profit for any purpose, only the amount that Unitholders receive upon redemption.

In the event that an investor acquires Series J Units at more than one closing date, the redemption charge will be calculated on a “first-in, first-out” basis for redemption purposes (including determining the amount of any applicable redemption charge).

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SUMMARY (cont’d)

Break-Even Amounts

The following summary displays the estimated amount of all fees and expenses that are anticipated to be incurred by a new investor in each Class of Series J during the first twelve months. In each case, the total estimated cost and expense load is expressed as a percentage of $5,000, the amount of minimum investment in the Trust (other than IRAs or Benefit Plan Investors).

Series J, Class I: 6.90% (or $344.77 for each $5,000 invested); and

Series J, Class II: 4.50% (or $224.77 for each $5,000 invested).

Distributions

The Managing Owner will make distributions to you at its discretion. Because the Managing Owner does not presently intend to make ongoing distributions, your income tax liability for the profits of Series J Units in which you have invested will, in all likelihood, exceed any distributions you receive from Series J.

Fiscal Year

The Trust’s fiscal year ends on December 31 on each year.

Financial Information

Audited financial statements for Series J as of and for the year ended December 31, 2007 is included in the Statement of Additional Information included with this Prospectus beginning on page F-1.

Glossary of Defined Terms

See the “Glossary of Defined Terms” on page GL-1 for page references to certain key terms used in this Prospectus and the Statement of Additional Information.

Tax Status of Series J

In the opinion of counsel, Series J of the Trust will be classified as a partnership for federal income tax purposes and, based on the type of income expected to be earned by Series J, will not be treated as a “publicly traded partnership” taxable as a corporation. Unitholders of Series J will pay tax each year on their allocable share of Series J’s taxable income, if any, whether or not they receive any distributions from Series J or redeem any Units. Substantially all of the trading gains and losses of Series J will be treated as capital gains or losses for tax purposes; interest income received by Series J will be treated as ordinary income.

“Breakeven Table”

The “Breakeven Table” on the following page indicates the approximate percentage and dollar returns required for the redemption value of an initial $5,000 investment in the Series J Units to equal the amount originally invested twelve (12) months after issuance.

The “Breakeven Table,” as presented, is an approximation only. The capitalization of Series J of the Trust does not directly affect the level of its charges as a percentage of Net Asset Value, other than (i) Administrative Expenses, (ii) Organizational and Offering Expenses (which are assumed for purposes of the “Breakeven Table” to equal the maximum permissible percentage of Series J’s average beginning of month Net Asset Value), and (iii) Brokerage Commissions.

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SUMMARY (cont’d)

“Breakeven Table”

	Series J10 Class I		Series J10 Class II
Expense[1]	$	%	$	%
Managing Owner Management Fee	$25	0.50%	$25	0.50%
Advisor’s Base Fee	$108	2.17%	$108	2.17%
Advisor’s Incentive Fee[3]	$45	0.90%	$25	0.50%
Service Fee Reimbursement[4]	$100	2.00%	N/A	N/A
Sales Commission[5]	$50	1.00%	$50	1.00%
Administrative Expense[6]	$37	0.75%	$37	0.75%
Organization and Offering Expense Reimbursement[7]	$25	0.50%	$25	0.50%
Brokerage Commissions[8]	$11	0.23%	$11	0.23%
Interest Income[9]	$(58)	(1.15)%	$(58)	(1.15)%
12-Month Break Even	$345	6.90%	$225	4.50%

1.	The foregoing breakeven analysis assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $5,000 as the Net Asset Value per Unit. See “Charges” beginning on page 78 for an explanation of the expenses included in the “Breakeven Table.”
2.	Class II Units may be offered and sold only to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”). Class II Unitholders are not charged any Service Fee.
3.	Based on assumptions herein, the Advisor’s Incentive Fee is 0.90% for Class I and 0.50% for Class II.
4.

Investors who redeem all or a portion of their Class I Units of Series J before the first anniversary of the purchase of such Units will be subject to a redemption charge (which amount is reflected in this Service Fee item) in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%.

5.

Each Unit purchased pays to Kenmar Securities Inc. in arrears a monthly Sales Commission equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value of the outstanding Units as of the beginning of the month.

6.	Administrative expenses are currently estimated to be 0.75%. Actual expenses may be higher or lower. The Managing Owner expects that as the Net Asset Value of Series J increases, the administrative expenses of Series J will decline as a percentage of Series J’s Net Asset Value.
7.	Expense levels are assumed to be at maximum amount. Actual expenses may be lower.
8.	Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Advisors, the total amount of brokerage commissions and trading fees varies from Advisor to Advisor based upon the trading frequency of the Advisors and the specific futures contracts traded. The estimates presented in the table above are prepared using historical data about the Advisors’ trading activities.
9.	Interest income is currently estimated to be earned at a rate of 1.15%, although such interest income is variable based on short-term interest rates.
10.	For purposes of this breakeven analysis, we have assumed (i) that the Advisors will have identical performance and identical incentive fees, (ii) that the Advisors will generate a weighted average rate of brokerage commissions and other expenses equal to 0.23%, and (iii) a weighted average Advisor’s base fee of 2.17%. In actuality, the Advisors’ performance and incentive fees will be divergent among the Advisors, the Advisors will generate a weighted average rate of brokerage commissions and other expenses which could be higher or lower than 0.23% and, because Advisors’ base fees are assessed monthly while Series J will rebalance quarterly, weighted average Advisors’ base fees could be higher or lower than 2.17%.

SUMMARY (cont’d)

Reports to Unitholders

As of the end of each month and as of the end of each Fiscal Year, the Managing Owner will furnish you with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Trust. You also will be provided with appropriate information to permit you to file your Federal and state income tax returns with respect to your Units.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Trust. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the Trust’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

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WORLD MONITOR TRUST III ORGANIZATIONAL CHART

Investor
(Buys Units)
Correspondent
Selling Agent
(Sells Units)
Kenmar
Securities Inc.
(Selling Agent)
Wilmington Trust
Company
(Trustee)
Preferred Investment
Solutions Corp.
(Managing Owner)
World Monitor Trust III
Series J
(Class I and Class II)
Managed
Account
Managed
Account
Managed
Account
Advisory Agreement
Advisory Agreement
Advisory Agreement
Graham Capital
Management L.P.
(Advisor)
Eagle Trading
Systems, Inc.
(Advisor)
Ortus Capital
Management Limited
(Advisor)
Trading Authority
Trading Authority
Trading Authority
UBS Securities LLC
(Commodities Broker)
UBS AG
(Foreign Exchange Broker)
UBS Securities LLC
(Commodities Broker)
UBS AG
(Foreign Exchange Broker)
Futures and Forward
Markets
Futures
Markets
Forward
Markets

THE RISKS YOU FACE

This section includes the principal risk that you will face with an investment in Series J.

(1)	You Should Not Rely on Past Performance in Deciding Whether to Buy Units

Each Advisor selected by the Managing Owner to manage the assets of Series J has a performance history through the date of its selection. You must consider, however, the uncertain significance of past performance, and you should not rely on the Advisors’ or the Managing Owner’s records to date for predictive purposes. You should not assume that any Advisor’s future trading decisions will create profit, avoid substantial losses or result in performance for Series J that is comparable to that Advisor’s or to the Managing Owner’s past performance. In fact, as a significant amount of academic study has shown, futures funds more frequently than not under-perform the past performance records included in their prospectuses.

Because you and other investors will acquire, exchange and redeem Units at different times, you may experience a loss on your Units even though Series J as a whole is profitable and even though other investors in Series J experience a profit. The past performance of Series J may not be representative of your investment experience in it.

The assets of Series J are:

•	segregated from the assets of other Series (if any); and

•	valued and accounted for separately from any other Series.

Consequently, the past performance of Series J has no bearing on the past performance of any other Series.

The Trust has a limited operating history upon which to evaluate your investment in Series J. Although past performance is not necessarily indicative of future results, if the Trust had a material amount of performance history, such performance history might provide you with more information on which to evaluate an investment in the Trust. Because the Trust has no material performance history, you will have to make your decision to invest in Series J without such information.

(2)	Price Volatility May Possibly Cause the Total Loss of Your Investment

Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in a Series of the Trust.

(3)	Speculative and Volatile Markets Combined With Highly Leveraged Trading May Cause the Trust to Incur Substantial Losses

The markets in which Series J trades are speculative, highly leveraged and involve a high degree of risk. Each Advisor’s trading considered individually involves a significant risk of incurring large losses, and there can be no assurance that Series J will not incur such losses.

Futures and forward prices are volatile. Volatility increases risk, particularly when trading with leverage. Trading on a highly leveraged basis, as does Series J, even in stable markets involves risk; doing so in volatile markets necessarily involves a substantial risk of sudden, significant losses. Due to such leverage, even a small movement in price could cause large losses for the Trust. Market volatility will increase the potential for large losses. Market volatility and leverage mean that Series J could incur substantial losses, potentially impairing its equity base and ability to achieve its long-term profit objectives even if favorable market conditions subsequently develop.

In addition to the leveraged trading described above, the Managing Owner has the ability to further increase the leverage of Series J by allocating notional equity to one or more of its Advisors (in a maximum amount of up to 20% of Series J’s Net Asset Value), which would then permit such Advisor(s) to trade the account of Series J as if more equity were committed to such accounts than is, in fact, the case. Although the Managing Owner has the option to allocate additional notional equity to an Advisor, the Managing Owner has no current plans to do so.

(4)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Trust Assets

Series J is subject to the fees and expenses described herein which are payable irrespective of profitability in addition to performance fees which are payable to each Advisor based on such Advisor’s profitability and not on the profitability of Series J as a whole. Such fees and expenses include asset-based fees of up to 6.17% per annum for Class I Unitholders and up to 4.17% per annum for Class II Unitholders as well as incentive fees equal to 20% of net profits on a cumulative high water mark basis. Included in these charges are brokerage fees and operating expenses. On Series J’s forward trading, “bid-ask” spreads are incorporated into the pricing of Series J’s forward contracts by its counterparties in addition to the brokerage fees paid by Series J. It is not possible to quantify the “bid-ask” spreads paid by Series J because Series J cannot determine the profit its counterparty is making on the forward trades into which it enters. Consequently, the expenses of Series J could, over time, result in significant losses to your investment therein. You may never achieve profits, significant or otherwise.

(5)	Market Conditions May Impair Profitability

The trading systems used by certain Advisors are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends. The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Advisors’ historic price analysis could establish positions on the wrong side of the price movements caused by such events.

Graham and Eagle employ technical programs.

(6)	Discretionary Trading Strategies May Incur Substantial Losses

Discretionary traders, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and “trading instinct,” not on the basis of trading signals generated by any program or model. Such traders may be more prone to subjective judgments that may have greater potentially adverse effects on their performance than systematic traders, which emphasize eliminating the effects of “emotionalism” on their trading. Reliance on trading judgment may, over time, produce less consistent trading results than implementing a systematic approach. Discretionary traders, like trend-following traders, are unlikely to be profitable unless major price movements occur. Discretionary traders are highly unpredictable, and can incur substantial losses even in apparently favorable markets.

As of the date of this Prospectus, none of the Advisors are employing discretionary strategies on behalf of Series J, although each Advisor reserves the right to make discretionary decisions.

(7)	Systematic Trading Strategies May Incur Substantial Losses

A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. Although these judgmental decisions may have a substantial effect on a systematic trader’s performance, such trader’s primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Therefore, systematic trading may incur substantial losses by failing to capitalize on market trends that their systems would otherwise have exploited by applying their generally mechanical trading systems by judgmental decisions of employees. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely on computerized programs, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. Due to their reliance upon computers, systematic traders are generally able to incorporate a significant amount of data into a particular trading decision. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

The programs utilized by Graham Eagle and Ortus are systematic trading strategies.

(8)	Decisions Based Upon Fundamental Analysis May Not Result in Profitable Trading

Traders that utilize fundamental trading strategies attempt to examine factors external to the trading market that affect the supply and demand for a particular futures and forward contracts in order to predict future prices. Such analysis may not result in profitable trading because the analyst may not have knowledge of all factors affecting supply and demand, prices may often be affected by unrelated factors, and purely fundamental analysis may not enable the trader to determine quickly that previous trading decisions were incorrect. In addition, because of the breadth of fundamental data that exists, a fundamental trader may not be able to follow developments in all such data, but instead may specialize in analyzing a narrow set of data, requiring trading in fewer markets. Consequently, a fundamental trader may have less flexibility in adverse markets to trade other futures and forward markets than traders that do not limit the number of markets traded as a result of a specialized focus.

Ortus utilizes trading strategies that incorporate fundamental data on behalf of its program.

(9)	Increase in Assets Under Management May Affect Trading Decisions

Many of the Advisors’ current equity under management is at or near its all-time high. As of February 29, 2008 Graham, Eagle and Ortus each managed approximately $5.2 billion, $2.5 billion and $1.8 billion, respectively. Graham and Ortus are near their all time high with respect to assets under management. The more equity an Advisor manages, the more difficult it may be for that Advisor to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require one or more of the Advisors to modify trading decisions for Series J that could have a detrimental effect on your investment.

(10)	You Cannot be Assured of the Advisors’ Continued Services Which May Be Detrimental to the Trust

You cannot be assured that any Advisor will be willing or able to continue to provide advisory services to Series J for any length of time. There is severe competition for the services of qualified trading advisors, and Series J may not be able to retain satisfactory replacement or additional trading advisors on acceptable terms or a current Advisor may require Series J to pay higher fees in order to be able to retain such Advisor. The Managing Owner may either terminate an Advisor upon 30 days’ prior written notice, or upon shorter notice, if for cause. Each Advisor has the right to terminate the Advisory Agreement in its discretion at any time for cause.

(11)	Limited Ability to Liquidate Your Investment

There is no secondary market for the Units. While the Units have redemption, there are restrictions, and possible fees assessed. For example, Units may be redeemed only as of the close of business on the last Business Day of a calendar month provided a Request for Redemption is received at least five (5) Business Days prior to the end of such month excluding the last Business Day of the month. In addition, Units of Class I may be subject to redemption charges if redeemed prior to the first anniversary of their issuance in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%.

Transfers of Units are subject to limitations, such as thirty (30) days’ advance notice of any intent to transfer. Also, the Managing Owner may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Trust or Series J.

(12)	Possible Illiquid Markets May Exacerbate Losses

Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. Periods of illiquidity have accrued from time-to-time in the past, such as in connection with Russia’s default on its sovereign debt in 1998. Such periods of illiquidity and the events that trigger them are difficult to predict and there can be no assurance that any Advisor will be able to do so.

There can be no assurance that market illiquidity will not cause losses for a Series of the

Trust. The large size of the positions which an Advisor is expected to acquire for Series J increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

Generally, Eagle has not historically allocated more than 10% of its assets under management pursuant to its Eagle Momentum Program to over-the-counter instruments. Graham allocates 100% of the assets allocated to it for foreign exchange trading to over-the-counter instruments. Ortus expects to allocate 100% of the assets allocated to it to over-the-counter instruments. The risk of loss due to potentially illiquid markets is more acute in respect of over-the-counter instruments than in respect of exchange-traded instruments because the performance of those contracts is not guaranteed by an exchange or clearinghouse and the Series will be at risk to the ability of the counterparty to the instrument to perform its obligations thereunder. Because these markets are not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets.

(13)	Because Series J Does Not Acquires Any Asset with Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss

Futures and forward trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Series J does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prospers while Series J trades unprofitably.

(14)	Failure of Futures and Foreign Exchange Trading to be Non-Correlated to General Financial Markets Will Eliminate Benefits of Diversification

Historically, managed futures and foreign exchange generally have been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance would be exactly opposite between two asset classes. Because of this non-correlation, Series J can be expected to be automatically profitable during unfavorable periods for the stock market, or vice-versa. The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If Series J does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and Series J may have no gains to offset your losses from other investments.

(15)	Broad Indices May Perform Quite Differently From Individual Investments

In the discussion under “Investment Factors,” the concepts of overall portfolio diversification and non-correlation of asset classes are discussed and illustrated by the use of a generally accepted index that represents each asset category. Stocks are represented by the S&P 500 Index and MSCI EAFE Index; bonds are represented by the Lehman Long-Term Government Bond Index; futures funds are represented by the Barclay CTA Index, and currencies are represented by the Barclay Currency Index. Because each index is a dollar-weighted average of the returns of multiple underlying investments, the overall index return and risk may be quite different from the return of any individual investment. For example, the “Barclay CTA Index” is an unweighted index that attempts to measure the performance of the CTA industry. The Index measures the combined performance of all CTAs that have more than four years of past performance. For purposes of calculating the Index, the first four years of a CTA’s performance history is ignored. Accordingly, such index reflects the volatility and risk of loss characteristics of a very broadly diversified universe of advisors and not of a single fund or advisor. Therefore, the performance of Series J will be different than that of the Barclay CTA Index and the Barclay Currency Index.

(16)	Advisors Trading Independently of Each Other May Reduce Profit Potential and Insurance Risks Through Offsetting Positions

The Advisors trade entirely independently of each other. Two Advisors may, from time to time, take opposite positions, eliminating any possibility that an investor that holds Units in Series J may profit from these positions considered as a whole but incurring the usual expenses associated with taking such positions. The Advisors’ programs may, at times, be similar to one another thereby negating the benefits of investing in more than one Advisor by purchasing Units of Series J, which may, in fact, increase risk. Two or more Advisors may compete with each other to acquire the same position, thereby increasing the costs incurred by each of them to take such position. It is also possible that two or more Advisors, although trading independently, could experience drawdowns at the same time, thereby negating the potential benefit associated with exposure to more than one Advisor and more than one program. Series J’s multi-advisor structure will not necessarily control the risk of speculative futures or forward trading. Multi-advisor funds may have significant volatility and risk despite being relatively diversified among trading advisors.

(17)	Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation

Each of the Advisors is expected to engage in some or all of its trading on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges. In trading contracts denominated in currencies other than U.S. dollars, Series J will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges by Series J to which such Investors would not have been subject had the Advisors limited their trading to U.S. markets.

On an annual basis, each of the below programs traded approximately the following percentage of assets on foreign exchanges:

Program	Range
Graham Global Diversified at 150% Leverage	30-40%*
Eagle Momentum Program	30-40%
Ortus Major Currency Program	0%

The above ranges are only approximations with respect to each offered program. Actual percentages may be either lesser or greater than above-listed. Past performance is not necessarily indicative of future results.

*Currently, in its allocation of maximum exposures to different markets and sectors, the exposure of Graham’s Global Diversified at 150% Leverage allocated to trades on foreign exchanges is set by its system at approximately 30-40%, meaning that if identifiable trends existed in all the markets Graham’s Global Diversified at 150% Leverage trades over an entire year, the approximate percentage range of assets of Graham’s Global Diversified at 150% Leverage allocated for trading on foreign exchanges would be approximately 30-40%. The actual percentage of Graham’s Global Diversified at 150% Leverage assets traded on foreign exchanges over any period of time, however, depends greatly on trading conditions and can therefore vary widely. For example, to the extent there are no trends on domestic exchanges, Graham’s Global Diversified at 150% Leverage would minimize its trading on them, thereby increasing the actual percentage of Graham’s Global Diversified at 150% Leverage assets traded on foreign exchanges. It is therefore quite possible that though the theoretical allocation to foreign markets is set at approximately 30-40% of its assets, Graham’s Global Diversified at 150% Leverage’s actual percentage trading on foreign exchanges for a given period may be much higher, in consequence of domestic markets offering fewer trading opportunities.

(18)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Unitholders

The Trust is subject to actual and potential conflicts of interests involving the Managing Owner, the Advisors, various brokers and selling agents. The Managing Owner, the Advisors, and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the Trust’s business, which also presents the potential for numerous conflicts of interest with the Trust. As a result of these and other relationships, parties involved with the Trust have a financial incentive to act in a manner other than in the best interests of the Trust and its Unitholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to Series J.

The Trust may be subject to certain conflicts with respect to its Clearing Broker, its Futures Broker, and any executing broker including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, purchasing opposite or competing positions on behalf of third party accounts traded through the Clearing Broker, the Futures Broker and executing brokers.

The Selling Agent and the Correspondent Selling Agents will be entitled to ongoing compensation as a result of their clients remaining in Series J, so a conflict exists between their interest in maximizing compensation and in advising their clients to make investment decisions in such clients’ best interests.

The Managing Owner and the Selling Agent are both owned by Kenmar Holdings Inc., or KHI, which could give rise to conflicts of interest because their compensation in each role is based on the Net Asset Value of Units outstanding. Like the employees of the Correspondent Selling Agents, the employees of the Selling Agent may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.

KHI has entered into a loan agreement with UBS Loan Finance, LLC, an affiliate of UBS Securities, among other things, to facilitate the Selling Agent’s payment of the initial service fee with respect to the Class I Units. UBS Loan Finance may make or deny a loan to KHI in its sole discretion. In the event of a default by KHI, UBS Loan Finance may call any or all outstanding loans. Moreover, UBS Loan Finance may terminate the loan agreement or call any or all outstanding loans at any time in its sole discretion. The ability of the Managing Owner and the Selling Agent to continue to operate the Trust and Series J and to offer the Units may be adversely impacted in the event that UBS Loan Finance call any outstanding loan, terminates the loan agreement or refuses to make any loan to KHI.

(19)	Unitholders Taxed Currently

Unitholders are subject to tax each year on their allocable share of the income or gains (if any) of Series J, whether or not they receive distributions. Moreover, the Managing Owner does not intend to make any distributions to Unitholders in respect of Series J. Consequently, Unitholders will be required either to redeem Units or to make use of other sources of funds to discharge their tax liabilities in respect of any profits earned by Series J.

In comparing the profit objectives of Series J with the performance of more familiar securities in which one might invest, prospective investors must recognize that if they purchased equity or debt, there probably would be no tax due on the appreciation in the value of such holdings until disposition. In the case of Series J, on the other hand, a significant portion of any appreciation in the Net Asset Value per Unit must be paid in taxes by the Unitholders every year, resulting in a substantial cumulative reduction in their net after-tax returns. Because Unitholders will be taxed currently on their allocable share of the income or gains of Series J, if any, Series J may trade successfully but investors nevertheless would have recognized significantly greater gains on an after-tax basis had they invested in conventional stocks with comparable performance.

The performance information included in this Prospectus is presented exclusively on a pre-tax basis.

(20)	Limitation on Deductibility of “Investment Advisory Fees”

Non-corporate Unitholders may be required to treat the amount of Incentive Fees and other expenses of Series J as “investment advisory fees” which may be subject to substantial restrictions on deductibility for federal income tax purposes. In the absence of further regulatory or statutory clarification, the Managing Owner is not classifying these expenses as “investment advisory fees,” but this is a position to which the Internal Revenue Service, the IRS, may object. If a substantial portion of the fees and other expenses of Series J were characterized as “investment advisory fees,” an investment in Series J might no longer be economically viable.

(21)	Taxation of Interest Income Irrespective of Trading Losses

The Net Asset Value per Unit reflects the trading profits and losses as well as the interest income earned and expenses incurred by Series J. However, losses on Series J’s trading will be almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year in the case of non-corporate taxpayers. Consequently, if a non-corporate Unitholder had, for example, an allocable trading (i.e., capital) loss of $10,000 in a given fiscal year and allocable interest (i.e., ordinary) income (after reduction for expenses) of $5,000, the Unitholder would have incurred a net loss in the Net Asset Value of such Unitholder’s Units equal to $5,000 but would recognize taxable income of $2,000 (assuming a 40% tax rate). The limited deductibility of capital losses for non-corporate Unitholders could result in such Unitholders having a tax liability in respect of their investment in Series J despite incurring a financial loss on their Units.

(22)	Possibility of a Tax Audit of Both Series J and the Unitholders

There can be no assurance that the tax returns of Series J will not be audited by the IRS. If such an audit results in an adjustment, Unitholders could themselves be audited as well as being required to pay additional taxes, interest and possibly penalties.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SERIES J; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

(23)	Failure or Lack of Segregation of Assets May Increase Losses

The Commodity Exchange Act requires a futures commission merchant, or FCM or Clearing Broker, to segregate all funds received from customers from such broker’s proprietary assets. If the Clearing Broker fails to do so, the assets of Series J might not be fully protected in the event of their bankruptcy. Furthermore, in the event of the Clearing Broker’s bankruptcy, Series J could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Clearing Broker’s combined customer accounts, even though certain property specifically traceable to Series J (for example, Treasury bills deposited by Series J with the Clearing Broker as margin) was held by the Clearing Broker. The Clearing Broker has been the subject of certain regulatory and private causes of action. The material actions are described under “The Clearing Broker and Futures Broker.”

In the event of the FCM’s, bankruptcy, Series J may recover a pro-rata share or none of its assets.

(24)	Default by Counterparty and Credit Risk Could Cause Substantial Losses

Dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, Unitholders do not have such basic protections with respect to the trading in forward contracts by Series J. This lack of regulation in these markets could expose Series J in certain circumstances to significant losses in the event of trading abuses or financial failure by the counterparties.

Series J also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations, in which case Series J could suffer significant losses on these contracts.

(25)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Trust

Considerable regulatory attention has been focused on non-traditional investment pools, in particular commodity pools such as Series J, publicly distributed in the United States. There has been significant international governmental concern expressed regarding, for example, (i) the disruptive effects of speculative trading on the central banks’ attempts to influence exchange rates and (ii) the need to regulate the derivatives markets in general. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in Series J.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Trust is impossible to predict, but could be substantial and adverse.

(26)	Trust Trading is Not Transparent

The trading decisions in respect of Series J are made by one or more Advisors. While the Managing Owner receives daily trade confirmations from the Clearing Broker and foreign exchange dealers, such information is not provided to Unitholders and Series J’s trading results are reported to the Unitholders monthly. Accordingly, an investment in Series J does not offer you the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers. The Managing Owner may (but is under no obligation to) provide estimated daily or weekly values to Unitholders.

(27)	Lack of Independent Experts Representing Investors

The Managing Owner has consulted with counsel, accountants and other experts regarding the formation and operation of the Trust and Series J. No counsel has been appointed to represent you in connection with the offering of the Units. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in Series J.

(28)	Forwards, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation

Series J may trade foreign exchange contracts in the interbank market. Since forward contracts are traded in unregulated markets between principals, the commodity pools also assume the risk of loss from counterparty nonperformance. In the future, Series J may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate or floating rate interest. Hybrids are instruments that combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. Because there is no exchange or clearing house for these contracts, the Trust will be subject to the credit risk and nonperformance of the counterparty. Additionally, because these off-exchange contracts are not regulated by the CFTC, Series J will not receive the protections that are provided by the CFTC’s regulatory scheme.

There may be an additional risk due to the fact Series J may trade foreign exchange contracts off-exchange and, as such, does not have protection of an exchange. There is also the additional risk that the assets held with the Clearing Broker for trading off-exchange foreign currencies are not required to be segregated.

(29)	Foreign Exchange Currency Trading is Not Subject to CFTC Regulation

Certain Advisors (Graham and Ortus, in particular) will trade their programs by entering into spot and forward transactions involving currencies with United States and foreign banks and currency dealers. As with the risks involved in forward contracts (see above), trading in spot and forward foreign exchange transactions is not regulated by the CFTC and such contracts are not traded on or guaranteed by an exchange or its clearing house.

(30)	Possibility of Termination of the Trust or Series J Before Expiration of its Stated Term

As managing owner, the Managing Owner may withdraw from the Trust upon 120 days’ notice, which would cause the Trust and each Series to terminate unless a substitute managing owner were obtained. Other events, such as a long-term substantial loss suffered by Series J, could also cause such Series to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Clearing Broker were revoked or suspended, such entity would no longer be able to provide services to the Trust.

(31)	Losses by an Advisor Could Deplete All of the Assets of Series J, Including Assets that Were Allocated for Management by Another Advisor

Because Series J allocates its assets to Managed Accounts, it is theoretically possible that catastrophic losses by a single Advisor to a Managed Account could deplete all the assets of Series J, even those assets that were allocated for management to other Advisors. Catastrophic losses by an Advisor to a Managed Account in excess of the amount of the assets allocated to such Advisor could occur as a result of the high degree of embedded leverage in the instruments being traded and the trading strategies being employed by each of the Advisors. If such losses were to occur, they could be liabilities of Series J generally and all of the assets of Series J could be available to the Trust’s creditors to satisfy claims attributable to the Advisor whose strategies resulted in such catastrophic losses.

SERIES J AND ITS OBJECTIVES

Objectives

•	Significant profits over time

•	Performance volatility commensurate with profit potential

•	Controlled risk of loss

•

Diversification within a traditional portfolio, typically consisting entirely of “long” equity and debt positions and reduced dependence on a single nation’s economy, by accessing global financial, commodity and other non-financial futures markets.

Series J’s potential for aggressive capital growth arises from the profit possibilities offered by the global futures, forward and options markets and the skills of the professional trading organization(s) selected to manage the assets of Series J. The fact that Series J can profit from both rising and falling markets adds an element of profit potential that is not present in long-only strategies. However, Series J can also incur losses from both rising and falling markets that adds to the risk of loss. In addition to its profit potential and risk of loss, Series J also could help reduce the overall volatility, or risk, of a portfolio. By investing in markets that operate independently from U.S. stock and bond markets (and therefore, may be considered as non-correlated), Series J may provide positive returns even when U.S. stock and bond markets are experiencing flat to negative performance and may provide negative returns even when U.S. stock and bond markets are experiencing flat to positive performance. Non-correlation should not be confused with negative correlation, where the performance would be exactly opposite between a Series and U.S. stock and bond markets.

Series J is structured to substantially eliminate the administrative burden that would otherwise be involved if you engaged directly in futures or forward transactions. Among other things, you will receive directly from the Managing Owner monthly unaudited financial reports and an annual audited financial statement (setting forth, in addition to certain other information, the Net Asset Value per Unit, trading profits or losses and the expenses of Series J for the period) as well as all tax information relating to Series J necessary for you to complete your federal income tax returns. The approximate Net Asset Value per Unit may be available at times other than month-end from the Managing Owner upon request.

The Managing Owner makes no guarantee that the investment objectives for Series J will be achieved.

Investment Philosophy

Series J is managed by the Managing Owner:

•	selects Clearing Brokers and, in conjunction with the Selling Agent, selects Correspondent Selling Agents for Series J and selects the Advisor or Advisors for Series J;

•	monitors the trading activity and performance of each Advisor for compliance with such Advisor’s own trading policies and risk control strategies;

•	selects the Trust’s administrator and the Trust’s auditor;

•	determines if an Advisor should be removed or replaced;

•	negotiates advisory fees and brokerage commissions; and

•	performs such other services as the Managing Owner believes that Series J may from time to time require.

The Managing Owner believes that an effective means of controlling the risks of futures, forward and options trading is by using a portfolio of Advisors. The Trust affords you an opportunity to maintain an equal exposure to each of the three Advisors, rebalanced quarterly. However, no assurance can be given that you will successfully diversify your exposure to these risks by purchasing Units of Series J.

Diversification

Market Diversification

As global markets and investing become more complex, the inclusion of professionally managed futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to selected advisors specializing in futures, forward and options trading, investors have the potential, if their futures investments are successful, to enhance their prospects for improved performance as well as to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

Additionally, by utilizing three Advisors simultaneously, Series J will provide multiple timing parameters and different sector focuses, producing a portfolio that may be quite different from that of a single-advisor fund.

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By investing in Units of Series J, you will access world markets, including but not limited to:

Currencies
Australian Dollar	Japanese Yen	Swedish Krona
British Pound	Malaysian Ringgit	Swiss Franc
Canadian Dollar	Mexican Peso	S. African Rand
Danish Krone	New Zealand Dollar	Thai Bhat
Euro Currency	Norwegian Krone	US Dollar
Hungarian Forint	Polish Zloty
Indian Rupee	Singapore Dollar

Financial Instruments
Australian All Ordinaries	Major Market Stock Index (U.S.)
Australian Bank Bills	MEFF&S Stock Index (Spain)
Australian Treasury Bonds	MIB-30 (Italy)
CAC 40 Stock Index (France)	MSCI Taiwan Stock Index
Canadian Bankers Acceptance	Nasdaq 100 (U.S.)
Canadian Government Bonds	Nikkei Stock Average (Japan)
DAX Stock Index (Germany)	OMX Stockholm Stock Index
Dow Jones Industrial Average (U.S.)	Russell 2000 (U.S.)
ECU Notional Bonds	S&P 500 Stock Index (U.S.)
Euribor	Singapore MSCI
Eurodollars	Spanish Notional Bonds
Euroswiss	Swedish Government Bond
Eurotop 100 Index (Europe)	Swiss Bonds
Euroyen	Swiss Market Index
Financial Times 100 Stock Index (U.K.)	Tokyo Stock Price Index (Japan)
German Bunds	U.K. Gilts
Hang Seng Index	U.K. Short Sterling
IBEX Plus 35 Index (Spain)	U.S. Treasury Bonds
Japanese Bonds	U.S. Treasury Notes
LIBOR – 1 mo.	Value Line Stock Index (U.S.)

Metals
Aluminum	Lead	Platinum	Tin
Copper	Nickel	Silver	Zinc
Gold	Palladium

Energy Products
Crude Oil	Kerosene	Natural Gas	Unleaded Gasoline
Gas Oil	London Brent	No. 2 Heating Oil

Agricultural Products
Cocoa	Live Cattle	Soybeans	Sugar
Coffee	Live Hogs	Soymeal	Wheat
Corn	Oats	Soybean Oil	Lumber
Cotton

In the aggregate, Series J will trade in many, but not all, of the foregoing markets as well as additional markets. There can be no assurance as to which markets Series J will, in fact, trade over time or at any given time. No Advisor trades in all of the foregoing markets. The portfolio exposure of Series J may, from time to time, be concentrated in a limited number of markets.

PERFORMANCE OF THE TRUST

SERIES J, CLASS I

Name of Pool: World Monitor Trust III

Name of Series/Class: Series J, Class I

Type of Pool: Multi Advisor Pool; Multi Advisor Series

Inception of Trading: December 2005

Aggregate Subscriptions: $111,440,260

Current Net Asset Value: $83,497,724

Worst Monthly Percentage Drawdown: (5.04)% (02/2007)

Worst Peak-to-Valley Drawdown: (14.36)% (05/2006 to 03/2007)

Monthly Rate of Return	2003(%)	2004(%)	2005(%)		2006(%)	2007(%)	2008(%)
January	—	—	—		(1.33)%	(1.20)%	3.24%
February	—	—	—		(0.53)%	(5.04)%	5.06%
March	—	—	—		1.22%	(2.29)%
April	—	—	—		7.86%	2.54%
May	—	—	—		0.73%	5.56%
June	—	—	—		(2.16)%	4.91%
July	—	—	—		(3.67)%	(0.31)%
August	—	—	—		(1.72)%	(2.61)%
September	—	—	—		(0.77)%	2.80%
October	—	—	—		(1.12)%	4.89%
November	—	—	—		1.04%	0.37%
December	—	—	(2.62)%		1.75%	(1.84)%
Compound Rate of Return	—	—	(2.62 (1 month	)% )	0.84%	7.35%	8.46 (2 months	% )

SERIES J, CLASS II

Name of Pool: World Monitor Trust III

Name of Series/Class: Series J, Class II

Type of Pool: Multi Advisor Pool; Multi Advisor Series

Inception of Trading: May 2006

Aggregate Subscriptions: $9,598,986

Current Net Asset Value: $9,345,915

Worst Monthly Percentage Drawdown: (4.83)% (02/2007)

Worst Peak-to-Valley Drawdown: (12.65)% (05/2006 to 03/2007)

Monthly Rate of Return	2003(%)	2004(%)	2005(%)	2006(%)		2007(%)	2008(%)
January	—	—	—	—		(1.03)%	3.41%
February	—	—	—	—		(4.83)%	5.23%
March	—	—	—	—		(2.07)%
April	—	—	—	—		2.70%
May	—	—	—	2.13%		5.64%
June	—	—	—	(1.93)%		5.01%
July	—	—	—	(3.39)%		(0.11)%
August	—	—	—	(1.56)%		(2.38)%
September	—	—	—	(0.62)%		2.87%
October	—	—	—	(0.92)%		4.93%
November	—	—	—	1.17%		0.53%
December	—	—	—	1.93%		(1.65)%
Compound Rate of Return	—	—	—	(3.29 (8 months	)% )	9.35%	8.81 (2 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on page 27.

Notes to Performance Information

In reviewing the descriptions of the performance of Series J, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income.

Investors should also note that Bridgewater was the trading advisor for one-third of the assets of Series J through April 30, 2007 and that Ortus was appointed as the trading advisor for such portion of Series J’s assets as of May 1, 2007. Therefore, you should not rely on the past performance of Series J as an indication of future performance.

1.	Worst Monthly Percentage Drawdown is the largest monthly percentage loss experienced by Series J in any calendar month covered by the performance summary. “Loss” for these purposes is calculated on the basis of the loss experienced by Series J, expressed as a percentage of the total equity (including “notional” equity) of Series J. Worst Monthly Percentage Drawdown information includes the month and year of such drawdown, and is as of February 29, 2008.

2.	Worst Peak-to-Valley Drawdown is the largest percentage decline (after eliminating the effect of subscriptions and redemptions) experienced by Series J during the period covered by the performance summary from any month-end Net Asset Value, without such month-end Net Asset Value being equaled or exceeded as of a subsequent month-end. Worst Peak-to-Valley Drawdown is calculated on the basis of the loss experienced by Series J, expressed as a percentage of the total equity (including “notional” equity) in Series J, and is as of February 29, 2008.

MARKET FOR THE TRUST’S UNITS, DISTRIBUTIONS ON THE TRUST’S UNITS AND RELATED UNITHOLDER MATTERS

Information with respect to the offering of Interests and the use of proceeds is incorporated by reference to Note 1 to Series J’s 2007 audited financial statements, copies of which are included in this Prospectus.

A significant secondary market for the Limited Units has not developed, and is not expected to develop in the future. There are also certain restrictions set forth in the Trust Agreement limiting the ability of a Unitholder to transfer Units. However, Limited Units may be redeemed on a monthly basis, but Class I Units are subject to a redemption fee if transacted within one year of the effective date of purchase. Redemptions are calculated based on the then current Net Asset Value per Interest as of the close of business on the last business day of the month in which the redemption request is effected.

There are no material restrictions upon the Trust’s present or future ability to make distributions in accordance with the provisions of the Trust Agreement. No distributions have been made since inception and no distributions are anticipated in the future.

As of February 1, 2008, there were 1,979 Series J Unitholders of record owning 777,088.80 Interests, which include 8,348.2323 General Units.

SELECTED FINANCIAL DATA

The following table presents selected financial data of Series J for the years ended December 31, 2007 and 2006 and for the period December 1, 2005 (commencement of operations) to December 31, 2005. This data should be read in conjunction with Series J’s 2007 audited financial statement and the notes thereto, copies of which are included in this Prospectus. Bridgewater was the trading advisor for one-third of the assets of Series J through April 30, 2007 and Ortus was appointed as the trading advisor for such portion of Series J’s assets as of May 1, 2007. Therefore, you should not rely on the past performance of Series J set forth below as an indication of future performance.

	Year Ended December 31, 2007	Year Ended December 31, 2006	Period Ended December 31, 2005
Total revenues (including interest)	$13,165,114	$4,882,356	$(464,598)
Net income (loss)	$5,951,782	$120,705	$(800,564)
Net income (loss) per weighted average Interest – Class I	$7.98	$0.32	$(2.58)
Net income (loss) per weighted average Interest – Class II	$10.46	$(2.52)	$0.00
Total assets	$82,992,164	$72,720,132	$37,915,323
Net asset value per Interest – Class I	$105.40	$98.20	$97.38
Net asset value per Interest – Class II	$105.76	$96.71	$0.00

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Series J’s application of these policies involves judgments and actual results may differ from the estimates used.

The Managing Owner has evaluated the nature and types of estimates that it makes in preparing Series J’s financial statements and related disclosures and has determined that the valuation of its investments involves a critical accounting policy. The market values of futures (exchange traded) contracts is verified by the Administrator, which obtains valuation data from third party data providers (such as Bloomberg and Reuters) and compares those prices with the Clearing Broker. The market value of currency swap and forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3pm on the last Business Day of the reporting period. All values assigned by the Administrator and confirmed by the Managing Owner are final and conclusive as to all Unitholders.

As such, if actual results vary from estimates used, they are anticipated not to have a material impact on the financial statements and related disclosures.

Series J records all investments at fair value in its financial statements, with changes in fair value reported as a component of trading profits (losses) in the Statements of Income (Loss). Generally, fair values are based on quoted market prices; however, in certain circumstances, significant judgments and estimates are involved in determining fair value in the absence of an active market closing price.

Liquidity and Capital Resources

General

As of the date of this Prospectus, 100% of Series J’s total net assets have been allocated to commodities and foreign exchange trading through the Managed Accounts. A significant portion of the Net Asset Value is likely to be held in U.S. Treasury bills and cash, which will be used as margin for Series J’s trading in commodities and foreign exchange. The percentage that U.S. Treasury bills will bear to the total net assets will vary from period to period as the market values of commodity interests change. The balance of the net assets will be held in Series J’s commodity or foreign exchange trading accounts. The Clearing Broker credits Series J with interest on 100% of its average daily equity maintained in its accounts with the Clearing Broker during each month.

Series J’s commodities and foreign exchange contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent Series J from promptly liquidating its commodity futures positions.

Because Series J’s business is to trade futures and forward contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

You should refer to Series J’s 2007 audited financial statement and the notes thereto, copies of which are included in this Prospectus, for a further discussion on the credit and market risks associated with Series J’s futures contracts.

Market Risk

Trading in futures and forward contracts (including foreign exchange) involves Series J entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which will typically be many times that of Series J’s Net Assets being traded, will significantly exceed Series J’s future cash requirements since Series J intends to close out its open positions prior to settlement. As a result, Series J is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, Series J considers the “fair value” of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk that is associated with Series J’s commitments to purchase commodities is limited to the gross or face amount of the contracts held. However, should Series J enter into a contractual commitment to sell commodities, it would be required to make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Because the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities will expose Series J to unlimited risk.

Series J’s exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of Series J’s speculative trading as well as the development of drastic market occurrences could result in monthly losses considerably beyond Series J’s experience to date and could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

By entering into futures or forward contracts, Series J is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, clearinghouses are backed by their corporate members who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. There is concentration risk on forward transactions entered into by Series J as Series J will utilize only one commodity broker. Series J has entered into a master netting agreement with the commodity broker and, as a result, will present unrealized gains and losses on open forward positions as a net amount in the statement of financial position. The amount of risk associated with counterparty nonperformance of all of Series J’s contracts will be the net unrealized gain included in the statement of financial condition; however, counterparty nonperformance on only certain of Series J’s contracts may result in greater loss than nonperformance on all of Series J’s contracts. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to Series J.

The Managing Owner attempts to minimize these market and credit risks by requiring Series J and its Advisors to abide by various trading limitations and policies, which include limiting margin accounts, trading only in liquid markets and permitting the use of stop-loss provisions. The Managing Owner monitors compliance with these trading limitations and policies that include, but are not limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity or all commodities combined;

•	generally limiting transactions to contracts that will be traded in sufficient volume to permit the taking and liquidating of positions.

Series J’s commodity broker, when acting as Series J’s futures commission merchant in accepting orders for the purchase or sale of domestic futures and options on contracts, is required by Commodity Futures Trading Commission, or CFTC, regulations to separately account for and segregate as belonging to Series J, all assets of Series J relating to domestic futures and options trading and the commodity broker is not allowed to commingle such assets with other assets of the commodity broker. In addition, the CFTC regulations also require the commodity broker to secure assets of Series J related to foreign futures and options trading. There are no segregation requirements for assets related to forward trading.

Series J does not have, nor does it expect to have, any capital assets.

Series J

Series J commenced operations on December 1, 2005 with gross proceeds of $31,024,443 allocated to commodities trading. Additional contributions raised through the continuous offering from the sales of Interests for the years ended December 31, 2007 and December 31, 2006 and the period December 1, 2005 through December 31, 2006 resulted in additional gross proceeds to Series J of $68,449,410, $46,887,024 and $77,911,467, respectively.

Redemptions of Limited Interests for the years ended December 31, 2007 and December 31, 2006 and the period from December 1, 2005 to December 31, 2005 were $14,894,690, $9,704,575 and $0, respectively. Redemptions of General Interests for the years ended December 31, 2007, December 31, 2006 and the period from December 1, 2005 to December 31, 2005 were $0, $1,000 and $0, respectively.

Bridgewater was the trading advisor for one-third of the assets of Series J through April 30, 2007, and Ortus was appointed as the trading advisor for such portion of Series J’s assets as of May 1, 2007. Therefore, you should not rely on the past performance of Series J as an indication of future performance.

Results of Operations

Market Commentary

Year Ended December 31, 2007

The global economy endured the unfolding of the subprime credit crisis for most of 2007. August 2007 will forever be etched in the financial pantheon alongside 1998 and 1987 as defining events of their respective decades. The US economy has cooled considerably since the beginning of the year and many economists are signifying a “recessionary like” outlook at best in the coming months, not the “soft landing” that was anticipated. While the US economy proved volatile throughout the year, the rest of the world appeared to be going strong.

During 2007, single-family housing starts and permits hit sixteen-year lows as starts fell over 5% and are approximately 24% below 2006. The Home Builders Confidence Index witnessed the lowest drawdown in nineteen years. In November, UK housing prices showed their greatest monthly dive in twelve years as the subprime crisis clearly impacted non-US markets. Inflation concerns led to the Bank of England, or BOE, to cut rates late in 2007.

In the US, the unemployment rate unexpectedly jumped to 5.0% during the fourth quarter as private sector payrolls fell, signaling the first decline in four years. For the first time since September 2003, fewer than half of the industries surveyed added jobs.

Currencies

While the US dollar managed periodic strength during December, the dollar ended 2007 with staggering losses to major rivals. The final 2007 tally saw the euro, pound and yen gaining over 10%, 6% and 2%, respectively. After witnessing a record monthly low in November, the Dollar Index ended the year over 76.5. Throughout the year, emerging nations gained greater confidence in their domestic economic strength. Many, especially in Asia, slowly abandoned the managed dollar peg.

The pound finished the year with gains on the dollar, despite losses in December as a result of a BOE rate decrease. The euro had a strong year and benefited from perceptions that the European Central Bank, or ECB, would not be lowering rates any time soon as ECB President Jean Claude Trichet issued a series of hawkish comments, mainly as related to inflation concerns. European Union economic data was mixed to weak, including a twenty-two month low reading of the German IFO Business Confidence Index.

The yen closed out 2007 up 2% for the year on the US dollar. Japanese economic data persisted as lackluster and those calling for a rate increase have now mostly backed away from that forecast. The yuan extended its yearlong gradual advance in December as the Peoples Bank of China continued to contract. Since abandonment of the US dollar peg in January 2005, the yuan has risen 12% to the dollar. The Canadian, Australian and New Zealand dollars posted gains on the year against the US dollar.

Energies

It was a tremendous year for the petroleum sector as crude oil prices rose more than 40% within the Dow Jones AIG Index and closed 2007 over $95. Crude briefly reached the ominous $100 level but the market failed to hold that level in initial efforts. Geopolitical events were supportive during the year, encouraging the high volatility patterns. Supply/demand fundamentals have been trending weaker and the market saw periodic selling as related to concerns surrounding slowing US and global growth. The US dollar remained a key influence and the dollar’s demise was a key factor in crude’s run. Overall demand for commodities as an asset class was supportive, particularly in the Peoples Republic of China and in India.

Reformulated gasoline soared throughout the year and topped off with a year-to-date gain of over 45% within the Dow Jones AIG Index. Heating oil performed well in 2007 and closed up 5.5% within the same index. Distillate inventories remained below the five-year average and Department of Energy inventories ran 6% under last year despite relatively moderate weather conditions.

Agriculturals

Clearly, 2007 was a superior year for commodities as evidence by stronger readings in the major indices. The 19-component Dow Jones AIG Index witnessed a yearly gain of over 11%. Commodities attracted significant interest as an alternative asset class throughout 2007. Commodities closed the year at prices that have not been seen since the summer of 1996. One key fundamental factor contributing to corn’s growth, besides the evident global demand for ethanol, is the increased quality of living in developing countries such as China and India. On the production side, perhaps with the exception of soybeans, wherever crop interchangeability allows, corn will continue to steal acres from competing agricultural products.

Soybean prices finished the year over $12.50, which is second to historical highs set in June of 1973. The fundamentals for soybeans remain demand driven. China’s need for beans, bean oil and bean meal is so massive that all importation taxes and tariffs on all three have been dropped, which is a rare move. On the supply side, the battle for global acreage will hinge on the relative value of competing crops. In 2007, the wheat market realized an outstanding 87% increase in prices from 2006, setting new all time record prices. This gain is despite the historic drought in Australia, one of the world’s largest producers of the grain. On the whole, cotton improved in 2007 ending the year with over a 22% increase, at a level that has not been seen since early 2004.

Indices

The major US equity indices slumped in the fourth quarter under the weight of the subprime credit crisis but still tallied gains for the year. For 2007, the Dow Jones rose over 6%, the S&P 500 added 3.5%, while the tech heavy NASDAQ was the leading performer with a 10% gain. The fourth quarter sell-off was a result of traders becoming increasingly concerned about the economy in general and housing in particular. Some doubted the Federal Reserves, or the Fed, resolve to address the economic issues in the face of growing inflation concerns. Also, interest and demand for commodities as an alternative asset class weighed on the equity sector.

To a lesser extent, European equities echoed the weak tone of the US during the fourth quarter. However, the German DAX showed strong gains of 22% during 2007. The CAC and FTSE scored much lower gains of 1% and 4%. The broad based Pan-European Dow Jones STOXX 600 suffered minor losses as markets outside of the big three struggled.

Equities soared in Asia with the Hang Seng Index, Shanghai Composite, Kospi Index and Australian All Ordinaries setting record highs during 2007. During the fourth quarter, volatility was rampant across Asian equities. While the Hang Seng performed extremely well, with almost a 40% gain on the year, it was a different story for Japan as the NIKKEI lost over 11%, resulting in the first decline in the past five years. Despite the International Monetary Fund lowering Japan’s growth rate in November, business investment remained expansionary and many market participants view a Japanese recession as unlikely.

Interest Rates

With inflation concerns and the global credit crisis taking center stage during the second half of the year, the Fed reacted aggressively on September 18 and cut both the Fed Funds rate by 50 basis points from 5.25% to 4.75% and the discount rate to 5.25%. After this action, the yield curve showed significant steepening. The 2 and 10 year benchmark notes ended the year lower than 2006. The Federal Reserve indicated possible future US rate hikes in the coming months. The TED spread continued to rise through November.

After a pair of rate hikes in the first half of the year, the ECB held steady at 4.00% through year-end and the euro benefited from perceptions that the ECB seems to be in a holding pattern. The BOE issued three quarter-point rate increases in the first half of 2007. Forced to deal with the Northern Rock Crisis, declines in consumer confidence, housing declines and weakness in the service sector during the second half of the year, the BOE slashed their rate by a quarter-point in December to end the year at 5.50%.

The Bank of Japan, or BOJ, raised rates in the first quarter of the year and held the rate steady through the end of the year. A rash of lackluster economic data weighed on BOJ officials but they kept the rates unchanged. The Peoples Bank of China drained liquidity and gradually hiked interest rates throughout 2007.

Metals

Base metals had a rather difficult 2007. The dismal housing market, poor construction data in the US and UK and the sliding US dollar had a significant impact. Zinc was the worst performer among the nineteen components of the Dow Jones AIG Index, with annual losses over 43%. Aluminum and nickel witnessed steep losses over 18% and 16% within the Dow Jones AIG Index, respectively. In December, copper had a rough month but still posted an annual gain of over 4.5%.

Precious metals, on the other hand, recorded tremendous gains during 2007. Gold sky rocketed to a near twenty-eight year high and finished 2007 up over 32%. This trend was fueled by the weak dollar, soaring oil prices, subprime credit woes and several geopolitical events, including the recent developments in Pakistan. Gold saw spotty selling per the yen carry trade and other margin needs during the second half of the year. Silver traded with more volatility than gold and experienced less flight-to-safety demand and ended the year topping a 9% profit. Platinum had a positive year as Asian demand for the metal held strong.

Softs and Livestock

Citrus finished up 2007 on the rally side following forecasts of freezing temperatures in the sunshine state. However, this rally could not offset losses realized throughout the year. Sugar and coffee had a rather difficult year as well. Within the Dow Jones AIG Index sugar and coffee were down more than 14% and 6%, respectively. Following negative 2006 performance, cocoa rebounded in 2007, achieving a 17% return on the year.

2007 proved less than kind to livestock prices as both cattle and hogs suffered losses. Live cattle were down more than 6% within the Dow Jones AIG Index. Korea rejected a series of shipments of US beef on trepidation of mad-cow disease concerns. Hogs were the second worst performer within the Dow Jones AIG Index with a 30% loss.

Year Ended December 31, 2006

General Economy

The U.S. Federal Reserve (Fed) ceased raising rates in the fourth quarter. The perception remains that although the economy is slowing, there is no danger of a recession and that a soft landing is the most likely scenario. Range trading may be the dominant pattern for the next few months as prices react to the economic data. The yield on the benchmark U.S. 10-Year note finished November at an 11-month low. A weaker U.S. dollar failed to dampen enthusiasm for U.S. Treasuries. The latest data available shows capital flows to the U.S. rose in October.

On the employment front, job growth accelerated in December as non-farm payrolls rose while the unemployment rate held steady at 4.5%. This is down from 4.9% at the start of 2006. Of some concern was a 0.5% jump in average hourly earnings, taking them up 4.2% over the past 12 months. Overall, the employment picture persists as healthy but the construction, manufacturing and retail sectors all lost jobs in December.

Regarding U.S. inflation, the November Consumer Price Index (CPI) was unchanged and the Core CPI, which factors out the more volatile food and energy prices, was also flat. This is the lowest reading for the core rate since November 2005. There were clearly no inflation worries in this data. The Producer Price Index (PPI) was not as controlled, climbing 2.0%, the most since 1974. The surge was caused by a jump in energy, car and truck prices.

Housing has been a major economic concern in 2006. November Housing Starts rose following a big drop in October. November Housing Permits, however, fell slightly. Over the past 11 months, Housing Starts were 12.5% below 2005 levels while Housing Permits were off 14.1%. Homebuilders’ confidence, as indicated by the NAHB/Wells Fargo Index fell in December.

The overall consumer confidence picture remained mixed with the high end and electronics sectors doing well. November Retail Sales rose 1.0%. The unusually warm weather hurt clothing sales in department stores. Third quarter Gross Domestic Product, a measure of economic growth, was revised downwards to the lowest level since the fourth quarter of 2005. Home building remains the main drag on growth.

While the Fed was on hold with respect to interest rate policy, the European Central Bank (ECB), the Bank of England (BOE) and the Peoples Bank of China (PBC) all raised interest rates. British housing prices and CPI growth continue to be high. Germany continues to exhibit growth, and leads the increasingly strong Eurozone. The Bank of Japan (BOJ) remained cautious, with no additional rate hikes following the July increase to 0.25%. The economy appears mixed, with consumer spending still less than the economy requires. The Bank of Canada, Reserve Bank of Australia and New Zealand central bank all remained on hold in December.

Currencies

The euro strengthened versus the U.S. dollar in 2006, reversing the pattern from 2005. The euro also strengthened against the Japanese yen, achieving record levels in December. Germany, the engine of Eurozone growth, has been the strongest European economy this year. Interest rate differential factors supported the euro through much of the fourth quarter of 2006. Of great significance, central banks around the globe have initiated a policy of diversification out of the U.S. dollar and into the euro, the British pound, and to a lesser extent, the Japanese yen.

The British pound ended the year slightly off its high, after rising approximately 14% versus the U.S. dollar. British housing prices have been surging and the CPI came in above the BOE’s target.

The Japanese yen fell against the U.S. dollar, euro and British pound during the fourth quarter of 2006. Japan exited its deflationary era in 2006, although the fourth quarter saw less than robust growth on the consumer side. Other Asian currencies were better performers, with the Korean won having a particularly solid December and fourth quarter.

The Peoples Bank of China continues to tighten the reins on the economy. Most recently, the PBC increased the reserve requirement ratio for banks and raised the base interest rate 50 points to 6.72%. The yuan has shown an accumulative appreciation of about 3.7% since the July 2005 revaluation.

Energies

Crude oil was strong during the first half of the year and weakened during the second half, with the exception of a brief respite during November. Crude ended December around $60 per barrel, which contrasts to its mid-July peak of nearly $78 per barrel. Record warm weather in key consuming regions in the U.S. put pressure on the market during the fourth quarter, as did a generally benign geopolitical scene and poor member compliance with OPEC’s announced production cuts.

The unusually warm weather kept heating oil under pressure during December. Heating oil will be dependent on a general recovery in commodity prices and a sudden weather shift in coming weeks. Department of Energy gasoline inventories are 0.5% below last season. The driving season was extended by the warm weather conditions.

Natural gas fell during the fourth quarter with the weather weighing heavily on investor sentiment. Inventories are still burdensome and demand is slowing rather than rising during the normally strong seasonal demand time frame. What remains to be seen is whether the markets have discounted the majority of these bearish fundamentals.

Grains

While December’s performance was mixed, corn trended upwards for the fourth quarter as a whole. The last week of the month, quarter, and year saw the posting of a multi-year high, with the final price for 2006 settling at the highest weekly close on the charts since the drought-driven summer rally in July of 1996. The main drivers behind the re-awakening of corn prices were threefold: 1) an increase in overseas demand due to improving global economic conditions; 2) the expansion of the production of ethanol; and 3) the ongoing increase in hedge fund and money managers’ investing in alternative non-correlated asset classes. For the quarter as a whole, despite a large trading range, the wheat market put in somewhat disappointing, albeit upward trending performance. The uncertainty caused by ongoing drought conditions in Australia, the relatively high price for wheat and tight global stocks had an effect on supply and demand. The trend for soybean prices was higher for the fourth quarter of 2006. Export demand for soybeans, soybean oil and soybean meal all appear to be increasing. As corn production is increasingly diverted to the production of ethanol, substitute feedstuffs, with soybeans as the closest surrogate, may also feel the upward pull of prices. As the global supply of foreign cotton sold out late in the year, prices began to move higher from mid-November through the end of the year. The lethargy that characterized most of 2006 was a product of a massive carryover of last year’s crop, along with last summer’s unfortunate elimination of a marketing program which left U.S. cotton uncompetitively priced.

Indices

U.S. equities recorded their best gains in three years during the fourth quarter of 2006. The weakness in real estate that may have caused a shift into equities, large levels of global liquidity, a drop in oil prices, a quiet geopolitical atmosphere, solid earnings and a brisk mergers and acquisitions calendar all added to the positive performance. A shift out of commodities also aided the tone of global equities. Blue chips, financials, oil and big caps did well, and at the end of the quarter technology names took a leading role.

It was also a very good December, fourth quarter and year for the European equity markets. Markets in Germany, the U.K. and France all ended higher for the fourth quarter. Heavy merger and acquisition activity was a major feature in Europe, along with a solid run of earnings and significant fund inflows. The strong U.S. market was also a psychological plus. The prospect of further rate hikes from the ECB, and to a lesser extent the BOE, failed to diminish enthusiasm.

Asian/Pacific Rim equities also recorded solid 2006 gains, despite volatile trading. Record highs were achieved in Singapore, Australia and New Zealand during the final session of the year as well as for China’s Shanghai Composite. A growing Japanese economy served to buoy enthusiasm and a modest 0.25% base interest rate was supportive. Thailand’s SET Index had a very volatile month after the central bank attempted to impose controls on capital for foreign investors in the stock market, but that was quickly reversed when the SET tumbled 15%, and prices subsequently recovered. However, Thailand has seen continuing political unrest.

Interest Rates

As expected, the Fed remained on hold at its December 12 meeting. The minutes of the most recent Federal Open Market Committee (FOMC) meeting were virtually the same as the November meeting, indicating that the FOMC unanimously agreed that inflation persists as the primary concern to the economy. However, at the same time they stated the economy might have been a bit softer than previously thought.

In the international arena, the ECB increased rates 25 basis points in December and the BOE raised rates 25 basis points in November. The BOJ made just one move to 0.25% in 2006. Japanese consumer data has been a bit sluggish; something the BOJ will keep in focus. The Peoples Bank of China is currently engaged in a tightening process, and is actively draining liquidity by increasing reserve requirements.

Metals

A weak U.S. dollar helped support gold for most of the quarter but during late December the dollar showed signs of a consolidation rally and gold fell. Plunging energy prices had a negative impact on gold prices as well. Silver traded at its best levels in more than six months during the quarter, but ended the year off its highs. For the year, silver significantly outperformed gold. Speculative participation was heavy throughout the quarter, setting the stage for high volatility. A steady increase in inventories weighed on copper prices in the fourth quarter. A lessening of labor concerns, particularly in Chile and Canada, and the fact that China’s buying pace slowed in 2006 added to the negative tone. Zinc supplies remained tight and strong demand continued. Aluminum prices held up well in the fourth quarter in the face of a general commodity weakness. Nickel was one of the strongest performers in the metals group due to tight supply and a strong pattern of stainless steel demand.

Softs

Forecasts for a significant global supply surplus of sugar weighed on sentiment, causing prices to decline 29% on the year. This made sugar the weakest agricultural commodity in the Dow Jones/AIG Index. Coffee prices remained relatively flat for 2006 and overall global coffee demand was solid. Scaled back cocoa crop prospects for the Ivory Coast, the world’s largest producer, added to the commodity’s recent bullish tone. The political situation in the Ivory Coast continues fairly quiet but civil unrest remains a potential factor. The cattle market traded sideways for most of the fourth quarter until severe weather conditions reduced cattle supply and caused prices to rise in the second half of December. Hog supply was ample during the quarter as the US entered a seasonally slow demand period. On the bright side, the most recent USDA estimate is that US pork exports will rise in 2007 to follow the 2006 increase.

Year Ended December 31, 2005

2005 was an eventful year in the global economic markets. The rise in global energy prices to historic highs was a primary factor that dominated the global economy, along with many other economic, geopolitical and social issues.

The U.S. equity markets lagged most foreign equity markets in 2005. The Dow Jones Industrial Index had its first annual loss since 2002, while the technology oriented Nasdaq Index had a modest 1% gain and the S&P 500 Index gained 3% for the year. Overall corporate earnings exceeded expectations for most of the year, including the third and fourth quarters. The impact of several hurricanes, high energy prices and rising interest rates were among the negative factors for the year.

European equity markets out-performed the U.S. equity markets by a significant margin for much of the year, with the fourth quarter being particularly strong. Among the three major indices, the German DAX gained 27%, the French CAC 40 gained 23% and the British FTSE 100 was up 17%. Asian equities were stronger than European equities, as South Korea’s Kospi increased 54% and Japan’s Nikkei rose 40%. The Nikkei finished the year with seven consecutive monthly gains. Australia’s All Ordinaries increased 17%.

One of the notable themes in U.S. interest rates was a flattening yield curve and a gradual trend toward inversion. The inversion finally occurred in December as the 10-year finished with a 4.39% yield versus 4.40% for the 2-year. The inversion was the first in six years. This pattern occurred in the face of 13 consecutive 25 point Federal Open Market Committee rate hikes to 4.25%. In Europe, the European Central Bank raised rates 25 points to 2.25% but this was not considered an indication of a cycle of rate hikes as European economic growth, while improved, remained fairly modest.

The U.S. dollar ended stronger in 2005, not withstanding a volatile trading pattern during the year. For the year, the U.S. dollar rose approximately 15% against the Japanese yen and the Euro. The interest rate differential was the primary factor behind the U.S. dollar’s solid performance. The British pound finished 2005 lower due to weakness in the U.K. economy. As a result of rate increases by the Bank of Canada, the Canadian dollar gradually gained versus the U.S. dollar, ending the year up 4.1%. The Australian dollar declined in 2005 despite rate hikes and strong equity markets. The Russian ruble decreased approximately 3.4% for the year. The full impact of the revaluation of the Chinese renminbi at midyear has yet to be realized.

Crude oil and related products were among the largest gainers in the commodities markets for 2005. Energy prices peaked in the summer, around the time of Hurricanes Katrina and Rita, and declined in October and November. Weather was a contributing influence to the decrease as above normal temperatures continued through the end of the year. Global demand, however, was ever increasing, with China and India in the forefront.

In the metals, gold prices steadily advanced in 2005, particularly in the final quarter of the year. Strong physical and investment demand, particularly from the Far East, was a yearlong feature. European central banks were reserved sellers and a number of other central banks, such as Russia and OPEC nations, increased the amount of gold in their reserve asset portfolios. Additionally, gold assumed the role as an alternative currency in 2005 as traders shied away from the U.S. dollar, Japanese yen and Euro. Silver prices tracked gold for much of the year due to strong physical demand from India in particular. In the base metals, copper prices rose significantly as strong Chinese demand remained a driving force throughout the year.

Sector Performance

Year Ended December 31, 2007

Currencies: (-) During 2007 this sector experienced the majority of its losses in the Canadian dollar, Swiss franc and the Mexican peso. The majority of gains were experienced in the Australian dollar, British pound, Indian rupee, Japanese yen, Japanese yen versus the euro, New Zealand dollar, Brazilian real and the Turkish lira.

Energies: (+) During 2007 this sector experienced gains in crude oil, gasoline and heating oil. Losses were experienced in natural gas.

Grains: (+) During 2007 this sector experienced losses in corn, cotton and soybean meal. Gains were experienced in wheat and soybeans.

Indices: (-) During 2007 this sector experienced a majority of its losses in the DAX, Hang Seng, S&P TSE 60, Nasdaq and the Russell 2000 indices. The majority of gains were experienced in the DJ Stoxx 50, Nikkei and the Taiwan Indices.

Interest Rates: (+) During 2007 this sector experienced a majority of its losses in Australian 10-year Bonds, Euroyen, and Japanese Government Bonds. The majority of gains were experienced in German Bunds, U.S. Treasury Bonds, Euribor and British Gilt.

Meats: (-) During 2007 this sector experienced losses in live cattle.

Metals: (+) During 2007 this sector experienced losses in gold and zinc. Gains were experienced in copper and aluminum.

Softs: (-) During 2007 this sector experienced losses in cocoa, coffee and sugar.

Year Ended December 31, 2006

Currencies: (-) The currencies sector was down for the year. Long and short positions in the euro and the Swiss franc, and long positions in the Japanese yen contributed to the loss for the year.

Energies: (-) The sector was down for the year. Long and short positions in crude oil and unleaded gasoline contributed to the loss for the year.

Grains: (-) The sector was down for the year, with a majority of losses from long and short positions in corn, soybeans and wheat.

Indices: (+) The sector was up for the year. Long positions in the Hang Seng and the Taiwan Index, and long and short positions in the DAX and the IBEX indices contributed to the gain.

Interest Rates: (+) The sector was up for the year. Long and short positions in the German Bund, U.S. 10 year Treasury Note, Japanese Government Bond, and short positions in Euribor contributed to the gain.

Metals: (+) The sector was up for the year, with a majority of the gain coming from long positions in gold and zinc.

Softs: (-) The sector was down in 2006. Long and short positions in coffee, cocoa and cattle were the primary contributors to the loss.

Year Ended December 31, 2005

Currencies: (-) The sector was down for the period as a result of long positions in the New Zealand dollar and Mexican peso, short positions in the Euro, and long and short positions in the British pound.

Energy: (-) Long positions in natural gas, short positions in heating oil and unleaded gas, and long and short positions in crude oil resulted in losses for the period.

Grains: (-) Long and short positions in wheat, corn and soybeans contributed to the loss for the sector.

Indices: (-) The sector was down for the period as a result of long positions in the Hang Seng and the DAX, and short positions in the S&P 500.

Interest Rates: (-) A majority of the loss was attributable to long and short positions in the U.S. Treasury Note, the Australian 10-year Bond and the British Gilt.

Metals: (+) Long positions in gold, copper, aluminum and zinc resulted in profits for the period.

Softs: (+) Long positions in sugar during the period were profitable.

Results of Operations

The net asset value, or NAV, per Interest of Class I as of December 31, 2007 was $105.40, an increase of 7.33% from the December 31, 2006 NAV per Interest of $98.20, which was an increase of 0.84% from the December 31, 2005 Net Asset Value per Interest of $97.38, and which in turn was a decrease of 2.62% from the December 1, 2005 Net Asset Value per Interest of $100.00. The Net Asset Value per Interest of Class II as of December 31, 2007 was $105.76, an increase of 9.36% from the December 31, 2006 NAV per Interest of $96.71, which was a decrease of 3.29% from the beginning Net Asset Value per Interest of $100.00 as of the start of trading on May 1, 2006. The CISDM CPO Asset Weighted Index (formerly known as the Zurich Fund/Pool Qualified Universe Index) returned for the years ended December 31, 2007, 2006 and for the one-month ended December 31, 2005 were approximately 8.55%, 8.30% and (0.57)%, respectively. The CISDM CPO Asset Weighted Index is the dollar weighted, total return of all commodity pools tracked by Managed Account Reports, LLC. Past performance is not necessarily indicative of future results.

Registrant’s average net assets during the year ended December 31, 2007 was approximately $72,697,000. Registrant’s net assets increased by approximately $18,042,000 during 2007 as compared to 2006 and increased by approximately $24,038,000 during 2006 as compared to 2005. The increase in average net assets during the years ended December 31, 2007 and 2006 was due to new subscriptions and net income.

Registrant’s trading gains (losses) before commissions and related fees for the years ended December 31, 2007, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005 were approximately $10,112,000, $2,277,000 and $(733,000), respectively. A detailed discussion of the trading results for the year ended December 31, 2007 is presented below.

Interest income is earned on the average daily equity maintained in its accounts at competitive interest rates and, therefore, varies monthly according to interest rates, trading performance, contributions and redemptions. Interest income during the year ended December 31, 2007 was approximately $3,053,000, which was increased by approximately $447,000 during 2007 as compared to 2006, increased by approximately $2,337,000 during 2006 as compared to the period December 1, 2005 (commencement of operations) to December 31, 2005. During the period December 1, 2005 (commencement of operations) to December 31, 2005, interest income includes interest earned on subscription monies held in escrow prior to December 1, 2005. The increase in interest income during the years ended December 31, 2007 and 2006 was due to increased average net assets.

Commissions and other transaction fees, which consist of NFA, exchange and clearing fees as well as floor brokerage costs and give-up charges, are based on the number of trades the Trading Advisors execute, as well as which exchange, clearing firm or bank on, or through, which the contract is traded. Commissions and other transaction fees during the year ended December 31, 2007 was approximately $318,000, which decreased by approximately $42,000 as compared to 2006, increased by approximately $333,000 in 2006 as compared to the period December 1, 2005 (commencement of operations) to December 31, 2005. The decrease in commissions during the year ended December 31, 2007 was due to reduced trading costs and the increase in commissions during the year ended December 31, 2006 was due to a full year of trading activity in 2006.

All trading decisions for Registrant are made by the Trading Advisors (either directly or through the Trading Vehicles). Trading Advisor fees are calculated on the portion of Registrant’s net assets allocated to each Trading Advisor at the end of each month, and therefore, are affected by monthly trading performance, contributions and redemptions. Management fees to the trading advisors during the year ended December 31, 2007 were approximately $1,689,000, which increased by approximately $262,000 during 2007 as compared to 2006 and increased by approximately $1,364,000 during 2006 as compared to the period December 1, 2005 (commencement of operations) to December 31, 2005. The increase in Management fees during the year ended December 31, 2007 was due to increased average net assets. The increase in Management fees during the year ended 2006 was due to a full year of trading activity in 2006.

Registrant pays the Managing Owner a management fee calculated on Registrant’s Net Asset Value at the beginning of each month, and therefore, such fee is affected by monthly trading performance, contributions and redemptions. Management fees to the Managing Owner during the year ended December 31, 2007 were approximately $368,000, which increased by approximately $85,000 during 2007 as compared to 2006 and increased by approximately $270,000 during 2006 as compared to the period December 1, 2005 (commencement of operations) to December 31, 2005. The increase in Management fees to the Managing Owner during the years ended 2007 and 2006 was due to increased average net assets and a full year of trading activity in 2006 respectively

Registrant pays a service fee with respect to Class I Units, monthly in arrears, equal to 1/12 of 2% (2% per annum) of the Net Asset Value per Unit of the outstanding Class I Units as of the beginning of the month. The service fee is paid directly by Registrant to the Selling Agent, Kenmar Securities Inc., an affiliate of the Managing Owner. The Selling Agent is responsible for paying all service fees owing to the correspondent selling agents, who are entitled to receive from the Selling Agent an initial service fee equal to 2% of the initial Net Asset Value per Unit of each Class I Unit sold by them, payable on the date such Class I Units are purchased and, commencing with the 13th month after the purchase of a Class I unit, an ongoing monthly service fee equal to 1/12th of 2% (2% per annum) of the Net Asset Value per Unit as of the beginning of the month of the Class I Units sold by them. All Unitholders will also pay Kenmar Securities Inc. a monthly sales commission equal to 1/12 of 1% (1% annually) of the Net Asset Value of the outstanding Units as of the beginning of each month. Service fees and sales commissions during the year ended December 31, 2007 were approximately $1,378,000 and $737,000, respectively. Service fees and sales commissions during the year ended December 31, 2006 were approximately $1,105,000 and $567,000, respectively and $52,000 and $26,000, respectively, for the period December 1, 2005 (commencement of operations) to December 31, 2005. The increase of service fees and sales commissions was approximately $273,000 and $170,000 during 2007 as compared to 2006 due to increased average net assets.

Incentive fees are based on the “New High Net Trading Profits” generated by the Trading Advisors, as defined in the Advisory Agreements between Registrant (either directly or through the Trading Vehicles) and the Trading Advisors. Incentive fees were approximately $2,186,000 and $594,000 for the years ended December 31, 2007 and 2006, respectively. Incentive fees were $0 for the period December 1, 2005 (commencement of operations) to December 31, 2005.

Operating expenses were approximately $537,000 for the year ended December 31, 2007, which is an increase of approximately $112,000 from $425,000 for the year ended December 31, 2006, due to increased average net assets. Operating expenses were approximately $155,000 for the period December 1, 2005 (commencement of operations) to December 31, 2005. These expenses include accounting, audit, registrar, and transfer agent, tax and legal fees as well as printing and postage costs related to reports sent to Limited Interests.

Offering costs were approximately $368,000 for the year ended December 31, 2007, which is an increase of approximately $83,000 from $285,000 for the year ended December 31, 2006 due to increased average net assets. Offering costs were approximately $13,000 for the period December 1, 2005 (commencement of operations) to December 31, 2005. Offering costs are advanced by the Managing Owner and subject to reimbursement by the Trust, subject to certain limitations. For a further discussion of these payments, see Note 2.E. of Registrant’s 2007 Annual Report.

Bridgewater was the trading advisor for one-third of the assets of Series J through April 30, 2007, and Ortus was appointed as the trading advisor for such portion of Series J’s assets as of May 1, 2007. Therefore, you should not rely on the past performance of Series J as an indication of future performance.

Inflation

Inflation has had no material impact on operations or on the financial condition of Series J for the years ended December 31, 2007 or December 31, 2006 or for the period December 1, 2005 (commencement of operations) through December 31, 2005.

OFF-BALANCE SHEET ARRANGEMENTS

AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, Series J has not utilized, nor does Series J expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers, such as Series J’s accountants, undertake in performing services which are in the best interests of Series J. While Series J’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on Series J’s financial position.

Series J’s contractual obligations are with the Advisors and the commodity brokers. Payments made under the Trust’s agreements with the Advisors are a fixed rate, calculated as a percentage of Series J’s “New High Net Trading Profits.” Management Fee payments made to the Managing Owner are calculated as a fixed percentage of Series J’s Net Asset Value. Commission payments to the commodity broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as Net Asset Values are not known until a future date. These agreements are effective for one-year terms, renewable automatically for additional one-year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

QUANTITATIVE AND QUALITATIVE

DISCLOSURES ABOUT MARKET RISK

Introduction

Past Results Not Necessarily Indicative of Future Performance

Series J is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and substantially all of Series J’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to Series J’s main line of business.

Market movements result in frequent changes in the fair market value of Series J’s open positions and, consequently, in Series J’s earnings and cash flow. Series J’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among Series J’s open positions and the liquidity of the markets in which it trades.

Series J rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular futures market scenario will affect performance, and Series J’s past performance is not necessarily indicative of its future results.

Value at Risk is a measure of the maximum amount which the Trust could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of Series J’s speculative trading and the recurrence in the markets traded by Series J of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Trust’s experience to date (i.e., “risk of ruin”). In light of the foregoing, as well as the risks and uncertainties intrinsic to all future projections, the quantification included in this section should not be considered to constitute any assurance or representation that the Trust’s losses in any market sector will be limited to Value at Risk or by the Trust’s attempts to manage its market risk.

Standard of Materiality

Materiality as used in this section is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of Series J’s market sensitive instruments.

Quantifying Series J’s Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding Series J’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).

Series J’s risk exposure in the various market sectors traded by the Advisors are quantified below in terms of Value at Risk. Due to Series J’s mark-to-market accounting, any loss in the fair value of Series J’s open positions is directly reflected in Series J’s earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

Exchange maintenance margin requirements have been used by Series J as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%-99% of any one-day interval. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component, which is not relevant to Value at Risk.

In the case of market sensitive instruments that are not exchange-traded (almost exclusively currencies in the case of Series J), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those rare cases in which a futures-equivalent margin is not available, dealers’ margins have been used.

In quantifying Series J’s Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate Value at Risk. The diversification effects resulting from the fact that the Trust’s positions are rarely, if ever, 100% positively correlated have not been reflected.

Series J’s Trading Value at Risk in Different Market Sectors

The following table presents the trading value at risk associated with Series J’s open positions by market sector at December 31, 2007 and 2006. All open position trading risk exposures of Series J have been included in calculating the figure set forth below. At December 31, 2007 and 2006, Series J had total capitalization of approximately $79 million, and $67 million, respectively.

	December 31, 2007		December 31, 2006
Market Sector	Value Risk	% of Total Capitalization	Value Risk	% of Total Capitalization
Interest rates	$91,585	0.12%	$4,155,508	6.18%
Currencies	$7,182,314	9.04%	$2,303,369	3.43%
Commodities	$1,004,264	1.26%	$1,572,743	2.34%
Stock indices	$748,189	0.94%	$3,547,046	5.28%

TOTAL	$9,026,352	11.36%	$11,578,666	17.23%

Material Limitations on Value at Risk as an Assessment of Market Risk

The notional value of the market sector instruments held by Series J is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally range between approximately 1% and 10% of the face value) as well as many times the total capitalization of Series J. The magnitude of Series J’s open positions creates a “risk of ruin” not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions, although unusual, but historically recurring from time to time, could cause Series J to incur severe losses over a short period of time. The foregoing Value at Risk table, as well as the past performance of Series J give no indication of this “risk of ruin.”

Non-Trading Risk

Series J has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as any market risk they represent) are immaterial.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding Series J’s market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how Series J manages its primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Series J’s primary market risk exposures as well as the strategies used and to be used by the Managing Owner and the Advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks are one of which could cause the actual results of Series J’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of Series J. There can be no assurance that Series J’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in Series J.

Based on average trading value at risk during the year ended December 31, 2007, Series J experienced a decrease in its value at risk, relative to capitalization levels, as compared with the value at risk at December 31, 2006. The decrease was a portfolio-wide occurrence with the exception of currencies. The value at risk in the stock index sector declined the most, followed by a decrease in interest rates and commodities.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The means by which the Managing Owner and the Advisors, severally, attempt to manage the risk of Series J’s open positions is essentially the same in all market categories traded.

The Advisors attempt to minimize market risk exposure by applying their own risk management trading policies, which include the diversification of trading assets into various market sectors. Additionally, the Advisors have an oversight committee broadly responsible for evaluating and overseeing the Advisors’ trading policies. The oversight committee meets periodically to discuss and analyze issues such as liquidity, position size, capacity, performance cycles, and new product and market strategies.

The Managing Owner attempts to minimize market risk exposure by requiring the Advisors to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, limiting the amount of margin or premium required for any one commodity or all commodities combined and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, the Managing Owner shall automatically terminate an Advisor to Series J if the Net Asset Value of the assets allocated to such Advisor declines by 40% during any year or since the commencement of trading activities. Furthermore, the Trust Agreement provides that the Trust or, as the case may be, Series J will liquidate its positions, and eventually dissolve, if the Trust or Series J experiences a decline in the Net Asset Value of 50% in any year or since the commencement of trading activities. In each case, the decline in Net Asset Value is after giving effect for distributions, contributions and redemptions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Advisors as it, in good faith, deems to be in the best interest of the Trust or Series J.

Qualitative Disclosures Regarding Non-Trading Risk Exposures

At December 31, 2007, Series J’s primary exposure to non-trading market risk resulted from foreign currency balances held in the Euro, British pound, Japanese yen, Australian dollars and Canadian dollar. As discussed above, these balances, as well as any risk they represent, are immaterial.

At December 31, 2006, Series J’s primary exposure to non-trading market risk resulted from foreign currency balances held in the Euro, British pound, Japanese yen, Australian dollars and Canadian dollar. As discussed above, these balances, as well as any risk they represent, are immaterial.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On September 14, 2007, the Board of Directors of the Managing Owner dismissed Deloitte & Touche LLP, or D&T, as the registered public accounting firm for the Trust.

The reports of D&T on the Trust’s financial statements as of and for the two most recent fiscal years (ending December 31, 2006 and December 31, 2005) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope, or accounting principles.

During the Trust’s two most recent fiscal years (ending December 31, 2006 and December 31, 2005) and during the period from the end of the most recently completed fiscal year through September 19, 2007, the Trust has had no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused it to make a reference to the subject matter thereof in its report on the financial statements of the Trust for such periods. During the two most recent fiscal years (ended December 31, 2006 and December 31, 2005) and through September 19, 2007, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

On October 15, 2007, the Board of Directors of the Managing Owner, approved the engagement of Eisner LLP, or Eisner, as the independent registered public accounting firm for the Trust. During the Trust’s two most recent fiscal years and the interim period prior to engaging Eisner, neither the Trust, the Managing Owner, nor anyone on their behalf consulted Eisner, on behalf of the Trust, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Trust’s financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

THE ADVISORS

General

All direct investment decisions for Series J are made by the three Advisors selected and monitored by the Managing Owner. The assets of Series J are allocated equally among the three Advisors and rebalanced quarterly. Each current Advisor is, and it is anticipated that any subsequent Advisor, if any, will be, registered with and regulated by the CFTC or exempt from such registration. The registration of any Advisor with the CFTC and its membership in the NFA must not be construed to mean that any regulatory body has recommended or approved the Advisor or Series J.

Although the following descriptions of each of the Advisors and their trading methods and strategies are general and are not intended to be exhaustive, such descriptions address the material aspects of each Advisor’s program that is offered by the Trust. Trading methods are proprietary and complex, so only the most general descriptions are possible. Furthermore, certain Advisors may have chosen to refer to specific aspects of their trading systems, methods and strategies, which aspects may also be applicable to other Advisors which did not choose to make explicit reference to these aspects of their own strategies. As a result, contrasts in the descriptions set forth herein may not, in fact, indicate a substantive difference between the trading methods and strategies involved. While the Managing Owner believes that the description of the Advisors’ methods and strategies included herein may be of interest to prospective investors, such persons must be aware of the inherent limitations of such description.

This section contains brief biographical outlines and performance summaries of the Series J’s Advisors. The success of Series J is dependent upon the success of the Advisors retained by or on behalf of Series J from time to time to trade for its account. In terms of attempting to reach an investment decision regarding Series J, however, it is difficult to know how to assess Advisor descriptions and performance summaries, as trading methods are proprietary and confidential and past performance is not necessarily indicative of future results. Furthermore, the performance summaries provide only a brief overview of the Advisors’ performance histories and have not been audited.

To the best of the Managing Owner’s knowledge, none of the Advisors or their principals owns any Units in Series J.

Certain Advisors trade “notional” equity for clients — i.e., trading such clients’ accounts as if more equity were committed to such accounts than is, in fact, the case. Series J’s accounts may, at the Managing Owner’s discretion, permit the Advisors to trade the accounts on a basis that includes notional equity.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN THAT SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

THE ADVISORS’ PERFORMANCE SUMMARIES APPEARING IN THIS PROSPECTUS HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST. CERTAIN OF THE ACCOUNTS INCLUDED IN SUCH PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE TRUST.

TRADING OF FUTURES AND FORWARD CONTRACTS AND RELATED INSTRUMENTS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE ADVISORS WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

Futures and Foreign Exchange Trading Methods in General

Systematic and Discretionary Trading Approaches

Futures and foreign exchange traders may generally be classified as either systematic or discretionary.

A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. However, although these judgmental decisions may have a substantial effect on a systematic trader’s performance, his primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are continuously evolving, but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and “trading instinct,” not on the basis of trading signals generated by any program or model.

Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends that their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than are discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

Technical and Fundamental Analysis

In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, trading advisors are also distinguished as relying on either “technical” or “fundamental” analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most “fundamental” information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information that can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the commodities markets themselves will provide a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

Trend-Following

“Trend-following” traders gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. “Trend-following” traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a “trend-following” trader is likely to incur substantial losses.

Risk Control Techniques

An important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

Traders often adopt fairly rigid “risk management” or “money management” principles. Such principles typically restrict the size of positions that will be taken as well as establish “stop-loss” points at which losing positions must be liquidated. It is important for prospective investors to recognize in reading the descriptions of the Advisors’ various risk control techniques that none is “fail safe,” and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, irrespective of how small the initial “probing” positions taken by an Advisor are, unless it trades profitably, innumerable small losses incurred in the course of such “probing” can quickly accumulate into a major drawdown. The Advisors’ risk management principles should, accordingly, be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

Not only are trading methods proprietary, but they often are also continually evolving. Prospective investors and Unitholders will generally not be informed of a change in an Advisor’s trading approach, unless Managing Owner is informed of such change and considers such change to be material.

In addition to the continually changing character of trading methods, the commodity markets themselves are continually changing. Each Advisor may, in its sole discretion, elect to trade any available futures or forward contract, option or related instrument — both on United States markets and abroad — even if such Advisor has never previously traded in that particular contract or market.

Leveraging

Futures trading is highly leveraged, as is each Advisor’s trading program. The average assets as margin with respect to Series J is 16.67%. This number is historical in nature and represents a composite of the average range of assets as margin used by the Advisors. The number may deviate either below or above the disclosed range. Any change by Managing Owner in the leverage of Series J is noted in Series J’s monthly reports.

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Advisors	Worst/Best Monthly Rate of Return1/ Month			Worst Peak-to-Valley Drawdown2/Time Period		Assets Under Management In Trust Program[3]	General Strategy Classification
Graham Capital Management, L.P. Global Diversified at 150% Leverage	(10.85 12.43	)% %	03/2003 05/2007	(26.61)%	03/2004- 07/2004	$556,408,000	Technical, Systematic Global Macro
Eagle Trading Systems Inc. Eagle Momentum Program	(9.32 14.16	)% %	01/2005 04/2006	(19.72)%	11/2004- 04/2005	$55,579,445	Technical, Systematic Global Macro
Ortus Capital Management Limited Major Currency Program	(6.70 8.22	)% %	08/2007 01/2004	(11.30)%	03/2004- 10/2004	$1,772,000,000	Systematic, Major Currencies

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

[1]

The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return of an account for the program traded for the Trust. Performance information is presented for the period from January 1, 2003 (or inception, if later) through February 29, 2008.

[2]

The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account or program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

[3]	Assets under management in the program traded for the Trust reflects nominal account or program size, which includes notional funds.

NOTES TO PERFORMANCE INFORMATION

In reviewing the descriptions of the Advisors’ performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the “Past Performance Information” section with respect to each Advisor.

1.	Name of CTA is the name of the Advisor which directed the accounts included in the performance summary.

2.	Name of program is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3.	Inception of client account trading by CTA is the date on which the relevant Advisor began directing client accounts.

4.	Inception of client account trading in program is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.

5.	Number of open accounts is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through February 29, 2008.

6.	Aggregate assets (excluding “notional” equity) overall is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through February 29, 2008.

7.	Aggregate assets (including “notional” equity) overall is the aggregate amount of total equity, including “notional” equity, under the management of the relevant Advisor in all programs operated by such Advisor through February 29, 2008.

8.	Aggregate assets (excluding “notional” equity) in program is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through February 29, 2008.

9.	Aggregate assets (including “notional” equity) in program is the aggregate amount of total equity, including “notional” equity, under the management of the relevant Advisor in the program shown in the performance summary through February 29, 2008.

10.	Largest monthly drawdown is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. “Loss” for these purposes is calculated on the basis of the loss experienced by each such account or program, expressed as a percentage of the total equity (including “notional” equity) of such account or program. Largest monthly drawdown information includes the month and year of such drawdown, and is February 29, 2008.

11.	Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including “notional” equity) in such account, and is through February 29, 2008.

12.	Monthly rate of return for any month in the Advisors’ performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

Monthly rates of return, in accordance with CFTC regulations and NFA rules, are shown only for the specific programs to be traded by the Advisors for the Trust. In the accompanying performance descriptions, and with respect to performance information calculated prior to May 1, 2004, certain Advisors adopted a method of computing rate of return and performance disclosure, referred to as the “Fully-Funded Subset” method, pursuant to an Advisory (the “Fully-Funded Subset Advisory”) published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory required that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance was so reported meet two tests which were designed to provide assurance that the Fully-Funded Subset and the resultant rates of return were representative of the particular trading program.

Effective May 1, 2004, monthly rate of return is calculated by certain Advisors by dividing net performance by the program’s or account’s aggregate nominal account size.

The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13.	Compound rate of return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

14.	Number of profitable accounts that have opened and closed means the number of accounts traded pursuant to the disclosed trading program that were opened and closed during the period from January 1, 2003 through February 29, 2008 with positive net performance as of the date the accounts were closed.

15.	Range of returns experienced by profitable accounts with respect to the period from January 1, 2003 through February 29, 2008.

16.	Number of unprofitable accounts that have opened and closed means the number of accounts traded pursuant to the disclosed trading program that were opened and closed during the period from January 1, 2003 through February 29, 2008 with negative net performance as of the date the accounts were closed.

17.	Range of returns experienced by unprofitable accounts with respect to the period from January 1, 2003 through February 29, 2008.

Graham Capital Management, L.P., or Graham, advises exempt commodity futures accounts for qualified eligible clients the performance of which is not included in Graham’s performance information herein.

THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE TRUST.

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GRAHAM CAPITAL MANAGEMENT, L.P.

Graham Capital Management, L.P., or Graham, was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the National Futures Association on July 27, 1994.

Graham trades its Global Diversified Program at 150% Leverage for Series J as described below. For past performance of Graham, see pages 56 through 61.

Overview

Graham is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. On behalf of the Trust, Graham offers a systematic global macro trading program that trades in one or more of those markets. Graham’s systematic trading programs or models produce trading signals on a largely automated basis when applied to market data. Graham’s investment objective is to provide clients with significant potential for capital appreciation in both rising and falling markets during expanding and recessionary economic cycles.

Management

Kenneth G. Tropin is the Chairman and the founder of Graham. He became an Associated Person and Principal of Graham effective July 27, 1994. Mr. Tropin has developed the majority of the firm’s core trading programs and he is responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding Graham in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., a commodity pool operator and commodity trading adviser, during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, an investment bank, where he served as Director of Managed Futures and as President of Demeter Management Corporation, a commodity pool operator, and Dean Witter Futures and Currency Management Inc., a commodity trading advisor. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980’s.

Paul Sedlack is Chief Executive Officer and the General Counsel of Graham. He became an Associated Person of Graham effective November 20, 1998 and a Principal on August 21, 1998. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert’s Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Mark B. Werner is the President of Graham responsible for oversight of the firm’s discretionary traders as well as the risk management department. He became a Principal of GCM effective December 3, 2007 and an Associated Person on December 28, 2007 Prior to joining GCM in November 2007, Mr. Werner served as Chief Executive Officer of Banc of America Securities, LLC at Bank of America Corporation where he was employed from October 2004 through June 2007. During his tenure at Bank of America, Mr. Werner was Head of Global Markets responsible for the debt and equity businesses, including origination, sales, trading and research. He also served on several of Bank of America’s corporate management committees, including the Asset Liability Committee, Credit Risk Committee, and Management Operating Committee. From April 1982 to October 2004, Mr. Werner held positions of increasing responsibility at various entities of the investment bank, JPMorgan Chase (and predecessors) including Managing Director and Head of North American Interest Rate Sales, Trading and Research and Vice Chairman of JPMorgan Securities, Inc. Mr. Werner also served as a member of the investment bank’s executive committee. Mr. Werner received his B.A. in economics from the University of Pennsylvania in 1980. Mr. Werner is a current member and past chairman of the U.S. Treasury Department’s Borrowing Advisory Committee.

Robert E. Murray is the Chief Operating Officer of Graham and is responsible for the management and oversight of client services, systematic trading, and technology at Graham. He became an Associated Person and Principal of Graham effective June 27, 2003. Prior to joining Graham, from 1984 until June 2003, Mr. Murray held positions of increasing responsibility at various entities at the investment bank, Morgan Stanley (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray’s tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Thomas P. Schneider is an Executive Vice President, and the Chief Trader of Graham. He became an Associated Person of Graham effective September 12, 1994 and a Principal on November 30, 1995. He is responsible for managing Graham’s systematic futures and foreign exchange trade execution, including all of its core and short term quantitative trading strategies, and developing and maintaining relationships with independent executing brokers and futures commission merchants, or FCMs. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1997.

Robert G. Griffith is an Executive Vice President of Graham, responsible for evaluating and implementing research-related initiatives. He became an Associated Person and Principal of Graham effective March 8, 1996. Prior to joining the Manager, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information Systems from the University of Iowa in 1979.

Fred J. Levin is the Chief Economist and a Senior Discretionary Trader of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. He became an Associated Person of Graham effective December 8, 1999 and a Principal on March 11, 2000. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc., a bond trading firm. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital, an investment management firm. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil, an oil trading firm. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

William Pertusi is the Risk Manager of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in Graham’s diverse trading strategies. He became an Associated Person of Graham effective July 24, 2006 and a Principal on November 28, 2006. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC, an investment management firm, from July 2004 to April 2006. From July 2002 to July 2004, he was employed as a Portfolio Manager at SAC specializing in Mortgage Backed Securities. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc., the investment bank, including Senior Vice President and Global Head of Content for e-Commerce. From January 1992 through February 1998, he worked at Lehman as Senior Vice President holding positions in sales, trading and risk management. Mr. Pertusi worked at Credit Suisse First Boston, the investment bank as a Director from February 1998 through November 1998. He held the position of Vice President in fixed income sales at Salomon Brothers Inc., an investment bank, from June 1990 to January 1992 and Assistant Vice

President in fixed income sales at The First Boston Corporation, an investment bank, from June 1987 through June 1990. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an M.B.A. from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

Barry S. Fox is Director of Research of Graham. He became an Associated Person of Graham effective November 10, 2000 and a Principal on November 15, 2007. Mr. Fox joined Graham in August 2000 as a portfolio manager and developed several systematic trading programs. In May 2005, he joined Graham’s Research Department, was appointed Co-Associate Director of Research in October 2005. Mr. Fox was appointed Director of Research in April 2007. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility at John W. Henry & Co. Inc., a commodity pool operator and commodity trading adviser, concluding as the director of research. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group an investment management firm in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

Isaac Finkle is Chief Legal Officer and a Principal of Graham. He became an Associated Person of Graham effective April 16, 2004 and a Principal on June 5, 2007. As Chief Legal Officer, he oversees the legal aspects related to the firm’s futures activities. Prior to joining Graham in May 2003, Mr. Finkle worked at Morgan Stanley DW Inc., a U.S. broker-dealer, in New York, from September 1999 through May 2003, as First Vice President and Senior Attorney, and from December 1997 to September 1999, as a legal consultant, focusing on the firm’s commodity pool and futures businesses. In November 1997, Mr. Finkle completed work on his doctoral dissertation in sociological theory for which he received a Ph.D. in May 1998 from the University of Pennsylvania. Mr. Finkle began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom from September 1985 to October 1989 and at Milbank, Tweed, Hadley & McCloy from October 1989 to February 1991, each in New York. From September 1991 to November 1997, while engaged in work on his Ph.D. degree, Mr. Finkle worked as a legal consultant to Salomon Brothers Inc. (April to November 1997) and to Westpac Banking Corporation (September 1996 to March 1997), as an associate with Debevoise & Plimpton (December 1994 to November 1995) and as counsel for Law Cost Management Group (October 1993 to November 1994), all in New York. Mr. Finkle received a J.D. from New York University School of Law in 1985 and a B.A. with honors in philosophy from Haverford College in 1973.

Richard M. Johnson is the Managing Director, Global Head of Sales and Marketing of GCM. He became an Associated Person and Principal of GCM effective March 11, 2008. Prior to joining GCM in February 2008, Mr. Johnson served as the Managing Director, Head of Institutional Asset Gathering in the United States, for Citi Alternative Investments, a subsidiary of the investment bank Citigroup, where he was employed from June 2006 to January 2008. From October 2002 to March 2006, Mr. Johnson was Managing Director, Head of Distribution and Asset Gathering, for Stanfield Capital Partners, an investment management firm. From June 2001 to October 2002, Mr. Johnson served as Managing Director at the investment management firm, Lucerne Partners LLC. From December 1994 to February 2001, Mr. Johnson held positions of increasing responsibility at the investment bank, ING Barings, concluding as Managing Director. Mr. Johnson received his B.S. in Business Analysis from Indiana University in 1986.

Steven T. Aibel is a discretionary trader of Graham, specializing in global macro markets with a primary focus on foreign exchange. He became an Associated Person of Graham effective January 13, 2004 and a Principal on February 9, 2004. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase, the investment bank, from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co., the investment bank, in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers, the investment bank from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston, the investment bank, as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel was a partner at Monroe Capital, an investment management firm, from May 2000 to January 2001. He worked as a trading sector desk manager at Bank of America from March 2001 to April 2002. Mr. Aibel received an M.B.A. in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

Mark Casadona is a discretionary trader of Graham, specializing in global macro markets with a focus on fixed income and currencies. He became an Associated Person of Graham effective January 11, 2008 and a Principal on February 22, 2008. Prior to joining Graham in October 2007, Mr. Casadona held positions of increasing responsibility including Vice President of Fixed Income and Currencies at Citigroup Inc., an investment bank, where he was employed from June 1994 to October 2007. From August 1993 to June 1994, Mr. Casadona worked as the Vice President of Foreign Exchange at the National Australia Bank in New York. From December 1991 through August 1993, Mr. Casadona was employed as a trader at Bank of New Zealand in New York. Mr. Casadona began his career at Mitsui Trust and Banking where he worked from December 1988 to December 1991, concluding as Assistant Vice President of Foreign Exchange. Mr. Casadona received his B.S. in management from New York University in 1988 and a M.B.A. in finance from St. John’s University in 1991.

Eric C. Fill is a discretionary trader of Graham, specializing in foreign currency. He became an Associated Person of Graham effective May 3, 2005 and a Principal on May 17, 2005. Prior to joining Graham in March 2005, Mr. Fill was employed at Commerzbank Securities as a Senior Proprietary Trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a Global Macro Proprietary Trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

Sanjeev Gupta is a discretionary trader and a Principal of Graham, specializing in the global fixed income and foreign exchange markets. He became an Associated Person of Graham effective August 20, 2007 and a Principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Gupta worked as a Fund Manager and Senior Trader at Proxima Alfa Investments USA LLC, a commodity trading advisor and Vega Asset Management USA LLC, an investment management firm from June 2002 to April 2007. From June 1992 to May 2002, Mr. Gupta held positions of increasing responsibility at Banco Santander, trading fixed income and foreign exchange, concluding as Senior Vice President. From June 1986 to August 1990, Mr. Gupta was employed by Citicorp Software, where he served as a Software Engineer and Consultant. Mr. Gupta earned a Bachelor’s degree from The Indian Institute of Technology in May 1986 and an M.B.A. from The Wharton School of the University of Pennsylvania in May 1992.

Britton Holland is a discretionary trader of Graham, specializing in the energy commodity markets. He became an Associated Person of Graham effective April 6, 2005 and a Principal on April 27, 2005. Prior to joining Graham in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation, an energy distributor. From August 1998 to April 2002, he was employed in various groups at Duke Energy, ranging from Risk Management to Term Deal Origination, before moving to Financial Trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

Steven H. Jacolow is a discretionary trader of Graham specializing in global macro markets with a focus on global foreign exchange, fixed income and equity indices. He became an Associated Person of Graham effective February 15, 2007 and a Principal on June 5, 2007. Prior to joining Graham in September 2006, Mr. Jacolow managed a portfolio at his investment management firm, Aboukir Investment Management, from October 2005 through August 2006. From March 2004 through September 2005, Mr. Jacolow worked as a proprietary trader at Deutsche Bank in New York. From January 2002 through February 2004, Mr. Jacolow served as a trading manager for Cunningham Asset Management, an investment management firm in London. Prior to that time, he was on sabbatical from November 2000 to December 2001. From April 1999 through October 2000, Mr. Jacolow was employed as a senior trader for the Bank of Tokyo-Mitsubishi in London. From August 1998 through April 1999, Mr. Jacolow served as a proprietary trader for AIG Trading, a financial trading firm, in London; and from October 1997 through July 1998 for Union Bank of Switzerland/Swiss Bank Corporation in London. From April 1996 through October 1997, Mr. Jacolow was employed as a portfolio manager at Winchester Asset Management Ltd., an investment management firm, and its affiliates. From April 1993 through June 1995, Mr. Jacolow worked as a trader for Caxton Corporation, an investment management firm. From September 1991 to February 1993, Mr. Jacolow worked as a foreign exchange trader for Commodities Corporation, a commodity trading advisor. From January 1988 to August 1991, Mr. Jacolow was employed by Ernst & Young, the accounting firm, as a Senior Consultant. Mr. Jacolow received a B.A. in

Economics in 1987 and a M.B.A. in Accounting from Rutgers University in 1989.

Peter Jepsen is a discretionary trader of Graham, specializing in global macro markets with a focus on fixed income and currencies. He became an Associated Person of Graham effective June 12, 2006 and a Principal on June 22, 2006. Prior to joining Graham in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management, an investment management firm, in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York, an investment management firm. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until January 2001. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

David E. Keelan is a discretionary trader of Graham, specializing in long/short credit strategies. He became an Associated Person and Principal of Graham effective, respectively, March 16, 2007 and May 11, 2007. Prior to joining Graham in February 2007, Mr. Keelan was a Senior Portfolio Manager at Exis Capital, an investment management firm, from May 2006 to January 2007 and from September 2002 to August 2005, where he ran a long/short credit strategy. From September 2005 to April 2006, Mr. Keelan worked as a Portfolio Manager at Millennium Partners, an investment management firm, in New York. From June 1999 to August 2002, Mr. Keelan was an Associate Portfolio Manager at State Street Research, an investment management firm in Boston, focused on credit. Mr. Keelan worked as a Trader for RAIF, an investment management firm, from November 1998 through January 1999. From August 1995 to October 1998, Mr. Keelan was a Government Bond Trader for Merrill Lynch, the investment bank. Mr. Keelan received a M.B.A in finance from New York University in 1995 and a B.A. from Colgate University in 1988. Mr. Keelan received the designation Chartered Financial Analyst in 2002.

Raymond T. Murphy is a discretionary trader of Graham, specializing in statistical option volatility strategies relating to equity index and individual commodity markets. He became an Associated Person and Principal of Graham effective, respectively, December 1 and December 7, 2006. Prior to joining Graham in September 2006, Mr. Murphy was president, from July 1992 through August 2006, of RTM Management, Inc., a consulting firm he founded concentrating on the development and implementation of trading strategies and index development. Mr. Murphy was the primary architect of the Standard & Poor’s Commodity Indices and served as a consultant to Standard & Poor’s periodically between 2001 and 2005. From June 1986 through June 1992, Mr. Murphy was employed as a portfolio manager at Intermarket Management Inc. At various times during the period he worked at RTM Management, Inc., he was also an associated person of Carter Road LLC, a commodity trading advisor, (from March 2004 to December 2006), where he was a senior trader; with Intermarket Brokerage LLC, an introducing broker, (from September 2002 through March 2004), where he was a programmer and analyst; and with Intermarket Asset Management LLC, a commodity trading advisor, (from September 2002 through December 2003), where he was a senior trader and principal. Mr. Murphy was also registered with the NFA as a floor broker from November 24, 1987 to June 27, 1990 and from September 16, 1993 to March 8, 2007. Mr. Murphy received a B.S. in finance from Fairfield University in 1982.

Stephan Wenger is a discretionary trader and a Principal of Graham, specializing in the global fixed income and foreign exchange markets. He became an Associated Person of Graham effective August 29, 2007 and a Principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Wenger was Manager of Short-Term Interest Rates Trading at the investment bank Citigroup for the proprietary and macro desks since October 1997. From September 1994 to June 1997, Mr. Wenger served as Deputy of the Head Desk at Union Bank of Switzerland in Zurich, responsible for trading G11 rates and foreign exchange. From January 1991 to August 1994, Mr. Wenger was employed by Swiss Volksbank as a proprietary G11 foreign exchange trader. Mr. Wenger earned a Federal Diploma from the Swiss Banking School in 1989 and a FX Diploma from the FOREX England/Bank of England in 1994.

Jeff Baisley, C.P.A., is the Chief Financial Officer of the Graham. He became an Associated Person of Graham effective March 17, 2008 and a Principal on April 8, 2008. Prior to joining Graham as Manager of Financial Reporting in March 2004, he was Vice President in Global Equity Derivatives Accounting at RBC Dominion Securities, an investment bank, from June 2001 until March 2004. From February 2001 to June 2001, Mr. Baisley was a consultant for Robert Half & Associates, a financial recruiting firm, during which time he was the

Controller of Division for a large telecommunications company. He was Director of Perseus Debt Opportunity Fund at Perseus Capital LLC, a merchant bank and private equity fund, from August 2000 to January 2001. Mr. Baisley held positions of increasing responsibility at UBS Warburg AG, an investment bank, from March 1996 to June 2000, including Business Manager for Distressed Debt Trading. Prior to UBS, he was an Assistant Vice President in the Firm Trading Accounting Department of Lehman Brothers, an investment bank, from June 1993 to February 1996. Mr. Baisley began his career at Ernst & Young, an accounting firm, where he worked from September 1991 to June 1993, as Staff Auditor. He received his B.S. in accounting from Fordham University in 1991.

Investment Programs

Each Graham investment program is built around one or more of Graham’s trend-following trading systems. Graham’s trend systems are designed to participate selectively in potential profit opportunities that can occur during periods of price trends in a diverse number of U.S. and international markets. The trend systems establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The trend systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the historical trading patterns of the particular market. The trend systems also employ proprietary risk management and trade filter strategies that seek to benefit from sustained price trends while reducing risk and volatility exposure.

Global Diversified Program (GDP)

GDP features the first trend system that Graham developed, which began trading client accounts in 1995. It utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 65 global markets. GDP’s trend system is primarily long-term in nature and is intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

Graham Selective Trading Program (GST)

GST features a Graham trend system developed in 1997, which utilizes an appreciably different trading system than other Graham trend systems. The GST trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating a high probability that a significant directional move will occur. Although the GST trend system does not trade against the market trend, this model should be distinguished from a true trend-following strategy inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model, typically requiring a substantial increase in volatility.

The K4 Program (K4)

The K4 trend system was developed in 1998 and commenced trading operations in January 1999. Like the GST trend system, the K4 trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 trend system normally enters or exits a position only when a significant price and volatility spike takes place. It is designed to have a high percentage of winning trades and it normally maintains a neutral position in approximately 50% of the markets in the portfolio.

The Multi-Trend Program

The Multi-Trend Program provides access through one single investment to all of the above-mentioned Graham investment programs, including the trend system and other component strategies of each investment program. As of January 1, 2007, the Multi-Trend Program allocates 33.3% of its assets equally to each of GDP, GST and K4. As market conditions or other circumstances change, Graham may alter the weightings of the individual programs and add (or subtract) other programs to the Multi-Trend Program, as it deems appropriate.

Trading

Trading Policies

Graham trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. Graham engages in exchange for physical (EFP) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. Graham at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions or commodity firms as counterparties. Graham has complete flexibility in the instruments and markets in which it may invest.

In connection with its programs’ systematic trading, Graham may employ discretion in determining the leverage and timing of trades for new accounts and the market weighting and participation. In unusual or emergency market conditions, Graham may also utilize discretion in establishing positions or liquidating positions or otherwise reducing portfolio risk where Graham believes, in its sole discretion, that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s discretionary actions in these programs will enhance performance.

At standard leverage, and given competitive market terms by clearing brokers and counterparties for major institutional customers, Graham’s investment programs normally require between 10% and 30% of an account’s equity to meet initial margin requirements, with initial margin requirements over time expected to average 13% to 20%.

Graham reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s actions will enhance performance.

Markets Traded

Graham trades actively on a 24-hour basis on most global exchanges as well as the 24-hour interbank market for foreign exchange both in the U.S. and abroad. From time to time, Graham adds to or deletes markets from its trading programs as ongoing research and future market conditions warrant. Graham may decide to trade certain markets and contracts to the exclusion of others in its trading programs, depending on Graham’s views from time to time. The decision to add or subtract markets from any investment program shall be at the sole discretion of Graham. Clients will not be informed of these changes as they occur.

Graham uses both quantitative and qualitative analysis in evaluating its investment programs in terms of both absolute performance and risk-adjusted return. It reviews the Sharpe ratio, Sterling ratio, average drawdown, and many other measures of risk in determining which trading technique offers the best risk and volatility characteristics. Graham has also developed extremely sophisticated proprietary software to study optimal portfolio weighting strategies, and the effect of specific markets on the performance, risk, correlation, and volatility characteristics of its investment programs. The actual weighting and leverage used in each market will change over time due to liquidity, price action and risk considerations. Graham also devotes considerable attention to risk management at the portfolio level to ensure balance between markets and that the overall leverage used by Graham is consistent with Graham’s conservative views on risk.

Performance Record

Investors should note that the composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as: (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) ratio of trading size to level of actual funds deposited with the futures commission merchant, or FCM, (i.e., the extent of notional equity); (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the FCM on equity deposits and the amount of equity invested in interest-bearing obligations; (8) the amount of management and incentive fees paid and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and (12) the timing of additions and withdrawals. Notwithstanding these material differences, each composite performance record is a valid representation of the accounts included therein.

References to total assets managed by Graham in a particular program or overall, or rate of return on net assets, include any notional equity and may include client and proprietary funds. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to Graham for management. Because notionally funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment (which does not include notional equity) compared to fully-funded accounts.

The Rate of Return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, “net income” represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year’s initial index.

Graham advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.

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Global Diversified Program at 150% Leverage

Graham trades this program on behalf of Series G and Series J. The following summary performance information and chart present the composite results (unless otherwise noted) of the Global Diversified Program at 150% Leverage for the period from January 2003 through February 2008.

Name of CTA: Graham Capital Management, L.P.

Name of program: Global Diversified Program at 150% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: May 1, 1997

Number of open accounts: 7

Aggregate assets overall including “notional” equity: $5,296,957,000

Aggregate assets in program including “notional” equity: $556,408,000

Largest monthly drawdown (of an account): (10.85)% (03/2003)

Largest peak-to-valley drawdown (of an account): (26.61)% (03/2004 to 07/2004)

Number of profitable accounts that have opened and closed: 5

Range of returns experienced by profitable accounts: 2.79% to 95.42%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

Monthly Rate of Return	2003(%)	2004(%)	2005(%)	2006(%)	2007(%)	2008(%)
January	9.64%	1.88%	(8.56)%	2.15%	(1.72)%	2.04%
February	8.10%	9.48%	(1.80)%	(0.28)%	(4.91)%	7.35%
March	(8.85)%	(0.01)%	1.02%	4.25%	(2.72)%
April	(0.89)%	(9.48)%	(7.97)%	6.31%	6.19%
May	9.58%	(4.64)%	1.01%	(2.68)%	12.43%
June	(5.70)%	(3.69)%	3.57%	(0.92)%	6.21%
July	(0.38)%	(4.98)%	(2.13)%	(2.08)%	(3.27)%
August	1.19%	0.69%	3.18%	(1.55)%	(3.53)%
September	(8.35)%	5.72%	2.98%	2.33%	4.55%
October	8.62%	7.55%	0.72%	0.19%	7.16%
November	1.19%	6.24%	0.82%	1.38%	(0.35)%
December	4.87%	5.15%	(1.47)%	0.42%	(2.50)%
Compound Rate of Return	17.82%	12.67%	(9.13)%	9.52%	17.09%	9.54 (2 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on pages 45 through 47.

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Global Diversified Program at Standard Leverage

The following summary performance information presents the composite results of the Global Diversified Program at Standard Leverage for the period from January 2002 through February 2008.

Name of CTA: Graham Capital Management, L.P.

Name of program: Global Diversified Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: February 2, 1995

Number of open accounts: 4

Aggregate assets overall including “notional” equity: $5,296,957,000

Aggregate assets in program including “notional” equity: $676,791,000

Largest monthly drawdown (of an account): (7.43)% (04/2004)

Largest peak-to-valley drawdown (of an account): (13.72)% (04/2004 to 07/2004)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 0.03% to 7.50%

Number of unprofitable accounts that have opened and closed: 2

Range of returns experienced by unprofitable accounts: (0.71)% to (1.58)%

2008 compound rate of return: 5.26% (2 months)

2007 compound rate of return: 12.73%

2006 compound rate of return: 8.50%

2005 compound rate of return: (5.15)%

2004 compound rate of return: 8.92%

2003 compound rate of return: 10.80%

Global Diversified Program at 125% Leverage

The following summary performance information presents the composite results of the Global Diversified Program at 125% Leverage for the period from January 2002 through February 2008.

Name of CTA: Graham Capital Management, L.P.

Name of program: Global Diversified Program at 125% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: March 1, 2007

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $5,296,957,000

Aggregate assets in program including “notional” equity: $46,130,000

Largest monthly drawdown (of an account): (3.03)% (08/2007)

Largest peak-to-valley drawdown (of an account): (5.66)% (07/2007 to 08/2007)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2008 compound rate of return: 6.56% (2 months)

2007 compound rate of return: 19.79% (10 months)

2006 compound rate of return: 8.50%

2005 compound rate of return: (5.15)%

2004 compound rate of return: 8.92%

2003 compound rate of return: 10.80%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

See Notes to Performance Information on pages 45 through 47.

K4 Program at Standard Leverage

The following summary performance information and chart present the composite results of the K4 Program at Standard Leverage for the period from January 2002 through February 2008.

Name of CTA: Graham Capital Management, L.P.

Name of program: K4 Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: January 4, 1999

Number of open accounts: 2

Aggregate assets overall including “notional” equity: $5,296,957,000

Aggregate assets in program including “notional” equity: $560,573,000

Largest monthly drawdown (of an account): (9.07)% (09/2003)

Largest peak-to-valley drawdown (of an account): (16.76)% (01/2005 to 04/2005)

Number of profitable accounts that have opened and closed: 2

Range of returns experienced by profitable accounts: 3.81% to 11.46%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2008 compound rate of return: 5.65% (2 months)

2007 compound rate of return: 7.67%

2006 compound rate of return: 2.08%

2005 compound rate of return: (12.04)%

2004 compound rate of return: 0.46%

2003 compound rate of return: 17.05%

K4 Program at 150% Leverage

The following summary performance information and chart present the composite results of the K4 Program at 150% Leverage for the period from January 2002 through February 2008.

Name of CTA: Graham Capital Management, L.P.

Name of program: K4 Program at 150% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: June 1, 1999

Number of open accounts: 4

Aggregate assets overall including “notional” equity: $5,296,957,000

Aggregate assets in program including “notional” equity: $459,313,000

Largest monthly drawdown (of an account): (13.62)% (9/2003)

Largest peak-to-valley drawdown (of an account): (24.37)% (01/2005 to 04/2005)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 3.18% to 20.11%

Number of unprofitable accounts that have opened and closed: 3

Range of returns experienced by unprofitable accounts: (8.07)% to (13.02)%

2008 compound rate of return: 9.40% (2 months)

2007 compound rate of return: 16.91%

2006 compound rate of return: 7.45%

2005 compound rate of return: (15.79)%

2004 compound rate of return: 0.53%

2003 compound rate of return: 24.13%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

See Notes to Performance Information on pages 45 through 47.

Graham Selective Trading Program at Standard Leverage

The following summary performance information presents the composite results of the Graham Selective Trading Program at Standard Leverage for the period from January 2002 through February 2008.

Name of CTA: Graham Capital Management, L.P.

Name of program: Graham Selective Trading Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: January 7, 1998

Number of open accounts: 2

Aggregate assets overall including “notional” equity: $5,296,957,000

Aggregate assets in program including “notional” equity: $266,462,000

Largest monthly drawdown (of an account): (9.91)% (04/2004)

Largest peak-to-valley drawdown (of an account): (23.64)% (3/2004 to 8/2004)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 9

Range of returns experienced by unprofitable accounts: (1.42)% to (23.61)%

2008 compound rate of return: 6.56% (2 months)

2007 compound rate of return: 9.43%

2006 compound rate of return: 3.74%

2005 compound rate of return: (9.90)%

2004 compound rate of return: (6.73)%

2003 compound rate of return: 21.82%

Graham Selective Trading Program at 150% Leverage

The following summary performance information presents the composite results of the Graham Selective Trading Program (150% Leverage) for the period from January 2004 through January 31, 2007 (date the program stopped trading).

Name of CTA: Graham Capital Management, L.P.

Name of program: Graham Selective Trading Program at 150% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: January 2, 2004

Number of open accounts: 0

Aggregate assets overall including “notional” equity: $5,296,957,000

Aggregate assets in program including “notional” equity: $0

Largest monthly drawdown (of an account): (13.93)% (04/2004)

Largest peak-to-valley drawdown (of an account): (33.37)% (03/2004 to 08/2004)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 1

Range of returns experienced by unprofitable accounts: (16.65)%

2007 compound rate of return: (1.72)% (1 month)

2006 compound rate of return: 10.82%

2005 compound rate of return: (14.05)%

2004 compound rate of return: (11.09)%

2003 compound rate of return: N/A

2002 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

See Notes to Performance Information on pages 45 through 47.

Multi-Trend Program

The following summary performance information presents the composite results of the Multi-Trend Program for the period from September 2003 through February 2008.

Name of CTA: Graham Capital Management, L.P.

Name of program: Multi-Trend Program

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: September 2, 2003

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $5,296,957,000

Aggregate assets in program including “notional” equity: $16,558,000

Largest monthly drawdown(of an account): (8.05)% (4/2004)

Largest peak-to-valley drawdown(of an account): (18.41)% (03/2004 to 08/2004)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 1

Range of returns experienced by unprofitable accounts: (1.28)%

2008 compound rate of return: 11.10% (2 months)

2007 compound rate of return: 5.54%

2006 compound rate of return: 4.37%

2005 compound rate of return: (9.38)%

2004 compound rate of return: (3.14)%

2003 compound rate of return: 3.83% (4 months)

Multi-Trend Program at 125% Leverage

The following summary performance information presents the composite results of the Multi-Trend Program at 125% Leverage for the period from April 2006 through February 2008.

Name of CTA: Graham Capital Management, L.P.

Name of program: Multi-Trend Program at 125% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: April 1, 2006

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $5,296,957,000

Aggregate assets in program including “notional” equity: $224,152,000

Largest monthly drawdown(of an account): (4.36)% (2/2007)

Largest peak-to-valley drawdown(of an account): (8.27)% (5/2006 to 8/2006)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2008 compound rate of return: 7.82% (2 months)

2007 compound rate of return: 15.96%

2006 compound rate of return: 0.77% (9 months)

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

See Notes to Performance Information on pages 45 through 47.

K5 Program at Standard Leverage

The following summary performance information presents the composite results of the K5 Program at Standard Leverage for the period from June 2003 through December 2006 (date the program stopped trading).

Name of CTA: Graham Capital Management, L.P.

Name of program: K5 Program at Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: October 28, 2002

Number of open accounts: 0

Aggregate assets overall including “notional” equity: $5,296,957,000

Aggregate assets in program including “notional” equity: $0

Largest monthly drawdown(of an account): (9.14)% (4/2004)

Largest peak-to-valley drawdown(of an account): (19.54)% (4/2004 to 4/2005)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 5

Range of returns experienced by unprofitable accounts: (7.50)% to (15.42)%

2007 compound rate of return: N/A

2006 compound rate of return: (0.64)%

2005 compound rate of return: (8.60)%

2004 compound rate of return: (3.67)%

2003 compound rate of return: N/A

2002 compound rate of return: N/A

Alternative Investment Program

The following summary performance information presents the composite results of the Alternative Investment Program for the period from August 2006 through February 2008.

Name of CTA: Graham Capital Management, L.P.

Name of program: Alternative Investment Program

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: August 1, 2006

Number of open accounts: 3

Aggregate assets overall including “notional” equity: $5.296.957,000

Aggregate assets in program including “notional” equity: $139,496,528

Largest monthly drawdown(of an account): (2.89)% (8/2007)

Largest peak-to-valley drawdown(of an account): (4.90)% (7/2007 to 8/2007)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2008 compound rate of return: 2.73% (2 months)

2007 compound rate of return: 8.35%

2006 compound rate of return: 6.69%

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

See Notes to Performance Information on pages 45 through 47.

EAGLE TRADING SYSTEMS INC.

Eagle Trading Systems Inc., or Eagle, is a Delaware corporation formed in May, 1993 to provide commodity trading advisory services to selected clients. Eagle has been registered with the CFTC as a commodity pool operator and commodity trading advisor, or CTA, and has been a member of the NFA since June 22, 1993. All of Eagle’s stock is owned by Liora and Menachem Sternberg, who are directors of Eagle. Eagle acquired all right, title and interest in the Eagle systems as of March 31, 1993 and continues the systematic advisory services, pursuant to the Eagle systems, previously provided by Tiverton Trading Incorporated, or Tiverton, whose principal is unrelated to Eagle. Eagle has been independently responsible for the operation of the Eagle systems since August 1, 1993.

Eagle trades its Eagle Momentum Program for Series J as described below. For past performance of Eagle, see pages 66 through 70.

Management

Menachem Sternberg is the Chairman of the Board and Chief Executive Officer of Eagle. He has been a principal, associated person and NFA associate member of Eagle since March 10, 1997, April 7, 1997 and February 14, 1997, respectively. Prior to joining Eagle in January 1997, Mr. Sternberg was a Senior Vice President and senior trader at Caxton Corporation, or Caxton, and since July 1995, also was a principal of Caxton Associates L.L.C. Caxton is a New York based money management firm investing in the foreign exchange, global financial, and commodities markets.

Prior to joining Caxton in 1992, Mr. Sternberg was the President and a director of Tiverton, a registered commodity trading advisor. From August 1989 to December 1991, Mr. Sternberg also was a Managing Director of Global Research and Trading Ltd., a corporation engaged in the research and development of trading and investment strategies in the futures, forward and option markets. Prior thereto, Mr. Sternberg was employed by Commodities Corporation, (U.S.A.) from 1979 until December 31, 1989, first as a research consultant and subsequently as a First Vice President of CC (U.S.A.). In 1986, he became an employee of Tiverton in addition to his employment at CC (U.S.A.). Prior to joining CC (U.S.A.), Mr. Sternberg was a systems analyst.

Mr. Sternberg received a B.A. cum laude from Tel Aviv University and a Ph.D. in Economics from Princeton University. His doctoral dissertation, entitled “Uncertainty and the Use of Forward Contracts”, dealt with theoretical issues concerning hedging and market behavior. In addition to his involvement in global financial markets, Mr. Sternberg has advised governmental and corporate clients as an economic consultant, and has authored numerous research and academic papers. He also has served on the faculty of Ben Gurion University and as a visiting scholar at Princeton University.

Liora Sternberg is the President and a Director of Eagle. She has been a principal, associated person of Eagle since June 22, 1993. Mrs. Sternberg has been involved in the computer industry since 1977. Starting in October 1982, she was employed by Menorah Insurance Company Ltd. as a system analyst, in charge of designing financial applications. From January 1984 until January 1992, she was managing the General Insurance computer applications department. Mrs. Sternberg initiated and supervised the development and implementation of a wide range of computer support systems, both at the management and operational levels. Her position required involvement in key management and business decisions of the company. Starting in January 1992, Mrs. Sternberg devoted her time to the study of financial markets and the design of computerized trading systems. In May 1993, Mrs. Sternberg formed and became the President of Eagle. Mrs. Sternberg received a BA in Computer Science and Philosophy from Bar Ilan University in 1982.

Eileen McFarlane-Kovacs is the Chief Financial Officer and Chief Operating Officer of Eagle and is a member of the NFA. Ms. McFarlane-Kovacs joined Eagle in 2003 and is responsible for all aspects of Eagle’s financial operations including controllership, regulatory compliance, tax compliance, corporate administrative functions, and human resources. Ms. McFarlane-Kovacs is a CPA, and prior to joining Eagle in May 2003, was employed in public accounting practice for over fifteen years. Ms. McFarlane-Kovacs was employed by Wilkin & Guttenplan, PC from May 1988 through November 2001 and by WithumSmith&Brown, PC from November 2001 to May 2003. Throughout her tenure in public accounting practice, Ms. McFarlane-Kovacs provided audit, accounting, consulting and tax services to clients in a variety of industries. Ms. McFarlane-Kovacs received a BS degree in accounting with highest distinction from Rutgers University in 1988.

Gil Sternberg is the Director of Systems Development of Eagle, and is a member of the NFA. Gil has over 10 years of experience in software design and development. Gil joined Eagle in 2002, and during his tenure has revamped the firm’s in house computerized applications, including accounting, trading, notification and controls. During 2005 Gil completed the development of a new proprietary Research Platform, which consolidates and enhances all research and operational activities in the firm, providing

Eagle with a powerful platform for System maintenance and new System development. Prior to joining Eagle, Gil was employed by RiT Technologies, a NASDAQ traded company from 1999 through August 2002. In the position of Project Manager, he oversaw the design and development of complex, real-time, algorithm centric enterprise applications. Before joining RiT, Gil served as a Staff Sergeant in a highly confidential, research oriented post in the field of data analysis for the IDF Army Intelligence from 1994 through 1997. Gil received a BA in Computer Science with honors from the Interdisciplinary Center Hertzelia, Israel in 2001.

There have never been any civil, criminal or administrative actions against Eagle or its principals.

Trading Approach

Systematic Trading Approach

Eagle is offering clients advisory services pursuant to a systematic, model driven, trading approach. The approach is designed to capture and participate in trading opportunities and structural changes in the markets. The systematic trading approach is designed to identify and participate in intermediate and long term price changes in markets. Systematization of strict trading rules is used to incorporate money management principles and volatility adjustment features. Decisions to initiate or liquidate positions are dependent upon computer-generated signals which are based on mathematical analysis of closing market prices and the incorporation of predetermined risk parameters. Volatility adjustment features are designed to trigger profit-taking decisions and to adjust participation in markets which exhibit excessive volatility.

Trading Programs

Eagle’s systematic trading approach has served as a conceptual framework for the development of its trading programs. Each system is based on defining the market structures and situations it attempts to capture by formulation of trading rules that will best achieve its goals. These goals are then analyzed with the use of substantial market data to confirm that the rules can be consistently applied in actual trading. Once the systems are used in actual trading, they are constantly monitored and the trading rules are reevaluated to identify any need for refinements or modifications. The systems are designed to trade on a fully invested basis in markets exhibiting price behavior which correspond to the market structure and situations they attempt to achieve, while avoiding markets characterized by excessive volatility or sharp price corrections. Sharp price corrections or high volatility will generally trigger a scale down or even complete liquidation of positions.

Eagle’s trading programs incorporate the trading concepts embedded in its systematic trading approach.

Eagle Momentum Program

The Eagle Momentum Program, or EMP, is a computerized, technical trading system developed, based on Eagle’s extensive experience in observing and trading the global futures markets, to capture short and intermediate term trading opportunities in markets that exhibit strong price momentum. The current environment for each market is evaluated, based on its recent trading range, volatility, and overall price behavior. The trading program utilizes trading rules which are based on pattern recognition and money management techniques on both the individual market and portfolio levels. EMP’s discipline in evaluating market behavior and the attention given to market volatility as well as its risk control tend to screen participation to markets which provide good risk to reward potential. EMP will primarily be involved in markets that exhibit a rapid move away from the current trading range and exit quickly when the momentum fades. This exit strategy attempts to dynamically adjust exposure before major corrections occur, thus capturing the lion’s share of the profits.

The adoption of the trading philosophy to a computerized trading system was done by applying rule based techniques to confirm the trading concept over an extensive body of historical market data and by constantly monitoring and reevaluating the rules in actual trading. The program currently covers 30 commodities, currencies, stock indices and global fixed income markets.

Set forth is a list of the futures markets that the Eagle Momentum Program currently tracks and in which it may trade. Eagle in its sole discretion reserves the right to change the markets and exchanges in which it trades. The following parenthetical numbers reflect the approximate sector allocations of the EMP as of February 29, 2008. Due to the short to intermediate nature of EMP, positions and sector allocations can change considerably from one month to another.

STOCK INDICES	4%	ENERGY	32%
DAX	EUREX	Crude Oil	NYMEX
S&P	CME	RBOB Gasoline	NYMEX
Nasdaq 100	CME	Natural Gas	NYMEX
Hang Seng	HKFE	Heating Oil	NYMEX
Taiwan Index	SGX
NIKKEI	OSE

FOREIGN FINANCIAL INSTRUMENTS	22%	CURRENCIES	25%
German Bund	EUREX	Euro Currency	CME
German Bobl	EUREX	Japanese Yen	CME
Long Gilt	Euronext LIFFE	Swiss Franc	CME
JGB	TSE	Canadian Dollar	CME
Aussie 10yr Bond	SFE	Australian Dollar	CME
Mexican Peso			CME
British Pounds			CME

US FINANCIAL INSTRUMENTS	0%	METALS	17%
10 Year Treasury Notes	CBOT	Aluminum	LME
5 Year Treasury Notes	CBOT	Copper	LME
		Gold	NYMEX

GRAINS	0%
Soybeans	CBOT
Corn	CBOT
Wheat	CBOT

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Eagle trades the Eagle Momentum Program on behalf of the Trust. Trading for clients pursuant to the Eagle Momentum Program commenced in October 2003 and is detailed in Capsule A. Prior to October 2003, Eagle’s proprietary assets were traded under the Eagle Momentum Program. Complete performance results for this program are shown on pages 133 through 134 of Part Two Statement of Additional Information.

Trading pursuant to the Eagle-Global System commenced in August 1995 and is detailed in Capsule B. Trading pursuant to the Eagle Yield Enhancement program commenced in August 2000 and is detailed in Capsule C. Eagle commenced exclusive management of client’s accounts pursuant to the Eagle System in August 1993 and is detailed in Capsule D. Trading for clients pursuant to the Eagle Matrix commenced in October 2003 and is detailed in Capsule E. Trading for clients pursuant to the Eagle Risk Allocation Program commenced in June 2004 and is detailed in Capsule F. Trading of two customized multi-strategy programs commenced in October 2006 and is detailed in Capsules G and H.

Each of the Capsules represents composite performance for all accounts managed pursuant to a specific Trading Program and therefore, does not reflect (except when the Capsule covers one account) the actual performance of any one of the accounts. Within each Trading Program all of the accounts were traded pursuant to the same signals generated by the Trading Program. The material differences between and among such accounts and their relative performance are caused by the size of each account, its use of notional funds, the number of contracts traded by the account, the date each account started trading, the brokerage commission rates charged, and the management and incentive fees paid by the account. The Capsules do not include proprietary or experimental accounts.

Through March 2004, the rates of return set forth below in Capsules A, B, D and E are based on the fully-funded subset of Eagle’s accounts managed pursuant to the Trading Program as detailed in CFTC advisory 93-13. This means that (i) Eagle Trading is managing some accounts which are fully-funded and others which are funded at less than 100%, but only fully-funded accounts are shown; (ii) the value of the Fully-Funded accounts included in the subset constitutes at least 10% of the cash and other margin qualifying assets, or Actual Funds, plus the amount by which the account’s trading level exceeds the Actual Funds, or Nominal Account Size; and (iii) there are no material differences in the gross trading profit (loss) between the Fully-Funded subset and the Nominal Account Size. Starting April 2004, pursuant to NFA Compliance Rule 2-34, rates of return calculated for all accounts include notional funding.

Capsule C sets forth actual monthly rate of return of Eagle Yield Enhancement from August 2000 based on Nominal Account size. This information is based on the actual trading of client accounts that were funded at various levels (5%—100%) of Nominal Account size.

The rates of return shown in Capsule C are those of the Yield Enhancement Program, and include partial interest income, reflecting actual interest received on the cash in the accounts. For fully-funded accounts, rates of return will be higher than those shown in Capsule C reflecting the interest earned on the full value of such accounts.

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Eagle Momentum Program (Capsule A)

Eagle trades this program on behalf of Series J. The following summary performance information and chart present the composite results (unless otherwise noted) of the Eagle Momentum Program for the period from October 2003 through February 2008.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Momentum Program

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2003

Number of open accounts: 3

Aggregate assets overall excluding “notional” equity: $1,361,063,860

Aggregate assets overall including “notional” equity: $2,595,276,764

Aggregate assets in program excluding “notional” equity: $55,579,445

Aggregate assets in program including “notional” equity: $55,579,445

Largest monthly drawdown (for an account): (9.32)% (01/2005)

Largest peak-to-valley drawdown (for an account): (19.72)% (11/2004 to 04/2005)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 2.67% to 14.19%

Number of unprofitable accounts that have opened and closed: 4

Range of returns experienced by unprofitable accounts: (3.76)% to (12.12)%

Monthly Rate of Return	2003(%)		2004(%)	2005(%)	2006(%)	2007(%)	2008(%)
January	—		(0.64)%	(9.32)%	(7.08)%	0.12%	4.17%
February	—		3.12%	(5.22)%	(2.51)%	(6.85)%	5.96%
March	—		(1.40)%	2.09%	1.75%	(4.48)%
April	—		(2.57)%	(6.48)%	14.16%	1.82%
May	—		(0.59)%	3.09%	2.73%	10.36%
June	—		(5.82)%	0.38%	(1.63)%	4.94%
July	—		0.74%	7.40%	(5.38)%	3.71%
August	—		1.19%	8.78%	1.17%	2.65%
September	—		6.90%	(8.43)%	0.89%	0.93%
October	1.56%		(4.41)%	4.02%	(1.89)%	5.71%
November	(0.43)%		11.37%	(0.06)%	4.06%	3.70%
December	3.91%		(2.16)%	(2.52)%	4.88%	1.30%
Compound Rate of Return	5.08 (3 months	% )	4.60%	(7.94)%	9.96%	25.34%	10.38 (2 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on pages 45 through 47.

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Eagle Global System (Capsule B)

The following summary performance information presents the composite results of the Eagle Global System for the period from January 2003 through February 2008.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Global System

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: August 1995

Number of open accounts: 3

Aggregate assets overall excluding “notional” equity: $1,361,063,860

Aggregate assets overall including “notional” equity: $2,595,276,764

Aggregate assets in program excluding “notional” equity: $301,828,487

Aggregate assets in program including “notional” equity: $305,515,741

Largest monthly drawdown: (12.94)% (4/2004)

Largest peak-to-valley drawdown: (32.08)% (10/2003 to 09/2004)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 9.05% to 28.94%

Number of unprofitable accounts that have opened and closed: 2

Range of returns experienced by unprofitable accounts: (18.14)% to (29.71)%

2008 compound rate of return: 9.38% (2 months)

2007 compound rate of return: 15.35%

2006 compound rate of return: 22.43%

2005 compound rate of return: 25.82%

2004 compound rate of return: (19.69)%

2003 compound rate of return: 28.00%

Eagle Yield Enhancement (Capsule C)

The following summary performance information presents the composite results of the Eagle Yield Enhancement for the period from January 2003 through February 2008.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Yield Enhancement

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: August 2000

Number of open accounts: 6

Aggregate assets overall excluding “notional” equity: $1,361,063,860

Aggregate assets overall including “notional” equity: $2,595,276,764

Aggregate assets in program excluding “notional” equity: $1,685,269,394

Aggregate assets in program including “notional” equity: $514,486,317

Largest monthly drawdown: (4.18)% (02/2007)

Largest peak-to-valley drawdown: (11.38)% (05/2003 to 09/2004)

Number of profitable accounts that have opened and closed: 5

Range of returns experienced by profitable accounts: 0.82% to 15.20%

Number of unprofitable accounts that have opened and closed: 22

Range of returns experienced by unprofitable accounts: (1.24) % to (16.36)%

2008 compound rate of return: 2.72% (2 months)

2007 compound rate of return: (0.77)%

2006 compound rate of return: 1.52%

2005 compound rate of return: 5.57%

2004 compound rate of return: (1.46)%

2003 compound rate of return: (3.82)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

See Notes to Performance Information on pages 45 through 47.

Eagle System (Capsule D)

The following summary performance information presents the composite results of the Eagle System for the period from January 2002 through February 2008.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle System

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: August 1993

Number of open accounts: 1

Aggregate assets overall excluding “notional” equity: $1,361,063,860

Aggregate assets overall including “notional” equity: $2,595,276,764

Aggregate assets in program excluding “notional” equity: $9,612,682

Aggregate assets in program including “notional” equity: $9,612,682

Largest monthly drawdown: (12.20)% (04/2004)

Largest peak-to-valley drawdown: (37.75)% (10/2003 to 09/2004)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 9.09% to 1085.40%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2008 compound rate of return: 16.09% (2 months)

2007 compound rate of return: 0.34%

2006 compound rate of return: 13.42%

2005 compound rate of return: 19.13%

2004 compound rate of return: (24.65)%

2003 compound rate of return: 26.45%

Eagle Matrix (Capsule E)

The following summary performance information presents the composite results of the Eagle Matrix for the period from October 2003 through February 2008.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Matrix

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2003

Number of open accounts: 1

Aggregate assets overall excluding “notional” equity: $1,361,063,860

Aggregate assets overall including “notional” equity: $2,595,276,764

Aggregate assets in program excluding “notional” equity: $11,494,334

Aggregate assets in program including “notional” equity: $11,494,334

Largest monthly drawdown: (6.70)% (4/2004)

Largest peak-to-valley drawdown: (17.07)% (09/2003 to 07/2004)

Number of profitable accounts that have opened and closed: 2

Range of returns experienced by profitable accounts: 2.90% to 4.30%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2008 compound rate of return: 7.52% (2 months)

2007 compound rate of return: 8.63%

2006 compound rate of return: 12.38%

2005 compound rate of return: 15.21%

2004 compound rate of return: (4.11)%

2003 compound rate of return: (5.17)% (3 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

See Notes to Performance Information on pages 45 through 47.

Eagle Risk Allocation (Capsule F)

The following summary performance information presents the composite results of the Eagle Risk Allocation for the period from June 2004 to February 2008.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Risk Allocation

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: June 2004

Number of open accounts: 2

Aggregate assets overall excluding “notional” equity: $1,361,063,860

Aggregate assets overall including “notional” equity: $2,595,276,764

Aggregate assets in program excluding “notional” equity: $1,267,328

Aggregate assets in program including “notional” equity: $61,009,901

Largest monthly drawdown: (9.42)% (02/2007)

Largest peak-to-valley drawdown: (21.76)% (04/2006-08/2007)

Number of profitable accounts that have opened and closed: 2

Range of returns experienced by profitable accounts: 18.29% to 37.47%

Number of unprofitable accounts that have opened and closed: 1

Range of returns experienced by unprofitable accounts: (6.63)%

2008 compound rate of return: 6.99% (2 months)

2007 compound rate of return: (13.91)%

2006 compound rate of return: 5.62%

2005 compound rate of return: 25.60%

2004 compound rate of return: 7.75% (7 months)

2003 compound rate of return: N/A

Custom Account 1 (Capsule G)

The following summary performance information presents the composite results of Custom Account 1 for the period from October 2006 to February 2008.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Multi Strategy

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2006

Number of open accounts: 1

Aggregate assets overall excluding “notional” equity: $1,361,063,860

Aggregate assets overall including “notional” equity: $2,595,276,764

Aggregate assets in program excluding “notional” equity: $356,012,516

Aggregate assets in program including “notional” equity: $356,012,516

Largest monthly drawdown: (6.72)% (02/2007)

Largest peak-to-valley drawdown: (12.56)% (01/2007-03/2007)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2008 compound rate of return: 8.91% (2 months)

2007 compound rate of return: 9.76%

2006 compound rate of return: 1.57% (3 months)

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

See Notes to Performance Information on pages 45 through 47.

Custom Account 2 (Capsule H)

The following summary performance information presents the composite results of Custom Account 2 for the period from October 2006 to February 2008.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Multi Strategy

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2006

Number of open accounts: 1

Aggregate assets overall excluding “notional” equity: $1,361,063,860

Aggregate assets overall including “notional” equity: $2,595,276,764

Aggregate assets in program excluding “notional” equity: $110,782,752

Aggregate assets in program including “notional” equity: $110,782,752

Largest monthly drawdown: (4.61)% (02/2007)

Largest peak-to-valley drawdown: (5.46)% (01/2007-03/2007)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2008 compound rate of return: 6.01% (2 months)

2007 compound rate of return: 10.31%

2006 compound rate of return: 1.59% (3 months)

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

See Notes to Performance Information on pages 45 through 47.

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ORTUS CAPITAL MANAGEMENT LIMITED

Ortus Capital Management (Cayman) Limited is a company incorporated in the Cayman Islands on June 27, 2003 with limited liability. It is exempted by the Cayman Islands Monetary Authority from the requirement to obtain a license under the Securities Investment Business Law (2003 Revision). It has appointed Ortus Capital Management Limited as an investment adviser to provide recommendations, investment advice, and implementation assistances to it. Ortus Capital Management Limited is a company incorporated in Hong Kong with limited liability and was licensed by the Securities and Futures Commission of Hong Kong on August 29, 2003 to carry on type 9 regulated activity - asset management. Because Ortus trades only foreign exchange contracts, and does not trade futures, neither Ortus Capital Management (Cayman) Limited nor Ortus Capital Management Limited are registered with the CFTC. If Ortus expects to trade futures, it will comply with CFTC regulations. As used herein, Ortus shall refer to Ortus Capital Management (Cayman) Limited, Ortus Capital Management Limited or both.

Ortus trades its Major Currency Program for Series J as described below. For past performance of Ortus, see pages 74 through 75.

Investment Philosophy

Ortus believes that in order to utilize its capital most effectively, it is important to take advantage of the opportunities available in multiple financial markets. Although Ortus’ investment activities span across global financial markets (including global and regional currencies, global fixed income and equity markets, and commodity markets), the investment strategies are based on the same underlying investment philosophy.

The investment philosophy focuses on the inter-relationship and interplay between any given financial market and its underlying economic fundamentals, that is, the inter-dependence between the financial side and the real side. The real sides of major financial markets are intrinsically inter-related although they often have their own characteristics. For example the global economy is inter-related through trades of goods and services as well as flows of capital through global financial markets, and each economy has its own structural characteristics; in the case of an individual stock, the fundamental or the real side includes, among other things, the company’s balance sheet and operating performance, it also includes, among other things, strengths of its competitors and macro environment in which it operates.

Intuitively, there is a positive association between the financial side and the real side. For example, a positive shock in a country’s performance is usually associated with an appreciation of the country’s currency; a positive surprise in a company’s performance is usually associated with a rise in the company’s stock price. However, it is not fruitful and not enough only to understand this positive association between the two sides.

It is far more important to understand and to measure the feedback relationship between the real side and the financial side over various time horizons. At the early stage of an upward trend in an asset price, there is usually an asymmetric sensitivity of the asset price with respect to the fundamental news. This asymmetric response to news is consistent with an old saying referring to a bull market in stocks: “Good news is good news and no news is good news.” Certainly at this stage of price dynamics, the feedback from the real side to the financial side is positive and dramatic. Uninformed market participants, having observed the asymmetric price action, can derive certain perceptions about future price dynamics that affect the demand for the asset, thus creating a tendency for the asset price to trend. A trend may actually occur if there is also a positive feedback from the financial side to the real side. In many cases, such reverse positive feedbacks do exist, that is, the underlying fundamentals do benefit from firming asset prices. For example, if the US dollar strengthens due to capital flows from the rest of the world, the US economy will usually benefit from such capital flows because capital inflows to the US lower the cost of capital. Thus, a momentum is set in motion in both the real and the financial side, creating great investment opportunities. At the end of an upward price trend, there is an opposite and asymmetric price sensitivity with respect to fundamental news. In this case, good news may not be good news and bad news is really bad.

Ortus relies on its own proprietary models to capture the essence of the positive association and feedback relationship between asset prices and their underlying economic fundamentals over various time horizons, and to evaluate the risk/reward profile of investment opportunities. The approach is based on innovations and rigorous applications of financial theories and takes into account structural details, inter-relationships, as well as feedback relationships. The same investment philosophy can be applied to stock markets, fixed income markets, commodities markets, as well as to currency markets. Depending on the nature of such inter-relationship and interplay for any given market, the resulting investment horizon can range from a few months to several years. Intuitively, the investment strategies move capital from less “productive” sectors/regions to more “productive” sectors/regions in the global economy based on Ortus’ proprietary models which identify and evaluate the “productiveness” of capital by taking into account reward as well as risk. Ortus also relies on its own proprietary risk management strategies that are an integral part of the investment strategies. The risk management strategies aim to maximize upside potential while damping downside shocks. Innovative risk measurement and dynamic strategies to optimally control the portfolio drawdowns are employed to ensure that the portfolio return distribution is skewed to the right, not left (i.e. the high return side, not the low return side).

The resulting investment style has the following characteristics: (1) systematic, quantitative, and model driven; (2) based on independent, extensive, and continuous research; and (3) disciplined and quantitative risk management.

Investment Process and Risk Management

The investment process consists mainly of (1) opportunity identification and evaluation, or market view formation; (2) risk management (portfolio optimization and optimal drawdown control, and other risk management); and (3) ongoing monitoring, calibration and review.

Market View Formation

Ortus applies its proprietary models to the global financial markets, and calibrates its models as the markets and economies evolve over time. The data inputs that Ortus uses are available publicly, including economic and monetary data, fiscal and monetary policies, company and/or industry specific data, and financial market data (such as stock prices, exchange rates, interest rates, implied volatility, implied correlations, etc.). Both current and historic data are employed. Ortus also pays special attention to special events or situations (such as the internet bubble) that may induce abnormal global capital flows. The market views are expressed in terms of the expected moves, risks associated, and the correlations among markets over various time horizons. That is, the market views are represented by joint probability distributions of asset returns over various time horizons, which is in sharp contrast to the common approach that is focused on point estimates of asset prices.

Market views are monitored and reviewed as market conditions change.

Risk Management – Portfolio Optimization

Based on the market views which have taken into account the risks and correlations for various markets under consideration over various time horizons, Ortus constructs its investment portfolio based on its proprietary portfolio optimization models to optimize the risk/reward profile of Ortus’ capital. The portfolio optimization is part of the risk management strategy and is related to other risk management measures described below.

Risk Management – Optimal Drawdown Control and Determination of Portfolio Size

Market risks are measured by their impact on Net Asset Value, or NAV. The traditional measure such as leverage ratios may not capture the true nature of exposure to risks. In addition to the risk allocation by portfolio optimization, Ortus aims to optimally control the drawdown of NAV (as measured from the previously achieved NAV peak) to within a comfortable limit. Ortus relies on its own optimal risk management strategies to dampen downside shocks to NAV. As a result, at any time the total size of the portfolio depends, among other things, on the position of the current NAV relative to its previous high, risk tolerance, the size of capital (i.e. the current NAV), and market conditions.

Ongoing Monitoring and Review

The investment process is a dynamic and continuous process. Various dimensions of the investment strategy are monitored and reviewed regularly. Portfolio and model adjustments may be necessary when market conditions change.

Markets and Instruments

The investment strategies are normally implemented through the most liquid segments of the global capital markets that include fixed income markets, equity markets, commodity markets, as well as global and regional currency markets. The capital is allocated to any given market according to, among other things, the relative attractiveness of its risk/reward profile, its relationship with other markets, and the liquidity of the market. Ortus invests in, holds, sells (including through short sales), trades and otherwise deals in securities, futures, and over-the-counter financial products in global financial markets for investment as well as for risk management purposes. Although Ortus may employ a wide range of financial instruments such as securities, futures, options, warrants, fixed income products and variable income products, bank deposits, forwards, swaps, and other over-the-counter derivative products, it primarily uses simple plain-vanilla instruments with substantial liquidity such as listed futures contracts and short-term currency forward contracts. Ortus will seek to use the most efficient instruments to implement any particular strategy.

Currently, the markets involved and instruments used are currency spot transactions and currency forward and swap transactions (with tenors not longer than 12 months) among major currencies. In addition, Ortus may invest a small portion of its capital in other public or private investment funds or managed accounts if strategic and economic reasons exist to do so.

Management

“Joe” Zhongquan Zhou is a Director of Ortus. Dr. Zhou received his B.S. in Mathematics in 1983 from Wuhan University (China) and two degrees from the Wharton School of the University of Pennsylvania: a M.A. in Statistics in 1990 and a Ph.D. in Finance in 1993. From 1993 to 1996, Dr. Zhou was a proprietary trader, first at Lehman Brothers, and then at Bear Stearns, where he traded a wide variety of futures and options contracts. From 1996 to 1997, Dr. Zhou was Assistant Professor of Finance at Washington University in St. Louis, Missouri. From 1997 to 2001, Dr. Zhou was the Head of Research at Quantitative Financial Strategies, Inc. From 2001 to 2003, Dr. Zhou co-founded Divergence Capital Management LLC. Among his publications are (1) Optimal Investment Strategies for Controlling Drawdowns (Mathematical Finance, 1993, joint authorship with Sanford Grossman), (2) Equilibrium Analysis of Portfolio Insurance (Journal of Finance, 1996, joint authorship with Sanford Grossman), and (3) An Equilibrium Analysis of Hedging with Liquidity Constraints, Speculation and Government Price Subsidy in a Commodity Market (Journal of Finance, 1998).

“James” Xin Shang is a Director of Ortus. Mr. Shang received his B.S. in Physics in 1983 from Peking University (China), his M.S. degree in Physics in 1986 from the New York University, and his M.A. in Finance in 1990 from the Wharton School of the University of Pennsylvania. Mr. Shang joined the financial products unit of Credit Suisse First Boston (CSFB) in its New York office in 1991. He was a key member of its hedge fund coverage group. He was responsible for quantitative research on investment and risk management as well as for structuring and executing various transactions for hedge funds. The financial markets involved included the global fixed income, currency, equity and commodity markets. From 1995 to 1996, Mr. Shang was with CSFB London as a product manager in its financial products unit. He was responsible for researching and structuring financial products for various clients across Europe. From 1996 to 2001, Mr. Shang was with CSFB Hong Kong in its financial products area. Before leaving CSFB, he was a Director with its precious metals group in Asia. From 2001 to 2003, Mr. Shang had focused on investment research.

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Ortus Major Currency Program

Ortus trades this program on behalf of Series J. The following summary performance information and chart present the composite results (unless otherwise noted) of the Ortus Major Currency Program for the period from September 2003 through February 2008.

Name of Trading Advisor: Ortus Capital Management Limited/Ortus Capital Management (Cayman) Limited

Name of program: Ortus Major Currency Program

Inception of client account trading by Trading Advisor: September 26, 2003

Inception of client account trading in program: September 26, 2003

Number of open accounts: 10

Aggregate assets overall including “notional” equity: $1,787,000,000

Aggregate assets in program including “notional” equity: $1,772,000,000

Largest monthly drawdown (of an account): (6.70)%) (08/2007)

Largest peak-to-valley drawdown (of an account): (11.30)% (03/2004 to 10/2004)

Number of profitable accounts that have opened and closed: 1

Range of returns experienced by profitable accounts: (6.70)%—7.03%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

Monthly Rate of Return	2003(%)		2004(%)	2005(%)	2006(%)	2007(%)	2008(%)
January	—		8.22%	3.99%	3.84%	2.17%	5.55%
February	—		5.54%	3.07%	(2.83)%	(2.16)%	3.99%
March	—		(6.00)%	(1.23)%	2.17%	1.86%
April	—		(3.52)%	4.94%	(0.06)%	1.90%
May	—		0.70%	(0.28)%	0.35%	(2.35)%
June	—		(2.71)%	2.01%	1.51%	4.63%
July	—		2.50%	(0.16)%	7.03%	0.00%
August	—		(2.20)%	(4.54)%	3.40%	(6.70)%
September	—		0.61%	4.67%	(0.13)%	3.64%
October	6.56%		(1.03)%	3.40%	5.42%	3.05%
November	2.41%		1.55%	1.05%	5.02%	(2.13)%
December	7.10%		0.67%	(1.86)%	4.80%	(3.26)%
Compound Rate of Return	16.88 (3 months	% )	3.56%	15.60%	34.59%	0.01%	9.76 (2 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on pages 45 through 47.

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Ortus Multi-Strategy Program

The following summary performance information presents the composite results of the Ortus Major Currency Program for the period from August 2007 through February 2008.

Name of Trading Advisor: Ortus Capital Management Limited/Ortus Capital Management (Cayman) Limited

Name of program: Ortus Multi-Strategy Program

Inception of client account trading by Trading Advisor: September 26, 2003

Inception of client account trading in program: August 1, 2007

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $1,787,000,000

Aggregate assets in program including “notional” equity: $30,000,000

Largest monthly drawdown (of an account): (5.29)% (11/2007)

Largest peak-to-valley drawdown (of an account): (8.73)% (10/2007 to 01/2008)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2008 compound rate of return: 6.39% (2 months)

2007 compound rate of return: (1.52)%

2006 compound rate of return: N/A

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on pages 45 through 47.

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USE OF PROCEEDS

The proceeds of the offering of the Units are used by Series J to engage in the speculative trading on futures, forward, options and related markets through allocating such proceeds to the applicable Advisor.

To the extent Series J trades in futures contracts on U.S. exchanges, the assets deposited by Series J with its Clearing Brokers as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

To the extent that Series J trades in futures, forward, options and related contracts on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

As of the date of this Prospectus, the Trust places 100% of the Net Asset Value of Series J in segregated accounts in the name of the Trust on behalf of Series J with the Clearing Broker or another eligible financial institution in the form of cash or U.S. Treasury bills to margin positions of all commodities combined. Such funds are segregated pursuant to CFTC rules.

The Managing Owner, a registered commodity pool operator, will be responsible for the cash management activities of the Trust, including investing in U.S. Treasury and U.S. Government Agencies issues.

In addition, assets of Series J not required to margin positions may be maintained in United States bank accounts opened in the name of the Trust on behalf of Series J and may be held in U.S. Treasury bills (or other securities approved by the CFTC for investment of customer funds).

Series J receives 100% of the interest income earned on its assets.

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“Breakeven Table”

	Series J10 Class I			Series J10 Class II
Expense[1]	$		%	$		%
Managing Owner Management Fee		$25	0.50%		$25	0.50%
Advisor’s Base Fee		$108	2.17%		$108	2.17%
Advisor’s Incentive Fee[3]		$45	0.90%		$25	0.50%
Service Fee Reimbursement[4]		$100	2.00%		N/A	N/A
Sales Commission[5]		$50	1.00%		$50	1.00%
Administrative Expense[6]		$37	0.75%		$37	0.75%
Organization and Offering Expense Reimbursement[7]		$25	0.50%		$25	0.50%
Brokerage Commissions[8]		$11	0.23%		$11	0.23%
Interest Income[9]		$(58)	(1.15)%		$(58)	(1.15)%
12-Month Break Even		$345	6.90%		$225	4.50%

1.	The foregoing breakeven analysis assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $5,000 as the Net Asset Value per Unit. See “Charges” beginning on page 78 for an explanation of the expenses included in the “Breakeven Table.”
2.	Class II Units may be offered and sold only to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”). Class II Unitholders are not charged any Service Fee.
3.	Based on assumptions herein, the Advisor’s Incentive Fee is 0.90% for Class I and 0.50% for Class II.
4.

Investors who redeem all or a portion of their Class I Units of Series J before the first anniversary of the purchase of such Units will be subject to a redemption charge (which amount is reflected in this Service Fee item) in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%.

5.

Each Unit purchased pays to Kenmar Securities Inc. in arrears a monthly Sales Commission equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value of the outstanding Units as of the beginning of the month.

6.	Administrative expenses are currently estimated to be 0.75%. Actual expenses may be higher or lower. The Managing Owner expects that as the Net Asset Value of Series J increases, the administrative expenses of Series J will decline as a percentage of Series J’s Net Asset Value.
7.	Expense levels are assumed to be at maximum amount. Actual expenses may be lower.
8.	Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Advisors, the total amount of brokerage commissions and trading fees varies from Advisor to Advisor based upon the trading frequency of the Advisors and the specific futures contracts traded. The estimates presented in the table above are prepared using historical data about the Advisors’ trading activities.
9.	Interest income is currently estimated to be earned at a rate of 1.15%, although such interest income is variable based on short-term interest rates.
10.	For purposes of this breakeven analysis, we have assumed (i) that the Advisors will have identical performance and identical incentive fees, (ii) that the Advisors will generate a weighted average rate of brokerage commissions and other expenses equal to 0.23%, and (iii) a weighted average Advisor’s base fee of 2.17%. In actuality, the Advisors’ performance and incentive fees will be divergent among the Advisors, the Advisors will generate a weighted average rate of brokerage commissions and other expenses which could be higher or lower than 0.23% and, because Advisors’ base fees are assessed monthly while Series J will rebalance quarterly, weighted average Advisors’ base fees could be higher or lower than 2.17%.

CHARGES

Management Fee

Series J pays to the Managing Owner in arrears a monthly management fee equal to 1/12th of 0.50% (0.50% per annum) of the Net Asset Value (defined below) of Series J as of the beginning of the month.

“Net Asset Value” is the total assets in Series J less total liabilities of Series J, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Advisors’ Fees

Series J pays to Graham in arrears a monthly base fee equal to 1/12th of 2.50% (2.50% per annum) on the portion of the assets of Series J under the management of Graham as of the end of the month. Series J pays to each of Eagle and Ortus in arrears a monthly base fee equal to 1/12th of 2.00% (2.00% per annum) on the portion of the assets of Series J under the management of such Advisors as of the end of the month. The aggregate Advisors’ base fees paid by Series J are expected roughly to approximate the weighted average of the Advisors’ base fees or 2.17%.

Series J pays an incentive fee of 20% of New High Net Trading Profits (defined below), including realized and unrealized gains and losses, as of the close of business on the last day of each calendar quarter. Series J will pay such incentive fee separately with respect to each of its Advisors based on New High Net Trading Profits generated by such Advisor, regardless of the profitability of Series J as a whole. The incentive fees will be paid quarterly in arrears.

Below is a sample calculation of how the performance fee is determined:

Assume that Series J paid an incentive fee to an Advisor at the end of the second quarter of 2007 and assume that such Advisor achieved “New High Net Trading Profits (as defined in the next paragraph) of $200,000 during the third quarter of 2007. The New High Net Trading Profits would be $200,000 and the Advisor’s incentive fee payable by your Series would be $40,000 (0.2 x $200,000). Now assume Series J paid an incentive fee to an Advisor at the end of the third quarter of 2007 but did not pay an incentive fee to such Advisor at the end of the second quarter of 2007 because such Advisor had trading losses for Series J of $100,000. If such Advisor achieved trading profits for Series J of $200,000 at the end of the third quarter of 2007, such Advisor’s New High Net Trading Profits for the quarter would be $100,000 ($200,000 - $100,000 loss carryforward) and the Advisor’s incentive fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no investors have added or redeemed Units during this sample time frame. Such capital changes require that the calculation be determined on a “per unit” basis.

“New High Net Trading Profits” (for purposes of calculating an Advisor’s incentive fees) will be computed as the close of business of the last day of each calendar quarter, or the Incentive Measurement Date, and will include such profits (as outlined below) since the immediately preceding Incentive Measurement Date (or, with respect to the first Incentive Measurement Date, since commencement of operations of Series J or the date the Advisor commenced trading activities for Series J), or each an Incentive Measurement Period. New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from the Advisor’s trading during such period (including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions), and will be calculated after the determination of certain transaction costs attributable to the Advisor’s trading activities and the Advisor’s management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period. New High Net Trading Profits will not include interest earned or credited on the assets allocated to the Advisor. New High Net Trading Profits will be generated only to the extent that the cumulative New High Net Trading Profits achieved by the Advisor exceed the highest level of cumulative New High Net Trading Profits achieved by such Advisor as of a previous Incentive Measurement Date. Except as set forth below, net losses from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs or if the Advisory Agreement is terminated at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution or termination will be treated as if it were an Incentive Measurement Date, but any incentive fee accrued in respect of the withdrawn assets on such date shall not be paid to the Advisor until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions allocated to the Advisor in an Incentive Measurement Period, distributions or redemptions paid or payable from the Advisor’s account during an Incentive Measurement Period, as well as losses, if any, associated with redemptions, distributions, and reallocations of assets during the Incentive Measurement Period and prior to the Incentive Measurement Date (and any loss carryforward attributable to the Advisor will be reduced in the same proportion that the value of the assets allocated away from the Advisor comprises of the value of the assets allocated to the Advisor prior to such allocation away from the Advisor). In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

Sales Commission

Series J pays to the Selling Agent in arrears a monthly Sales Commission equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value of the outstanding Units as of the beginning of each month. This sales commission is in addition to the Service Fee charged in respect of Class I Units.

Brokerage Commissions and Fees

Series J pays to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with Series J’s trading activities. On average, total charges paid to the Clearing Broker are expected to be less than $10.00 per round-turn trade, although the Clearing Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary based upon a number of factors including the trading frequency of each Advisor, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time to time. Based upon the Advisors’ historical trading activities, the Managing Owner does not expect brokerage commissions and fees to exceed 1.50% of the Net Asset Value of Series J in any year.

Extraordinary Fees and Expenses

Series J pays all its extraordinary fees and expenses, if any, and its allocable portion of all extraordinary fees and expenses of the Trust generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses that are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses that are not currently anticipated obligations of the Trust or of managed futures funds in general, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses. Any fees and expenses imposed on the Trust due to the status of an individual shall be paid by such individual or Series J, not the Managing Owner.

Routine Operational, Administrative and Other Ordinary Expenses

Series J pays all of its routine operational, administrative and other ordinary expenses and its allocable share of all routine operational, administrative and other ordinary expenses of the Trust generally, as determined by the Managing Owner including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing, mailing and duplication costs. Such routine expenses are currently estimated to be 0.50%. Actual expenses may be higher or lower. The Managing Owner expects that as the Net Asset Value of Series J increases, the routine expenses of Series J will decline as a percentage of its Net Asset Value.

Organization and Offering Expenses

Expenses incurred in connection with organizing of the Trust and the initial offering of Units were $1,454,441, of which $1,384,181 was allocated to Series J. Such organizational and initial offering expenses were paid by the Managing Owner, subject to reimbursement by the Trust, without interest, in 36 monthly payments during each of the first 36 months of the Trust’s operations; provided, however, that in no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the initial offering period and the first 36 months of the Trust’s operations. If a Series terminates prior to completion of the foregoing reimbursement, or the full amount of such expenses has not been fully reimbursed by the end of such 36 month period, the Managing Owner will not be entitled to receive any further reimbursement in respect of such expenses and such Series will have no further obligation to make reimbursement payments in respect of such expenses from such Series. As of February 29, 2008, Series J has reimbursed the Managing Owner $735,896 for organization and initial offering expenses.

The Managing Owner also will be responsible for the payment of all offering expenses of each Series incurred during the offering; provided, however, that the amount of such offering expenses paid by the Managing Owner shall be subject to reimbursement by such Series, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. If such Series terminates prior to the completion of any such reimbursement, or the full amount of such expenses has not been fully reimbursed by the end of such 36 month period, the Managing Owner will not be entitled to receive, and such Series will not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination. Through February 29, 2008, expenses incurred in connection with ongoing offering of Units are $1,142,522, of which $1,085,360 has been allocated to Series J. Ongoing offering costs incurred through November 30, 2006 in the amount of $599,062 will not be reimbursed to the Managing Owner. Through February 29, 2008, no reimbursement has been paid to the Managing Owner for ongoing offering costs incurred for the period December 1, 2006 through February 29, 2008 in the amount of $486,298.

In no event will the aggregate amount of payments by Series J in any month in respect of reimbursement of organizational and offering expenses (whether incurred prior to or during the offering) exceed 0.50% per annum of the Net Asset Value of Series J as of the beginning of such month.

Organization and offering expenses means those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable Federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees, escrow fees and taxes

•

costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus during the initial offering period and the offering

•

the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the initial offering period and the offering

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the initial offering period and the offering

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

Organizational and offering expenses have been and will be allocated among the Series as determined by the Managing Owner to be fair and equitable, provided that any such expenses attributable to a single Series have been and shall be borne by such Series alone.

The Managing Owner will not allocate to the Trust or a Series of the Trust, the indirect expenses of the Managing Owner.

Service Fees – General

The Selling Agent and the Managing Owner have selected the Correspondent Selling Agents to assist in the making of offers and sales of Units and to provide customary ongoing services to the Trust and its Unitholders for commodities related brokerage services. Such ongoing services may include, without limitation:

•	advising Unitholders of the Net Asset Value of the Trust, of Series J and of their Units in Series J;

•	responding to Unitholders’ inquiries about monthly statements and annual reports and tax information provided to them;

•	advising Unitholders whether to make additional capital contributions to the Trust or to redeem their Units;

•	assisting with redemptions of Units;

•	providing information to Unitholders with respect to futures and forward market conditions; and

•	providing further services that may be requested by Unitholders.

Any Correspondent Selling Agent that will receive any ongoing service fees with respect to Units sold by it must be duly registered with the NFA as a futures commission merchant or introducing broker. Any associated person of such a Correspondent Selling Agent must be registered with the NFA as an associated person having taken the Series 3 and/or Series 31 Commodity Brokerage Exam or having been “grandfathered” as an associated person qualified to do commodities brokerage.

Class I – Service Fee

Series J pays to the Selling Agent a Service Fee in respect of the Class I Units of Series J, monthly in arrears, equal to 1/12th of 2.00% (2.00% per annum) of the Net Asset Value per Unit of the outstanding Class I Units at the beginning of the month for services provided to the Trust and its Unitholders. The Service Fee is compensation which remains payable with respect to the Class I Units for as long as such Units are outstanding. Payment of the Service Fee is subject to rules, regulations and interpretations of the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers Regulation, Inc.).

The Correspondent Selling Agents are entitled to receive from the Selling Agent in respect of Class I Units sold by them an initial service fee for commodities brokerage related services in an amount equal to two percent (2.00%) of the initial Net Asset Value of each Class I Unit sold by the Correspondent Selling Agents, payable on the date such Units are purchased and, commencing with the thirteenth month after the purchase date of a Class I Unit, an ongoing monthly service fee equal to 1/12th of 2.00% (2.00% per annum) of the Net Asset Value per Unit at the beginning of the month of each Class I Unit sold by the Correspondent Selling Agents. In exchange for paying the Correspondent Selling Agents the initial service fee in advance, the Selling Agent will retain the Service Fee paid by the Trust in respect of each Class I Unit during the first twelve months after the date of purchase. Thereafter, the entire amount of the Selling Fee will be paid over to the Correspondent Selling Agent by the Selling Agent.

The aggregate amount to be paid by the Trust to the Selling Agent under the foregoing arrangement may be more or less than the amount paid to the Correspondent Selling Agent by the Selling Agent in respect of the same Class I Unit. If the aggregate amount paid to the Selling Agent by the Trust during such twelve month period in respect of a Class I Unit exceeds the amount paid to the Correspondent Selling Agent by the Selling Agent on the original purchase date of such Class I Unit, the Selling Agent will not be required to repay any such excess to the Trust. If the amount paid to a Correspondent Selling Agent by the Selling Agent on the original purchase date of a Class I Unit exceeds the aggregate amount paid to the Selling Agent by the Trust during such twelve month period in respect of such Class I Unit, the Trust will not be required to pay any such excess to the Selling Agent.

Class II

Class II Units may only be offered to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”).

Investors who purchase Class II Units will not be charged any Service Fee in respect of such Class II Units.

Redemption Charge

There is no redemption charge in respect of Class II Units.

A Class I Unitholder who redeems a Class I Unit prior to the first anniversary of the purchase of such Unit will be subject to a redemption charge in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%. There is no redemption charge for Class I Units on or after the first anniversary of their purchase.

Redemption charges do not reduce Net Asset Value or New High Net Trading Profit for any purpose, only the amount that Unitholders receive upon redemption.

In the event that an investor acquires Units at more than one closing date, the redemption charge will be calculated on a “first-in, first-out” basis for redemption purposes (including determining the amount of any applicable redemption charge).

The redemption charge is paid by the redeeming Unitholder to the Selling Agent.

The Managing Owner believes that the fee structure of the Trust described above complies with sections IV.C.1, IV.C.2 and IV.C.3c of the NASAA Guidelines.

WHO MAY SUBSCRIBE

The Selling Agent and the Correspondent Selling Agents selling Units in the Trust are obligated to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

A PURCHASE OF THE UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE TRUST. AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

Investors should not purchase Units with the expectation of tax benefits in the form of losses or deductions. If losses accrue to a Series, your distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income.

The Managing Owner sends each Unitholder a monthly statement that includes a description of performance of Series J during the prior month and sets forth, among other things, the brokerage commissions, the Advisors’ base fee and Incentive Fee in respect of Series J during such month and on a year-to-date basis.

THE CLEARING BROKER

AND FUTURES BROKER

Series J’s clearing broker is UBS Securities. UBS Securities also acts as the Series’ futures broker. UBS Securities has not been involved in the organization of the Trust and does not take any part in the Trust’s ongoing management. UBS Securities is not affiliated with the Managing Owner, nor is UBS Securities responsible for the activities of the Managing Owner. UBS Securities principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is registered in the U.S. with the NASD as a broker-dealer and with the CFTC as a futures commission merchant. UBS Securities is a member of various U.S. futures securities exchanges. UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms have reached with the SEC, NASD, NYSE and various state regulators. As part of the settlement, UBS Securities has agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices. UBS Securities will act only as a clearing broker for both Series and as such will be paid commissions for executing and clearing trades on behalf of both Series. UBS Securities has not passed upon the adequacy or accuracy of this Prospectus. UBS Securities neither will act in any supervisory capacity with respect to the Managing Owner nor participate in the management of the Managing Owner, the Trust or Series J.

Additional or replacement clearing brokers or futures brokers may be appointed in respect of the account of Series J in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to Series J.

Prospective investors should be aware that the Managing Owner presently intends to assert that Unitholders have, by subscribing to Series J, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

Other Investment Products Sponsored by the Managing Owner and its Affiliates

The Managing Owner and its affiliates sponsor and operate other commodity pools and alternative investment products. The Managing Owner and its principals and affiliates have investments in certain of such products. The Managing Owner has a conflict of interest in allocating its own resources among different clients. The Managing Owner cannot and will not devote all of its time or resources to the management of the business and affairs of the Trust but intends to devote sufficient time and resources properly to manage the business and affairs of the Trust consistent with its fiduciary duties to the Trust and the Managing Owner’s other clients.

Registrations of Certain Principals of the Managing Owner with Affiliates

Certain principals of the Managing Owner are registered with affiliates of the Managing Owner. Such principals have a conflict of interest in allocating their time among the Managing Owner and its affiliates, and each of the Managing Owner’s and such affiliates’ clients. Such principals cannot and will not devote all of their time or resources to the management of the business and affairs of the Trust but intend to devote sufficient time and resources properly to manage the business and affairs of the Trust consistent with their duties to the Trust and the other clients of the Managing Owner and its affiliates.

The Advisors

Other Clients and Business Activities of the Advisors

The Advisors and their principals each devote their business time to ventures in addition to managing the assets of Series J.

The Advisors may have a conflict of interest in rendering advice to Series J because of other accounts managed or traded by them or their affiliates, including accounts owned by their principals, which may be traded differently from the account of Series J. The Advisors may have financial incentives to favor certain accounts over Series J.

Brokers and Dealers Selected by Advisors

Certain of the Advisors may require, as a condition of their retention, that the account of Series J which they trade must trade through specific executing brokers with which such Advisors have ongoing business dealings. Such Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for Series J.

Certain of the Advisors may execute a number of the trades for the account of Series J which they trade through affiliated floor brokers or foreign exchange dealers, which will be compensated for their trading services.

The Clearing Broker, the Futures Broker and Executing Brokers

Any clearing broker, including the Clearing Broker, any futures broker, including the Futures Broker, and any executing broker selected by an Advisor may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Broker, the Futures Broker and executing brokers from such accounts may be more or less than the compensation received for brokerage and forward trading services provided to Series J. In addition, various accounts traded through the Clearing Broker, the Futures Broker and executing brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of Series J or may compete with Series J for the same positions. The Clearing Broker, the Futures Broker and executing brokers may have a conflict of interest in their execution of trades for Series J and for other customers. The Managing Owner will, however, not retain any clearing broker or futures broker for Series J which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over Series J with respect to the execution of commodity trades.

The Clearing Broker, the Futures Broker and executing brokers will benefit from executing orders for other clients, whereas Series J may be harmed to the extent that the Clearing Broker, the Futures Broker and executing brokers have fewer resources to allocate to Series J’s accounts due to the existence of such other clients.

Certain officers or employees of the Clearing Broker, the Futures Broker and executing brokers may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearinghouses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearinghouses and/or such various other industry organizations that could compel such employees to act in the best interests of these entities, perhaps to the detriment of Series J.

Selling Agents

The Selling Agent and the Correspondent Selling Agents to be selected for Series J will receive the service fee in respect of Class I Units sold by them. The individual registered representatives of the Selling Agents and the Correspondent Selling Agents will themselves receive a significant portion of the compensation paid to the Selling Agents. Consequently, they will have a conflict of interest both in recommending the purchase of Units by their clients and in counseling clients as to whether to redeem.

Proprietary Trading/Other Clients

The Managing Owner, the Advisors, the Clearing Broker, the Futures Broker and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by Series J or may compete with Series J for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to Series J. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Unitholders.

Because the Managing Owner, the Advisors, the Clearing Broker, the Futures Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the accounts of Series J, prospective investors should be aware that, as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty, such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for Series J.

Ancillary Business Arrangements Between the Managing Owner and Certain Advisors

The Managing Owner and some of the Advisors may have business arrangements between them that do not directly relate to the Trust’s business. For example, the Managing Owner or its affiliates may sponsor other investment funds that employ one or more of the Advisors. In addition, an affiliate of the Managing Owner may act as the selling agent for an investment fund operated by one or more of the Advisors. These business arrangements may present a disincentive for the Managing Owner to terminate such Advisors even though termination may be in the best interest of Series J for which they trade.

No Distributions

The Managing Owner has discretionary authority over all distributions made by the Trust. In view of the Trust’s objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions. Greater management fees will be generated to the benefit of the Managing Owner and the Advisors if the Trust’s assets are not reduced by distributions to the Unitholders.

Receipt of Soft Dollars

Certain of the Advisors may receive services or products provided by a commodity broker, a practice known as receiving “soft dollars.” Such services of products may be used to provide appropriate assistance to such Advisors in making investment decisions for its clients, which may include research reports or analysis about particular commodities, publications, database software and services, quotation equipment and other products or services that may enhance such Advisors’ investment decision making. As a result, such Advisor has a conflict of interest because it receives valuable benefits from a commodity broker, and the transaction compensation charged by the broker might not be the lowest available.

Neither the Managing Owner nor any of its principals receive any “soft dollar” compensation.

Incentive Fees

The Incentive Fee arrangement between Series J and its Advisors may create an incentive for the Advisors to make trading decisions that are more speculative or subject to a greater risk of loss than would be the case if no such arrangement existed.

Unified Counsel

In connection with this offering, the Trust and the Managing Owner have been represented by unified counsel. To the extent that this offering could benefit by further independent review, such benefit will not be available in this offering.

UBS Securities LLC

Kenmar Holdings Inc., the parent company of the Managing Owner and the Selling Agent, has entered into a loan agreement with UBS Loan Finance, LLC, an affiliate of UBS Securities, whereby UBS Loan Finance may make loans to KHI, among other things, to facilitate the Selling Agent’s payment of the initial service fee with respect to the Class I Units. UBS Loan Finance may make or deny a loan in its sole discretion. In the event of a default by KHI, UBS Loan Finance may call any or all outstanding loans. Moreover, UBS Loan Finance may terminate the loan agreement or call any or all outstanding loans at any time in its sole discretion.

While the existence of this credit facility could be thought to have influenced the selection or continued retention of UBS Securities to serve as the clearing and futures broker on behalf of the Series, the provision of the credit facility was not a material inducement regarding selection or continued retention of UBS Securities to serve as the clearing and futures broker of the Series.

REDEMPTIONS AND DISTRIBUTIONS

Series J is intended as a long-term “buy and hold” investment. The objective of Series J is to achieve significant profits over time while controlling the risk of loss. However, there can be no assurance that Series J will meet its objectives, and Unitholders may exacerbate their losses by “buying and holding” an investment in the Units of Series J in the event that Series J sustains a prolonged period of losses.

A Unitholder may redeem any or all of his or her Units as of the close of business on the last Business Day of any calendar month — beginning with the end of the first month following such Unitholder’s purchase of such Units — at Net Asset Value, provided that the Request for Redemption is received by the Managing Owner by 10:00 AM New York time at 900 King Street, Suite 100, Rye Brook, New York 10573, at least five (5) Business Days prior to the end of such month excluding the last Business Day of the month. For example, if the last Business Day of the month is a Friday, notice must be received by the Managing Owner by 10:00 AM New York time on the Friday of the immediately preceding week. Redemption requests received before the foregoing deadline may be withdrawn before the foregoing deadlines. The Managing Owner may, in its sole discretion and for good cause, waive notice deadlines for redemptions. Your minimum redemption request may be the lesser of either $1,000 or ten (10) Units; provided that, if you are redeeming less than all your Units, your remaining Units must have an aggregate Net Asset Value of at least $5,000. If you only redeem some of your Units, and as a result, your account balances fall below the minimum investment amount (i.e., $5,000) you may be compulsorily redeemed at the Managing Owner’s sole discretion. The Net Assets of Series J are its assets less its liabilities determined in accordance with generally accepted accounting principles. Net Asset Value per Unit of Series J is equal to the Net Assets of Series J divided by the number of Units of Series J outstanding as of the date of determination.

In the event that an investor acquires Units at more than one time, his or her Units are treated on a “first-in, first-out” basis for purposes of determining whether (or what) redemption charges apply.

To redeem Units, Unitholders may contact their respective Correspondent Selling Agent (in writing if required by such Correspondent Selling Agent). Correspondent Selling Agents must notify the Managing Owner in writing in order to effectuate redemptions of the Units. A signature guarantee may be required by your Correspondent Selling Agent or the Managing Owner. However, a Unitholder who no longer has a Correspondent Selling Agent account must request redemption in writing (signature guaranteed unless waived by the Managing Owner) by corresponding with the Managing Owner.

The Managing Owner may declare additional redemption dates, including Special Redemption Dates that involve a suspension of trading, upon notice to the Unitholders.

Redemption proceeds generally will be paid out within fifteen (15) Business Days of redemption. However, in special circumstances, including, but not limited to, default or delay in payments due to Series J from banks or other persons, Series J may in turn delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of Series J represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any fund sponsored by the Managing Owner or its affiliates.

The Net Asset Value per Unit as of the date of redemption may differ substantially from the Net Asset Value per Unit as of the date by which irrevocable notice of redemption must be submitted.

The Managing Owner has not made, and has no intention of making, any distribution from the profits or capital of Series J to its Unitholders.

Unitholders do not need to redeem all their Units in order to redeem some of their Units.

THE TRUST, THE SERIES, THE TRUSTEE

AND THE MANAGING OWNER; CERTAIN

MATERIAL TERMS OF THE TRUST

DECLARATION

The following summary describes in brief certain aspects of the operation of the Trust and the Series, the Trustee’s and the Managing Owner’s respective responsibilities concerning the Trust and the Series and the material terms of the Declaration of Trust. Prospective investors should carefully review the Declaration of Trust attached hereto as Exhibit A and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Series of a Delaware Statutory Trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Declaration of Trust.

Principal Office; Location of Records

The Trust is organized in a series as a statutory trust under the Delaware Statutory Trust Act. The Trust is administered by the Managing Owner, whose office is located 900 King Street, Suite 100, Rye Brook, New York 10573, telephone: (914) 307-7000. The records of the Trust, including a list of the Unitholders of each Series and their addresses, are located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders of such Series or their representatives for any purposes reasonably related to a Unitholder’s interest as a beneficial owner of such Series during regular business hours as provided in the Declaration of Trust. The Managing Owner will maintain and preserve the books and records of the Trust for a period of not less than six years. Pursuant to the Fund’s agreement with Spectrum, Spectrum is required to prepare and maintain many of the books and records that the Managing Owner would otherwise be required to prepare and maintain. Spectrum will maintain and preserve the books and records of the Trust for a period of not less than six years.

The Trust is formed and will be operated in a manner such that each Series will be liable only for obligations attributable to such Series and Unitholders of a Series will not be subject to the losses or liabilities of the other Series. If any creditor or Unitholder in a Series asserted against the Trust a valid claim with respect to its indebtedness or Units, the creditor or Unitholder would only be able to recover money from that particular Series and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations, claims and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Series will be enforceable only against the assets of that Series and against the Managing Owner and its assets, and not against the other Series or the Trust generally or any of their respective assets. The assets of a particular Series include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Series, including, without limitation, funds delivered to the Trust for the purchase of Units in a Series. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of a particular Series will be enforceable only against the assets of such Series and not against the assets of the other Series or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party, including the Unitholders, the Trustee and all parties providing goods or services to the Trust, a Series or the Managing Owner on behalf of the Trust or a Series, will acknowledge and consent in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims or Units;

•

voluntarily reduce the priority of its Claims against and Units in the Trust or a Series or their respective assets, such that its Claims and Units are junior in right of repayment to all other parties’ Claims against and Units in the Trust or a Series or their respective assets, except that (a) Units in the particular Series that such party purchased pursuant to a Subscription Agreement or similar agreement and (b) Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Series, will not be junior in right of repayment, but will receive repayment from the assets of such particular Series (but not from the assets of the other Series or the Trust generally) equal to the treatment received by all other creditors and Unitholders that dealt with such Series; and

•

a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or the other Series.

Certain Aspects of the Trust and the Series

Each Series of the Trust is the functional equivalent of a limited partnership; prospective investors should not anticipate any legal or practical protections under Delaware Statutory Trust Act greater than those available to limited partners of a limited partnership.

No special custody arrangements are applicable to a Series of the Trust that would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Series of the Trust. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of each Series of the Trust to the Managing Owner. The Managing Owner is the functional equivalent of a sole general partner in a limited partnership.

Although Units of beneficial interest in a Series need not carry any voting rights, the Declaration of Trust gives Unitholders of each Series voting rights in respect of the business and affairs of such Series comparable to those typically extended to limited partners in publicly-offered futures funds.

AS OF THE DATE OF THIS PROSPECTUS, THERE IS ONLY ONE SERIES OF THE TRUST – SERIES J.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust and each Series. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner or the Selling Agents. The Trustee’s duties and liabilities with respect to the offering of the Units and the administration of each Series of the Trust are limited to its express obligations under the Declaration of Trust.

The rights and duties of the Trustee, the Managing Owner and the Unitholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust.

The Trustee serves as the sole trustee of the Trust and each of the Series in the State of Delaware. The Trustee will accept service of legal process on the Trust or a Series of the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders of a Series. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration of Trust provides that the Trustee is compensated by each Series of the Trust, and is indemnified by each Series of the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of such Series or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

The Managing Owner and the Series have signed the Registration Statement of which this Prospectus is a part, and only the assets of the Series and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee’s liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

Under the Declaration of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Series of the Trust. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the “tax matters partner” of each Series of the Trust for purposes of the Internal Revenue Code of 1986, as amended. The Unitholders of a Series have no voice in the operations of such Series, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust and each of the Series.

Because the Trustee has delegated substantially all of its authority over the operation of each Series of the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The Managing Owner

Background and Principals

Preferred Investment Solutions Corp. is the Managing Owner and commodity pool operator of the Trust and is a wholly-owned subsidiary of Kenmar Holdings Inc., or KHI), which has been a principal of the Managing Owner since January 31, 1989. Kenneth A. Shewer is the Managing Owner’s Chairman and Co-Chief Executive Officer and Marc S. Goodman is its President and Co-Chief Executive Officer. Messrs. Shewer and Goodman are the Managing Owner’s sole directors. All of the Managing Owner’s stock is owned, indirectly and equally, via KHI, by Messrs. Shewer and Goodman. The Managing Owner has been registered with the CFTC as a commodity pool operator since February 7, 1984 and is a member of the NFA in such capacity. Its principal place of business is 900 King Street, Suite 100, Rye Brook, New York 10573, telephone number (914) 307-7000. The Managing Owner and its affiliates focus on the design and management of investment programs in the hedge fund and managed futures sector. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved either the Managing Owner or the Trust.

The Managing Owner and/or its Affiliates have agreed to purchase and maintain an interest in each Series in an amount not less than 1% of the Net Asset Value of such Series or $25,000, whichever is greater. As of February 29, 2008, the Managing Owner has subscribed for 7,615.94 Series J, Class I General Units and 862.63 Series J, Class II General Units.

Messrs. Shewer and Goodman, as the sole indirect owners of the Managing Owner, are deemed to beneficially own the Units in Series J owned by the Managing Owner. In addition, Ms. Esther E. Goodman is deemed to beneficially own the Units in Series J that are deemed to be beneficially owned by Mr. Marc S. Goodman. No other principal of the Managing Owner owns any Units in the Trust or Series J.

Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of nine (9) public commodity pools and four open-ended investment companies, which were exempted commodity pools in Ireland. Effective as of February 29, 2008, the Managing Owner serves as the commodity pool operator and managing owner of seven (7) public commodity pools (including Series J) and one open-ended investment company, which is an exempted commodity pool in Ireland. See “Performance of Commodity Pools Operated by the Managing Owner and its Affiliates” on pages 109 through 113.

In 2004, the Managing Owner purchased Prudential Securities Futures Management, Inc., or PSFMI, from Prudential Securities Group Inc. Pursuant to a Certificate of Merger filed with the Delaware Secretary of State on October 1, 2004, PSFMI was merged into the Managing Owner, with the Managing Owner as the surviving corporation. Pursuant to such merger, the Managing Owner attained the rights to the World Monitor Trust investment funds.

No administrative, civil, or criminal action has ever been brought against the Managing Owner, any of its principals or the Trust.

For the past performance of Series J, see “Performance of the Trust” on page 26. For past performance of other commodity pools managed by the Managing Owner, see “Performance of Commodity Pools Operated by the Managing Owner and its Affiliates” from pages 109 through 113.

Principals and Key Employees

Mr. Marc S. Goodman and Mr. Kenneth A. Shewer are the founders, co-Chief Executive Officers and co-Chief Investment Officers of the Managing Owner. Mr. Shewer is the Managing Owner’s Chairman and Mr. Goodman is its President. Messrs. Goodman and Shewer are the Managing Owner’s sole directors. All of the Managing Owner’s stock is owned, indirectly and equally, via KHI, by Messrs. Goodman and Shewer. Together, Messrs. Goodman and Shewer bring to the Trust and the Managing Owner more 66 years of combined experience in commodities, futures, and alternative investments.

Messrs. Goodman and Shewer are the co-Chief Investment Officers and co-Chairmen of the Managing Owner’s Investment Committee, and as such are ultimately responsible for selecting traders and trading strategies for the Trust and each Series and for allocating Series assets.

Mr. Kenneth A. Shewer (born 1953) has been a principal, associated person and NFA associate member of the Managing Owner since February 8, 1984, May 1, 1985 since August 1, 1985, respectively. He has been Chairman and Co-Chief Executive Officer of the Managing Owner since February 1984. Mr. Shewer has been Chairman and Co-Chief Executive Officer of: Kenmar GIM Inc. (formerly Kenmar Global Investment Management Inc.), or KGIM Inc., since February 1999; Kenmar Global Investment Management LLC, or KGIM LLC, since its inception in October 2005; and Kenmar Investment Adviser LLC, or KIA LLC, since its inception in October 2005. Mr. Shewer has been a director of Kenmar Securities Inc., or KSEC, since December 1995. Mr. Shewer is co-Chairman of the Investment Committee. Mr. Shewer was employed by Pasternak, Baum and Co., Inc., or Pasternak Baum, an international cash commodity firm, from June 1976 until September 1983. Mr. Shewer created and managed Pasternak, Baum’s Grain Logistics and Administration Department and created its Domestic Corn and Soybean Trading Department. Mr. Shewer’s responsibilities at Pasternak, Baum included merchandising South American grain and exporting United States corn and soybeans. In 1982, Mr. Shewer became co-manager of Pasternak, Baum’s F.O.B. Corn Department. In 1983, Mr. Shewer was made Vice President and Director of Pasternak, Baum. Mr. Shewer has traveled extensively in South America and Europe in connection with the commodity business and has organized and effected grain and oilseed sales in those regions, the former Soviet Union, and the Far East. While at Pasternak, Baum, Mr. Shewer was a member of the St. Louis Merchants Exchange and was associated with the National Grain and Feed Association and the North American Export Grain Association.

Mr. Shewer graduated from Syracuse University with a B.S. degree in 1975.

Mr. Shewer sits on the Board of the Stacy Joy Goodman Memorial Foundation, a non-profit charity committed to finding a cure for Juvenile Diabetes. He is also a member of the Board of the Diabetes Research Institute Foundation, a not-for-profit organization affiliated with the University of Miami School of Medicine. Mr. Shewer is a founding member and member of the Board of the Greenwich Roundtable.

Mr. Marc S. Goodman (born 1948) has been a principal, associated person and NFA associate member of the Managing Owner since February 7, 1984, May 1, 1985 since August 1, 1985, respectively. He has been President and Co-Chief Executive Officer of the Managing Owner since February 1984. Mr. Goodman has been President, Co-Chief Executive Officer and Treasurer of: KGIM Inc. since February 1999 and KGIM LLC and KIA LLC since their inception in October 2005. Mr. Goodman has been a director of KSEC since December 1995. Mr. Goodman is co-Chairman of the Investment Committee. Mr. Goodman joined Pasternak, Baum in September 1974 and was a Vice President and Director from July 1981 until September 1983. While at Pasternak, Baum, Mr. Goodman was largely responsible for business development outside of the United States, for investment of its corporate retirement funds, and for selecting trading personnel in the Vegetable Oil Division Mr. Goodman also created and developed Pasternak, Baum’s Laric Oils Department. Mr. Goodman has conducted extensive business in South America, Europe and the Far East; he has been a merchandiser of all major vegetable oils and their by-products, and of various other commodities such as sunflower seeds, frozen poultry, pulses and potatoes.

Mr. Goodman graduated from the Bernard M. Baruch School of Business of the City University of

New York with a B.B.A. in 1969 and an M.B.A. in 1971 in Finance and Investments, where he was awarded an Economics and Finance Department Fellowship from September 1969 through June 1971. Mr. Goodman is a member of the American Arbitration Association; while at Pasternak, Baum, he was a member of the National Institute of Oilseeds Products and the American Fats and Oils Association (including its Export Rules Committee).

Mr. Goodman the Chairman of the Board of the Stacy Joy Goodman Memorial Foundation, a non-profit charity committed to finding a cure for Juvenile Diabetes. He is also Chairman of the Board of the Diabetes Research Institute Foundation, a not-for-profit organization that is the principle source of funding for the Diabetes Research Institute, a world renowned cure based research center affiliated with the University of Miami School of Medicine. Mr. Goodman is a founding member of the Greenwich Roundtable.

Messrs. Shewer and Goodman left Pasternak, Baum in September 1983 to form Kenmar Advisory Corp. (now known as Preferred Investment Solutions Corp., the Managing Owner) and they have occupied their present positions with the Managing Owner since that time.

Ms. Esther Eckerling Goodman (born 1952) has been a principal, associated person and NFA associate member of the Managing Owner since May 12, 1988, July 17, 1986 and July 17, 1986, respectively. She joined the Managing Owner in July 1986 and is its Chief Operating Officer and Senior Executive Vice President. Ms. Goodman has been Senior Executive Vice President and Chief Operating Officer of: KGIM Inc. since February 1999 and KGIM LLC and KIA LLC since their inception in October 2005. Ms. Goodman has been a registered with KSEC since December 1995. Ms. Goodman is a member of the Investment Committee. Ms. Goodman has been involved in the futures industry since 1974. From 1974 through 1976, she was employed by Conti-Commodity Services, Inc. and ACLI Commodity Services, Inc., in the areas of hedging, speculative trading and tax arbitrage. In 1976, Ms. Goodman joined Loeb Rhoades & Company, Inc. where she was responsible for developing and managing a managed futures program which, in 1979, became the trading system for Westchester Commodity Management, an independent commodity trading advisor of which Ms. Goodman was a founder and principal. From 1983 through mid-1986, Ms. Goodman was employed as a marketing executive at Commodities Corp. (USA) of Princeton, New Jersey. Ms. Goodman was a Director of the Managed Futures Trade Association from 1987 to 1991 and a Director of its successor organization, the Managed Futures Association, from 1991 to 1995 (now the Managed Funds Association). Ms. Goodman graduated from Stanford University with a B.A. degree in psychology in 1974.

Mr. Braxton Glasgow III (born 1953) has been a principal, associated person, branch manager and NFA associate member of the Managing Owner since June 21, 2001, June 21, 2001, July 13, 2004 and June 8, 2001, respectively. Mr. Glasgow has been an Executive Vice President of the Managing Owner since joining the Managing Owner is May 2001. Mr. Glasgow has been Executive Vice President of: KGIM Inc. since June 2001 and KGIM LLC and KIA LLC since their inception in October 2005. Mr. Glasgow has been Chief Executive Officer of KSEC since June 2001. Mr. Glasgow is responsible for business development. Mr. Glasgow is a member of the Investment Committee. Previously, he served as Executive Vice President, Director of Client Services and a Principal at Chesapeake Capital Corp., a commodities trading firm, and as Senior Managing Director at Signet Investment Banking Co. Mr. Glasgow began his career at PricewaterhouseCoopers, where he specialized in mergers and acquisitions and private equity, including extensive work in Europe and the Far East. Mr. Glasgow received a B.S. in Accounting from the University of North Carolina at Chapel Hill and is a Certified Public Accountant. From 1994 to 1995, he was President of the Jay Group Ltd. Mr. Glasgow received a B.S. degree in accounting from the University of North Carolina in 1975.

Ms. Maureen D. Howley (born 1967) has been a principal of the Managing Owner since August 11, 2003. She has been a Senior Vice President and Chief Financial Officer of the Managing Owner since joining the Managing Owner in July 2003. Ms. Howley has been Senior Vice President and Chief Financial Officer of: KGIM Inc. and KSEC since August 2003 and KGIM LLC and KIA LLC since their inception in October 2005. She is responsible for corporate finance. From July 2001 until July 2003, Ms. Howley was an Associate at Andor Capital Management, LLC, an equity hedge fund company. At Andor, she was responsible for managing the corporate accounting functions. Previously, she was the Controller at John W. Henry & Company, Inc., a commodity-trading advisor, or JWH, where she held positions of increasing responsibility from September 1996 to July 2001. She began her career at Deloitte & Touche where she specialized in the financial services industry. She held many positions of increasing responsibility for seven years, and left as an Audit Senior Manager in September 1996 to join JWH. Ms. Howley received a B.A. in Accounting from Muhlenberg College in 1989 and designation as a Certified Public Accountant in 1990.

Mr. Lawrence S. Block (born 1967) has been a principal of the Managing Owner since March 17, 2005 and a Senior Vice President and General Counsel of the Managing Owner since joining the Managing Owner in March 2005. Mr. Block has been Senior Vice President and General Counsel of: KGIM Inc. and KSEC since March 2005 and KGIM LLC and KIA LLC since their inception in October 2005. Prior to joining the Managing Owner, Mr. Block was a Managing Director and General Counsel of Lipper & Company, L.P., a New York-based investment management firm, from January 1998 until March 2005. Prior to joining Lipper & Company, Mr. Block was a senior associate at the law firm Cadwalader, Wickersham & Taft in New York from May 1996 through December 1997. Mr. Block also worked as an associate at the law firm Proskauer Rose Goetz & Mendelsohn from September 1992 through May 1996. Mr. Block received a B.S. in Business Administration with a concentration in Accounting from the University of North Carolina at Chapel Hill in 1989 and a J.D. from the University of Pennsylvania School of Law in 1992.

Mr. David Spohr (born 1963), Senior Vice President and Director of Fund Administration, joined the Managing Owner in 2005. Mr. Spohr was Vice President and Director of Fund Administration of: KGIM Inc. and KIAC from April 2005 to October 2006 and with KGIM LLC from October 2005 to October 2006. Mr. Spohr has been Senior Vice President and Director of Fund Administration of: KGIM Inc. and KGIM LLC and KIA LLC since October 2006. He is responsible for the development and execution of the administration group support responsibilities and, as Director of Fund Administration, functions as the Principal Financial and Accounting Officer of the Trust. From 2002 to 2005, Mr. Spohr was a Vice President at Safra Group, where he was responsible for the Alternative Investment operations, tax reporting and pricing valuation. From 1999 to 2002, he was a consultant to Safra Group. From 1994-1999, he was Manager of Investment Services for the Bank of Bermuda, supporting private client transactions. From 1993 to 1994, he was the Manager of Global Operations for Highbridge Capital Corporation during the fund’s infancy. Mr. Spohr received a B.S. in Business Economics from The State University of New York College at Oneonta in 1985 and designation as a Chartered Financial Analyst in 1998.

Ms. Joanne D. Rosenthal (born 1965) has been a principal, associated person and NFA associate member of the Managing Owner since February 29, 2000, February 29, 2000 and November 30, 1999, respectively. Ms. Rosenthal is Senior Vice President and Director of Portfolio Management and Implementation for the Managing Owner. Ms. Rosenthal has been Senior Vice President and Director of Portfolio Management and Implementation of: KGIM Inc., since October 1999 and KGIM LLC and KIA LLC since their inception in October 2005. Ms. Rosenthal has been a registered representative of KSEC since October 1999. Ms. Rosenthal is a member of the Investment Committee. Prior to joining the Managing Owner in October 1999, Ms. Rosenthal spent nine years at The Chase Manhattan Bank, in various positions of increasing responsibility. From July 1991 through April 1994, she managed the Trade Execution Desk and from May 1994 through September 1999, she was a Vice President and Senior Portfolio Manager of Chase Alternative Asset Management, Inc. Ms. Rosenthal received a Masters of Business Administration with a concentration in Finance from Cornell University and a Bachelor of Arts in Economics from Concordia University in Montreal, Canada.

Mr. Peter J. Fell (born 1960), Senior Vice President, Director of Due Diligence since joining the Managing Owner in September 2004. Mr. Fell has been Senior Vice President and Director of Due Diligence of: KGIM Inc., since September 2004 and KGIM LLC and KIA LLC since their inception in October 2005. He is responsible for manager selection and due diligence. Mr. Fell is a member of the Investment Committee. From 2000 through August 2004, Mr. Fell was a founding partner and Investment Director of Starview Capital Management. Prior to co-founding Starview Capital Management, Mr. Fell was Vice President of Research and Product Development at Merrill Lynch Investment Partners Inc (MLIP). He was responsible for the investment evaluation and recommendation process pertaining to MLIP funds and sat on MLIP’s Investment Committee. Prior to joining MLIP, Mr. Fell had been with Deutsche Bank Financial Products Corporation for six years starting in 1989, where he was Vice President in the over-the-counter fixed income derivatives area. From 1985 to 1989, he was employed by Manufacturers Hanover Trust Company, ultimately holding the position of Assistant Vice President in the Swaps and Futures Group. Mr. Fell

holds an A.B. cum laude in Music Theory and History and an M.B.A. in Finance from Columbia University.

Mr. Bala Kasturi (born 1964), Senior Vice President and Director of Risk Management, joined the Managing Owner in March 2006. Mr. Kasturi has been Senior Vice President and Director of Risk Management of: KGIM Inc. KGIM LLC and KIA LLC since March 2006. He is responsible for investment analytics and portfolio/risk management and collaborates on manager due diligence and analytics. Mr. Kasturi is a member of the Investment Committee. From January 2002 through January 2004, Mr. Kasturi served as a Managing Partner and Portfolio Manager at Vega Asset Management USA LLC and from January 2004 to July 2005, he served as Managing Partner and Portfolio Manager of the Taurus Global Macro Fund at VegaPlus Capital Partners USA LLC. Prior to joining VegaPlus, Mr. Kasturi was a macro fund manager at Bankers Trust/Deutsch Asset Management from January 2000 through December 2001 for the DB Global Macro Fund where he developed quantitative models for valuation and trading across all asset classes and strategies. From October 1997 through December 2000, he was Portfolio Manager at Bankers Trust for a global fixed income fund. Mr. Kasturi worked at Tiger Management from March 1993 through October 1997 as a Risk Manager, where he developed market risk systems and was a member of the Risk Management Committee. Mr. Kasturi has an undergraduate degree in Commerce from Osmania University in India, an MBA from Northeast Louisiana University and a MS in Computer Science from Ballarat University in Australia.

Ms. Melissa Cohn (born 1960), Managing Director and Senior Research Analyst, joined the Managing Owner in 1988. Ms Cohn has been a Managing Director and Senior Research Analyst of: KGIM Inc., since February 1999 and KGIM LLC and KIA LLC since their inception in October 2005. Ms. Cohn is a member of the Investment Committee. Her responsibilities include manager due diligence, manager analysis, and portfolio/risk management. Ms. Cohn has been involved in the futures industry for over 20 years. Prior to joining the Managing Owner, she spent six years in positions of increasing responsibility in the Commodities Division at Shearson Lehman Hutton Inc. Her experience includes that of Sales Assistant, Assistant Commodity Trader and Trader executing orders from numerous CTAs that traded through Shearson. Ms. Cohn graduated from the University of Wisconsin Madison with a B.S. in Agriculture in 1982.

Mr. Gordon Nicholson (born 1965), Vice President and Senior Research Analyst, graduated from John Abbott College in 1985 with a Diploma of Collegiate Studies—Pure and Applied Sciences; from Bishop’s University in 1988 with a B.A. in Political Science and Economics and from Vermont Law School in 1993 with a J.D. Mr. Nicholson is also a Certified Financial Advisor and Chartered Alternative Investment Analyst. Mr. Nicholson joined the Kenmar Group in June 2005 and currently serves as Vice President, Director and Senior Research Analyst for the Registrant and KGIM LLC. Mr. Nicholson is a Member of Registrant’s Investment Committee. Previously, he was the Manager – Credit and Pricing, at Bombardier, Inc., a manufacturer of planes and trains, where he held positions of increasing responsibility from April 2003 to June 2005. Prior to that, from July 2002 to April 2003, he was a Senior Credit Analyst at Bombardier Capital, Inc., an asset management firm.

Mr. James Dodd (born 1951) has been a principal, associated person and NFA associate member of the Managing Owner since February 26, 2002, February 26, 2002 and January 25, 2002, respectively. Mr. Dodd has been a Managing Director of KSEC since February 2002. He is responsible for structuring and marketing investment products to financial institutions and to retail investors via the brokerage and financial consultant channels. Earlier in his career, Mr. Dodd was a senior marketing officer of the Capital Markets Group of Continental Bank in Chicago; President of Signet Investment Banking in Richmond, Virginia; and Managing Director of Financial Institutions Marketing at Chesapeake Capital, a large Richmond-based CTA. Mr. Dodd received an AB degree from Cornell University in 1974 and a M.B.A. degree from the University of Chicago in 1983.

Ms. Jennifer S. Moros (born 1970), Senior Vice President, Marketing and Investor Relations, joined the Managing Owner in January 2007. Ms. Moros has been Senior Vice President, Marketing and Investor Relations of KGIM Inc., KGIM LLC, KIA LLC and KSEC since January 2007. From October 2006 until December 2006, she worked at The Bank of New York. Previously, she was the Chief Operating Officer and Director of Marketing of Coronat Capital Management, LLC from November 2004 until September 2005. Previously, she was Vice President and Product Manager at Credit Suisse Asset Management LLC (later Credit Suisse USA LLC and CSFB Alternative Capital Inc.) in their Alternative Capital Division from February 2000 until November 2004. From June 1998 to January 2000, she was a

Senior Associate in the Marketing and Business Development areas at Zweig-DiMenna, a large long/short equity hedge fund. Prior to this, she was employed at Symphony Alternative Investments, an alternatives pension consulting firm, from July 1997 to June 1998. From November 1993 until July 1995, Ms. Moros was a Financial Analyst at Bankers Trust and a Business Applications Analyst at National Westminster Bancorp from August 1992 until November 1993. Ms. Moros received an M.B.A in Finance from The Sloan School at the Massachusetts Institute of Technology in 1997 and a B.S. in Economics from The Wharton School of the University of Pennsylvania in 1992.

Mr. Frank Coloccia (born 1965), Senior Vice President and Chief Technology Officer, graduated from Manhattan College in 1987 and 1993 with a BS in Computer Information Systems and MBA in Management Information Systems, respectively. Since December 2007, Mr. Coloccia has been Senior Vice President and Chief Technology Officer for all of the Kenmar Group of companies, including Registrant, KGIM LLC and Preferred. Prior to joining Kenmar, Mr. Coloccia was a Managing Partner of JFA Group LLC, a consulting firm owned by Mr. Coloccia, from September 2007 until December 2007, as well as from September 2006 until January 2007. From January 2007 until September 2007, Mr. Coloccia was the Chief Research Officer at The Info Pro, an independent market research company for the Information Technology industry. Prior to that time, he was Senior Vice President of Xandros Inc., a provider of Linux-based server, desktop and Windows-Linux cross-platform systems management tools, from April 2006 until September 2006. From November 1999 through February 2006, Mr. Coloccia was the President and Chief Technology Officer of Creative Technologies Group Inc., a consulting company that specialized in networking and application support for the small-medium enterprises market.

Management of Traders

The Managing Owner’s hallmark is its extensive due diligence and emphasis on vigilant management of its portfolios of traders. The Managing Owner analyzes trading and performance on a daily basis and performs ongoing due diligence with respect to each trader it retains, including the Advisors. This detailed analysis identifies sources of profits and losses for each trader each day, enabling management to make highly informed decisions regarding the performance of each such trader (including the Trust’s Advisors).

Based on the Managing Owner’s perception of market conditions, Advisor performance and other factors, the Managing Owner may determine to remove or replace an Advisor or shift to another trading program of an existing Advisor if profitability, risk assumptions or other significant factors indicate that replacement is in the best interests of the Unitholders of the Trust.

Naturally, these activities require a strong knowledge of trading and markets. The Managing Owner operates and updates continuously a database that tracks over 600 different trading programs offered by traders around the globe. Added to these quantitative data are qualitative assessments based on detailed trader interviews and analysis of trades, trading performance and trading strategies.

Fiduciary Obligations of the Managing Owner

As managing owner of the Trust, the Managing Owner is effectively subject to the same restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Unitholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust, consistent with the terms of the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement dated as of September 27, 2005, or the “Declaration of Trust.” The Trust is referred to as the “Trust” in the Declaration of Trust that is attached hereto as Exhibit A. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust, as set forth herein and in the Declaration of Trust (to which terms all Unitholders, by subscribing to the Units, are deemed to consent).

The Trust, as a publicly-offered “commodity pool,” is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests, or the NASAA Guidelines. The NASAA Guidelines explicitly prohibit a managing owner of a commodity pool from “contracting away the fiduciary obligation owed to investors under the common law.” Consequently, once the terms of a given commodity pool, such as the Trust, are established, the managing owner is effectively precluded from changing such terms in a manner that disproportionately benefits the managing owner, as any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of existing investors of the Trust to such self-dealing (whereas, given adequate disclosure, new investors subscribing to a pool should be deemed to evidence their consent to the business terms thereof by the act of subscribing).

The Declaration of Trust provides that the Managing Owner and its affiliates shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust arising out of any action or inaction of the Managing Owner or its affiliates or their directors, officers, shareholders, partners, members or employees, or the Managing Owner Related Parties, if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties. The Trust has agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Trust. The NASAA Guidelines prescribe the maximum permissible extent to which the Trust can indemnify the Managing Owner Related Parties and prohibit the Trust from purchasing insurance to cover indemnification that the Trust itself could not undertake directly.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Unitholders to exercise good faith and fairness in all dealings affecting the Trust.

Under Delaware law, a beneficial owner of a business trust (such as a Unitholder of the Trust) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a class action, to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Unitholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator), the Clearing Brokers (registered futures commission merchants) and the Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.

There are substantial and inherent conflicts of interest in the structure of the Trust that are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Unitholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere are ineligible to invest in the Trust. The Managing Owner presently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Unitholders under federal and state law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Unitholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Investment of the Managing Owner in the Trust

The Managing Owner and/or its Affiliates have agreed to purchase and maintain an interest in each Series in an amount not less than 1% of the Net Asset Value of such Series or $25,000, whichever is greater. As of February 29, 2008, the Managing Owner and its Affiliates have subscribed for 7,615.94 Series J, Class I General Units and 862.63 Series J, Class II General Units.

Management; Voting by Unitholders

The Unitholders take no part in the management or control, and have no voice in the operations of the Trust, Series J or their respective businesses. Unitholders, voting together as a single series, may, however, remove and replace the Managing Owner as the managing owner of the Trust and Series J, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust and Series J. The owners of 10% of the outstanding Units then owned by Unitholders have the right to bring a matter before a vote of the Unitholders. The Managing Owner has no power under the Declaration of Trust to restrict any of the Unitholders’ voting rights. Any Units purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in Series J, are non-voting.

The Managing Owner has the right unilaterally to amend the Declaration of Trust as it applies to Series J provided that any such amendment is for the benefit of and not adverse to the Unitholders of Series J or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to effect the intent of Series J’s tax allocations or to comply with certain regulatory requirements.

In the event that the Managing Owner or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

Recognition of the Trust and the Series in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by a Series of the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally. Furthermore, each Series itself indemnifies all its Unitholders against any liability that such Unitholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of each Series of the Trust and will use its assets to satisfy any such liability before such liability would be enforced against any Unitholder individually.

Possible Repayment of Distributions Received by Unitholders; Indemnification by Unitholders

The Units are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Unitholders of a Series could be required, as a matter of bankruptcy law, to return to the estate of such Series any distribution they received at a time when such Series was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders of a Series agree in the Declaration of Trust that they will indemnify such Series for any harm suffered by it as a result of

•	Unitholders’ actions unrelated to the business of such Series,

•	transfers of their Units in violation of the Declaration of Trust, or

•	taxes imposed on such Series by the states or municipalities in which such investors reside.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Unitholders of a Series indemnifying such Series for taxes imposed upon it by the state or municipality in which particular Unitholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of a Series of the Trust in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in publicly-offered commodity pools as well as other trusts and limited partnerships.

Transfers of Units Restricted

A Unitholder may, subject to compliance with applicable federal and state securities laws, assign such Unitholder’s Units upon notice to the Trust and the Managing Owner. No assignment will be effective in respect of the Trust or the Managing Owner until the first day of the month succeeding the month in which such notice is received. No assignee may become a substituted Unitholder except with the consent of the Managing Owner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the Managing Owner. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates.

There are, and will be, no certificates for the Units. Any transfers of Units will be reflected on the books and records of the applicable Series of the Trust. Transferors and transferees of Units will each receive notification from the Managing Owner to the effect that such transfers have been duly reflected as notified to the Managing Owner.

Reports to Unitholders

Each month the Managing Owner reports such information as the CFTC may require to be given to the participants in “commodity pools” such as Series J, and any such other information as the Managing Owner may deem appropriate. The Managing Owner also distributes to Unitholders, generally by March 31 of each year, certified financial statements and, the tax information related to each Series of the Trust necessary for the preparation of their annual federal income tax returns.

The Managing Owner will notify Unitholders of any change in the fees paid by Series J or of any material changes in the basic investment policies or structure of Series J. Any such notification shall include a description of Unitholders’ voting rights.

General

In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or “Blue Sky” laws, the Declaration of Trust provides that:

•

the executing and clearing commissions paid by Series J shall be reasonable, and the Managing Owner shall include in the annual reports containing each Series’ certified financial statements distributed to Unitholders each year the approximate round-turn equivalent rate paid on Series J’s trades during the preceding year;

•

no rebates or give-ups, among other things, may be received from Series J by any of the Selling Agents in respect of sales of the Units of Series J, and such restriction may not be circumvented by any reciprocal business arrangements among any Selling Agents or any of their respective affiliates and Series J;

•

no trading advisor of Series J (including the Managing Owner) may participate directly or indirectly in any per-trade commodity brokerage commissions generated by Series J; any agreement between Series J and the Managing Owner or any affiliates of the Managing Owner must be terminable by Series J upon no more than sixty (60) days’ written notice;

•

Series J may make any loans, and the funds of Series K will not be commingled with the funds of any other Series or any other person (deposit of the assets of Series J with a commodity broker, clearinghouse or currency dealer does not constitute commingling for these purposes); and

•	Series J will not employ the trading technique commonly known as “pyramiding.”

Organizational Chart

The chart below sets forth the ownership of the Managing Owner.

All entities in the above chart have their principal place of business at 900 King Street, Suite 100, Rye Brook, New York 10573.

MATERIAL CONTRACTS

Advisory Agreements

There is an Advisory Agreement among the Managing Owner, each Advisor and Series J corresponding to such Advisor by which the Managing Owner delegated to each Advisor sole discretion and responsibility to trade commodities for Series J. The Advisor will place trades based on its agreed-upon trading approach, or the Trading Approach, which is described under the heading “Series J”, and each Advisor has agreed that at least 90% of the gains and income if any, generated by its Trading Approach will largely result from buying and selling commodities or futures, forwards, currency spot and options on commodities. All trading is subject to the Trust’s Trading Limitations and Policies, which are described under the heading “Trading Limitations and Policies.” The Advisory Agreements will be effective for one year after trading commences and will be renewed automatically for additional one-year terms unless terminated. Each Advisory Agreement with an Advisor will terminate automatically:

•	if Series J is terminated; or

•

if, as of the end of any Business Day, the Net Asset Value of the assets allocated to such Advisor (as applicable) declines by 40% from the Net Asset Value of such Managed Account (a) as of the beginning of the first day of the Advisory Agreement or (b) as of beginning of the first day of any calendar year, in each case after appropriate adjustment for distributions, withdrawals, redemptions, reallocations and additional allocations.

Each Advisory Agreement may be terminated at the discretion of Series J at any time upon 30 days’ prior written notice to an Advisor. Also, each Advisory Agreement may be terminated at the discretion of Series J upon prior written notice to the Advisor for cause, which may include the following:

•	Series J determines in good faith that the Advisor is unable to use its agreed upon Trading Approach to any material extent;

•	the Advisor’s registration as a CTA (if required) under the CE Act or membership as a CTA with the NFA is revoked, suspended, terminated or not renewed;

•

Series J determines in good faith that the Advisor has failed to conform and, after receipt of written notice, continues to fail to conform in any material respect, to (A) the Trading Limitations and Policies, or (B) the Advisor’s Trading Approach;

•	there is an unauthorized assignment of the Advisory Agreement by the Advisor;

•

the Advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its Trading Approach utilized by Series J or its business goodwill, in each instance without the consent of Series J;

•	the Advisor becomes bankrupt or insolvent; or

•

for any other reason if Series J determines in good faith that the termination is essential for the protection of the assets of Series J including, without limitation, a good faith determination by Series J that such Advisor has breached a material obligation to Series J under the Advisory Agreement relating to the trading of the assets of the Trading Vehicle or Series J, as applicable.

Each Advisor also has the right to terminate the Advisory Agreement in its discretion at any time for cause in the event:

•

of the receipt by the Advisor of an opinion of independent counsel satisfactory to the Advisor and Series J that by reason of the Advisor’s activities with respect to Series J, the Advisor is required to register as an investment adviser under the Investment Advisers Act of 1940 and it is not so registered;

•	the registration of the Managing Owner as a CPO under the CE Act or membership as a CPO with the NFA is revoked, suspended, terminated or not renewed;

•	Series J imposes additional trading limitation(s) which the Advisor does not agree to follow in its trading of the assets of Series J; or Series J overrides trading instructions;

•	the assets allocated to the Advisor decrease, for any reason, to less than an amount specified in the particular Advisory Agreement;

•	Series J elects to have the Advisor use a different Trading Approach and the Advisor objects;

•	there is an unauthorized assignment of the Advisory Agreement by Series J;

•

the material breach of the Advisory Agreement by Series J after giving written notice to Series J that identifies such breach, and such material breach has not been cured within ten (10) days following receipt of such notice by Series J;

•	the Advisor provides Series J with written notice as specified in the particular Advisory Agreement; or

•	other good cause is shown and the written consent of Series J is obtained (which shall not unreasonably be withheld).

In addition to the trading management services each Advisor provides pursuant to the Advisory Agreement, each Advisor also is permitted to manage and trade accounts for other investors (including other public and private commodity pools), and trade for its own account, and for the accounts of its partners, shareholders, directors, officers and employees, using the same Trading Approach and other information it uses on behalf of Series J, so long as in the Advisor’s reasonable judgment the aggregate amount of capital being managed or traded by the Advisor does not (i) materially impair the Advisor’s ability to carry out its obligations and duties to Series J pursuant to the Advisory Agreement or (ii) create a reasonable likelihood of the Advisor having to modify materially its agreed upon Trading Approach being used for Series J in a manner which might reasonably be expected to have a material adverse effect on Series J. Each Advisor will, upon reasonable request, permit the Managing Owner or Series J to review at the Advisor’s offices such trading records that the Managing Owner or Series J may reasonably request.

None of the Advisors nor their officers, directors, partners, shareholders or employees or controlling persons will be liable to Series J its shareholders, members, directors, officers, employees or controlling persons, except by reason of acts or omissions in material breach of the Advisory Agreement or due to their willful misconduct or gross negligence or by reason of not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of Series J it being understood that none of the Advisors makes any guarantee of profit and provides no protection against loss, and that all purchases and sales of commodities are for the account and risk of Series J and that the Advisors shall incur no liability for trading profits or losses resulting therefrom except as set forth above. Each of the Advisors, and their respective shareholders, directors, officers, partners, employees and controlling persons, will be indemnified and held harmless by Series J and the Managing Owner from and against any losses liabilities and expenses (including without limitation reasonable attorneys’ fees) and amounts paid in settlement of any claims, collectively, Losses, sustained by the Advisor in connection with any acts or omissions of the Advisor or its partners, officers, directors, shareholders or employees relating to their management of Series J or as a result of any material breach of the Advisory Agreement by Series J or the Managing Owner, provided that:

•

such Losses were not the result of negligence or misconduct or a material breach of the Advisory Agreement on the part of the Advisor or its partners, officers, directors, shareholders or employees or controlling persons;

•

the Advisor, and its shareholders, directors, officers, partners, employees and each person controlling the Advisor, acted in good faith and in a manner reasonably believed by such person to be in, or not opposed to, the best interests of Series J; and

•

any such indemnification will be recoverable from the assets of Series J; provided. however, that no indemnification shall be permitted for amounts paid in settlement if Series J does not approve the amount of the settlement (which approval shall not be unreasonably withheld).

Expenses incurred by an indemnified person in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by Series J in advance of the final disposition of such action, suit or proceeding if:

•	the legal action, suit or proceeding, if sustained, would entitle the indemnitee to indemnification under the terms of the Advisory Agreement; and

•	the Advisor undertakes to repay the advanced funds to Series J in cases in which the indemnitee is not entitled to indemnification under the terms of the Advisory Agreement.

Series J has the right to offer to settle any indemnity matter with the approval of the applicable Advisor (which approval shall not be unreasonably withheld).

Brokerage Agreement

The Clearing Broker and the Trust on behalf of Series J entered into a brokerage agreement, or each, a Brokerage Agreement. As a result the Clearing Broker:

•	acts as the executing and clearing broker with respect to Series J;

•	acts as custodian of Series J’s assets;

•	assists with foreign currency; and

•	performs such other services for the Trust and Series J as the Managing Owner may from time to time request.

As executing and clearing broker for Series J, the Clearing Broker receives each Advisor’s orders for trades. Generally, when an Advisor gives an instruction either to sell or buy a particular foreign currency forward contract, Series J engages in back-to-back principal trades with the Clearing Brokers in order to carry out the Advisor’s instructions. In back-to-back currency transactions, a Clearing Broker, as principal, arranges bank lines of credit and contracts to make or to take future delivery of specified amounts of the currency at the negotiated price. The Clearing Broker, again as principal, in turn contracts with Series J to make or take future delivery of the same specified amounts of currencies at the same price. In these transactions, such Clearing Broker acts in the best interests of Series J.

Confirmations of all executed trades are given to the Trust by the Clearing Broker. The Brokerage Agreement incorporates the Clearing Broker’s standard customer agreements and related documents, which generally include provisions that:

•	all funds, commodities and open or cash positions carried for Series J will be held as security for their respective obligations to the Clearing Broker;

•	the margins required to initiate or maintain open positions will be as from time to time established by the Clearing Brokers and may exceed exchange minimum levels; and

•	each Clearing Broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of Series J.

As custodian of Series J’s assets, the Clearing Brokers are responsible, among other things, for providing periodic accountings of all dealings and actions taken by Series J during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of Series J.

Administrative functions provided by the Clearing Brokers for Series J include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the Brokerage Agreement between it and the Trust (on behalf of Series J) is in effect, each Clearing Broker will not charge a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee.

Each Brokerage Agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. Each Brokerage Agreement is terminable by the Trust on behalf of Series J or UBS Securities without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change in such Series’ financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

The Brokerage Agreement provides that neither UBS Securities nor any of its managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by Series J other than as a result of UBS Securities negligence or reckless or intentional misconduct or breach of such agreement.

Selling Agreement

The Selling Agent has entered into an Amended and Restated Selling Agreement, or Selling Agent Agreement, with the Trust and the Managing Owner. The Managing Owner and the Selling Agent intend to appoint certain other broker-dealers registered under the Securities Exchange Act of 1934, as amended, and members of the Financial Industry Regulatory Authority, or FINRA (formerly the NASD), as additional selling agents, or Correspondent Selling Agents. Each Correspondent Selling Agent has signed a Correspondent Selling Agent Agreement, as amended from time-to-time with the Trust and the Selling Agent. The Selling Agent and each Correspondent Selling Agent will use their “best efforts” to sell Units. This means that the Selling Agent and the Correspondent Selling Agents are not required to purchase any Units or sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered.

The Selling Agent and each Correspondent Selling Agent, in recommending to any person the purchase or sale of Units, will use commercially reasonable efforts to determine, on the basis of information obtained from the prospective purchaser concerning the prospective purchaser’s investment objectives, the prospective purchaser’s other investments and the prospective purchaser’s financial situation and needs, and any other information known by the Selling Agent or the Correspondent Selling Agent, as applicable, through the review of its offeree questionnaire completed by such prospective purchaser and maintain in the Selling Agent’s or the Correspondent Selling Agent’s files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser.

In connection with the offer, sale and distribution of the Units, the Selling Agent and each Correspondent Selling Agent has agreed that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of the FINRA, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body. The Selling Agent and each Correspondent Selling Agent has agreed that it will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is being maintained.

The Selling Agent Agreement (and any Correspondent Selling Agent Agreement) will be terminated at the conclusion of the offering with respect to each Series. Prior to the conclusion of the offering, the Selling Agent Agreement (and any Correspondent Selling Agent Agreement) may be terminated by the Selling Agent, at the Selling Agent’s option, by giving thirty (30) days’ notice to the Trust and the Managing Owner, in the event:

•

there is, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Trust or the Managing Owner which, in the judgment of the Selling Agent, renders it inadvisable to proceed with the offer and sale of the Units;

•

the Registration Statement and/or the Prospectus is not amended promptly after written request by the Selling Agent for it to be so amended because an event has occurred which, in the opinion of counsel for the Selling Agent, should be set forth in the Registration Statement or the Prospectus in order to make the statements therein not misleading;

•

any of the conditions specified in Section 7 (relating to covenants of the Managing Owner) of the Selling Agent Agreement are not fulfilled when and as required by the Selling Agent Agreement to be fulfilled;

•

there is a general suspension of, or a general limitation on prices for, trading in commodity futures or option contracts on commodity exchanges in the United States or other commodities instruments, or there is any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by the Selling Agent, in its discretion, that such limitations would materially impede the Trust’s trading activities or make the offering or delivery of the Units impossible or impractical; or

•

there is a declaration of a banking moratorium by Federal, New York or Delaware authorities. In addition, each Selling Agent Agreement may be terminated by written agreement among the parties to the Selling Agent Agreement.

The Selling Agent and the Correspondent Selling Agents shall not be liable to the Trust, the Trustee or the Managing Owner for any act or failure to act on behalf of the Trust, if such act or failure to act on the part of the Selling Agent, the Correspondent Selling Agent or their respective principals or affiliates did not constitute negligence, misconduct or a breach of any of the representations, warranties, covenants or agreements of the Selling Agent or Correspondent Selling Agent, as the case may be, contained in the Selling Agent Agreement or Correspondent Selling Agent Agreement, as the case may be.

The Managing Owner and the Trust will indemnify and hold harmless the Selling Agent, the Correspondent Selling Agents and their respective principals and affiliates from and against any and all loss, liability, claim, damage, expense, fine, penalty, cost or expense (including, without limitation, attorneys’ and accountants’ fees and disbursements), judgments and amounts paid in settlement, or Losses, to which the Selling Agent, the Correspondent Selling Agent or their respective principals and affiliates may become subject arising out of or in connection with the Selling Agent Agreement or the Correspondent Selling Agent Agreement, as the case may be, the transactions contemplated thereby or the fact that the Selling Agent or Correspondent Selling Agent is or was a selling agent of the Trust arising out of or based upon:

•

any untrue statement of material fact contained in the Selling Agent Agreement or Correspondent Selling Agent Agreement, as applicable, the Prospectus or any application or written communication executed by the Managing Owner or the Trust filed in any jurisdiction in order to qualify the Units under the securities laws thereof;

•	any omission from such documents of a material fact required to be stated therein or necessary to make the statements therein not misleading; or

•

any breach of any representation, warranty, covenant or agreement made by the Managing Owner or the Trust in the Selling Agent Agreement, except to the extent that any such Losses arise out of, relate to, or are based upon the Selling Agent’s failure to meet the standard of liability applicable to it under the Selling Agent Agreement.

The Selling Agent agrees to indemnify and hold harmless the Trust, the Trustee and the Managing Owner and the Principals and Affiliates of the Trustee and the Managing Owner from and against all Losses incurred by any of them arising out of or based upon the Selling Agent’s failure to meet the standard of liability set forth in the Selling Agent Agreement.

FEDERAL INCOME TAX CONSEQUENCES

The following constitutes the opinion of Katten Muchin Rosenman LLP and summarizes the material federal income tax consequences to United States taxpayers who are individuals.

Partnership Tax Status of Series J

In the opinion of counsel, Series J will be classified as a partnership for federal income tax purposes and, based on the Managing Owner’s representations as to the type of income expected to be earned by Series J, will not be treated as a

“publicly-traded partnership” taxable as a corporation.

Taxation of Unitholders on Profits or Losses

Each Unitholder will be subject to tax on such Unitholder’s share of Series J’s income and gains, if any, even if such Unitholders do receive any cash distributions or redeem Units. In addition, a Unitholder may be subject to payment of taxes on Series J’s interest income even though the Net Asset Value per Unit of Series J has decreased due to trading losses. See “--Tax on Capital Gains and Losses; Interest Income” on the following page.

Series J provides each of its Unitholders with an annual schedule of such Unitholder’s share of tax items. Series J generally allocates these items of gain and loss equally to each Unit. However, when a Unitholder redeems Units, Series J shall allocate capital gains or losses to the Unitholder of Series J so as to reduce or eliminate any difference between the redemption proceeds and the tax basis of such Units. A Unitholder’s adjusted tax basis in a Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.

Limited Deductibility of Trust Losses and Deductions

A Unitholder may not deduct losses or deductions in excess of his or her tax basis in his or her Units as of year-end. Generally, a Unitholder’s tax basis in such Unitholder’s Units is the amount paid for such Units reduced (but not below zero) by such Unitholder’s share of any distributions, losses and deductions and increased by such Unitholder’s share of income and gains. However, a Unitholder subject to “at-risk” limitations (generally non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Trust.

Limited Deductibility for Certain Expenses

The Managing Owner does not consider the Incentive Fee, as well as other ordinary expenses of Series J, to be investment advisory expenses or other expenses of producing income. Accordingly, for tax reporting purposes, the Managing Owner currently treats the ordinary expenses of Series J as ordinary business expenses not subject to the limitations that apply to investment advisory expenses described below. However, the IRS might contend otherwise and to the extent the IRS recharacterizes these expenses, a Unitholder would have the amount of the ordinary expenses allocated to him treated accordingly.

Individual taxpayers are subject to material limitations on their ability to deduct investment advisory fees, unreimbursed expenses of an employee, and certain other expenses of producing income not resulting from the conduct of a trade or business. For individuals who itemize deductions, the expenses of producing such income, including “investment advisory fees,” are aggregated with unreimbursed employee business expenses, certain other expenses of producing income and deductions, or collectively, the Aggregate Investment Expenses, and such Aggregate Investment Expenses are deductible only to the extent such amount exceeds 2% of the individual’s adjusted gross income. In addition, Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain other itemized deductions, are subject to a reduction generally equal to the lesser of one-thrid of 3% of the individual’s adjusted gross income in excess of a certain threshold amount and 80% of certain itemized deductions otherwise allowable for the tax year. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions, which are not deductible by an individual in calculating his or her alternative minimum tax liability.

If the Profit Shares, the Incentive Fee and other expenses of Series J were determined to constitute “investment advisory fees,” an individual Unitholder’s pro rata share of the amounts so characterized would be included in Aggregate Investment Expenses potentially subject to the deduction limitations described above. In addition, each individual Unitholder’s share of income from Series J would be increased (solely for tax purposes) by such Unitholder’s pro rata share of the amounts so characterized. Any such characterization by the IRS could require Unitholders to file amended tax returns and pay additional taxes, plus interest. It is unlikely that tax penalties would be imposed on account of such an IRS characterization.

Year-End Mark-to-Market of Open Section 1256 Contract Positions

Section 1256 Contracts are futures, options on futures and stock index options traded on U.S. exchanges and certain foreign currency contracts. Section 1256 Contracts that remain open at the end of a tax year are treated for tax purposes as if such positions had been sold at year-end and any gain or loss is recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions and non-U.S. exchange traded futures. Gain or loss on any non-Section 1256 Contracts is recognized when sold by a Series and are primarily short-term gain or loss.

Tax on Capital Gains and Losses; Interest Income

As described under “— Year-End Mark-to-Market of Open Section 1256 Contract Positions,” Series J’s trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from any non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 15%. Short-term capital gains are subject to tax at the same rates as ordinary income.

Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, Series J could incur significant losses but a Unitholder could be required to pay taxes on such Unitholder’s share of Series J’s interest income.

If an individual taxpayer incurs a net capital loss for a year, he may elect to carry back (up to three years) the portion of such loss that consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carry forward such losses indefinitely as losses on Section 1256 Contracts.

Syndication Expenses

Neither Series J nor any Unitholder of Series J will be entitled to any deduction for Series J’s syndication expenses, including offering expense reimbursements paid to the Managing Owner and any amounts paid to any Selling Agents, nor can such expenses be amortized by Series J or any Unitholder. Such expenses may be included in capital losses upon redemption.

Unrelated Business Taxable Income

Tax-exempt Unitholders of Series J generally will not be required to pay tax on their share of income or gains of Series J, provided that such Unitholders do not purchase Units with borrowed funds. Certain tax-exempt Unitholders may be subject to special set-aside requirements or excise taxes as to which they should consult their tax advisers.

IRS Audits of Series J and Their Respective Unitholders

If Series J is audited, the IRS is required to audit Series J-related items at the Series level rather than the Unitholder level. The Managing Owner is the “tax matters partner” of Series J with general authority to determine Series J’s responses to a tax audit. If an audit of Series J results in an adjustment, all Unitholders of Series J may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, Series J and its Unitholders may be subject to various state and other taxes.

Tax Elections

The Managing Owner has the discretion to make any election available to Series J under the Code. Such elections may affect the timing and/or character of gains and losses generated by Series J.

Prospective investors are urged to consult their tax advisers before deciding whether to invest.

PURCHASES BY EMPLOYEE

BENEFIT PLANS

Although there can be no assurance that an investment in Series J, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features that may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Federal Income Tax Consequences — ‘Unrelated Business Taxable Income’” at page 103. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of Series J.

As a matter of policy, the Managing Owner will attempt to limit subscriptions to Series J from any employee benefit plan to no more than 10% of the value of the readily marketable assets of such plan (irrespective of the net worth of the beneficiary or beneficiaries of such plan).

General

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in Series J, including the role that an investment in such Series would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in Series J, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in Series J, are diversified so as to minimize the risk of large losses and that an investment in Series J complies with the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN SERIES J IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SERIES J IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA, or the ERISA Regulation, contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan that purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security”, or the Publicly-Offered Security Exception, and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant,” or the Significant Participation Exception. A Series will rely on the Significant Participation Exception until such time as such Series satisfies the conditions of the Publicly-Offered Security Exception. Series J currently satisfies the conditions of, and relies on the exception provided by, the Publicly-Offered Security Exception.

The Significant Participation Exception applies if investments by benefit plan investors are not significant. The term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in and subject to ERISA and all “plans” as defined in and subject to Section 4975 of the Code), all “employee benefit plans” and “plans” as defined in but not subject to either ERISA or Section 4975 of the Code, and all entities that hold “plan assets” due to investments made in such entities by already described benefit plan investors. In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than 25% of the total capital of each class of equity interests in the entity (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” (as defined in the regulations issued under ERISA) of such persons).

During any time that Series J is relying on the Significant Participation Exception in order to avoid causing assets of Series J to be “plan assets,” the Managing Owner intends to restrict the aggregate investment by benefit plan investors to under 25% of the total capital of each class of equity interests of Series J (not including the investments of the Trustee, the Managing Owner, any of the Advisors, any person who provides investment advice for a fee (direct or indirect) with respect to the assets of Series J, and any entity that is directly or indirectly through one or more intermediaries controlling, controlled by or under common control with any of such entities (including a partnership or any other similar entity for which the Managing Owner is the general partner (or the functional equivalent thereof) or provides investment advice), and each of the principals, officers and employees of any of the foregoing entities who has the power to exercise a controlling influence over the management or policies of such entity or of the Trust). Furthermore, because the 25% test is ongoing, it not only restricts additional investments by benefit plan investors, but also can cause the Managing Owner to require that existing benefit plan investors withdraw from Series J in the event that other investors withdraw. If rejection of subscriptions or such mandatory withdrawals are necessary, as determined by the Managing Owner, to avoid causing the assets of the Trust to be “plan assets,” the Managing Owner will effect such rejections or withdrawals in such manner as the Managing Owner, in its sole discretion, determines.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as “a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer’s control.

The Publicly Offered Security Exception applies with respect to Units of Series J. First, the Units of Series J are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act, and were registered under the Exchange Act within 120 days (or such later time as allowed by the SEC) after the end of the fiscal year of such Series in which the offering of such Units occurred.

Second, it appears that Units of Series J are freely transferable because the minimum investment is not more than $5,000 and Unitholders may assign their economic interests in such Series by giving written notice to the Managing Owner, provided such assignment would not violate any federal or state securities laws and would not adversely affect the tax status of such Series. As described in the second preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of a limited partner of a partnership, including a general partner consent requirement, will not prevent a finding that the security is freely transferable, provided that the economic benefits of ownership can be transferred without such consent. Although this provision, read literally, applies only to partnerships, the Managing Owner believes that because the determination as to whether a security is freely transferable is based on the facts and circumstances, the fact that the Units, which are issued by a series of a statutory trust rather than a partnership, have an identical restriction should not affect a finding that the Series J Units are freely transferable.

Third, the Units of Series J expected owned by more than 100 investors who are independent of the Trust and of each other.

Ineligible Purchasers

Units may not be purchased with the assets of a Plan if the Managing Owner, any of the Advisors, the Selling Agents, any Clearing Broker, any of the brokers through which any Advisor requires Series J to trade, Series J or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Series J are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, SERIES J, THE MANAGING OWNER, ANY ADVISOR, ANY CLEARING BROKERS, THE SELLING AGENTS OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SERIES J UNITS IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

The Offering

Units of Series J are offered continuously to the public — on a “best-efforts” basis — at their month-end Net Asset Value per Unit. The minimum investment is $5,000 in the aggregate except for (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts and (ii) existing Unitholders subscribing for additional Units, where the minimum investment is $2,000 in the aggregate. The Managing Owner, in its sole discretion, may waive the minimums. Units will be issued as of the commencement of business on the first Business Day of each month.

Subscription Procedure

To purchase Units, an investor must complete, execute and deliver a copy of the Subscription Agreement and Power of Attorney Signature Pages. Existing investors in a Series must execute new Subscription Agreement and Power of Attorney Signature Pages and verify their continued suitability to make additional investments and must have received a current Prospectus for the Trust. Subscription payments may be made by wire transfer or by authorizing a Selling Agent to debit a subscriber’s customer securities account for the amount of his or her subscription. When a subscriber authorizes such a debit (which authorization is given in the Subscription Agreement and Power of Attorney), the subscriber is required to have the amount of his or her subscription payment on deposit in his or her account as of the settlement date specified by the relevant Selling Agent — generally, the fifth Business Day after the date of purchase (the first day of the month immediately following the month during which a subscription is accepted) if the Subscription Agreement and Power of Attorney is executed and delivered at least five (5) Business Days prior to the end of such month.

The Units are sold when, as and if subscriptions therefore are accepted by the Managing Owner, subject to the satisfaction of certain conditions set forth in the Selling Agent Agreement and to the approval by counsel of certain legal matters.

All subscriptions will be irrevocable by the subscriber, except as set forth below. In the Subscription Agreement, you are required to represent that you received the Prospectus five (5) days prior to the date of receipt of your Subscription Agreement. We are prohibited from selling Units to you until five (5) days after you receive the Prospectus. Rejected or revoked subscriptions will be returned with interest. No fees or other amounts will be deducted from your subscription, which will be returned to you within seven (7) Business Days after such rejection. Subscriptions which are received after the subscription deadline for any month will be deemed to be a subscription to purchase Units as of the first Business Day of the next succeeding month, subject to acceptance by the Managing Owner, satisfaction of certain conditions set forth in the Selling Agent Agreement and approval by counsel of certain legal matters.

All subscribers will receive a confirmation of their purchase from their Selling Agent.

There is no minimum number of Units that must be sold as of the beginning of a given month for any Units to be sold at such time.

Subscribers’ Representations and Warranties

By executing a Subscription Agreement and Power of Attorney Signature Page, each subscriber is representing and warranting, among other things, that:

•	the subscriber is of legal age to execute and deliver such Subscription Agreement and Power of Attorney and has full power and authority to do so;

•	the subscriber has read and understands Exhibit B to this Prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and

•	the subscriber has received a copy of this Prospectus.

These representations and warranties might be used by the Managing Owner or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

While the foregoing representations and warranties are binding on subscribers, the Managing Owner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. Any subscriber who is not prepared to give such representations and warranties, and to be bound by them, should not invest in the Units.

LEGAL MATTERS

Legal matters in connection with the Units being offered hereby, including the discussion of the material income tax considerations relating to the Units, have been passed upon for the Trust, Series J and the Managing Owner by Katten Muchin Rosenman LLP. Katten Muchin Rosenman LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust and Series J.

EXPERTS

Arthur F. Bell, Jr. & Associates, L.L.C. served as the independent registered public accounting firm for the Trust during the period September 28, 2004 (inception) through December 1, 2005. Deloitte & Touche LLP served as the independent registered public accounting firm for the Trust from December 1, 2005 through September 14, 2007. Eisner LLP has served as the independent public accounting firm for the Trust since October 15, 2007.

The Statement of Financial Condition of World Monitor Trust III-Series J as of December 31, 2007 and the related Statements of Operations and Changes in Unitholders’ Capital for the year ended December 31, 2007 included in this Prospectus have been audited by Eisner LLP, an independent registered public accounting firm, as stated in its report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

The Statement of Financial Condition, including the Condensed Schedule of Investments, as of December 31, 2007 of WMT III Series G/J Trading Vehicle LLC and the related Statements of Operations and Changes in Members’ Capital (net asset value) for the year ended December 31, 2007 have been audited by Eisner LLP, an independent registered public accounting firm, as stated in its report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

The Statements of Financial Condition of World Monitor Trust III-Series J as of December 31, 2006 and 2005 and the related Statements of Operations and Changes in Unitholders’ Capital for the year ended December 31, 2006 and for the period from December 1, 2005 (commencement of operations) to December 31, 2005 included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

The Statements of Financial Condition, including the Condensed Schedules of Investments, as of December 31, 2006 and 2005 of WMT III Series G/J Trading Vehicle LLC and the related Statements of Operations and Changes in Members’ Capital (net asset value) for the year ended December 31, 2006 and the period from December 1, 2005 (commencement of operations) to December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

The Statements of Financial Condition, including the Condensed Schedules of Investments, as of April 30, 2007 and December 31, 2006 of WMT III Series H/J Trading Vehicle LLC and the related Statements of Operations and Changes in Members’ Capital (net asset value) for the period from January 1, 2007 to April 30, 2007 (date of liquidation) and the year ended December 31, 2006 included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

The Statements of Financial Condition, including the Condensed Schedules of Investments, as of April 30, 2007 and December 31, 2006 of WMT III Series I/J Trading Vehicle LLC and the related Statements of Operations and Changes in Members’ Capital (net asset value) for the period from January 1, 2007 to April 30, 2007 (date of liquidation) and the year ended December 31, 2006 included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

The Statement of Financial Condition of Preferred Investment Solutions Corp., the Managing Owner, as of December 31, 2007 included in this Prospectus has been audited by Arthur F. Bell, Jr. & Associates, L.L.C. as stated in its report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Trust and each Series with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agent Agreement, the Advisory Agreements, and the Customer Agreements). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE Washington, D.C., 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION

AND ANNUAL REPORTS

Pursuant to applicable CFTC regulations, prospective subscribers for Units must receive recent financial information (current within 60 calendar days) relating to Series J, as well as its most recent Annual Report (due by March 30 of each year, in respect of the prior year), together with this Prospectus, unless the material that would be otherwise included in such Report or information has been included herein.

PRIVACY POLICY OF

THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms, which may include information received by you in writing, in person, by telephone, electronically, or by any other means; and (ii) information about your transactions and investments with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax advisor, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

PERFORMANCE OF COMMODITY POOLS OPERATED BY

THE MANAGING OWNER AND ITS AFFILIATES

General

The performance information included herein is presented in accordance with CFTC regulations. Each Series of the Trust differs materially in certain respects from each of the pools whose performance is included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Trust and the Series) since January 1, 2002. The Managing Owner has offered certain of these pools exclusively on a private basis to financially sophisticated investors — either on a private placement basis in the United States or offshore exclusively to non-U.S. persons.

The pools, the performance of which is summarized herein, are materially different in certain respects from the Series of the Trust, and the past performance summaries of such pools are generally not representative of how a Series of the Trust might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of the Managing Owner’s capabilities in advisor selection by indicating the past performance of the pools sponsored by the Managing Owner.

Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of nine (9) public commodity pools and four open-ended investment companies, which were exempted commodity pools in Ireland. Effective as of February 29, 2008, the Managing Owner serves as the commodity pool operator and managing owner of seven (7) public commodity pools (including Series J) and one open-ended investment company, which is an exempted commodity pool in Ireland.

All summary performance information is current as of February 29, 2008 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 2003 or, if later, the inception of the pool in question. CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date. Performance information with respect to the newly acquired pools in which the Managing Owner serves either as managing owner or general partner is disclosed starting as of October 1, 2004.

INVESTORS SHOULD NOTE THAT AFFILIATES OF THE MANAGING OWNER PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY THE MANAGING OWNER. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF THE MANAGING OWNER HAS NOT BEEN INCLUDED HEREIN.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND SERIES J.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

Assets Under Management

The Managing Owner – Total assets under management as of February 29, 2008	$168.5 million

The Managing Owner – Total assets under multi-advisor management as of February 29, 2008	$98.5 million

The Managing Owner and affiliates – Total assets under management as of February 29, 2008	$4.2 billion

Multi-Advisor Pools

These are all of the multi-advisor pools operated by the Managing Owner since January 1, 2003. The Managing Owner has actively allocated and reallocated trading assets among a changing group of advisors selected by it.

Single-Advisor Pools

These are all of the pools (other than pools for the research and development of traders) operated by the Managing Owner since January 1, 2003 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors).

[Remainder of page left blank intentionally]

	TYPE OF POOL	START DATE	CLOSE DATE	AGGREGATE SUBSCRIPT.	CURRENT TOTAL NAV	CURRENT NAV PER UNIT	% WORST MONTHLY DRAW- DOWN & MONTH		% WORST PEAK-TO- VALLEY DRAW- DOWN & PERIOD	PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS
										2003	2004		2005		2006		2007	2008††
MULTI-ADVISOR POOLS
Kenmar Global Trust	*	05/1997	—	55,651,122	5,656,233	129.66	(7.42 01/2005)		(22.90 05/2003- 07/2006)	0.23	(2.69)		(9.42)		5.70		16.81	7.31 (2 mos.	)
International Futures Fund D PLC†	*	10/1996	05/2005	N/A	0	7.34 05/27/2005	(8.56 05/2005)		(19.14 11/2004- 05/2005)	—	1.73 (3 mos.	)	(17.74 (5 mos.	) )	—		—	—
SINGLE ADVISOR POOLS
World Monitor Trust III – Series G (Class I)		11/2005	12/2007	1,383,424	0	112.93	(4.97 02/2007)		(14.50 04/2006- 03/2007)	—	—		(3.49)		3.80		12.73	—
World Monitor Trust III – Series G (Class II)		04/2006	12/2007	1,089,587	0	113.44	(4.81 02/2007)		(13.27 04/2006- 03/2007)	—	—		—		(0.96)		14.54	—
World Monitor Trust III – Series H (Class I)		12/2005	04/2007	2,232,104	0	88.85	(4.68 09/2006)		(20.07 05/2006- 02/2007)	—	—		(2.33 (1 mo.	) )	(7.31)		(1.86)	—
World Monitor Trust III – Series H (Class II)		06/2006	04/2007	528,000	0	82.65	(4.51 09/2006)		(18.83 05/2006- 02/2007)	—	—		—		(15.86)		(1.77)	—
World Monitor Trust III – Series I (Class I)		12/2005	04/2007	887,800	0	88.62	(8.69 (01/2006	) )	(14.55 12/2005- 02/2006)	—	—		(3.57 (1 mo.	) )	3.09		(10.84)	—
Diversified Futures Trust I†,***	*	01/1995	—	N/A	12,144,307	260.21	(10.11 0120/05)		(11.87 11/2004- 04/2005)	—	10.88 (3 mos.	)	(2.22)		(4.16)		5.80	10.43 (2 mos.	)
Futures Strategic Trust†,***	*	05/1996	—	N/A	4,604,004	123.15	(3.25 04/2005)			—	12.08 (3 mos.	)	(8.01)		0.88		11.33	10.36 (2 mos.	)
World Monitor Trust –Series A†, #	Single	06/1998	08/2006	N/A	0	83.23 08/25/2006	(5.18 08/2005)		(7.97 11/2004- 03/2005)	—	(2.15 (3 mos.	) )	7.72		(4.57 (8 mos.	) )	—	—
World Monitor Trust –Series B†, #	Single	06/1998	08/2006	N/A	0	92.65 08/25/2006	(6.33 03/2005)		(18.29 11/2004- 10/2005)	—	(1.02 (3 mos.	) )	(15.80)		(0.37 (8 mos.	) )	—	—

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

†	The Managing Owner acquired control of the pool as of October 1, 2004. Pursuant to CFTC Rules and NFA requirements, performance prior to October 1, 2004 has not been included.
††	Current as of February 29, 2008, unless otherwise noted.

#	Current as of February 29, 2008

	TYPE OF POOL	START DATE	CLOSE DATE	AGGREGATE SUBSCRIPT.	CURRENT TOTAL NAV	CURRENT NAV PER UNIT	% WORST MONTHLY DRAW- DOWN & MONTH	% WORST PEAK-TO- VALLEY DRAW- DOWN & PERIOD	PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS
									2003	2004		2005	2006	2007	2008††
World Monitor Trust II – Series D†, #	Single	03/2000	—	N/A	6,707,438	101.50	(11.32 02/2007)	(27.19 05/2006- 01/2008)	—	8.14 (3 mos.	)	(3.95)	0.84	(15.03)	0.27 (2 mos.	)
World Monitor Trust II – Series E†, #	Single	04/2000	—	N/A	19,090,947	193.78	(10.55 04/2004)	(23.91 02/2004- 07/2004)	—	19.17 (3 mos.	)	(13.74)	2.67	8.99	8.59 (2 mos.	)
World Monitor Trust II – Series F†, #	Single	03/2000	—	N/A	19,134,830	137.78	(11.26 07/2007)	(19.94 06/2007- 01/2008)	—	6.18 (3 mos.	)	9.55	2.56	(15.12)	0.54 (2 mos.	)
Diversified Futures Trust II†, #	Single	03/1997	06/2007	N/A	0	91.82	(15.09 01/2005)	(37.70 11/2004- 02/2006)	—	25.16 (3 mos.	)	21.67	(11.65)	2.32	—
Diversified Futures Fund L.P.†	Single	10/1988	—	N/A	3,411,900	348.40	(15.77 06/2006)	(42.36 11/2004- 02/2007)	—	29.98 (3 mos.	)	(23.97)	(17.42)	2.73	9.66 (2 mos.	)
International Futures Fund B PLC†, #	Single	07/1996	—	N/A	8,306,398	18.50	(21.62 03/2007)	(45.22 11/2004- 03/2007)	—	40.79 (3 mos.	)	(20.38)	(12.59)	(5.21)	19.34 (2 mos.	)
International Futures Fund C PLC†	Single	6/1996	09/2005	N/A	0	11.890 09/02/2005	(14.25 08/2005)	(26.38 06/2005- 08/2005)	—	7.93 (3 mos.	)	(20.31)	—	—	—
International Futures Fund F PLC†	Single	9/1997	08/2005	N/A	0	11.72 9/2/05	(12.54 07/2005)	(24.25 11/2004- 08/2005)	—	15.26 (3 mos.	)	(20.93 9/2/05)	—	—	—

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

†	The Managing Owner acquired control of the pool as of October 1, 2004. Pursuant to CFTC Rules and NFA requirements, performance prior to October 1, 2004 has not been included.
††	Current as of February 29, 2008, unless otherwise noted.
#	Current as of February 29, 2008

Footnotes to Performance Information

1.	Name of Pool.

2.	Type of Pool:

“Single” means that the assets are managed by one commodity trading advisor.

* Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a “multi-advisor pool” as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool’s funds available for trading.

** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a “multi-advisor-pool” as defined by the CFTC for the reason discussed above.

*** Commenced trading as a multi-advisor pool and assets were subsequently allocated to a single trading advisor. The pools are not “multi-advisor-pools” as defined by the CFTC for the reason discussed above.

3.	Start Date. Pools that were purchased by the Managing Owner have existed prior to the effective date of ownership, October 1, 2004, and performance with respect to such recently purchased pools has been disclosed starting as of October 1, 2004, as applicable.

4.	“Close Date” is the date the pool liquidated its assets and ceased to do business.

5.	“Aggregate Subscript.” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

6.	“Current Total NAV” is the Net Asset Value of the pool as of February 29, 2008, unless otherwise noted as of February 29, 2008.

7.	“Current NAV Per Unit” is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of February 29, 2008, unless otherwise noted as of February 29, 2008. Current NAV per Unit is based on the value of a hypothetical $1,000 unit of investment over time.

In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

8.	“% Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the % Worst Monthly Drawdown.

9.	“% Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “% Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

10.	“Period” is the period of the “% Worst Peak-to-Valley Drawdown.”

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

WORLD MONITOR TRUST III

WORLD MONITOR TRUST III – SERIES J

Units of Beneficial Interest

This is a speculative and leveraged investment that involves the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning on page 15 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE

DOCUMENT AND A STATEMENT OF ADDITIONAL

INFORMATION. THESE PARTS ARE BOUND

TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION

Preferred Investment Solutions Corp.

Managing Owner

April 30, 2008

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time, place and price. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery. Certain futures contracts call for cash settlement rather than settlement by delivery, and the Trust will, in any event, offset virtually all of its futures contracts prior to any actual delivery occurring.

Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as “spot” or “forward” contracts. Spot contracts settle two days after the trade date; forward contracts have more delayed settlements. Spot and forward contracts are commonly referred to collectively as “cash” contracts. In trading cash currency contracts for the Trust, banks or dealers act as principals and include their anticipated profit and costs in the prices they quote; such mark-ups are known as “bid-ask” spreads. Brokerage commissions are typically not charged in cash trading.

Hedgers and Speculators

The two broad classifications of persons who trade in commodity futures are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities use the futures markets to a significant extent for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his or her capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators, such as the Trust, rarely take or make delivery of the physical commodity but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts. The Trust does not anticipate taking or making delivery of any physical commodities.

Commodity Exchanges

Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated “clearinghouse.” Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the “guarantee” of performance under open positions provided by the clearinghouse does not run to customers. If a customer’s commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker’s obligations to such customer, the customer in question may not receive all amounts owing to such customer in respect of his trading, despite the clearinghouse fully discharging all of its obligations.

The Advisors retained by the Trust trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Accordingly, the protections afforded by such regulation are not available to the Trust to the extent that it trades on such exchanges. In contrast to United States exchanges, many foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved and the there is no clearinghouse to become substituted for any party. Many foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit individual traders to hold.

To the extent that the Trust engages in transactions on foreign exchanges, it is subject to the risk of fluctuations in the exchange rate between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars, as well as the possibility that exchange controls could be imposed in the future.

Speculative Position and Daily Price Fluctuation Limits

The CFTC and the United States exchanges have established limits, referred to as “speculative position limits,” on the maximum net long or net short position that any person (other than a hedger) may hold or control in futures contracts or options on futures contracts in particular commodities. The principal purpose of speculative position limits is to prevent a “corner” on the market or undue influence on prices by any single trader or group of traders. A number of financial markets have replaced “position limits” with “position accountability,” and the cash currency markets are not subject to such limits. However, speculative position limits continue to be applicable in a number of important markets. These limits may restrict an Advisor’s ability to acquire potentially profitable positions which such Advisor otherwise would acquire on behalf of the Trust.

Most United States exchanges limit by regulations the maximum permissible fluctuation in commodity futures contract prices during a single trading day. These regulations establish what are commonly referred to as “daily limits.” Daily limits restrict the maximum amount by which the price of a futures contract may vary either up or down from the previous day’s settlement price. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity. Daily limits are generally not applicable to currency futures or to forward contracts.

Margins

Margins represent a security deposit to assure futures traders’ performance under their open positions. When a position is established, “margin” is deposited and at the close of each trading day “variation margin” is either credited or debited from a trader’s account, representing the unrealized gain or loss on open positions during the day. If “variation margin” payments cause a trader’s “margin” to fall below “maintenance margin” levels, a “margin call” will be made requiring the trader to deposit additional margin or have his position closed out.

INVESTMENT FACTORS

Investment Factors

Managed Futures is a sector of the futures industry made up of professionals, or commodity trading advisors (CTAs), who on behalf of their clients manage portfolios made up of futures and forward contracts and related instruments traded around the world. Utilizing extensive resources, markets can be accessed and monitored around the world, 24 hours a day.

For over 20 years institutions and individuals have made Managed Futures part of their well-diversified portfolios. In that time period, the industry has grown to approximately $86 billion in assets under management.*

As the industry has grown, so has the number, liquidity and efficiency of the futures markets globally. Since 1974 the U.S. futures markets have grown from consisting primarily of agricultural contracts to include financial contracts, providing greater diversification and flexibility. The pie charts below demonstrate this growth of diversity within the futures industry. In 1974 the agricultural sector dominated the trading volume of the industry. By 2004 the agricultural sector represented only 5% of trading while interest rate, currencies and stock indices contracts represented 91%. These interest rate contracts include contracts on U.S. debt instruments, European debt instruments, and bonds in Asia and Australia.

*	Managed Futures encompass over 50 markets worldwide, and as a result investors can gain global market exposure in their portfolios as well as add non-financial investments. Thus, investing in a managed futures fund can be an effective way to globally diversify a portfolio.

Dramatic Changes in Futures Industry

1974[1]	2006[2]

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Source: Futures Industry Association, Washington, D.C.

[1]	Represented by the percentage of the number of contracts traded per year.

[2]	Based on average volume of contracts as of December 2006.

Value of Diversifying

into Managed Futures

Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Trust, may add a potentially valuable element of diversification to a traditionally-structured portfolio. Historically over the long term, the returns recognized on managed futures investments have been non-correlated with the performance of stocks and bonds, suggesting that a successful managed futures investment may be a valuable complement to a portfolio of stocks and bonds. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns—enhancing the risk/reward profile and overall “efficiency” of a portfolio. Non-correlation is not negative correlation. The performance of the Trust is anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity markets.

The following discussion and charts, which include the Barclay CTA Index, are intended to explain managed futures as an asset category, and to demonstrate the potential value of allocating a small portion of a portfolio to a managed futures investment, such as the Trust. The Barclay CTA Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The Barclay CTA Index is not the same as an investment in the Trust, and the Trust may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.

The black area of the chart below shows the benefit of adding 10% Barclay CTA Index (Managed Futures) to a hypothetical portfolio made up of 60% S&P 500 (US Stocks) and 40% Lehman Gov’t (US Bonds), assuming an initial investment of $1,000. The combined portfolio showed improved returns over the last twenty-two years and lower volatility (a common measure of risk) than a portfolio made up of stocks and bonds alone.

Diversifying Into Managed Futures

Jan. 1980 – Feb. 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The graph depicts the actual performance of the Barclay CTA Index, in combination with stocks and bonds. Portfolios rebalanced annually. The “Stocks” portion is represented by the S&P 500 Index and the “Bonds” portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities that are generally purchased by investors with an investment objective of capital preservation, growth or income.

Barclay CTA Index* (Managed Futures) – The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 492 programs included in the calculation of the Barclay CTA Index for the year 2008, which is unweighted and rebalanced at the beginning of each year. To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end. (Source: Barclay’s Website).

The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Trust will obtain similar results or generate any profits whatsoever in the future. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end.

A Managed Futures fund provides these benefits to an investor’s overall portfolio:

•	Profit potential in any market environment;

•	Access to global financial and non-financial futures markets;

•	Potential for both reduced volatility and/or enhanced returns;

Futures and forwards contracts exhibit more risk than stocks or bonds. However, adding a Managed Futures fund to a stock-and-bond-only portfolio has the potential to reduce overall portfolio volatility and enhance returns.

This potential benefit was initially demonstrated in two key academic works. First, Modern Portfolio Theory, developed by the Nobel Prize Laureate economists Drs. Harry M. Markowitz and William Sharpe, asserts that investments having positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. In other words, a portfolio of different investments with positive returns independent of each other (i.e. non-correlated) can improve the risk profile of an investor’s entire portfolio.

Modern Portfolio Theory suggests that a portfolio manager should diversify into asset categories that have little or no correlation with the other asset categories in the portfolio. The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even an investor who diversifies into international stocks and bonds may not obtain enough non-correlation. Over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts. The logical question that then arises is: “What investment can add value to a portfolio by enhancing returns and reducing portfolio volatility?”

Historically, managed futures investments have had very little correlation to the stock and bond markets. The Managing Owner believes that the performance of the Trust should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns — enhancing the reward/risk profile of a portfolio, as demonstrated in the graphs below. Non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Trust will outperform other sectors of the portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

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Value of Initial $10,000 Portfolio With a 10% Allocation to the Barclay CTA Index

vs. A Stocks and Bonds Portfolio: January 1980 – February 2008

Growth of Initial $10,000 Investment	Risk as Measured by Standard Deviation of Annual Returns

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The graph depicts the actual performance of the Barclay CTA Index, in combination with stocks and bonds. The “Stocks” portion is represented by the S&P 500 Index and the “Bonds” portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities that are generally purchased by investors with an investment objective of capital preservation, growth or income.

Barclay CTA Index* (Managed Futures) – The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 492 programs included in the calculation of the Barclay CTA Index for the year 2008, which is unweighted and rebalanced at the beginning of each year.

To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end. Source: Barclay’s Website

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Correlation of Managed Futures January 1980 – February 2008

	Barclay CTA Index* (Managed Futures)	S&P 500* (US Stocks)	MSCI EAFE* (Int’l Stocks)	Lehman Gov’t* (US Bonds)
Barclay CTA Index (Managed Futures)	1.00
S&P 500 (US Stocks)	0.01	1.00
MSCI EAFE (Int’l Stocks)	(0.02)	0.58	1.00
Lehman Gov’t (US Bonds)	0.04	0.16	0.12	1.00

Non-correlation is not negative correlation. The performance of a Managed Futures investment such as the Trust can be anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity and debt markets.

*	See “Notes To Comparative Performance And Correlation Charts” at the end of this section.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Correlation is a statistical measure of the degree to which two variables are related. It is expressed as a number between -1 and 1, with a negative number implying the variables tend to move in opposite directions, while a positive number implies the variables move in the same direction.

Non-correlated performance is not negatively correlated performance. Managing Owner has no expectation that the performance of the Trust will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice-versa. Non-correlation means only that the performance of the Trust has, in Managing Owner’s judgment, a substantial likelihood of being unrelated to the performance of equities and debt instruments, reflecting Managing Owner’s belief that certain factors which affect equity and debt prices may affect the Trust differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline or increase more or less than equity and debt instruments during both bear and bull markets.

In his landmark study, Dr. John Lintner of Harvard University was the first of many to demonstrate specifically that adding a Managed Futures component to a portfolio can enhance returns.

Dr. Lintner concluded that a portfolio of judicious investments in stocks, bonds and Managed Futures “. . . show(s) substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone.”(1)

This diversification effect of Managed Futures is also demonstrated by looking at the performance of Managed Futures compared to that of U.S. stocks, U.S. bonds and international stocks during a major decline. When measured against a decline in the stock and bond markets, Managed Futures has the ability to provide portfolio diversification due to its non-correlation to stocks and bonds. This does not mean that the returns of Managed Futures are negatively correlated (i.e. perform opposite) to those of stocks and bonds.

Although adding a Managed Futures investment such as the Trust may provide diversification to a portfolio, the Trust is not a hedging mechanism; there is no guarantee the Trust will appreciate during periods of stock market declines. In addition, the performance of a Managed Futures investment such as the Trust can be anticipated to be generally unrelated, but may frequently be similar to the performance of general equity markets.

(1)	Lintner, John, “The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds.” Annual Conference of Financial Analysts Federation, May 1983.

Market Comparisons

Four Largest S&P 500 Declines Since 1980 and Corresponding Managed Futures Performance	Four Largest Managed Futures Declines Since 1980 and Corresponding S&P 500 Performance

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The Trust offers investors the potential to earn significant profits over time, although not without significant risk.

The Trust offers the potential for diversification from traditional investments. Investors have the opportunity to participate in a large number of global markets and sectors that are typically not represented in traditional portfolios, and which offer potential profit (or loss) in both rising and falling markets.

Managed futures investments may perform differently than stocks and bonds. In addition, different types of alternative investments are frequently non-correlated with each other. This creates the potential to assemble a combination of alternative investments able to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings. (Non-correlation is not negative correlation; managed futures’ performance is not expected to be generally opposite, but rather unrelated, to stocks and bonds.)

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Comparative Performance and Correlation Charts

The table below demonstrates the differences in performance of stocks, bonds and Managed Futures during each year from January 1980 through February 2008. The chart below the table shows the worst peak-to-valley losses of the four asset classes for the same period.

Year	Barclay CTA Index	S&P 500 (US Stocks)	MSCI EAFE (Int’l Stocks)	Lehman Gov’t (US Bonds)
1980	63.7%	32.5%	24.4%	6.4%
1981	23.9	–4.9	–1.0	10.5
1982	16.7	21.5	–0.9	26.1
1983	23.7	22.6	24.6	8.6
1984	8.7	6.3	7.9	14.4
1985	25.5	31.7	56.7	18.1
1986	3.8	18.7	69.9	13.1
1987	57.3	5.3	24.9	3.7
1988	21.8	16.6	28.6	6.7
1989	1.8	31.7	10.8	12.8
1990	21.0	–3.1	–23.2	9.2
1991	3.7	30.5	12.5	14.6
1992	–0.9	7.6	–11.8	7.2
1993	10.4	10.1	32.9	8.8
1994	–0.7	1.3	8.1	–1.9
1995	13.6	37.6	11.6	15.3
1996	9.1	23.0	6.4	4.1
1997	10.9	33.4	2.1	7.9
1998	7.0	28.6	20.3	8.4
1999	–1.2	21.0	27.3	0.4
2000	7.9	–9.1	–14.0	10.1
2001	0.8	–11.9	–21.2	9.0
2002	12.4	–22.1	–15.7	9.8
2003	8.7	28.7	39.2	4.3
2004	3.3	10.9	20.7	3.0
2005	1.7	4.9	14.0	1.6
2006	3.6	15.8	26.9	4.1
2007	7.6	5.5	11.17	7.4
2008	7.5	–9.1	–7.9	3.0

*	See “Notes to Comparative Performance and Correlation Charts” at end of this Section.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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Worst Peak-to-Valley Loss from January 1980 through February 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to Comparative Performance

and Correlation Charts

S&P 500* (U.S. Stocks) – The S&P 500 Index is a market-capitalization-weighted index of 500 publicly-traded stocks, with dividends reinvested. Source: Economagic website.

MSCI EAFE* (International Stocks) – The MSCI EAFE Index is an unmanaged index generally considered representative of the international stock market. It is based on companies representing stock markets of Europe, Australia, New Zealand and the Far East. Market values are converted into U.S. Dollars at current exchange rates. Source: Morgan Stanley Capital International website.

Lehman Gov’t* (U.S. Bonds) – The Lehman Intermediate Government/Credit Bond Index is a subgroup of the Lehman Government/Corporate Bond Index and includes securities in the Government and Corporate Indices. Source: Lehman Brothers website.

Barclay CTA Index* (Managed Futures) – The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 396 programs included in the calculation of the Barclay CTA Index for the year 2005, which is unweighted and rebalanced at the beginning of each year.

To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end.

Standard Deviation – Standard Deviation measures the dispersal or uncertainty in investment returns. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Maximum Drawdown – Maximum Drawdown is any losing period during an investment record. The maximum drawdown is the largest percentage drawdown that has occurred in any investment data record.

*	These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

Investors should be aware that stocks, bonds and managed futures are very different types of investments, each involving different investment considerations and risks, including but not limited to liquidity, safety, guarantees, insurance, fluctuation of principal and/or return, tax features, leverage and volatility.

For example, trading in futures, forwards and options may involve a greater degree of risk than investing in stocks and bonds due to, among other things, a greater degree of leverage and volatility. Also, U.S. government bonds are guaranteed by the U.S. government and, if held to maturity, offer both a fixed rate of interest and return of principal.

Additional Advantages of Managed Futures Investments

100% Interest Credit. Unlike some “alternative investment” funds, the Trust will not be required to borrow money in order to obtain the leverage used in its trading strategy. Accordingly, the Trust does not anticipate that it will incur any interest expense. The Trust’s margin deposits will be maintained in cash equivalents, such as U.S. Treasury bills. Interest is earned on 100% of the Trust’s available assets (which include unrealized profits credited to the Trust’s accounts).

Liquidity. In most cases the underlying markets have liquidity. Some markets trade 24 hours on business days. There can be exceptional cases where there may be no buyer or seller for a particular market. However, one of the selection criteria for a market to be included in the Trust is good liquidity, and historically “lock limit” situations have not been common. Investors may redeem all or a portion of their Units on a monthly basis —beginning with the end of the first month following purchase of such Units — subject to a declining redemption fee during the first twelve months of ownership.

Convenience. The Trust provides a convenient means to participate in global markets and opportunities without the time required to master complex trading strategies and monitor multiple international markets.

Limited Liability. The liability of investors in the Trust is limited to the amount of their investment in the Trust. Unitholders will never be required to contribute additional capital to the Trust.

Profit potential in any market environment. With stocks and bonds, investors typically buy securities that they believe will increase in value, and they may have no strategy when markets fall. Futures contracts, on the other hand, can be easily sold short on the prospect that a market will go down. As a result, declining markets represent opportunities for Managed Futures.

Access to global financial and non-financial markets. Finally, over the years the futures markets have expanded globally to include investments in stock indices and bonds, currencies, precious and base metals, agricultural products and so forth. Investors can gain access to over 50 financial and non-financial markets around the globe.

Small Minimum Investment; Smaller Minimum Additional Investment

Many of the Advisors are only available to manage individual accounts of substantial size ranging from $500,000 to $5,000,000. Investors in the Trust are able to gain access to each of these Advisors, and to the diversification benefits of placing assets with all of them, for a minimum investment of $5,000 (or $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts). Existing Unitholders making additional investments may do so in minimums of $2,000.

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TRADING PROGRAMS FOR THE TRUST AND PRO-FORMA PERFORMANCE

The following section discloses the actual track record of Graham Capital Management, L.P., Eagle Trading Systems Inc. and Ortus Capital Management (Cayman) Limited with respect to the programs that the Trust offers via Series J, but, such track records are pro-forma records which are adjusted to reflect WMT-III fees, as disclosed below.

Graham Capital Management, L.P.

Global Diversified Program at 150% Leverage

Graham’s Global Diversified Program at 150% Leverage utilizes multiple computerized trading models designed to capture profit opportunities during sustained price trends in approximately 65 global markets. This program features broad diversification in both financial and non-financial markets. The trading strategies are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility.

The Global Diversified Program at 150% Leverage began trading customer assets in May 1997. Graham was formed in May 1994, and has been managing customer assets in a variety of different trading programs since February 1995. As of February 29, 2008, assets under management in all programs was a total of approximately $5.2 billion (including “notional” equity) and $556 million (including “notional” equity) in the program selected for Series J.

Pro-forma performance of Global Diversified Program at 150% Leverage for Series J is presented below.

Series J	1997		1998	1999	2000	2001	2002	2003	2004	2005*
Class I	8.08 (8 months	% )	12.01%	1.80%	19.30%	7.57%	26.94%	13.02%	8.07%	(11.29)%
Class II	9.54 (8 months	% )	14.21%	3.77%	21.58%	9.64%	29.35%	15.19%	10.15%	(9.70)%

*	through November 30, 2005

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by Series G and Series J, including the Managing Owner’s Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.75%. Brokerage Commissions, the Advisor’s Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Eagle Trading Systems Inc.

Eagle Momentum Program

The Eagle Momentum Program is a computerized, technical trading system developed to capture short and intermediate term trading opportunities in markets that exhibit strong price momentum. The adoption of the trading philosophy to a computerized trading system was done by applying rule-based techniques to confirm the trading concept over an extensive body of historical market data and by constantly monitoring and reevaluating the rules in actual trading. The program currently covers 30 commodities, currencies, stock indices and global fixed income markets.

Eagle was founded in May 1993 and has managed customer assets since August 1993. The firm has developed various trading programs, and managed a total of approximately $2.5 billion (including “notional” equity) assets as of February 29, 2008. The program selected for WMT-III first began trading customer assets in October 2003, but traded its proprietary assets in the same program from February 2001 to September 2003. Eagle manages approximately $55 million (including “notional” equity) in the program selected for Series J as of February 29, 2008.

Pro-forma performance of Eagle Momentum Program (to be traded on behalf of Series J) is presented below.

Series J	2003		2004	2005*
Class I	4.00 (3 months	% )	0.30%	(9.16)%
Class II	4.49 (3 months	% )	2.25%	(7.53)%

*	through November 30, 2005

Pro-forma performance of Eagle Momentum Program (proprietary trading only)

Series J	2001		2002	2003
Class I	13.41 (11 months	% )	18.52%	21.05 (9 months	% )
Class II	15.53 (11 months	% )	20.80%	22.77 (9 months	% )

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by Series J, including the Managing Owner’s Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.75%. Brokerage Commissions, the Advisor’s Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Ortus Capital Management Limited

Major Currency Program

Ortus Major Currency Program is a systematic investment strategy in major currencies. It is designed to take advantage of the opportunities available as various currencies and their underlying economies go through different “cycles”. Ortus believes that the key to exploiting such cycles lies in the ability to systematically quantify the dynamic interactions between asset prices and underlying economic fundamentals. Ortus’ models are based on applications of dynamic equilibrium theory and are calibrated against current market conditions. The portfolio at any given time is computed by Ortus’ portfolio optimization and risk management programmes. The investment process is systematic, dynamic, and continuous.

Ortus Major Currency Program began trading customer assets in September 2003. As of February 29, 2008, assets under management in all programs was a total of approximately $1.787 billion (including “notional” equity). Ortus manages approximately $1.772 billion (including “notional” equity) in the program selected for Series J as of February 29, 2008.

Pro-forma performance of Ortus Major Currency Program is presented below.

Series J	2003		2004	2005	2006	2007*
Class I	15.69 (3 months	% )	(1.79)%	11.81%	28.67%	2.36 (4 months	% )
Class II	16.24 (3 months	% )	0.18%	14.06%	31.23%	3.03 (4 months	% )

*	through April 30, 2007

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by Series J, including the Managing Owner’s Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.75%. Brokerage Commissions, the Advisor’s Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

TRADING PROGRAMS FOR SERIES J AND ACTUAL PERFORMANCE

The following section discloses the actual performance Graham Capital Management, L.P. and Eagle Trading Systems Inc. for Series J, net of the fees and expenses of Series J.

Graham Capital Management, L.P.

Global Diversified Program at 150% Leverage

Series J, Class I

Monthly Rate of Return	2003(%)	2004(%)	2005(%)		2006(%)	2007(%)	2008(%)
January	—	—	—		1.51%	(2.30)%	1.02%
February	—	—	—		(0.80)%	(4.90)%	5.98%
March	—	—	—		3.37%	(3.18)%
April	—	—	—		4.88%	6.15%
May	—	—	—		(2.56)%	10.20%
June	—	—	—		(1.07)%	5.27%
July	—	—	—		(2.22)%	(3.59)%
August	—	—	—		(1.65)%	(3.65)%
September	—	—	—		1.52%	4.95%
October	—	—	—		(0.14)%	7.05%
November	—	—	—		1.40%	0.20%
December	—	—	(2.99)%		0.27%	(2.38)%
Compound Rate of Return	—	—	(2.99 (1 month	)% )	4.32%	13.08%	7.06 (2 months	% )

Series J, Class II

Monthly Rate of Return	2003(%)	2004(%)	2005(%)	2006(%)		2007(%)	2008(%)
January	—	—	—	—		(2.12)%	1.17%
February	—	—	—	—		(4.73)%	6.15%
March	—	—	—	—		(3.01)%
April	—	—	—	—		6.31%
May	—	—	—	(1.15)%		10.28%
June	—	—	—	(0.85)%		5.38%
July	—	—	—	(1.99)%		(3.39)%
August	—	—	—	(1.44)%		(3.42)%
September	—	—	—	1.73%		(5.02)%
October	—	—	—	0.03%		7.09%
November	—	—	—	1.57%		0.36%
December	—	—	—	0.49%		(2.19)%
Compound Rate of Return	—	—	—	1.67 (8 months	% )	15.10%	7.39 (2 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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Eagle Trading Systems Inc.

Eagle Momentum Program

Series J, Class I

Monthly Rate of Return	2003(%)	2004(%)	2005(%)		2006(%)	2007(%)	2008(%)
January	—	—	—		(8.61)%	(0.22)%	3.71%
February	—	—	—		(2.90)%	(7.44)%	5.26%
March	—	—	—		1.34%	(5.09)%
April	—	—	—		13.27%	1.52%
May	—	—	—		2.77%	10.14%
June	—	—	—		(2.28)%	4.61%
July	—	—	—		(5.77)%	3.20%
August	—	—	—		0.85%	2.42%
September	—	—	—		0.46%	0.55%
October	—	—	—		(2.19)%	5.31%
November	—	—	—		3.87%	3.21%
December	—	—	(3.04)%		4.42%	0.79%
Compound Rate of Return	—	—	(3.04 (1 month	)% )	3.60%	19.37%	9.17 (2 months	% )

Series J, Class II

Monthly Rate of Return	2003(%)	2004(%)	2005(%)	2006(%)		2007(%)	2008(%)
January	—	—	—	—		(0.03)%	3.86%
February	—	—	—	—		(7.27)%	5.43%
March	—	—	—	—		(4.92)%
April	—	—	—	—		1.69%
May	—	—	—	4.30%		10.22%
June	—	—	—	(2.07)%		4.72%
July	—	—	—	(5.55)%		3.40%
August	—	—	—	1.05%		3.00%
September	—	—	—	0.64%		0.62%
October	—	—	—	(2.01)%		5.35%
November	—	—	—	4.04%		3.37%
December	—	—	—	4.64%		0.98%
Compound Rate of Return	—	—	—	4.66 (8 months	% )	21.91%	9.50 (2 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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Ortus Capital Management Limited

Ortus Major Currency Program

Series J, Class I

Monthly Rate of Return	2003(%)	2004(%)	2005(%)	2006(%)	2007(%)	2008(%)
January	—	—	—	—	—	5.03%
February	—	—	—	—	—	3.93%
March	—	—	—	—	—
April	—	—	—	—	—
May	—	—	—	—	(3.85)%
June	—	—	—	—	4.81%
July	—	—	—	—	(0.56)%
August	—	—	—	—	(7.89)%
September	—	—	—	—	2.95%
October	—	—	—	—	2.43%
November	—	—	—	—	(2.32)%
December	—	—	—	—	(3.92)%
Compound Rate of Return	—	—	—	—	(8.65)%	9.16 (2 months	% )

Series J, Class II

Monthly Rate of Return	2003(%)	2004(%)	2005(%)	2006(%)	2007(%)	2008(%)
January	—	—	—	—	—	5.18%
February	—	—	—	—	—	4.10%
March	—	—	—	—	—
April	—	—	—	—	—
May	—	—	—	—	(3.77)%
June	—	—	—	—	4.92%
July	—	—	—	—	(0.32)%
August	—	—	—	—	(7.31)%
September	—	—	—	—	3.02%
October	—	—	—	—	2.47%
November	—	—	—	—	(2.16)%
December	—	—	—	—	(3.73)%
Compound Rate of Return	—	—	—	—	(7.28)%	9.49 (2 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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PROPRIETARY TRADING OF ADVISORS WITH RESPECT TO OFFERED PROGRAMS

Eagle Trading Systems, Inc.

Eagle Momentum Program Actual Performance and Pro forma Proprietary Performance Capsule

Eagle Trading Systems, Inc. trades proprietary monies pursuant to the Eagle Momentum Program. The following capsule discloses both (i) actual client trading performance from October 2003 to February 2008 (in boldfaced text) and (ii) pro forma proprietary trading from January 2002 to September 2003 with respect to the Eagle Momentum Program. The pro forma proprietary performance portion of the following capsule sets forth the actual trading of a proprietary account and is based on the following pro forma adjustments: a monthly management fee equal to one sixth of one percent (1/6%) (approximately 2% annually) of the account value under management at the end of each month, a quarterly incentive fee equal to twenty percent (20%) of new high profit of the account(s) for each quarter, and no interest income. These pro forma adjustments generally reflect the structure of accounts for which these programs generally are intended. The structure of an actual client account may be different.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Momentum Program

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2003

Number of open accounts: 3

Aggregate assets overall excluding “notional” equity: $1,361,063,680

Aggregate assets overall including “notional” equity: $2,595,276,764

Aggregate assets in program excluding “notional” equity: $55,579,445

Aggregate assets in program including “notional” equity: $55,579,445

Largest monthly drawdown (for an account): (9.32)% (01/2005)

Largest peak-to-valley drawdown (for an account): (19.72)% (11/2004 to 04/2005)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 2.67% to 14.19%

Number of unprofitable accounts that have opened and closed: 4

Range of returns experienced by unprofitable accounts: (3.76)% to (12.12)%

Monthly Rate of Return	2003(%)	2004(%)	2005(%)	2006(%)	2007(%)	2008(%)
January	8.07%	(0.64)%	(9.32)%	(7.08)%	0.12%	4.17%
February	7.92%	3.12%	(5.22)%	(2.51)%	(6.85)%	5.96%
March	(3.30)%	(1.40)%	2.09%	1.75%	(4.48)%
April	1.92%	(2.57)%	(6.48)%	14.16%	1.82%
May	8.20%	(0.59)%	3.09%	2.73%	10.36%
June	(0.13)%	(5.82)%	0.38%	(1.63)%	4.94%
July	0.92%	0.74%	7.40%	(5.38)%	3.71%
August	1.49%	1.19%	8.78%	1.17%	2.65%
September	(1.87)%	6.90%	(8.43)%	0.89%	0.93%
October	1.56%	(4.41)%	4.02%	(1.89)%	5.71%
November	(0.43)%	11.37%	(0.06)%	4.06%	3.70%
December	3.91%	(2.16)%	(2.52)%	4.88%	1.30%
Compound Rate of Return	31.21%	4.60%	(7.94)%	9.96%	25.34%	10.38 (2 months	% )

* The Compound Rate of Return of 31.21% for the year ended 2003 reflects the combined performance results of both proprietary trading and actual client trading. The Program gained 5.08% during the three month period from October 2003 to December 2003 during which Eagle traded client assets. Proprietary trading results from January 2003 to September 2003 was a gain of 24.84%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PROSPECTIVE INVESTORS MUST BE AWARE THAT PRO FORMA RATES OF RETURN HAVE CERTAIN INHERENT LIMITATIONS: (A) PRO FORMA ADJUSTMENTS ARE ONLY AN APPROXIMATE MEANS OF MODIFYING HISTORICAL RECORDS TO REFLECT ASPECTS OF THE ECONOMIC TERMS OF A NEW COMMODITY ACCOUNT, CONSTITUTE NO MORE THAN ECONOMIC TERMS OF A NEW COMMODITY ACCOUNT, CONSTITUTE NO MORE THAN MATHEMATICAL ADJUSTMENTS TO ACTUAL PERFORMANCE NUMBERS, AND GIVE NO EFFECT WHATSOEVER TO SUCH FACTORS AS POSSIBLE CHANGES IN TRADING APPROACH THAT MIGHT HAVE RESULTED FROM THE DIFFERENT FEE STRUCTURE, INTEREST INCOME, LEVERAGE, AND OTHER FACTORS APPLICABLE TO A NEW COMMODITY ACCOUNT AS COMPARED TO EAGLE’S ACTUAL PROPRIETARY TRADING; AND (B) THERE ARE DIFFERENT MEANS BY WHICH THE PRO FORMA ADJUSTMENTS COULD HAVE BEEN MADE. WHILE EAGLE BELIEVES THAT THE INFORMATION HEREIN IS RELEVANT TO EVALUATING AN INVESTMENT BY A CLIENT, NO REPRESENTATION IS OR COULD BE MADE THAT THE CAPSULE HEREIN PRESENTS WHAT THE RESULTS OF EAGLE’S ACTUAL PROPRIETARY TRADING WOULD HAVE BEEN IN THE PAST OR ARE LIKELY TO BE IN THE FUTURE.

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GLOSSARY OF DEFINED TERMS

A number of defined terms are used in this Prospectus and Statement of Additional Information.

The respective definitions or descriptions of such terms may be found on the following pages of this Prospectus and Statement of Additional Information.

Page(s)

Accredited investor	ii

CFTC	iv

CTA	117

Declaration of Trust	93

ERISA Regulation	104

Exchange Act	105

Incentive Measurement Date	78

Incentive Measurement Period	78

Inter-Series Limitation on Liability	86

IRS	20

Managing Owner Related Parties	94

NASAA Guidelines	93

Net Asset Value	78

New High Net Trading Profits	78

NFA	iv

Publicly-Offered Security Exception	104

SEC	94

Securities Act	105

Significant Participant Exception	104

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GL-1

WORLD MONITOR TRUST III – SERIES J

ANNUAL REPORT

December 31, 2007

WORLD MONITOR TRUST III – SERIES J

The financial statements are comprised of Section I, containing the financial statements of World Monitor Trust III – Series J as of December 31, 2007 and 2006, and for the years ended December 31, 2007 and 2006, and for the period December 1, 2005 (commencement of operations) to December 31, 2005; Section II containing the financial statements of WMT III Series G/J Trading Vehicle LLC as of December 31, 2007 (date of liquidation) and December 31, 2006 and for the years ended December 31, 2007 (date of liquidation), December 31, 2006 and for the period December 1, 2005 (commencement of operations) to December 31, 2005; and Sections III and IV containing the financial statements of WMT III Series H/J Trading Vehicle LLC and WMT III Series I/J Trading Vehicle LLC, respectively, as of April 30, 2007 (date of liquidation) and December 31, 2006 and for the period January 1, 2007 to April 30, 2007 (date of liquidation) and the year ended December 31, 2006.

SECTION I

PAGES
Report of Independent Registered Public Accounting Firm – Eisner LLP	1

Report of Independent Registered Public Accounting Firm – Deloitte & Touche LLP	2

Financial Statements

Statements of Financial Condition	3

Condensed Schedules of Investments	4

Statements of Operations	5

Statements of Changes in Unitholders’ Capital	6

Notes to Financial Statements	7 – 20

SECTION II

Financial statements of WMT III Series G/J Trading Vehicle LLC as of

December 31, 2007 (date of liquidation) and December 31, 2006 and for the years ended December 31, 2007 (date of liquidation), December 31, 2006 and for the period December 1, 2005 (commencement of operations) to December 31, 2005.

SECTION III

Financial statements of WMT III Series H/J Trading Vehicle LLC as of

April 30, 2007 (date of liquidation) and December 31, 2006 and for the period January 1, 2007 to April 30, 2007 (date of liquidation) and the year ended December 31, 2006.

SECTION IV

Financial statements of WMT III Series I/J Trading Vehicle LLC as of

April 30, 2007 (date of liquidation) and December 31, 2006 and for the period January 1, 2007 to April 30, 2007 (date of liquidation) and the year ended December 31, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Unitholders of

World Monitor Trust III – Series J

We have audited the accompanying statement of financial condition, including the condensed schedule of investments, of World Monitor Trust III – Series J (the “Series”) as of December 31, 2007, and the related statements of operations and changes in unitholder’s capital and financial highlights for the year ended December 31, 2007. These financial statements and financial highlights are the responsibility of the Series’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Series is not required to have, nor were we engaged to perform, an audit of the Series’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of World Monitor Trust III – Series J at December 31, 2007, and the results of its operations and changes in its unitholder’s capital and the financial highlights for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Eisner LLP

New York, New York

April 25, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Unitholders of

World Monitor Trust III – Series J

We have audited the accompanying statement of financial condition of World Monitor Trust III – Series J (the “Series”) as of December 31, 2006 and the related statements of operations and changes in unitholders’ capital for the year ended December 31, 2006 and for the period December 1, 2005 (commencement of operations) to December 31, 2005. These financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Monitor Trust III – Series J at December 31, 2006 and the results of its operations and changes in its unitholders’ capital for the year ended December 31, 2006 and for the period December 1, 2005 (commencement of operations) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

New York, New York

March 28, 2007

WORLD MONITOR TRUST III – SERIES J

STATEMENTS OF FINANCIAL CONDITION

December 31, 2007 and 2006

	2007	2006
ASSETS
Cash	$56,155,596	$3,233,624
Unrealized gain on open futures contracts	164,692	0
Investment in WMT III Series G/J Trading Vehicle LLC, at fair value (0.00% and 34.60% of net asset value, respectively)	0	23,263,074
Investment in WMT III Series H/J Trading Vehicle LLC, at fair value (0.00% and 33.05% of net asset value, respectively)	0	22,215,588
Investment in WMT III Series I/J Trading Vehicle LLC, at fair value (0.00% and 35.68% of net asset value, respectively)	0	23,990,192
Redemption receivable from WMT III Series G/J Trading Vehicle LLC	26,948,407	0
Due from affiliate	45,260	0
Accounts receivable-net	0	15,622
Interest receivable	130,359	2,032

Total assets	$83,444,314	$72,720,132

LIABILITIES
Accrued expenses	$78,504	$122,485
Service fees payable	125,111	26
Sales commission payable	67,839	13
Management fee payable	33,920	7
Trading advisor management fee payable	147,979	0
Incentive fees payable	634,649	0
Offering costs payable	33,920	7
Unrealized loss on open forward contracts	452,149	0
Redemptions payable	995,851	2,419,722
Subscriptions received in advance	1,395,250	2,949,731

Total liabilities	3,965,172	5,491,991

UNITHOLDERS’ CAPITAL
Class I Units:
Unitholders’ Interests – 688,045.259 and 644,120.100 units Outstanding at December 31, 2007 and 2006, respectively	72,522,810	63,250,863
Managing Owners Interests – 7,461.871 and 7,198.711 units outstanding at December 31, 2007 and 2006, respectively	786,512	706,894
Class II Units:
Unitholders’ Interests – 57,736.703 and 33,473.100 units Outstanding at December 31, 2007 and 2006, respectively	6,106,173	3,237,331
Managing Owners Interests – 601.816 and 341.756 units outstanding at December 31, 2007 and 2006, respectively	63,647	33,053

Total unitholders’ capital	79,479,142	67,228,141

Total liabilities and unitholders’ capital	$83,444,314	$72,720,132

NET ASSET VALUE PER UNIT
Class I	$105.40	$98.20

Class II	$105.76	$96.71

See accompanying notes.

WORLD MONITOR TRUST III – SERIES J

CONDENSED SCHEDULES OF INVESTMENTS

December 31, 2007 and 2006

	2007		2006
Futures And Forward Contracts	Net Unrealized Gain (Loss) as a % of Unitholders Capital	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Unitholders Capital	Net Unrealized Gain (Loss)
Futures contracts purchased:
Commodities	0.22%	$175,923	0.00%	$0
Energy	0.01%	5,963	0.00%	0
Interest rates	0.07%	52,533	0.00%	0
Metals	(0.53)%	(423,141)	0.00%	0
Stock indices	(0.01)%	(5,227)	0.00%	0

Net unrealized loss on futures contracts purchased	(0.24)%	(193,949)	0.00%	0

Futures contracts sold:
Commodities	(0.01)%	$(8,369)	0.00%	0
Energy	(0.23)%	(180,840)	0.00%	0
Interest rates	0.00%	(2,334)	0.00%	0
Metals	0.96%	761,478	0.00%	0
Stock indices	(0.27)%	(211,294)	0.00%	0

Net unrealized gain on futures contracts sold	0.45%	358,641	0.00%	0

Net unrealized gain on futures contracts	0.21%	$164,692	0.00%	$0

Forward currency contracts purchased:
Net unrealized loss on forward contracts purchased	(0.60)%	$(477,822)	0.00%	$0

Forward currency contracts sold:
Net unrealized gain on forward contracts sold	0.03%	25,673	0.00%	0

Net unrealized loss on forward contracts	(0.57)%	$(452,149)	0.00%	$0

See accompanying notes.

WORLD MONITOR TRUST III – SERIES J

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2007, 2006 and

For the Period December 1, 2005 (commencement of operations) to December 31, 2005

	Year Ended December 31, 2007	Year Ended December 31, 2006	Period Ended December 31, 2005
NET INCOME (LOSS) FROM SERIES OPERATIONS:
REVENUES
Realized	$8,038,227	$0	$0
Change in unrealized	(287,457)	0	0
Interest income	1,368,970	127,391	171,529

Total revenues	9,119,740	127,391	171,529

EXPENSES
Brokerage commissions	126,730	0	0
Management fee	368,478	283,430	12,927
Advisor management fee	684,074	0	0
Advisor incentive fee	1,303,998	0	0
Service fee	1,377,784	1,105,257	51,707
Sales commission	736,957	566,859	25,854
Operating expenses	330,311	263,543	72,896

Total expenses	4,928,332	2,219,089	163,384

NET INCOME (LOSS) FROM SERIES OPERATIONS	4,191,408	(2,091,698)	8,145

NET INCOME (LOSS) ALLOCATED FROM TRADING VEHICLES:
REVENUES
Realized	4,340,986	(802,385)	(456,079)
Change in unrealized	(1,979,828)	3,079,191	(277,227)
Interest income	1,684,217	2,478,159	97,179

Total revenues (losses)	4,045,375	4,754,965	(636,127)

EXPENSES
Brokerage commissions	191,398	359,836	27,219
Advisor management fee	1,004,866	1,426,762	63,136
Advisor incentive fee	882,114	594,086	0
Operating expenses	206,622	161,878	82,227

Total expenses	2,285,000	2,542,562	172,582

NET INCOME (LOSS) FROM TRADING VEHICLES	1,760,375	2,212,403	(808,709)

NET INCOME (LOSS)	$5,951,783	$120,705	$(800,564)

NET INCOME (LOSS) PER WEIGHTED AVERAGE UNITHOLDER AND MANAGING OWNER UNIT
Net income (loss) per weighted average Unitholder and Managing Owner Unit
Class I	$7.98	$0.32	$(2.58)

Class II	$10.46	$(2.52)

Weighted average number of Units outstanding – Class I	683,925	540,098	310,244

Weighted average number of Units outstanding – Class II	47,434	19,729

See accompanying notes.

WORLD MONITOR TRUST III – SERIES J

STATEMENTS OF CHANGES IN UNITHOLDERS’ CAPITAL

For the Years ended December 31, 2007, 2006 and

For the Period December 1, 2005 (commencement of operations) to December 31, 2005

	Class I				Class II
	Unitholders		Managing Owner Interests		Unitholders		Managing Owner Interest		Total
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Unitholders’ capital at December 31, 2005 (commencement of operations)	0.000	$0	0.000	$0	0.000	$0	0.000	$0	0.000	$0
Additions	307,154.431	30,715,443	3,090.000	309,000	0.000	0	0.000	0	310,244.431	31,024,443
Offering costs	0.000	(12,799)	0.000	(128)	0.000	0	0.000	0	0.000	(12,927)
Net loss	0.000	(792,590)	0.000	(7,974)	0.000	0	0.000	0	0.000	(800,564)

Unitholders’ capital at December 31, 2005	307,154.431	29,910,054	3,090.00	300,898	0.000	0	0.000	0	310,244.431	30,210,952
Additions	434,723.968	42,941,203	4,119.073	407,427	35,721.176	3,504,750	341.756	33,644	474,905.973	46,887,024
Offering costs	0.000	(275,038)	0.000	(2,812)	0.000	(7,042)	0.000	(73)	0.000	(284,965)
Redemptions	(97,114.013)	(9,431,045)	(10.362)	(1,000)	(2,248.076)	(211,202)	0.000	0	(99,372.451)	(9,643,247)
Exchanges	(644.286)	(62,328)	0.000	0	0.000	0	0.000	0	(644.286)	(62,328)
Net income (loss)	0.000	168,017	0.000	2,381	0.000	(49,175)	0.000	(518)	0.000	120,705

Unitholders’ capital at December 31, 2006	644,120.100	63,250,863	7,198.711	706,894	33,473.100	3,237,331	341.756	33,053	685,133.666	67,228,141
Additions	188,656.425	18,509,128	263.160	25,000	30,339.043	3,002,258	260.060	26,000	219,518.688	21,562,386
Offering costs	0.000	(340,696)	0.000	(3,750)	0.000	(23,782)	0.000	(250)	0.000	(368,478)
Redemptions	(141,512.371)	(13,950,109)	0.000	0	(6,075.440)	(601,062)	0.000	0	(147,587.811)	(14,551,171)
Exchanges	(3,218.895)	(343,519)	0.000	0	0.000	0	0.000	0	(3,218.895)	(343,519)
Net income	0.000	5,397,143	0.000	58,368	0.000	491,428	0.000	4,844	0.000	5,951,783

Unitholders’ capital at December 31, 2007	688,045.259	$72,522,810	7,461.871	$786,512	57,736.703	$6,106,173	601.816	$63,647	753,845.649	$79,479,142

See accompanying notes.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS

Note 1. ORGANIZATION

A.	General Description of the Trust

World Monitor Trust III (the “Trust”) is a business trust organized under the laws of Delaware on September 28, 2004. The Trust consisted of four separate and distinct series (“Series”): Series G, H, I and J. Series G, H, I and J commenced trading operations on December 1, 2005. Effective March 31, 2007, Series H and Series I were no longer offered and on April 30, 2007 Series H and Series I were dissolved. Effective December 31, 2007, Series G was also no longer offered and on December 31, 2007 Series G was dissolved. Series J will continue to exist unless terminated at some future date pursuant to the provisions of Article XIII of the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”). The assets of each Series have been segregated from those of the other Series, separately valued and independently managed, and separate financial statements are prepared for each Series. Each Series was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts and may, from time to time, engage in cash and spot transactions.

Each Series is initially divided into two classes: Class I Units and Class II Units. The Class I and Class II Units are identical except for the applicable service fee charged to each Class.

Effective December 1, 2005, Series J allocated its net assets equally to WMT III Series G/J Trading Vehicle LLC (whose sole members are Series G and Series J) (the “Company”), WMT III Series H/J Trading Vehicle LLC (whose sole members were Series H, Series J and Futures Strategic Trust) and WMT III Series I/J Trading Vehicle LLC (whose sole members were Series I and Series J) (all three of which are collectively, the “Trading Vehicles”) and received a Voting Membership Interest in each Trading Vehicle. The Trading Vehicles were each formed to function as an aggregate trading vehicle. Preferred Investment Solutions Corp. (“Preferred” or the “Managing Owner”) is the Managing Owner of the Trust, of each Series and of Futures Strategic Trust, and has been delegated administrative authority over the operations of the Trading Vehicles. The Trading Vehicles were established for the speculative trading of futures contracts, options on futures contracts and forward currency contracts.

On April 30, 2007, WMT III Series H/J Trading Vehicle LLC and WMT III Series I/J Trading Vehicle LLC (collectively, the “Terminated Trading Vehicles”) liquidated and ceased trading operations, leaving the Company as the only remaining trading vehicle investment for Series J. Effective May 1, 2007, Series J re-allocated assets previously held in the Terminated Trading Vehicles to managed accounts in the name of Series J. The assets that Series J allocated to WMT III Series I/J Trading Vehicle LLC were re-allocated to a managed account to be managed by Eagle Trading Systems Inc. (“Eagle”) pursuant to its Momentum Program. The assets that Series J allocated to WMT III Series H/J Trading Vehicle LLC were re-allocated to a managed account managed by Ortus Capital Management Limited (“Ortus”) pursuant to its Major Currency Program.

Effective December 31, 2007, the Company, in conjunction with Series G, was dissolved. Following the Company’s liquidation, Series J re-allocated its assets to a managed account (collectively with the Eagle and Ortus managed accounts, the “Managed Accounts”) to be managed by the Company’s trading advisor, Graham Capital Management, L.P. (“Graham”) pursuant to its Global Diversified Program at 150% Leverage.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 1. ORGANIZATION (CONTINUED)

A.	General Description of the Trust (Continued)

The financial statements of the Trading Vehicles, including the condensed schedules of investments, are included in Sections II, III and IV of these financial statements and should be read in conjunction with Series J’s financial statements.

B.	Regulation

As a registrant with the Securities and Exchange Commission, the Trust and each Series are subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity pool, the Trust and each Series are subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust through the Trading Vehicles and/or Managed Accounts executes transactions.

C.	The Offering

Up to $37,500,000 Series G, Class I; $12,500,000 Series G, Class II; $37,500,000 Series H, Class I; $12,500,000 Series H, Class II; $18,750,000 Series I, Class I; $6,250,000 Series I, Class II; $281,250,000 Series J, Class I; and $93,750,000 Series J, Class II of Units are being offered (totaling $500,000,000) (“Subscription Maximum”). Interests are being offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 (and for Series J, $2,000 for certain Benefit Plan Investors (including IRAs)), although the minimum purchase for any single Series is $500.

Initially, the Units for each Series were offered for a period ending November 30, 2005 (“Initial Offering Period”) at $100 per Interest. The Subscription Minimum of $30,000,000 for Series J was reached during the Initial Offering Period permitting all Series G, H, I and J to commence trading operations. Series J completed its initial offering on December 1, 2005 with gross proceeds of $31,024,443, which was fully allocated to the Trading Vehicles. Series H and I Units were fully redeemed as of April 30, 2007 and Series G’s Units as of December 31, 2007. Until the subscription maximum for Series J is reached, Series J’s Units will continue to be offered on a monthly basis at the then current net asset value per Unit.

D.	Exchanges, Redemptions and Termination

Units owned in one series of the Trust (Series G, H, I and J) were permitted to be exchanged, without any charge, for Units of one or more other Series on a monthly basis for as long as Units in those Series were being offered to the public. Exchanges were made at the applicable Series’ then current net asset value per Unit as of the close of business on the last day of the month in which the exchange request was effected. The exchange of Units was treated as redemption of Units in one Series (with the related tax consequences) and the simultaneous purchase of Units in the other Series. Following Series H and I’s liquidations on April 30, 2007 and Series G’s liquidation on December 31, 2007, Series J unitholders are no longer able to effect exchanges from Series J into Series G, H or I.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 1. ORGANIZATION (CONTINUED)

D.	Exchanges, Redemptions and Termination (Continued)

Redemptions from Series J are permitted on a monthly basis. Class I Units redeemed prior to the first anniversary of their purchase will be subject to a redemption charge of up to 2% of the net asset value per Unit at which they were redeemed. Redemption fees are paid to the Selling Agent, Kenmar Securities, Inc. There is no redemption charge associated with the Class II Units.

In the event that the net asset value of a Series, after adjustments for distributions, contributions and redemptions, declines by 50% or more since the commencement of trading activities or the first day of a fiscal year, the Series will automatically terminate. In addition, in the event that the net asset value of the Allocated Assets, after adjustments for distributions, contributions and redemptions, for the managed accounts traded by either Ortus, Eagle or Graham declines by 40% or more since the commencement of trading activities or the first day of a fiscal year, that managed account will automatically terminate.

E.	Foreign Currency Transactions

Series J’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statements of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in operations currently under the caption Realized in the statements of operations.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The financial statements of Series J are prepared in accordance with accounting principles generally accepted in the United States of America. Such principles require the Managing Owner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Commodity futures and forward transactions are reflected in the accompanying statements of financial condition on a trade date basis. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) is reflected in the statement of financial condition in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 39 – “Offsetting of Amounts Related to Certain Contracts.” The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded. Any change in net unrealized gain or loss during the current period is reported in the statement of operations. Realized gains and losses on commodity transactions are recognized in the period in which the contracts are closed. Brokerage commissions paid directly to brokers are reflected as “brokerage commissions” in the statement of operations, include exchange and other trading fees, and are charged to expense when contracts are opened.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

The weighted average number of Units outstanding was computed for purposes of disclosing net income (loss) per weighted average Unit. The weighted average Units are equal to the number of Units outstanding at period end, adjusted proportionately for Units subscribed and redeemed based on their respective time outstanding during such period.

Series J has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 102, “Statement of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, Series J has provided general indemnifications to the Managing Owner, and others when they act, in good faith, in the best interests of Series J. Series J is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

The SEC Staff Accounting Bulletin 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”, provides guidance on quantifying and evaluating the materiality of unrecorded misstatements. It is effective for the first annual period ending after November 15, 2006. Preferred as Managing Owner of Series J has evaluated the impact, if any, the implementation of SAB 108 may have on its financial statements. In Preferred’s opinion, no material unrecorded misstatements are in existence as of December 31, 2007 and 2006.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that Series J recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. In connection with the adoption of FIN 48, Series J has elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest expense. Preferred, as Managing Owner of Series J, evaluated the impact of adopting FIN 48 on Series J’s financial statements. In Preferred’s opinion, FIN 48 had no material impact on Series J, as Series J’s tax position is based on established tax precedence for the tax treatment of investment partnerships as flow through tax entities.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: quoted market prices in active markets for identical assets and liabilities (Level 1), inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2), and unobservable inputs for the asset or liability (Level 3). SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

Series J adopted SFAS 157 in the first quarter of 2008. Preferred, as Managing Owner of Series J, evaluated the impact adoption of SFAS 157 will have on Series J’s financial statements. Based on an analysis by Preferred, the effect of applying SFAS 157 to the investment portfolio included in these financial statements will not result in a change to the fair value of Series J’s investments. Of its unrealized gains, approximately $164,692 or 0.21% of Series J’s unitholders’ capital at December 31, 2007 is classified as Level 1 and $0 or 0.00% are Levels 2 or 3, and of its unrealized losses, approximately $0 or 0.00% are Level 1, $452,149 or 0.57% are Level 2 and $0 or 0.00% are Level 3 using the fair value hierarchy of SFAS 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, including an amendment of SFAS 115, or SFAS 159. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted.

Series J adopted SFAS 159 in the first quarter of 2008. Preferred, as Managing Owner of Series J, evaluated the impact adoption of SFAS 159 will have on Series J’s financial statements. In Preferred’s opinion, the adoption of SFAS 159 had no material effect on Series J’s financial statements.

Cash represents amounts deposited with clearing brokers and banks, a portion of which are restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded. Series J receives interest on all cash balances held by the clearing brokers at prevailing rates.

B.	Income Taxes

Series J is treated as a partnership for Federal income tax purposes. As such, Series J is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Unitholders including the Managing Owner. Series J may be subject to other state and local taxes in jurisdictions in which it operates.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C.	Investments in Trading Vehicles

The investments in the Trading Vehicles are reported in Series J’s statement of financial condition at fair value. Fair value ordinarily is the value determined for the Trading Vehicles in accordance with the Trading Vehicles’ valuation policies and reported at the time of Series J’s valuation by the management of the Trading Vehicles. Generally, the fair value of Series J’s investment in a Trading Vehicle represents the amount that Series J could reasonably expect to receive from the Trading Vehicle if Series J’s investment were redeemed at the time of valuation, based on information available at the time the valuation was made and that Series J believes to be reliable. Series J records its proportionate share of each item of income and expense from the investment in the Trading Vehicles in the statement of operations. Through its investment in the Trading Vehicles, Series J paid its proportionate share of annual management fees (2.5%, 3.0% and 2.0% for Trading Vehicles G/J, H/J and I/J, respectively) and incentive fees (20% of New High Net Trading Profits as defined in the Advisory Agreements for the Trading Vehicles). Incentive fees were accrued monthly and paid quarterly in arrears. The accounting policies, including valuation policies, of the Trading Vehicles are contained in the notes to each Trading Vehicle’s financial statements included in Sections II, III and IV of these financial statements.

D.	Profit and Loss Allocations and Distributions

Income and expenses (excluding the service fee) are allocated pro rata to the Class I Units and Class II Units monthly based on the units outstanding during the month. Class I Units are charged with the service fee applicable to such units. Distributions (other than redemptions of units) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the unitholders. The Managing Owner has not and does not presently intend to make any distributions.

E.	Organization and Offering Costs

In accordance with WMT-III’s Trust Agreement and Prospectus, organization and initial offering costs were paid by the Managing Owner, subject to reimbursement by the Trust, without interest, in 36 monthly payments during each of the first 36 months of Series J’s operations, provided that the Managing Owner shall not be entitled to reimbursement for such expenses in an aggregated amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by Series J during the initial offering period and the first 36 months of Series J’s operations (the “Continuous Offering Period”). In addition, Series J shall not reimburse the Managing Owner for organization and offering expenses (both initial and ongoing) in excess of 0.50% per annum of Series J’s net asset value. Organization and initial offering costs (exclusive of the initial selling fee), totaling $1,454,441 for all Series of the Trust were paid by the Managing Owner. Series J’s allocable portion of such costs was $1,384,185 of which $666,370 was reimbursed by Series J to the Managing Owner through December 31, 2007.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.	Organization and Offering Costs (Continued)

The Managing Owner is also responsible for the payment of all offering expenses of Series J incurred after the Initial Offering Period (“ongoing offering costs”), provided that the amount of such ongoing offering costs paid by the Managing Owner are subject to reimbursement by the Trust, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. Through December 31, 2007, the Managing Owner has paid $1,128,310 in ongoing offering costs, of which $1,071,148 has been allocated to Series J. Ongoing offering cost incurred through November 30, 2006 in the amount of $599,062 will not be reimbursed to the Managing Owner. Through December 31, 2007, no reimbursement has been paid to the Managing Owner for ongoing offering costs incurred for the period December 1, 2006 through December 31, 2007 in the amount of $472,085.

Series J will only be liable for payment of initial and ongoing offering costs on a monthly basis. If a Series terminates prior to completion of payment of such amounts to the Managing Owner, the Managing Owner will not be entitled to any additional payments, and Series J will have no further obligation to the Managing Owner.

During the years ended December 31, 2007 and 2006 and for the period ended December 31, 2005, Series J’s allocable portion of organization and initial and ongoing offering costs exceeded 0.50% per annum of the Net Asset Value of Series J and, as such, Series J was only liable to the Managing Owner up to the 0.50% per annum limitation.

For the years ended December 31, 2007 and 2006 and for the period ended December 31, 2005, Series J charged the amount reimbursable to Preferred for organization and initial offering costs as a charge against capital monthly based upon the limitation discussed above. Moreover, because Series J did not reimburse Preferred for ongoing offering costs, ongoing offering costs were neither charged against capital nor against expense. Generally accepted accounting principles provide that (a) organization costs should have been expensed as incurred and a liability for their reimbursement recorded, (b) a liability and deferred asset should have been recorded on December 1, 2005 (date of commencement of investment operations) for the amount of initial offering costs estimated to be reimbursed to Preferred, (c) such deferred asset should have been amortized to expense over a twelve month period (from the date of commencement of investment operations through November 30, 2006) on a straight line basis, (d) such estimated liability should have been reviewed and adjusted on a periodic basis through the end of the repayment period for initial offering costs which ends on November 30, 2008, (e) the liability should have been reduced as Series J reimbursed Preferred for initial offering costs and (f) ongoing offering costs should have been expensed as incurred. Series J has evaluated the difference in accounting methods and concluded that the impact was not material to Series J’s financial statements for the years ended December 31, 2007 and 2006 and for the period ended December 31, 2005.

F.	Interest Income

Interest income is recorded on an accrual basis. During the years ended December 31, 2007 and 2006, interest income consisted of interest earned in the Trading Vehicles and in Series J. During the period December 1, 2005 (commencement of operations) to December 31, 2005, interest income included interest earned on subscription monies held in escrow prior to December 1, 2005 in addition to interest income earned in the Trading Vehicles and in Series J.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 3. RELATED PARTIES

Series J reimburses the Managing Owner for services it performs for Series J, which include, but are not limited to: management, accounting, registrar, transfer and assignment functions, investor communications, printing, and other administrative services.

The expenses incurred by Series J for services performed by the Managing Owner for Series J were:

	2007	2006	2005
Management	$368,478	$283,430	$12,927
General and administrative	118,330	77,401	0

	$486,808	$360,831	$12,927

Expenses payable to the Management Owner and its affiliates as of December 31, 2007 and 2006 were $57,377 and $22,244, respectively. Such amounts are included in accrued expenses on the statements of financial condition.

Note 4. MANAGING OWNER

The Managing Owner of the Trust is Preferred Investment Solutions Corp., which conducts and manages the business of the Trust. The Declaration of Trust and Trust Agreement requires the Managing Owner and or its affiliates to maintain a capital account equal to 1% of the total capital accounts of the Series (subject to a $25,000 minimum per Series).

The Managing Owner is paid a monthly management fee of 1/12 of 0.5% (0.5% annually) of Series J’s net asset value at the beginning of the month.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 5. SERVICE FEES AND SALES COMMISSIONS

Series J pays a service fee with respect to Class I Units, monthly in arrears, equal to 1/12 of 2% (2% per annum) of the Net Asset Value per unit of the outstanding Class I Units as of the beginning of the month. The service fee is paid directly by the Registrant to the Selling Agent, Kenmar Securities, Inc., an affiliate of the Managing Owner. The Selling Agent is responsible for paying all commissions owing to the correspondent selling agents, who are entitled to receive from the Selling Agent an initial commission equal to 2% of the initial Net Asset Value per Unit of each Class I Unit sold by them, payable on the date such Class I Units are purchased. Commencing with the 13th month after the purchase of a Class I Unit, the correspondent selling agent receives an ongoing monthly commission equal to 1/12th of 2% (2% per annum) of the Net Asset Value per Class I Unit as of the beginning of each month of the Class I Units sold by them.

Class II unitholders are not assessed service fees.

Series J will also pay Kenmar Securities, Inc. a monthly sales commission equal to 1/12th of 1% (1% annually) of the Net Asset Value of the outstanding units as of the beginning of each month.

Note 6. TRUSTEE

The trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The trustee has delegated to the Managing Owner the power and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.

Note 7. COSTS, FEES AND EXPENSES

A.	Operating Expenses

Operating expenses of Series J are paid for by Series J.

B.	Management and Incentive Fees

Through its investments ending April 30, 2007 in the Terminated Trading Vehicles, Series J paid its proportionate share of annual management fees of 3.0% and 2.0% to Bridgewater Associates, Inc. (“Bridgewater”) and Eagle, respectively, and incentive fees of 20% of New High Net Trading Profits as defined in the respective Advisory Agreements for the Terminated Trading Vehicles. Beginning May 1, 2007, Series J pays Ortus and Eagle monthly management fees at the annual rate of 2.0% and 2.0%, respectively, of their Managed Accounts’ Allocated Assets as defined in their respective Advisory Agreements. Additionally, Series J pays Ortus and Eagle a 20% incentive fee accrued monthly and paid quarterly for achieving “New High Net Trading Profits” in their specific Managed Accounts as defined in their respective Advisory Agreements.

Through its investment ending December 31, 2007 in the Company, Series J paid its proportionate share of annual management fees of 2.5% to Graham and incentive fees of 20% of New High Net Trading Profits as defined in the Advisory Agreement for the Company. Beginning January 1, 2008, Series J will pay Graham a monthly management fee at the annual rate of 2.5% of the Allocated Assets of Graham’s Managed Account as defined in Series J’s Advisory Agreement with Graham. Additionally, Series J will pay Graham a 20% incentive fee accrued monthly and paid quarterly for achieving “New High Net Trading Profits” in its specific Managed Account as defined in Series J’s Advisory Agreement with Graham.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8. INVESTMENTS IN TRADING VEHICLES

Effective December 1, 2005, Series J invested a substantial portion of its assets in the Trading Vehicles. Series J’s investments in the Company, WMT III Series H/J Trading Vehicle LLC and WMT III Series I/J Trading Vehicle LLC represented approximately 91.80%, 76.38% and 98.92%, respectively, of the net asset value of each Trading Vehicle at December 31, 2006. On April 30, 2007, the Terminated Trading Vehicles liquidated and ceased trading operations. Series J’s investments in WMT III Series H/J Trading Vehicle LLC and WMT III Series I/J Trading Vehicle LLC represented approximately 94.19% and 98.65%, respectively, of the net asset value prior to liquidation of each Terminated Trading Vehicle at April 30, 2007. On December 31, 2007, the Company liquidated and ceased trading operations. Series J’s investment in the Company represented approximately 94.26% of the net asset value prior to liquidation of the Company at December 31, 2007. The investments in the Trading Vehicles were subject to the Organization Agreements of the Trading Vehicles.

Summarized information for these investments are as follows:

	Net Asset Value December 31, 2006	Investments	Income/ (Loss)	Redemption	Net Asset Value December 31, 2007
WMT III Series G/J Trading Vehicle LLC	$23,263,074	$5,457,898	$4,356,090	$(33,077,062)	$0
WMT III Series H/J Trading Vehicle LLC	22,215,588	3,322,456	(184,299)	(25,353,745)	0
WMT III Series I/J Trading Vehicle LLC	23,990,192	3,322,456	(2,411,416)	(24,901,232)	0

	$69,468,854	$12,102,810	$1,760,375	$(83,332,039)	$0

	Net Asset Value December 31, 2005	Investments	Income (Loss)	Redemption	Net Asset Value December 31, 2006
WMT III Series G/J Trading Vehicle LLC	$10,034,305	$12,678,627	$1,396,052	$(845,910)	$23,263,074
WMT III Series H/J Trading Vehicle LLC	10,152,980	14,310,775	(1,228,329)	(1,019,838)	22,215,588
WMT III Series I/J Trading Vehicle LLC	10,028,449	14,107,479	2,044,680	(2,190,416)	23,990,192

	$30,215,734	$41,096,881	$2,212,403	$(4,056,164)	$69,468,854

	Net Asset Value December 1, 2005	Investments	Loss	Redemption	Net Asset Value December 31, 2005
WMT III Series G/J Trading Vehicle LLC	$0	$10,341,481	$(307,176)	$0	$10,034,305
WMT III Series H/J Trading Vehicle LLC	0	10,341,481	(188,501)	0	10,152,980
WMT III Series I/J Trading Vehicle LLC	0	10,341,481	(313,032)	0	10,028,449

	$0	$31,024,443	$(808,709)	$0	$30,215,734

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8. INVESTMENTS IN TRADING VEHICLES (CONTINUED)

Series J’s proportionate share of the income and expenses of the Trading Vehicles for the years ended December 31, 2007 and 2006 and for the period December 1, 2005 (commencement of operations) to December 31, 2005 is as follows:

December 31, 2007 *	WMT III Series G/J Trading Vehicle LLC	WMT III Series H/J Trading Vehicle LLC	WMT III Series I/J Trading Vehicle LLC	Total
Realized trading gains (losses)	$5,895,765	$272,436	$(1,827,215)	$4,340,986
Change in unrealized trading gains (losses)	(822,590)	(497,525)	(659,713)	(1,979,828)
Brokerage commissions	(104,554)	(23,143)	(63,701)	(191,398)
Interest income	986,549	339,975	357,693	1,684,217
Incentive fees	(882,114)	0	0	(882,114)
Management fee	(631,411)	(217,947)	(155,508)	(1,004,866)
Operating expenses	(85,555)	(58,095)	(62,972)	(206,622)

	$4,356,090	$(184,299)	$(2,411,416)	$1,760,375

December 31, 2006
Realized trading gains (losses)	$665,414	$(1,913,244)	$445,445	$(802,385)
Change in unrealized trading gains (losses)	656,912	779,800	1,642,479	3,079,191
Brokerage commissions	(124,796)	(71,312)	(163,728)	(359,836)
Interest income	837,876	816,136	824,147	2,478,159
Incentive fees	(106,937)	(225,472)	(261,677)	(594,086)
Management fee	(478,221)	(562,588)	(385,953)	(1,426,762)
Operating expenses	(54,196)	(51,649)	(56,033)	(161,878)

	$1,396,052	$(1,228,329)	$2,044,680	$2,212,403

December 1 – 31, 2005
Realized trading gains (losses)	$(413,082)	$153,482	$(196,479)	$(456,079)
Change in unrealized trading gains (losses)	129,100	(312,647)	(93,680)	(277,227)
Brokerage commissions	(6,648)	(9,153)	(11,418)	(27,219)
Interest income	31,811	32,672	32,696	97,179
Management fee	(20,948)	(25,446)	(16,742)	(63,136)
Operating expenses	(27,409)	(27,409)	(27,409)	(82,227)

	$(307,176)	$(188,501)	$(313,032)	$(808,709)

* Through April 30, 2007 (date of liquidation) for the H/J Trading Vehicle and the I/J Trading Vehicle.

Prior to the liquidations of the Trading Vehicles, Series J was able to make additional contributions to, or redemptions from, the Trading Vehicles on a monthly basis.

Note 9. MARKET AND CREDIT RISK

Series J’s investments in the Trading Vehicles and Managed Accounts are subject to the market and credit risks of the futures contracts, options on futures contracts, forward currency contracts and other financial instruments held or sold short by them. Series J bears the risk of loss only to the extent of the market value of its investment and, in certain specific circumstances, distributions and redemptions received.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 9. MARKET AND CREDIT RISK (CONTINUED)

Series J has cash on deposit with financial institutions and in broker trading accounts. In the event of a financial institution’s insolvency, recovery of cash on deposit may be limited to account insurance or other protection afforded such deposits.

The Managing Owner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Series J is exposed to various types of risks associated with the derivative instruments and related markets in which it directly invests through its Managed Accounts. These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of Series J’s investment activities (credit risk).

Market Risk

Trading in futures and forward contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of Series J’s net assets being traded, significantly exceeds Series J’s future cash requirements since Series J intends to close out its open positions prior to settlement. As a result, Series J is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, Series J considers the fair value of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk associated with Series J’s commitments to purchase commodities is limited to the gross or face amount of the contracts held. However, when Series J enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contracts at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes Series J to unlimited risk.

Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effect among the derivative instruments Series J holds and the liquidity and inherent volatility of the markets in which Series J trades.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 9. MARKET AND CREDIT RISK (CONTINUED)

Credit Risk

When entering into futures or forward contracts, Series J is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, clearinghouses are backed by their corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. On the other hand, there is concentration risk on forward transactions, entered into by Series J as Series J’s clearing broker, is the sole counterparty. Series J has entered into a master netting agreement with its clearing broker and, as a result, when applicable, presents unrealized gains and losses on open forward positions as a net amount in the statement of financial condition. The amount at risk associated with counterparty non-performance of all of Series J’s contracts is the net unrealized gain included in the statement of financial condition; however, counterparty non-performance on only certain of Series J’s contracts may result in greater loss than non-performance on all of Series J’s contracts. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to Series J.

The Managing Owner attempts to minimize both credit and market risks by requiring Series J and its commodity trading advisors to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions.

Series J’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by Commodity Futures Trading Commission (“CFTC”) regulations to separately account for and segregate as belonging to Series J all assets of Series J relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At December 31, 2007, such segregated assets totaled $51,644,721. Part 30.7 of the CFTC regulations also requires Series J’s futures commission merchant to secure assets of Series J related to foreign futures trading, which totaled $360,709 at December 31, 2007. There are no segregation requirements for assets related to forward trading.

As of December 31, 2007, all of Series J’s open futures contracts mature within nine months.

WORLD MONITOR TRUST III – SERIES J

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 10. FINANCIAL HIGHLIGHTS

The following information presents per Unit operating performance data and other supplemental financial data for the years ended December 31, 2007, 2006 and for the period December 1, 2005 (commencement of operations) to December 31, 2005. This information has been derived from information presented in the financial statements.

	Class I			Class II
	2007(6)	2006(7)	2005(8)	2007(6)	2006(9)
Per Unit Performance
(for a unit outstanding throughout the entire year/period)
Net asset value per Unit, beginning of the year/period	$98.20	$97.38	$100.00	$96.71	$100.00

Income (loss) from operations:(3)
Net realized and change in unrealized income (loss)(1)	13.51	5.32	(2.36)	13.49	(2.89)
Interest income(1)	4.18	4.69	0.86	4.11	3.74
Expenses(1)	(9.99)	(8.68)	(1.08)	(8.04)	(3.78)

Total income (loss) from operations	7.70	1.33	(2.58)	9.56	(2.93)

Offering costs(1)	(0.50)	(0.51)	(0.04)	(0.51)	(0.36)

Net increase (decrease) for the year/period	7.20	0.82	(2.62)	9.05	(3.29)

Net asset value per Unit, end of the year/period	$105.40	$98.20	$97.38	$105.76	$96.71

Total Return(5)
Total return before incentive fees	10.33%	1.96%	(2.62)%	12.47%	(3.29)%
Incentive fees	(3.00)%	(1.12)%	0.00%	(3.11)%	0.00%

Total return after incentive fees	7.33%	0.84%	(2.62)%	9.36%	(3.29)%

Supplemental Data
Ratios to average net asset value:(3)
Net investment loss before incentive fees(2)	(2.85)%	(2.94)%	(2.60)%	(0.85)%	(0.06)%
Incentive fees(5)	(3.00)%	(1.12)%	0.00%	(3.11)%	0.00%

Net investment loss after incentive fees	(5.85)%	(4.06)%	(2.60)%	(3.96)%	(0.06)%

Interest income(4)	4.20%	4.76%	10.39%	4.13%	5.86%

Incentive fees(5)	3.00%	1.12%	0.00%	3.11%	0.00%
Other expenses(4)	7.05%	7.70%	12.99%	4.98%	5.92%

Total expenses	10.05%	8.82%	12.99%	8.09%	5.92%

Total returns are calculated based on the change in value of a unit during the year/period. An individual unitholders’ total returns and ratios may vary from the above total returns and ratios based on the time of additions and redemptions.

(1)

Net realized and change in unrealized income (loss) per Unit, interest income per Unit, expenses per Unit and offering costs per Unit are calculated by dividing net realized and change in unrealized income (loss), interest income, expenses and offering costs by the weighted average number of units outstanding during the year/period. Net realized and change in unrealized income (loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)	Represents interest income less total expenses (exclusive of incentive fees). All components of the net investment loss ratio have been annualized
(3)	Includes Series J’s proportionate share of income and expenses from WMT III Series H/J, G/J and I/J Trading Vehicle LLC.
(4)	All components of other expenses and interest income ratios have been annualized.
(5)	Not annualized.
(6)	For the year ended December 31, 2007.
(7)	For the year ended December 31, 2006.
(8)	For the period December 1, 2005 to December 31, 2005.
(9)	For the period May 1, 2006 to December 31, 2006.

Note 11: SUBSEQUENT EVENT

As of April 25, 2008, Series J has received additions of $11,837,994 and redemptions of $1,412,771.

SECTION II

WMT III SERIES G/J TRADING VEHICLE LLC

FINAL ANNUAL REPORT

December 31, 2007 (date of termination)

WMT III SERIES G/J TRADING VEHICLE LLC

PAGES
Report of Independent Registered Public Accounting Firm – Eisner LLP	1

Report of Independent Registered Public Accounting Firm – Deloitte & Touche LLP	2

Financial Statements

Statements of Financial Condition	3

Condensed Schedules of Investments	4

Statements of Operations	5

Statements of Changes in Members’ Capital (Net Asset Value)	6

Notes to Financial Statements	7 – 13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member and Members of

World Monitor Trust III Series G/J Trading Vehicle LLC

We have audited the accompanying statement of financial condition, including the condensed schedule of investments, of World Monitor Trust III Series G/J Trading Vehicle LLC (the “Company”) as of December 31, 2007 (date of termination), and the related statements of operations and changes in members’ capital and financial highlights for the year ended December 31, 2007 (date of termination). These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of World Monitor Trust III Series G/J Trading Vehicle LLC at December 31, 2007 (date of termination), and the results of its operations and changes in its members’ capital and the financial highlights for the year ended December 31, 2007 (date of termination), in conformity with accounting principles generally accepted in the United States of America.

Eisner LLP

New York, New York

April 25, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member and Members of

World Monitor Trust III Series G/J Trading Vehicle LLC

We have audited the accompanying statement of financial condition, including the condensed schedule of investments, of World Monitor Trust III Series G/J Trading Vehicle LLC (the “Company”) as of December 31, 2006, and the related statements of operations and changes in members’ capital for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Monitor Trust III Series G/J Trading Vehicle LLC at December 31, 2006, and the results of its operations and changes in its members’ capital for the year ended December 31, 2006 and the period December 1, 2005 (commencement of operations) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

New York, New York

March 28, 2007

WMT III SERIES G/J TRADING VEHICLE LLC

STATEMENTS OF FINANCIAL CONDITION

December 31, 2007 (date of termination) and 2006

	2007	2006
ASSETS
Cash	$29,396,394	$24,478,301
Net unrealized gain on open futures contracts	0	525,372
Net unrealized gain on open forward currency contracts	81,121	325,380
Interest receivable	62,930	99,446

Total assets	$29,540,445	$25,428,499

LIABILITIES
Accrued expenses	$62,946	$32,134
Commissions payable	0	3,576
Advisor fee payable	121,945	53,106
Incentive fee payable	238,634	0
Net unrealized loss on open futures contracts	56,636	0
Redemptions payable	29,060,284	0

Total liabilities	29,540,445	88,816

MEMBERS’ CAPITAL (Net Asset Value)
Member G – Class I	0	908,532
Member G – Class II	0	1,168,077
Member J – Class I	0	22,158,018
Member J – Class II	0	1,105,056

Total members’ capital
(Net Asset Value)	0	25,339,683

Total liabilities and members’ capital	$29,540,445	$25,428,499

See accompanying notes.

WMT III SERIES G/J TRADING VEHICLE LLC

CONDENSED SCHEDULES OF INVESTMENTS

December 31, 2007 (date of termination) and 2006

	2007		2006
	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Net Asset Value(1)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Net Asset Value
OPEN FUTURES CONTRACTS
Long futures contracts:
Commodities	$0	0.00%	$11,825	0.05%
Interest rates	0	0.00%	(64,318)	(0.25)%
Metals	(76,058)	(0.27)%	(16,513)	(0.07)%
Stock indices	0	0.00%	198,600	0.78%
Other	0	0.00%	8,813	0.03%

Net unrealized gain (loss) on open long futures contracts	(76,058)	(0.27)%	138,407	0.54%

Short futures contracts:
Energy	0	0.00%	78,298	0.31%
Commodities	0	0.00%	3,290	0.01%
Interest rates	0	0.00%	347,838	1.38%
Metals	19,422	0.07%	12,850	0.05%
Stock indices	0	0.00%	(42,545)	(0.17)%
Other	0	0.00%	(12,766)	(0.05)%

Net unrealized gain on open short futures contracts	19,422	0.07%	386,965	1.53%

Net unrealized gain (loss) on open futures contracts	$(56,636)	(0.20)%	$525,372	2.07%

OPEN FORWARD CURRENCY CONTRACTS
Net unrealized gain (loss) on long forward currency contracts	$(287,605)	(1.01)%	$333,447	1.32%
Net unrealized gain (loss) on short forward currency contracts	368,726	1.30%	(8,067)	(0.03)%

Net unrealized gain on open forward currency contracts	$81,121	0.29%	$325,380	1.29%

(1)	Net asset value prior to liquidating redemptions

See accompanying notes.

WMT III SERIES G/J TRADING VEHICLE LLC

STATEMENTS OF OPERATIONS

For the years ended December 31, 2007 (date of termination), 2006 and

For the period December 1, 2005 (commencement of operations) to December 31, 2005

	Year Ended December 31, 2007	Year Ended December 31, 2006	Period Ended December 31, 2005
REVENUES
Realized	$6,332,066	$651,531	$(434,052)
Change in unrealized	(826,267)	715,098	135,654
Interest income	1,068,501	895,448	33,425

Total revenues (losses)	6,574,300	2,262,077	(264,973)

EXPENSES
Brokerage commissions	112,941	132,635	6,985
Advisor incentive fees	955,788	107,871	0
Advisor management fees	683,111	510,442	22,012
Operating expenses	92,342	57,331	28,800

Total expenses	1,844,182	808,279	57,797

NET INCOME (LOSS)	$4,730,118	$1,453,798	$(322,770)

See accompanying notes.

WMT III SERIES G/J TRADING VEHICLE LLC

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the years ended December 31, 2007 (date of termination), 2006 and

For the period December 1, 2005 (commencement of operations) to December 31, 2005

	Members’ Capital
	Member G – Class I	Member G – Class II	Member J – Class I	Member J – Class II	Total
Members’ capital at December 1, 2005 (commencement of operations)	$0	$0	$0	$0	$0
Additions	525,000	0	10,341,481	0	10,866,481
Redemptions	0	0	0	0	0
Net loss	(15,594)	0	(307,176)	0	(322,770)

Members’ capital at December 31, 2005	509,406	0	10,034,305	0	10,543,711
Additions	819,634	1,157,000	11,581,883	1,096,744	14,655,261
Redemptions	(451,873)	(15,304)	(835,384)	(10,526)	(1,313,087)
Net income	31,365	26,381	1,377,214	18,838	1,453,798

Members’ capital at December 31, 2006	908,532	1,168,077	22,158,018	1,105,056	25,339,683
Additions	232,500	104,500	4,643,979	813,919	5,794,898
Redemptions	(173,067)	(982,736)	(6,093,323)	(205,154)	(7,454,280)
Net income	187,640	186,389	4,077,061	279,028	4,730,118

Members’ capital before liquidating redemptions	1,155,605	476,230	24,785,735	1,992,849	28,410,419
Liquidating redemptions	(1,155,605)	(476,230)	(24,785,735)	(1,992,849)	(28,410,419)

Members’ capital at December 31, 2007 (date of termination)	$0	$0	$0	$0	$0

See accompanying notes.

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS

Note 1. ORGANIZATION

A.	General Description of the Trading Vehicle

WMT III Series G/J Trading Vehicle LLC (the “Trading Vehicle”) was a limited liability company organized under the laws of Delaware on March 10, 2005, which was scheduled to terminate on December 31, 2054 unless terminated sooner under the provisions of the Organization Agreement. The Trading Vehicle commenced trading operations on December 1, 2005 and was dissolved effective December 31, 2007. The Trading Vehicle was formed to engage in the speculative trading of a diversified portfolio of futures contracts, options on futures contracts and forward currency contracts. Preferred Investment Solutions Corp. (“Preferred” or the “Managing Member”) was the Managing Member of the Trading Vehicle.

Prior to December 31, 2007, the Trading Vehicle consisted of four members: World Monitor Trust III – Series G, Class I (“Member G-Class I”), World Monitor Trust III – Series G, Class II (“Member G-Class II”), World Monitor Trust III – Series J, Class I (“Member J-Class I”) and World Monitor Trust III – Series J, Class II (“Member J-Class II”) (collectively, the “Members”). Preferred is also the Managing Owner of each of the Members. Upon making the initial capital contribution, each Member received Voting Membership Interests.

Effective December 31, 2007, the Members withdrew from the Trading Vehicle. Member G-Class I and Member G-Class II were dissolved at this time. Member J-Class I and Member J-Class II re-allocated its assets to a Managed Account to be managed by the Trading Vehicle’s trading advisor, Graham Capital Management, L.P. (the “Trading Advisor”) pursuant to its Global Diversified Program at 150% Leverage.

The Trading Vehicle was a Member managed limited liability company that was not registered in any capacity with, or subject directly to regulation by the Commodity Futures Trading Commission or the United States Securities and Exchange Commission.

B.	The Trading Advisor

Through December 31, 2007, the Trading Vehicle had an advisory agreement with the Trading Advisor to make the trading decisions for the Trading Vehicle. The Trading Advisor managed approximately 100% of the assets of the Trading Vehicle pursuant to its Global Diversified at 150% Leverage program.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The financial statements of the Trading Vehicle are prepared in accordance with accounting principles generally accepted in the United States of America, which require of the Managing Member to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

Commodity futures and forward transactions are reflected in the accompanying statement of financial condition on a trade date basis. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) is reflected in the financial statements in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 39 – “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is based upon the closing quotation on the various futures exchanges on which the contract is traded. The fair value of forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot price. Any change in net unrealized gain or loss during the current period is reported in the statement of operations. Realized gains and losses on commodity transactions are recognized in the period in which the contracts are closed.

Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

The Trading Vehicle has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 102, “Statement of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, the Trading Vehicle had provided general indemnifications to its Trading Advisor and others when they act, in good faith, in the best interests of the Trading Vehicle. The Trading Vehicle was unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expected the risk of having to make any payments under these general business indemnifications to be remote.

The SEC Staff Accounting Bulletin 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”, provides guidance on quantifying and evaluating the materiality of unrecorded misstatements. It is effective for the first annual period ending after November 15, 2006. Preferred as Managing Member of the Trading Vehicle has evaluated the impact, if any, the implementation of SAB 108 may have on its financial statements. In Preferred’s opinion, no material unrecorded misstatements are in existence as of December 31, 2007 (date of termination) and 2006 that would require a cumulative effect adjustment to the financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Trading Vehicle recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. In connection with the adoption of FIN 48, the Trading Vehicle had elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest expense. Preferred, as Managing Member of the Trading Vehicle, evaluated the impact of adopting FIN 48 on the Trading Vehicle’s financial statements. In Preferred’s opinion, FIN 48 had no material impact on the Trading Vehicle, as the Trading Vehicle’s tax position is based on established tax precedence for the tax treatment of investment partnerships as flow through tax entities.

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: quoted market prices in active markets for identical assets and liabilities (Level 1), inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2), and unobservable inputs for the asset or liability (Level 3). SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Given the Trading Vehicle’s termination on December 31, 2007, SFAS 157 had no impact on the Trading Vehicle’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, including an amendment of SFAS 115, or SFAS 159. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. Given the Trading Vehicle’s termination on December 31, 2007, SFAS 159 will have no impact on the Trading Vehicle’s financial statements.

Cash represents amounts deposited with a bank and clearing brokers, a portion of which is restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded. The Trading Vehicle received interest on all cash balances held by the bank and clearing brokers at prevailing interest rates.

The Trading Vehicle’s foreign cash balances and US dollar equivalents are the following:

Total By Currency	Local Amount	USD (Base) Amount
British Pound	388,602	775,882
Eurodollars	2,844,935	4,188,883
Other Various Currencies		85,683
Total Foreign Cash		5,050,448

The total foreign currency converted to US dollars as a percentage of total cash was 17.18% at December 31, 2007 (date of termination).

B.	Income Taxes

The Trading Vehicle is treated as a partnership for Federal income tax purposes. As such, the Trading Vehicle is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Trading Vehicle may be subject to other state and local taxes in jurisdictions in which it operated.

C.	Capital Accounts

The Trading Vehicle accounted for additions, allocations of net income (loss) and redemptions on a per member capital account basis.

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C.	Capital Accounts (Continued)

The Trading Vehicle allocated profits and losses to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Trading Vehicle during the month. Distributions (other than redemptions of capital) were permitted at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Trading Vehicle did not make any distributions.

D.	Foreign Currency Transactions

The Trading Vehicle’s functional currency is the U.S. dollar; however, it transacted business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar were translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than U.S. dollars were translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in operations currently under the caption Realized in the statements of operations.

E.	Interest Income

Interest income is recorded on an accrual basis.

Note 3. MANAGEMENT AND INCENTIVE FEES

The Trading Vehicle paid the Trading Advisor a monthly management fee equal to 1/12 of 2.5% (2.5% annually) of the Trading Vehicle’s allocated assets determined as of the close of business on the last day of each month. For purposes of determining the management fee, any distributions, redemptions or reallocation of assets made as of the last day of each month were added back to the assets and there were no reductions for (i) the management fees calculated or (ii) any accrued but unpaid incentive fees due the Trading Advisor.

Additionally, the Trading Vehicle paid the Trading Advisor an incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). The incentive fee accrued monthly and was paid quarterly. For the years ended December 31, 2007 (date of termination), December 31, 2006 and for the period December 1, 2005 (commencement of operations) to December 31, 2005, the Trading Advisor earned incentive fees of $955,788, $107,871 and $0, respectively.

Note 4. INCOME TAXES

There have been no differences between the tax basis and book basis of assets, liabilities or members’ capital since inception of the Trading Vehicle.

Note 5. OPERATING EXPENSES

Operating expenses of the Trading Vehicle were paid for by the Trading Vehicle.

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 6. DEPOSITS WITH BROKER

The Trading Vehicle deposited funds with UBS Securities LLC to act as broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. The Trading Vehicle also deposited collateral with UBS AG for margin against over-the-counter forward and foreign exchange deals. Margin requirements were satisfied by the deposit of cash with such broker. The Trading Vehicle earned interest income at competitive rates on assets deposited with the broker.

Note 7. ADDITIONS, DISTRIBUTIONS AND REDEMPTIONS

Additional investments in the Trading Vehicle were made monthly subject to the terms of the Organization Agreement.

The Trading Vehicle was not required to make distributions, but could do so at the discretion of the Members. A Member could request and receive redemption of capital at any time, subject to the terms in the Organization Agreement.

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS

The Trading Vehicle was exposed to various types of risks associated with the derivative instruments and related markets in which it invested. These risks included, but were not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of the Trading Vehicle’s investment activities (credit risk).

A.	Market Risk

Trading in futures and forward contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which was typically many times that of the Trading Vehicle’s net assets being traded, significantly exceeded the Trading Vehicle’s future cash requirements since the Trading Vehicle intended to close out its open positions prior to settlement. As a result, the Trading Vehicle was generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Trading Vehicle considered the “fair value” of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk associated with the Trading Vehicle’s commitments to purchase commodities was limited to the gross or face amount of the contract held. However, when the Trading Vehicle entered into a contractual commitment to sell commodities, it had to deliver the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposed the Trading Vehicle to unlimited risk.

Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effect among the derivative instruments the Trading Vehicle held and the liquidity and inherent volatility of the markets in which the Trading Vehicle traded.

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

B.	Credit Risk

When entering into futures and forward contracts, the Trading Vehicle was exposed to credit risk that the counterparty to the contract would not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, a clearinghouse is backed by its corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. On the other hand, there was a concentration risk on forward transactions entered into by the Trading Vehicle as UBS AG was the sole counterparty. The Trading Vehicle entered into a master netting agreement dated November 29, 2005 with UBS AG and, as a result, when applicable, presented unrealized gains and losses on open forward positions as a net amount in the statement of financial condition.

The amount at risk associated with counterparty non-performance of all of the Trading Vehicle’s contracts is the net unrealized gain included in the statement of financial condition; however, counterparty non-performance on only certain of the Trading Vehicle’s contracts may result in greater loss than non-performance on all of the Trading Vehicle’s contracts. There could be no assurance that any counterparty, clearing member or clearinghouse would meet its obligations to the Trading Vehicle.

The Managing Member attempted to minimize both credit and market risks by requiring the Trading Vehicle and its Trading Advisor to abide by various trading limitations and policies. Preferred monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among the Trading Vehicle, Preferred and the Trading Advisor, the Trading Vehicle shall automatically terminate the Advisory Agreement, if the net asset value allocated to the Trading Advisor declined as of the end of any business day by at least 40% from the value at the beginning of any calendar year or since the effective date of the Advisory Agreement. The decline in net asset value is after giving effect for distributions, subscriptions and redemptions.

The Trading Vehicle’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, was required by Commodity Futures Trading Commission (“CFTC”) regulations to separately account for and segregate as belonging to the Trading Vehicle all assets of the Trading Vehicle relating to domestic futures trading and was not allowed to commingle such assets with its other assets. At December 31, 2007 (date of termination) and 2006, such segregated assets totaled $9,691,097 and $22,129,652, respectively. Part 30.7 of the CFTC regulations also required the Trading Vehicle’s futures commission merchant to secure assets of the Trading Vehicle related to foreign futures trading which totaled $4,993,812 and $2,497,027 at December 31, 2007 (date of termination) and 2006, respectively. There were no segregation requirements for assets related to forward trading.

As of December 31, 2007 (date of termination), all open futures and forward contracts mature within three months.

WMT III SERIES G/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 9. FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Trading Vehicle for the years ended December 31, 2007 (date of termination), 2006 and for the period December 1, 2005 (commencement of operations) to December 31, 2005. This information has been derived from information presented in the financial statements

	Year Ended December 31, 2007	Year Ended December 31, 2006	Period Ended December 31, 2005
Total Return(1)
Total return before incentive fee	22.24%	9.40%	(2.97)%
Incentive fee	(3.96)%	(0.55)%	0.00%

Total return after incentive fee	18.28%	8.85%	(2.97)%

Ratios to average net asset value:
Expenses prior to incentive fee	3.34%	3.56%	6.38	%(2)
Incentive fee(1)	3.60%	0.55%	0.00%

Total expenses and incentive fee	6.94%	4.11%	6.38%

Net investment income (loss)(3)	0.68%	0.99%	(2.69	)%(2)

Total returns and ratios to average net asset value are calculated for Members’ capital taken as a whole. An individual Member’s total return and ratios may vary from the above return and ratios based on the timing of additions and redemptions.

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fee).

SECTION III

WMT III SERIES H/J TRADING VEHICLE LLC

FINAL ANNUAL REPORT

As of April 30, 2007 (Date of Liquidation) and December 31, 2006

And for the Periods from January 1, 2007 to April 30, 2007 (Date of Liquidation) and

For the Year Ended December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Members of

World Monitor Trust III Series H/J Trading Vehicle LLC

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of World Monitor Trust III Series H/J Trading Vehicle LLC (the “Trading Vehicle”) as of April 30, 2007 (Date of Liquidation) and December 31, 2006, and the related statements of operations and changes in members’ capital for the period from January 1, 2007 to April 30, 2007 (Date of Liquidation) and the year ended December 31, 2006. These financial statements are the responsibility of the Trading Vehicle’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trading Vehicle is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trading Vehicle’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Monitor Trust III Series H/J Trading Vehicle LLC at April 30, 2007 (Date of Liquidation) and December 31, 2006, and the results of its operations and changes in its members’ capital for the period from January 1, 2007 to April 30, 2007 (Date of Liquidation) and the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

New York, New York

July 25, 2007

WMT III SERIES H/J TRADING VEHICLE LLC

STATEMENTS OF FINANCIAL CONDITION

April 30, 2007 (Date of Liquidation) and December 31, 2006

	April 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$6,867	$0
Cash in commodity trading accounts	24,557,766	28,463,857
Net unrealized gain on open futures contracts	0	622,289
Interest receivable	0	114,572

Total assets	$24,564,633	$29,200,718

LIABILITIES
Accrued expenses	$75,138	$32,141
Commissions payable	0	8,336
Redemptions payable	24,219,558	0
Advisor fee payable	269,937	73,255

Total liabilities	24,564,633	113,732

MEMBERS’ CAPITAL(Net Asset Value)
Member H—Class I	0	1,140,902
Member H—Class II	0	444,359
Member J—Class I	0	21,153,067
Member J—Class II	0	1,062,521
Member—Futures Strategic Trust	0	5,286,137

Total members’ capital (Net Asset Value)	0	29,086,986

Total liabilities and members’ capital	$24,564,633	$29,200,718

See accompanying notes.

WMT III SERIES H/J TRADING VEHICLE LLC

CONDENSED SCHEDULES OF INVESTMENTS

April 30, 2007 (Date of Liquidation) and December 31, 2006

	April 30, 2007		December 31, 2006
	Net Unrealized Gain(Loss)	Net Unrealized Gain(Loss) as a % of Net Asset Value*	Net Unrealized Gain(Loss)	Net Unrealized Gain(Loss) as a % of Net Asset Value
Long futures contracts:
Commodities	$0	0.00%	$4,903	0.02%
Currencies	0	0.00%	(455,693)	(1.57)%
Energy	0	0.00%	(18,370)	(0.06)%
Interest rates	0	0.00%	(202,599)	(0.70)%
Metals	0	0.00%	(76,930)	(0.26)%
Stock indices	0	0.00%	20,644	0.07%

Total long futures contracts	0	0.00%	(728,045)	(2.50)%

Short futures contracts:
Currencies	0	0.00%	(2,139)	(0.01)%
Interest rates	0	0.00%	1,461,530	5.02%
Metals	0	0.00%	42,750	0.15%
Stock indices	0	0.00%	(151,807)	(0.52)%

Total short futures contracts	0	0.00%	1,350,334	4.64%

Total futures contracts	$0	0.00%	$622,289	2.14%

*	Prior to liquidating redemptions.

See accompanying notes.

WMT III SERIES H/J TRADING VEHICLE LLC

STATEMENTS OF OPERATIONS

For the Period January 1, 2007 to April 30, 2007 (Date of Liquidation) and

For the Year Ended December 31, 2006

	Period January 1, 2007 to April 30, 2007	Year Ended December 31, 2006
REVENUES
Realized	$308,078	$(2,317,174)
Change in unrealized	(622,289)	950,808
Interest income	419,797	926,433

Total revenues (loss)	105,586	(439,933)

EXPENSES
Brokerage commissions	29,545	81,082
Advisor incentive fee	0	237,915
Advisor management fee	269,937	638,927
Operating expenses	63,839	57,341

Total expenses	363,321	1,015,265

NET LOSS	$(257,735)	$(1,455,198)

See accompanying notes.

WMT III SERIES H/J TRADING VEHICLE LLC

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the Period January 1, 2007 to April 30, 2007 (Date of Liquidation) and

For the Year Ended December 31, 2006

	Members’ Capital
	Member H - Class I	Member H - Class II	Member J - Class I	Member J - Class II	Futures Strategic Trust	Total
Balance at December 31, 2005	$515,430	$0	$10,152,980	$0	$0	$10,668,410
Additions	1,154,252	528,000	13,133,733	1,177,042	5,372,605	21,365,632
Redemptions	(422,422)	(9,587)	(1,009,312)	(10,526)	(40,011)	(1,491,858)
Net loss	(106,358)	(74,054)	(1,124,334)	(103,995)	(46,457)	(1,455,198)

Balance at December 31, 2006	1,140,902	444,359	21,153,067	1,062,521	5,286,137	29,086,986
Additions	0	0	2,881,832	440,624	0	3,322,456
Redemptions	(109,663)	(2,193)	(1,610,471)	(54,999)	(5,226,072)	(7,003,398)
Net loss for the period January 1, 2007 to April 30, 2007	(9,425)	(3,946)	(173,276)	(11,023)	(60,065)	(257,735)

Members capital before liquidating redemptions	1,021,814	438,220	22,251,152	1,437,123	0	25,148,309
Liquidating redemptions	(1,021,814)	(438,220)	(22,251,152)	(1,437,123)	0	(25,148,309)

Members’ capital at April 30, 2007	$0	$0	$0	$0	$0	$0

See accompanying notes.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS

Note 1. ORGANIZATION

A.	General Description of the Trading Vehicle

WMT III Series H/J Trading Vehicle LLC (the “Trading Vehicle”) was a limited liability company organized under the laws of Delaware on March 10, 2005, which terminated on April 30, 2007 under the provisions of the Trading Vehicle’s Organization Agreement. The Trading Vehicle commenced trading operations on December 1, 2005. The Trading Vehicle was formed to engage in the speculative trading of a diversified portfolio of futures contracts and options on futures contracts. Preferred Investment Solutions Corp. (“Preferred” or the “Managing Owner”) was the Managing Owner of the Trading Vehicle. The Trading Vehicle consisted of five members: World Monitor Trust III – Series H, Class I (“Member H-Class I”), World Monitor Trust III – Series H, Class II (“Member H-Class II”), World Monitor Trust III – Series J, Class I (“Member J-Class I”), World Monitor Trust III – Series J, Class II (“Member J-Class II”) and Futures Strategic Trust (collectively, the “Members”). Preferred was also the Managing Owner of each of the Members. Upon making the initial capital contribution, each Member received Voting Membership Interests.

The Trading Vehicle was a member-managed limited liability company that was not registered in any capacity with, or subject directly to regulation by, the Commodity Futures Trading Commission (“CFTC”) or the United States Securities and Exchange Commission.

B.	The Trading Advisor

The Trading Vehicle entered into an advisory agreement with Bridgewater Associates, Inc. (the “Trading Advisor”) to make the trading decisions for the Trading Vehicle. The Trading Advisor managed the assets in the Trading Vehicle pursuant to its Aggressive Pure Alpha Futures Only – A, No Benchmark program.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The financial statements of the Trading Vehicle are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

Commodity futures transactions are reflected in the accompanying statement of financial condition on the trade date. Net unrealized gain or loss on open contracts (difference between contract trade price and market price) is reflected in the financial statements in accordance with Financial Accounting Standards Board Interpretation No. 39 – “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is based upon the closing quotation on the various futures exchanges on which the contract is traded. Any change in net unrealized gain or loss during the current period is reported in the statement of operations. Realized gains and losses on commodity transactions are recognized in the period in which the contracts are closed.

Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

The Trading Vehicle has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 102, “Statement of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, the Trading Vehicle provided general indemnifications to its Trading Advisor and others when they act, in good faith, in the best interests of the Trading Vehicle. The Trading Vehicle is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Trading Vehicle recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

Preferred as Managing Owner of the Trading Vehicle has evaluated the impact of adopting FIN 48 on the Trading Vehicle’s financial statements. In Preferred’s opinion, the adoption of FIN 48 has no material impact on the Trading Vehicle, as the Trading Vehicle’s tax position is based on established tax precedence for the tax treatment of investment partnerships as flow through tax entities.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after the Trading Vehicle’s liquidation. Given this, Preferred, as Managing Owner of the Trading Vehicle, has concluded that SFAS No. 157 has no impact on the Trading Vehicle’s financial statements.

B.	Income Taxes

The Trading Vehicle is treated as a partnership for Federal income tax purposes. As such, the Trading Vehicle is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Trading Vehicle may be subject to other state and local taxes in jurisdictions in which it operates.

C.	Capital Accounts

The Trading Vehicle accounted for additions, allocations of net gain (loss) and redemptions on a per member capital account basis.

The Trading Vehicle allocated profits and losses to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Trading Vehicle during the month. Distributions (other than redemptions of capital) were made at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Trading Vehicle had not made any distributions prior to termination.

D.	Foreign Currency Transactions

The Trading Vehicle’s functional currency was the U.S. dollar; however, it transacted business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar have been translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in operations currently.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 3. MANAGEMENT AND INCENTIVE FEES

The Trading Vehicle paid the Trading Advisor a monthly management fee equal to 1/12 of 3.0% (3.0% annually) of the Trading Vehicle’s allocated assets determined as of the close of business on the last day of each month. For purposes of determining the management fee, any distributions, redemptions or reallocation of assets made as of the last day of each month were added back to the assets and there was no reduction for (i) the management fees calculated or (ii) any accrued but unpaid incentive fees due the Trading Advisor.

Additionally, the Trading Vehicle paid the Trading Advisor an incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). The incentive fee accrued monthly and was paid quarterly. For the period January 1, 2007 to April 30, 2007 (Date of Liquidation) and for the year ended December 31, 2006, the Trading Advisor earned incentive fees of $0 and $237,915, respectively.

Note 4. OPERATING EXPENSES

Operating expenses of the Trading Vehicle were paid for by the Trading Vehicle.

Note 5. DEPOSITS WITH BROKER

The Trading Vehicle deposited funds with UBS Securities LLC to act as broker subject to CFTC regulations and various exchange and broker requirements. Margin requirements were satisfied by the deposit of cash with such broker. The Trading Vehicle earned interest income on assets deposited with the broker at competitive rates.

Note 6. ADDITIONS, DISTRIBUTIONS AND REDEMPTIONS

The Trading Vehicle was not required to make distributions, but was permitted to do so at the discretion of the Members. A Member could request and receive redemption of capital at any time, subject to the terms in the Organization Agreement.

Note 7. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS

The Trading Vehicle was exposed to various types of risks associated with the derivative instruments and related markets in which it invested. These risks included, but were not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of the Trading Vehicle’s investment activities (credit risk).

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

A.	Market Risk

Trading in futures contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of the Trading Vehicle’s net assets being traded, significantly exceeded the Trading Vehicle’s future cash requirements since the Trading Vehicle closed out its open positions prior to settlement. As a result, the Trading Vehicle was generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Trading Vehicles considered the “fair value” of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk associated with the Trading Vehicle’s commitments to purchase commodities was limited to the gross or face amount of the contract held. However, when the Trading Vehicle entered into a contractual commitment to sell commodities, it was obligated to make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposed the Trading Vehicle to unlimited risk.

Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effect among the derivative instruments the Trading Vehicle held and the liquidity and inherent volatility of the markets in which the Trading Vehicle traded.

B.	Credit Risk

When entering into futures contracts, the Trading Vehicle was exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, a clearinghouse is backed by its corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. The amount at risk associated with counterparty non-performance of all of the Trading Vehicle’s contracts was the net unrealized gain included in the statement of financial condition; however, counterparty non-performance on only certain of the Trading Vehicle’s contracts might have resulted in a greater loss than non-performance on all of the Trading Vehicle’s contracts. There can be no assurance that any counterparty, clearing member or clearinghouse can meet its obligations to the Trading Vehicle.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

B.	Credit Risk (Continued)

The Managing Owner attempted to minimize both credit and market risks by requiring the Trading Vehicle and its Trading Advisor to abide by various trading limitations and policies. Preferred monitored compliance with these trading limitations and policies, which included, but was not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among the Trading Vehicle, Preferred and the Trading Advisor, the Trading Vehicle would have automatically terminated the Advisory Agreement, if the net asset value allocated to the Trading Advisor declined as of the end of any business day by at least 40% from the value at the beginning of any calendar year or since the effective date of the Advisory Agreement. The decline in net asset value was after giving effect for distributions, subscriptions and redemptions.

The Trading Vehicle’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Trading Vehicle all assets of the Trading Vehicle relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At April 30, 2007 (date of liquidation) and December 31, 2006, such segregated assets totaled $19,495,157 and $23,649,869, respectively. Part 30.7 of the CFTC regulations also requires the Trading Vehicle’s futures commission merchant to secure assets of the Trading Vehicle related to foreign futures trading which totaled $(124) and $136,650 at April 30, 2007 (date of liquidation) and December 31, 2006, respectively.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8. FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Trading Vehicle for the period January 1, 2007 to April 30, 2007 (Date of Liquidation) and for the year ended December 31, 2006. This information has been derived from information presented in the financial statements.

	Period January 1, 2007 to April 30, 2007 (Date of Liquidation)	Year Ended December 31, 2006
Total Return (1)
Total return before incentive fee	(0.83)%	(1.41)%
Incentive fee	0.00%	(1.16)%

Total return after incentive fee	(0.83)%	(2.57)%

Ratios to average net asset value:
Expenses prior to incentive fee (2)	3.97%	3.80%
Incentive fee (1)	0.00%	1.17%

Total expenses and incentive fee	3.97%	4.97%

Net investment gain (2),(3)	0.62%	0.73%

Total returns and ratios to average net asset value are calculated for Members’ capital taken as a whole. An individual Member’s total return and ratios may vary from the above return and ratios based on the timing of additions and redemptions.

(1)	Not annualized
(2)	Annualized
(3)	Represents interest income less total expenses (exclusive of incentive fee).

SECTION IV

WMT III SERIES I/J TRADING VEHICLE LLC

FINAL ANNUAL REPORT

As of April 30, 2007 (Date of Liquidation) and December 31, 2006

And for the Periods from January 1, 2007 to April 30, 2007 (Date of Liquidation) and

For the Year Ended December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Members of

World Monitor Trust III Series I/J Trading Vehicle LLC

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of World Monitor Trust III Series I/J Trading Vehicle LLC (the “Trading Vehicle”) as of April 30, 2007 (Date of Liquidation) and December 31, 2006, and the related statements of operations and changes in members’ capital for the period from January 1, 2007 to April 30, 2007 (Date of Liquidation) and the year ended December 31, 2006. These financial statements are the responsibility of the Trading Vehicle’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trading Vehicle is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trading Vehicle’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Monitor Trust III Series I/J Trading Vehicle LLC at April 30, 2007 (Date of Liquidation) and December 31, 2006, and the results of its operations and changes in its members’ capital for the period from January 1, 2007 to April 30, 2007 (Date of Liquidation) and the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

New York, New York

July 25, 2007

WMT III SERIES I/J TRADING VEHICLE LLC

STATEMENTS OF FINANCIAL CONDITION

April 30, 2007 (Date of Liquidation) and December 31, 2006

	April 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$7,830	$0
Cash in commodity trading accounts	22,072,902	22,775,701
Net unrealized gain on open futures contracts	923,605	1,593,108
Interest receivable	85,232	88,932

Total assets	$23,089,569	$24,457,741

LIABILITIES
Accrued expenses	$76,078	$31,981
Commissions payable	0	4,045
Advisor incentive fee payable	0	129,513
Advisor management fee payable	77,601	40,845
Redemptions payable	22,935,890	0

Total liabilities	23,089,569	206,384

MEMBERS’ CAPITAL
Member I—Class I	0	261,165
Member J—Class I	0	22,894,320
Member J—Class II	0	1,095,872

Total members’ capital (Net Asset Value)	0	24,251,357

Total liabilities and members’ capital	$23,089,569	$24,457,741

See accompanying notes.

WMT III SERIES I/J TRADING VEHICLE LLC

CONDENSED SCHEDULES OF INVESTMENTS

April 30, 2007 (Date of Liquidation) and December 31, 2006

	April 30, 2007		December 31, 2006
	Net Unrealized Gain	Net Unrealized Gain as a % of Net Asset Value*	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss) as a % of Net Asset Value
Long futures contracts:
Currencies	$0	0.00%	($361,213)	(1.49)%
Metals	913,445	3.88%	97,782	0.40%
Stock indices	0	0.00%	582,995	2.41%

Total long futures contracts	913,445	3.88%	319,564	1.32%

Short futures contracts:
Currencies	0	0.00%	335,930	1.38%
Energy	0	0.00%	310,563	1.28%
Interest rates	0	0.00%	926,304	3.82%
Metals	10,160	0.04%	(299,253)	(1.23)%

Total short futures contracts	10,160	0.04%	1,273,544	5.25%

Total futures contracts	$923,605	3.92%	$1,593,108	6.57%

*	Prior to liquidating redemptions.

See accompanying notes.

WMT III SERIES I/J TRADING VEHICLE LLC

STATEMENTS OF OPERATIONS

For the Period January 1, 2007 to April 30, 2007 (Date of Liquidation) and

For the Year Ended December 31, 2006

	Period January 1, 2007 to April 30, 2007	Year Ended December 31, 2006
REVENUES
Realized	$(1,852,663)	$414,806
Change in unrealized	(669,503)	1,691,544
Interest income	362,757	842,504

Total revenues (loss)	(2,159,409)	2,948,854

EXPENSES
Brokerage commissions	64,599	167,270
Advisor incentive fee	0	267,294
Advisor management fee	157,708	394,633
Operating expenses	63,839	57,482

Total expenses	286,146	886,679

NET INCOME (LOSS)	$(2,445,555)	$2,062,175

See accompanying notes.

WMT III SERIES I/J TRADING VEHICLE LLC

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the Period January 1, 2007 to April 30, 2007 (Date of Liquidation) and

For the Year Ended December 31, 2006

	Members’ Capital
	Member I - Class I	Member J - Class I	Member J - Class II	Total
Balance at December 31, 2005	$509,108	$10,028,449	$0	$10,537,557
Additions	209,705	13,009,055	1,098,424	14,317,184
Redemptions	(475,143)	(2,134,871)	(55,545)	(2,665,559)
Net income	17,495	1,991,687	52,993	2,062,175

Balance at December 31, 2006	261,165	22,894,320	1,095,872	24,251,357
Additions	100,000	2,881,832	440,624	3,422,456
Redemptions	(9,592)	(1,610,471)	(54,999)	(1,675,062)
Net loss for the period January 1, 2007 to April 30, 2007	(34,139)	(2,274,324)	(137,092)	(2,445,555)

Members’ capital before liquidating redemptions	317,434	21,891,357	1,344,405	23,553,196
Liquidating redemptions	(317,434)	(21,891,357)	(1,344,405)	(23,553,196)

Balance at April 30, 2007	$0	$0	$0	$0

See accompanying notes.

WMT III SERIES I/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS

Note 1. ORGANIZATION

A.	General Description of the Trading Vehicle

WMT III Series I/J Trading Vehicle LLC (the “Trading Vehicle”) was a limited liability company organized under the laws of Delaware on March 10, 2005, which terminated on April 30, 2007 under the provisions of the Trading Vehicle’s Organization Agreement. The Trading Vehicle commenced trading operations on December 1, 2005. The Trading Vehicle was formed to engage in the speculative trading of a diversified portfolio of futures contracts and options on futures contracts. Preferred Investment Solutions Corp. (“Preferred” or the “Managing Owner”) was the Managing Owner of the Trading Vehicle. The Trading Vehicle consisted of three members: World Monitor Trust III – Series I, Class I (“Member I”), World Monitor Trust III – Series J, Class I (“Member J-Class I”) and World Monitor Trust III – Series J, Class II (“Member J-Class II”) (collectively, the “Members”). Preferred was also the Managing Owner of each of the Members. Upon making the initial capital contribution, each Member received Voting Membership Interests.

The Trading Vehicle was a member-managed limited liability company that was not registered in any capacity with, or subject directly to regulation by, the Commodity Futures Trading Commission (“CFTC”) or the United States Securities and Exchange Commission.

B.	The Trading Advisor

The Trading Vehicle entered into an advisory agreement with Eagle Trading Systems Inc. (the “Trading Advisor”) to make the trading decisions for the Trading Vehicle. The Trading Advisor managed the assets in the Trading Vehicle pursuant to its Momentum program.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The financial statements of the Trading Vehicle are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Commodity futures transactions are reflected in the accompanying statement of financial condition on the trade date. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) is reflected in the financial statements in accordance with Financial Accounting Standards Board Interpretation No. 39 – “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is based upon the closing quotation on the various futures exchanges on which the contract is traded. Any change in net unrealized gain or loss during the current period is reported in the statement of operations. Realized gains and losses on commodity transactions are recognized in the period in which the contracts are closed.

Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

WMT III SERIES I/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

The Trading Vehicle has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 102, “Statement of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, the Trading Vehicle provided general indemnifications to its Trading Advisor and others when they act, in good faith, in the best interests of the Trading Vehicle. The Trading Vehicle is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Trading Vehicle recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. Preferred as Managing Owner of the Trading Vehicle has evaluated the impact of adopting FIN 48 on the Trading Vehicle’s financial statements. In Preferred’s opinion, the adoption of FIN 48 has no material impact on the Trading Vehicle, as the Trading Vehicle’s tax position is based on established tax precedence for the tax treatment of investment partnerships as flow through tax entities.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after the Trading Vehicle’s liquidation. Given this, Preferred, as Managing Owner of the Trading Vehicle, has concluded that SFAS No. 157 has no impact on the Trading Vehicle’s financial statements.

WMT III SERIES I/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

B.	Income Taxes

The Trading Vehicle is treated as a partnership for Federal income tax purposes. As such, the Trading Vehicle is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Trading Vehicle may be subject to other state and local taxes in jurisdictions in which it operates.

C.	Capital Accounts

The Trading Vehicle accounted for additions, allocations of net gain (loss) and redemptions on a per member capital account basis.

The Trading Vehicle allocated profits and losses to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Trading Vehicle during the month. Distributions (other than redemptions of capital) could have been made at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Trading Vehicle had not made any distributions prior to termination.

D.	Foreign Currency Transactions

The Trading Vehicle’s functional currency was the U.S. dollar; however, it transacted business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in operations currently.

Note 3. MANAGEMENT AND INCENTIVE FEES

The Trading Vehicle paid the Trading Advisor a monthly management fee equal to 1/12 of 2.0% (2.0% annually) of the Trading Vehicle’s allocated assets determined as of the close of business on the last day of each month. For purposes of determining the management fee, any distributions, redemptions or reallocation of assets made as of the last day of each month were added back to the assets and there was no reduction for (i) the management fees calculated or (ii) any accrued but unpaid incentive fees due the Trading Advisor.

Additionally, the Trading Vehicle paid the Trading Advisor an incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). The incentive fee accrued monthly and was paid quarterly. The Trading Advisor earned incentive fees of $0 and $267,294 for the period January 1, 2007 to April 30, 2007 (Date of Liquidation) and for the year ended December 31, 2006, respectively.

Note 4. OPERATING EXPENSES

Operating expenses of the Trading Vehicle were paid for by the Trading Vehicle.

WMT III SERIES I/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 5. DEPOSITS WITH BROKER

The Trading Vehicle deposited funds with UBS Securities LLC to act as broker subject to CFTC regulations and various exchange and broker requirements. Margin requirements were satisfied by the deposit of cash with such broker. The Trading Vehicle earned interest income on assets deposited with the broker at competitive rates.

Note 6. ADDITIONS, DISTRIBUTIONS AND REDEMPTIONS

The Trading Vehicle was not required to make distributions, but was permitted to do so at the discretion of the Members. A Member could have requested and received redemption of capital at any time, subject to the terms in the Organization Agreement.

Note 7. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS

The Trading Vehicle was exposed to various types of risks associated with the derivative instruments and related markets in which it invested. These risks included, but were not limiteded to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of the Trading Vehicle’s investment activities (credit risk).

A.	Market Risk

Trading in futures contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of the Trading Vehicle’s net assets being traded, significantly exceeds the Trading Vehicle’s future cash requirements since the Trading Vehicle intends to close out its open positions prior to settlement. As a result, the Trading Vehicle was generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Trading Vehicle considered the “fair value” of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk associated with the Trading Vehicle’s commitments to purchase commodities is limited to the gross or face amount of the contract held. However, when the Trading Vehicle enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Trading Vehicle to unlimited risk.

Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effect among the derivative instruments the Trading Vehicle held and the liquidity and inherent volatility of the markets in which the Trading Vehicle traded.

WMT III SERIES I/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7. DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

B.	Credit Risk

When entering into futures contracts, the Trading Vehicle was exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, a clearinghouse is backed by its corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. The amount at risk associated with counterparty non-performance of all of the Trading Vehicle’s contracts was the net unrealized gain included in the statement of financial condition; however, counterparty non-performance on only certain of the Trading Vehicle’s contracts might have resulted in greater loss than non-performance on all of the Trading Vehicle’s contracts. There can be no assurance that any counterparty, clearing member or clearinghouse would have met it’s obligations to the Trading Vehicle.

The Managing Owner attempted to minimize both credit and market risks by requiring the Trading Vehicle and its Trading Advisor to abide by various trading limitations and policies. Preferred monitored compliance with these trading limitations and policies, which included, but were not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among the Trading Vehicle, Preferred and the Trading Advisor, the Trading Vehicle shall automatically terminate the Advisory Agreement, if the net asset value allocated to the Trading Advisor declined as of the end of any business day by at least 40% from the value at the beginning of any calendar year or since the effective date of the Advisory Agreement. The decline in net asset value was after giving effect for distributions, subscriptions and redemptions.

The Trading Vehicle’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Trading Vehicle all assets of the Trading Vehicle relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At April 30, 2007 (date of liquidation) and December 31, 2006, such segregated assets totaled $17,200,304 and $19,166,403, respectively. Part 30.7 of the CFTC regulations also requires the Trading Vehicle’s futures commission merchant to secure assets of the Trading Vehicle related to foreign futures trading which totaled $1,670,429 and $1,732,473 at April 30, 2007 (date of liquidation) and December 31, 2006, respectively.

As of April 30, 2007 (date of liquidation), all open futures contracts mature in June 2007.

WMT III SERIES I/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8. FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Trading Vehicle for the period January 1, 2007 to April 30, 2007 (Date of Liquidation) and for the year ended December 31, 2006. This information has been derived from information presented in the financial statements.

	Period January 1, 2007 to April 30, 2007 (Date of Liquidation)	Year Ended December 31, 2006
Total Return (1)
Total return before incentive fee	(9.56)%	9.49%
Incentive fee	0.00%	(1.41)%

Total return after incentive fee	(9.56)%	8.08%

Ratios to average net asset value:
Expenses prior to incentive fee (2)	3.60%	3.27%
Incentive fee (1)	0.00%	1.41%

Total expenses and incentive fee	3.60%	4.68%

Net investment gain (2) (3)	0.96%	1.18%

Total returns and ratios to average net asset value are calculated for Members’ capital taken as a whole. An individual Member’s total return and ratios may vary from the above return and ratios based on the timing of additions and redemptions.

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fee).

PREFERRED INVESTMENT SOLUTIONS CORP.

STATEMENT OF FINANCIAL CONDITION

December 31, 2007

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholder

Preferred Investment Solutions Corp.

We have audited the accompanying statement of financial condition of Preferred Investment Solutions Corp. as of December 31, 2007. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. The Company has investments in affiliated commodity pools, of which the Company is the Managing Owner, General Partner or Sponsor. The financial statements for certain of these affiliated commodity pools were audited by other auditors. The value of such investments in affiliated commodity pools audited by other auditors of $1,574,400 at December 31, 2007, is derived from the audited financial statements of such affiliated commodity pools. The reports of the other auditors have been furnished to us, and our opinion, insofar as it relates to these investments, is based solely on the reports of such other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Preferred Investment Solutions Corp. as of December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in the notes to the statement of financial condition, Preferred Investment Solutions Corp. is a wholly-owned subsidiary and a member of a group of affiliated companies and, as described in the statement of financial condition and notes thereto, has transactions and relationships with members of the group.

Hunt Valley, Maryland

April 28, 2008

PREFERRED INVESTMENT SOLUTIONS CORP.

STATEMENT OF FINANCIAL CONDITION

December 31, 2007

ASSETS
Cash and cash equivalents	$250,342
Fees and other receivables	628,160
Due from affiliates, net	1,020
Investments in affiliated commodity pools	1,574,400
Subscription in affiliated commodity pool paid in advance	30,039
Redemptions receivable from affiliated commodity pools	42,808
Property and equipment, net	52,188
Goodwill	1,817,656
Other investment	674,077
Other assets	5,614

Total assets	$5,076,304

LIABILITIES
Service fees and other fees payable	$257,937
Accrued expenses	276,562
Note payable to affiliated commodity pool	1,685,193
Interest payable	34,300
Obligations under capital leases	67,918
Other liabilities	69,918

Total liabilities	2,391,828

STOCKHOLDER’S EQUITY
Common stock, $0.01 par value:
Authorized – 1,000 shares; issued and outstanding – 248 shares	2
Additional paid-in capital	6,465,178
Retained (deficit)	(1,421,194)

5,043,986

Less: Cost of treasury stock – 148 shares of common stock	(2,359,510)

Total stockholder’s equity	2,684,476

Total liabilities and stockholder’s equity	$5,076,304

See accompanying notes.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1. GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

A.	General

Preferred Investment Solutions Corp. (the Company), a Delaware Corporation, is a commodity pool operator registered with the Commodity Futures Trading Commission (CFTC), an agency of the Unites States (U.S.) government which regulates most aspects of the commodity futures industry. The Company organizes and operates commodity pools that engage primarily in the speculative trading of futures, forwards and option contracts and receives substantially all of its revenue from the management thereof. It is a member of and subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization.

The Company is a wholly-owned subsidiary of Kenmar Holdings Inc. (the Parent), which in turn, is owned by Kenmar Group, Inc. (KGI). Two of the Company’s officers are each the sole and equal owners of KGI.

The accompanying statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Company’s management. Actual results could differ from those estimates.

B.	Cash and Cash Equivalents

Cash and cash equivalents include all cash and money market account balances. The Company primarily maintains its cash and cash equivalents with one financial institution. In the event of a financial institution’s insolvency, the Company’s recovery of cash and cash equivalent balances on deposit may be limited to account insurance or other protection afforded such deposits.

C.	Investments in Affiliated Commodity Pools

The Company’s investments in affiliated commodity pools, of which the Company is the Managing Owner, General Partner or Sponsor, are carried at fair value. Fair value is the value determined for each commodity pool in accordance with such commodity pool’s valuation policies and, as a general matter, represents the amount that the Company could reasonably expect to receive from the commodity pool if the Company’s investment was redeemed at the date of the statement of financial condition.

D.	Revenue Recognition

Commission income is recognized when earned, in accordance with the terms of the respective agreements, and is calculated based on a percentage of assets under management. Incentive fees are recognized in accordance with the terms of the respective agreements and are based on a percentage of the net profits experienced by the affiliated commodity pools.

E.	Property and Equipment

Depreciation of furniture, fixtures and office equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years. Depreciation of software is computed using the straight-line method over the estimated useful life of the software, which is 3 years. Amortization of leased assets and leasehold improvements is computed using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 1. GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F.	Income Taxes

The Company has elected S corporation status, pursuant to which the Company does not pay U.S. Corporate or state income tax on its taxable income. Instead, the ultimate stockholders of the Company are liable for individual income tax on their share of the Company’s taxable income.

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board FASB Interpretation No. 48 (FIN 48) entitled “Accounting For Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. The adoption of FIN 48 had no impact on the Company’s statement of financial condition.

G.	Goodwill

Goodwill represents costs in excess of the fair value of the net assets of the companies acquired in a purchase transaction (as discussed in Note 2.). The Company tests for impairment on a quarterly basis based on a review of projected net fees from the underlying commodity pools which the Company manages as a result of the acquisition.

H.	Offering Costs

The Company, pursuant to World Monitor Trust III’s (the “Trust”) Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) as managing owner of World Monitor Trust III Series G (“Series G”), World Monitor Trust III Series H (“Series H”), World Monitor Trust III Series I (“Series I”) and World Monitor Trust III Series J (“ Series J”) (each individually a “Series” and together the “Series”) is responsible for paying the initial offering costs and the ongoing offering cost associated with each of the Series’. The Company also paid all offering costs incurred after the initial offering period (“ongoing offering costs”).

Both initial and ongoing offering costs are reimbursed to the Company based upon terms described in the Trust Agreement and as agreed upon by the Company and each Series. In the event a Series terminates prior to reimbursing the Company initial and ongoing offering costs, such terminated Series will not be responsible for any additional reimbursement to the Company and the Company will forego any remaining reimbursement allocated to such terminated Series. Since there is no certainty as to the amount the Company will be reimbursed, the Company expenses the amounts when they are paid and records the reimbursement as income when received.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 1. GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

I.	Recently Issued Accounting Pronouncement

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 is not expected to have a material impact on the Company’s statement of financial condition.

Note 2. GOODWILL

On June 30, 2004, Prudential Securities Group Inc. (PSG) and the Company entered into a Stock Purchase Agreement, pursuant to which PSG would sell, and the Company would buy, all of the capital stock of Prudential Securities Futures Management Inc. (PSFMI) (the then current Managing Owner or Sponsor of 12 commodity pools, namely World Monitor Trust – Series A, World Monitor Trust – Series B, World Monitor Trust II – Series D, World Monitor Trust II – Series E, World Monitor Trust II – Series F, Futures Strategic Trust, Diversified Futures Trust I, Diversified Futures Trust II, International Futures Fund B PLC, International Futures Fund C PLC, International Futures Fund D PLC and International Futures Fund F PLC) and Seaport Futures Management, Inc. (Seaport) (the then General Partner of one commodity pool, Diversified Futures Fund L.P.) (collectively, the acquired commodity pools). In connection with the transaction, PSFMI and Seaport solicited proxies seeking approval from the interestholders of the acquired commodity pools for (i) the sale of the stock of PSFMI and Seaport to the Company; (ii) the concomitant approval of the Company as the new General Partner, Managing Owner or Sponsor of the acquired commodity pools and (iii) the approval of certain amendments to the Declaration of Trust and Trust Agreements and Agreement of Limited Partnership of the acquired commodity pools.

As of October 1, 2004, the Company acquired from PSG all of the outstanding stock of PSFMI and Seaport. Immediately after such acquisition, PSFMI and Seaport were merged with and into the Company. Accordingly, as of October 1, 2004, all of the board of directors and officers of PSFMI and Seaport resigned. Following the Company’s acquisition of PSFMI and Seaport and their merger with and into the Company, the Company became the successor General Partner, Managing Owner or Sponsor of the acquired commodity pools.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 2. GOODWILL (CONTINUED)

In consideration for the purchase of the capital stock of PSFMI and Seaport, the Company agreed to pay to PSG $1,961,755. The Company also incurred legal and accounting expenses directly related to the acquisition. The acquisition has been accounted for as a purchase and as such, the excess of the total purchase price over the estimated fair value of the acquired net assets has been recorded as goodwill.

In addition to the purchase price noted above, the Company paid a contingent finder’s fee of 20% of the net fees earned from the management of the acquired commodity pools. This finder’s fee was payable during the period October 1, 2004 through September 30, 2006, at which time the agreement terminated. Such finder’s fee was treated as a component of the direct cost of the acquisition and increased the amount of goodwill related to the business combination as such amounts were incurred by the Company.

The changes in the net carrying amount of goodwill for the year ended December 31, 2007 are as follows:

Goodwill at December 31, 2006	$2,417,656
Impairment loss	(600,000)

Goodwill at December 31, 2007	$1,817,656

Goodwill is reviewed for impairment on a quarterly basis. Due to decreasing asset levels of the acquired commodity pools, projected net fees are expected to be lower. As a result of expected lower net fees, a goodwill impairment loss of $600,000 was recognized as of June 30, 2007, with no further impairment losses recognized as of December 31, 2007.

No part of the goodwill is expected to be deductible for tax purposes.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 3. INVESTMENTS IN AFFILIATED COMMODITY POOLS

During 2007, the Company was the Managing Owner, General Partner or Sponsor of the following affiliated commodity pools: Kenmar Global Trust, World Monitor Trust II – Series D, World Monitor Trust II – Series E, World Monitor Trust II – Series F, World Monitor Trust III – Series G, World Monitor Trust III – Series H, World Monitor Trust III – Series I and World Monitor Trust III – Series J, Futures Strategic Trust, Diversified Futures Trust I, Diversified Futures Trust II, Diversified Futures Fund L.P. and International Futures Fund B PLC (collectively, the affiliated commodity pools). Summarized activity as of and for the year ended December 31, 2007, related to these Managing Owner, General Partner or Sponsor interests are as follows:

	Value at December 31, 2006	Additions	Net Income (Loss)	Redemptions	Value at December 31, 2007
Managing Owner or General Partner participating interests
Kenmar Global Trust	$72,800	$0	$7,927	$(13,811)	$66,916
World Monitor Trust II – Series D	130,108	2,200	(15,281)	(43,131)	73,896
World Monitor Trust II – Series E	235,359	0	20,470	(63,470)	192,359
World Monitor Trust II – Series F	303,988	500	(38,076)	(64,955)	201,457
World Monitor Trust III – Series G	26,812	0	3,225	(30,037)	0
World Monitor Trust III – Series H	25,891	0	(478)	(25,413)	0
World Monitor Trust III – Series I	28,352	0	(3,074)	(25,278)	0
World Monitor Trust III – Series J	739,947	51,000	59,213	0	850,160
Futures Strategic Trust	52,927	0	5,296	(15,148)	43,075
Diversified Futures Trust I	143,870	0	5,818	(35,880)	113,808
Diversified Futures Trust II	37,605	0	(34)	(37,571)	0
Diversified Futures Fund L.P.	38,347	0	718	(6,343)	32,722

	1,836,006	53,700	45,724	(361,037)	1,574,393

Sponsor non-participating interests
International Futures Fund B PLC	7	0	0	0	7

Total	$1,836,013	$53,700	$45,724	$(361,037)	$1,574,400

The net asset values as of December 31, 2007 for each commodity pool managed are as follows:

Kenmar Global Trust	$5,362,462
World Monitor Trust II – Series D	7,283,158
World Monitor Trust II – Series E	18,966,485
World Monitor Trust II – Series F	19,875,312
World Monitor Trust III – Series G	0
World Monitor Trust III – Series H	0
World Monitor Trust III – Series I	0
World Monitor Trust III – Series J	79,479,142
Futures Strategic Trust	4,217,163
Diversified Futures Trust I	10,997,190
Diversified Futures Trust II	0
Diversified Futures Fund L.P.	3,111,220
International Futures Fund B PLC(1)	7,724,750

$157,016,882

(1)	Net asset value as of December 31, 2007 is unaudited, as the fund has a March 31 year-end.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 3. INVESTMENTS IN AFFILIATED COMMODITY POOLS (CONTINUED)

As the Managing Owner, General Partner or Sponsor of the affiliated commodity pools, the Company manages the respective businesses of the affiliated commodity pools. The governing documents of the affiliated commodity pools typically require the Company or for certain funds, the Company and/or its affiliates, to maintain a capital account equal to 1% of the total capital accounts of the affiliated commodity pools. The Company, as the Managing Owner or General Partner of the affiliated commodity pools has also agreed to maintain a net worth of not less than $1,000,000. As of December 31, 2007, the Company and/or its affiliates were in compliance with the aforementioned capital account requirements and the Company was in compliance with the net worth requirements.

For managing the businesses of the affiliated commodity pools, the Company earns commissions and fees in accordance with the terms of the respective agreements. The Company in turn pays commissions and/or service fees to selling agents and management and incentive fees to trading advisors, if applicable. At December 31, 2007, the Company is owed fees of $484,212 from the affiliated commodity pools which are included in Fees and other receivables in the statement of financial condition. As Managing Owner, General Partner or Sponsor of the affiliated commodity pools, the Company has a fiduciary responsibility to the affiliated commodity pools, and a potential liability beyond the amounts recognized as an asset in the statement of financial condition.

On July 20, 2006, the Company, as managing owner of World Monitor Trust Series A (“Series A”) and World Monitor Trust Series B (“Series B”), resolved to dissolve Series A and Series B. Series A and Series B ceased trading August 25, 2006. On April 2, 2007, the Company, as managing owner of World Monitor Trust III Series H (“Series H”) and World Monitor Trust II Series I (“Series I”), resolved to dissolve Series H and Series I. Series H and Series I ceased trading April 30, 2007. On May 4, 2007, the Company, as managing owner of Diversified Futures Trust II (“DFT II”), resolved to dissolve DFT II. DFT II ceased trading June 15, 2007. On November 22, 2007, the Company, as managing owner of World Monitor Trust II Series G (“Series G”), resolved to dissolve Series G. Series G ceased trading December 31, 2007.

Note 4. PROPERTY AND EQUIPMENT

At December 31, 2007, the Company’s property and equipment consists of:

Furniture, fixtures and office equipment	$912,410
Software	166,007

1,078,417
Less: Accumulated depreciation and amortization	(1,026,229)

$52,188

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 5. NOTES PAYABLE

Notes payable – Acquisition of PSFMI and Seaport

The Company entered into two loan agreements, one with a financial institution and the other with an affiliate of the financial institution on September 20, 2004 and September 29, 2004, respectively. Each loan was originally for $750,000. Both these loans were fully paid in December 2007.

The loans were entered into to provide financing in connection with the Company’s acquisition of two corporations effective October 1, 2004 as described in Note 2. The loans were repayable on September 27, 2005 and September 29, 2005, respectively, with the Company having the option to extend the repayment date by a further six months. Effective September 6, 2005, both loan repayment dates were extended to March 31, 2006 and effective February 17, 2006, both loan repayment dates were further extended to December 31, 2006. Effective December 4, 2006, both loan repayment dates were extended to December 31, 2007. As noted above, these loans were fully repaid in December 2007.

Interest for each loan consisted of two components. The first interest rate component provided that the Company made a monthly interest payment of 1.25% (15% per annum) on the outstanding loan balance monthly in arrears. The second component provided that interest accrued on the loan amount outstanding at a rate indexed to 100% of the performance of the Managing Owner or General Partner interests invested in the acquired commodity pools as described in Note 2., which is payable at December 31, 2007. Total interest payable on the loans as of December 31, 2007 is $23,650.

Amounts outstanding on the loans were secured by the Company’s General Partner or Managing Owner interests in the respective funds.

Note 6. RELATED PARTY TRANSACTIONS

The Company has transactions and relationships with members of a group of affiliated companies that occasionally result in advances to and from such affiliates. Effective January 1, 2006, the Company entered into a Services, Space Sharing and Expense Agreement (“Expense Agreement”) with KGI. Per the terms of the Expense Agreement, KGI is responsible for providing Support Services and Support Personnel (as defined in the agreement) to the Company and its affiliates. KGI, in turn, will charge the appropriate portion of such expenses, at cost to its affiliates, including the Company. The following amounts are due from affiliates at December 31, 2007:

Kenmar Group Inc.	$1,020
Other	0

$1,020

No specific terms apply to the liquidation of amounts due from affiliates; however, such amounts are settled periodically. The Company has reflected its right of offset in reporting net intercompany balances in the statement of financial condition.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 6. RELATED PARTY TRANSACTIONS (CONTINUED)

The Company and Kenmar Global Trust (“KGT”), an affiliated commodity pool, entered into a purchase agreement effective August 10, 2007 whereby Preferred acquired all of KGT’s right, title and interest to an Investment Advisory Agreement dated February 11, 2004 by and between KGT and Sentinel Management Group, Inc. (“Sentinel”) and KGT’s right, title and interest to KGT’s account managed by Sentinel, including KGT’s rights to the funds in the account as well as all claims related thereto against Sentinel (the “Asset”). Sentinel is an investment adviser registered with the Securities and Exchange Commission and a future commission merchant registered with the Commodities Futures Trading Commission. The purchase price for the Asset was $1,685,193 which represented the recorded value of KGT’s deposit in the account as reported by Sentinel to KGT at the close of business August 17, 2007, the business day immediately proceeding the day on which Sentinel suspended withdrawals. Sentinel filed for Chapter 11 bankruptcy protection on August 17, 2007 in the Northern District of Illinois. The Company’s potential recovery of the Asset will be determined by the results of the bankruptcy proceedings, which is currently unknown, unless the Company sells the Asset prior to completion of such bankruptcy proceedings. The potential amount that may be recovered from the bankruptcy proceedings or sale is unknown.

The purchase price was paid for with a secured demand promissory note (the “Note”). The interest rate on the Note is the Wall Street Journal Prime Rate (7.25% at December 31, 2007) and resets monthly. Interest is payable monthly in arrears on the first business day of the month. As of December 31, 2007 $10,650 of interest was payable to KGT and is recorded in Interest Payable on the Statement of Financial Condition.

Any portion of the principal amount, which is not demanded by KGT prior to August 31, 2009, will be due and payable by the Company, with all accrued and unpaid interest thereon, on August 31, 2009, unless KGT or the Company agree to an extension of the Note. The Note is secured by a Security Agreement whereby the Company granted KGT a first priority interest in the Asset to secure payment of the Note.

At December 31, 2007, the Company valued the investment with Sentinel at $674,077 which is recorded in Other investment on the Statement of Financial Condition. This valuation was determined based on available offers from independent third parties to purchase the asset.

Note 7. GUARANTEES

On July 29, 2005, the Company entered into a lease agreement to lease office space effective January 1, 2006. Effective December 31, 2005, the lease was assigned to the Parent. The lease term is 11 years and expires on December 31, 2016.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 7. GUARANTEES (CONTINUED)

The total future minimum lease payments under the non cancelable operating lease, for which the Company and its affiliates are responsible for are:

December 31
2008	$814,011
2009	814,011
2010	893,816
2011	893,816
2012	893,816
Thereafter	3,958,328

$8,267,798

Effective December 7, 2005, KGI entered into a master lease agreement to lease office furniture and computer equipment. The lease payments are guaranteed by the Company, the Parent, Kenmar Securities Inc. and Kenmar Investment Adviser LLC. The total guaranteed future minimum lease payments required by this capital lease are as follows:

Year ending December 31
2008	$251,193
2009	178,493
2010	178,493
2011	22,637
2012	8,472

$639,288

Additionally, effective November 22, 2005, KGI entered into a lease agreement for the purchase of a phone system. The lease payments are guaranteed by the Company. The total guaranteed future minimum lease payments required under this capital lease are as follows:

Year ending December 31
2008	$20,762
2009	20,762
2010	20,762

$62,286

Note 8. INDEMNIFICATIONS

As a Managing Owner, General Partner or Sponsor, the Company may be contingently liable for costs and liabilities incurred by the affiliated commodity pools. In the normal course of business the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under those arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

PREFERRED INVESTMENT SOLUTIONS CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 9. TRADING ACTIVITIES AND RELATED RISKS

The commodity pools in which the Company either serves as Managing Owner, General Partner or Sponsor or invests, engage primarily in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, “derivatives”) in U.S. and foreign markets. The commodity pools, and therefore, the Company are exposed to both market risk (the risk arising from changes in the market value of the contracts) and credit risk (the risk of failure by another party to perform according to the terms of a contract). Theoretically, the commodity pools are exposed to market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short. Additionally, written options expose the commodity pools to potentially unlimited liability and purchased options expose the commodity pools to a risk of loss limited to the premiums paid. Since forward contracts are traded in unregulated markets between principals, the commodity pools also assume the risk of loss from counterparty nonperformance.

The commodity pools have a substantial portion of their assets on deposit with futures commission merchants, brokers and dealers in securities and other financial institutions in connection with their trading and cash management activities. In the event of a financial institution’s insolvency, recovery of partnership or trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

The Company, as Managing Owner, General Partner or Sponsor has established procedures to actively monitor market risk and to minimize credit risk of its affiliated commodity pools, although there can be no assurance that it will, in fact, succeed in doing so.

EXHIBIT A

SECOND

AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

WORLD MONITOR TRUST III

Dated as of September 27, 2005

By and Among

PREFERRED INVESTMENT SOLUTIONS CORP.

WILMINGTON TRUST COMPANY

and

THE UNITHOLDERS

from time to time hereunder

ARTICLE IV

THE MANAGING OWNER		28

SECTION 4.1.	Management of the Trust	28
SECTION 4.2.	Authority of Managing Owner	28
SECTION 4.3.	Obligations of the Managing Owner	29
SECTION 4.4.	General Prohibitions	31
SECTION 4.5.	Liability of Covered Persons	32
SECTION 4.6.	Fiduciary Duty	32
SECTION 4.7.	Indemnification of the Managing Owner	33
SECTION 4.8.	Expenses and Limitations Thereon	34
SECTION 4.9.	Compensation to the Managing Owner	36
SECTION 4.10.	Other Business of Unitholders	36
SECTION 4.11.	Voluntary Withdrawal of the Managing Owner	36
SECTION 4.12.	Authorization of Registration Statements	36
SECTION 4.13.	Litigation	36

ARTICLE V
TRANSFERS OF UNITS		36

SECTION 5.1.	General Prohibition	36
SECTION 5.2.	Transfer of Managing Owner’s General Units	36
SECTION 5.3.	Transfer of Limited Units.	37

ARTICLE VI

DISTRIBUTION AND ALLOCATIONS		40

SECTION 6.1.	Capital Accounts	40
SECTION 6.2.	Monthly Allocations	40
SECTION 6.3.	Allocation of Profit and Loss for Federal Income Tax Purposes	40
SECTION 6.4.	Allocation of Distributions	41
SECTION 6.5.	Admissions of Unitholders; Transfers	41
SECTION 6.6.	Liability for State and Local and Other Taxes	42

ARTICLE VII

REDEMPTIONS		42

SECTION 7.1.	Redemption of Units	42
SECTION 7.2.	Redemption by the Managing Owner	43
SECTION 7.3.	Redemption Charge	43
SECTION 7.4.	Exchange of Units	43
SECTION 7.5.	Special Redemption Date	43

ARTICLE VIII

THE LIMITED OWNERS		40

SECTION 8.1.	No Management or Control; Limited Liability	44
SECTION 8.2.	Rights and Duties	44
SECTION 8.3.	Limitation on Liability	45

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS		45

SECTION 9.1.	Books of Account	45
SECTION 9.2.	Annual Reports and Monthly Statements	46

SECTION 9.3.	Tax Information	46
SECTION 9.4.	Calculation of Net Asset Value	46
SECTION 9.5.	Other Reports	46
SECTION 9.6.	Maintenance of Records	46
SECTION 9.7.	Certificate of Trust	46
SECTION 9.8.	Registration of Units	47

ARTICLE X
FISCAL YEAR		47

SECTION 10.1.	Fiscal Year	47

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS		47

SECTION 11.1.	Amendments to the Trust Agreement.	47
SECTION 11.2.	Meetings of the Trust	48
SECTION 11.3.	Action Without a Meeting	48

ARTICLE XII

TERM		49

SECTION 12.1.	Term	49

ARTICLE XIII

TERMINATION		45

SECTION 13.1.	Events Requiring Dissolution of the Trust or any Series	49
SECTION 13.2.	Distributions on Dissolution	50
SECTION 13.3.	Termination; Certificate of Cancellation	51

ARTICLE XIV

POWER OF ATTORNEY		51

SECTION 14.1.	Power of Attorney Executed Concurrently	51
SECTION 14.2.	Effect of Power of Attorney	51
SECTION 14.3.	Limitation on Power of Attorney	52

ARTICLE XV

MISCELLANEOUS		52

SECTION 15.1.	Governing Law	52
SECTION 15.2.	Provisions In Conflict With Law or Regulations	52
SECTION 15.3.	Construction	52
SECTION 15.4.	Notices	53
SECTION 15.5.	Counterparts	53
SECTION 15.6.	Binding Nature of Trust Agreement	53
SECTION 15.7.	No Legal Title to Trust Estate	53
SECTION 15.8.	Creditors	53
SECTION 15.9.	Integration	53

EXHIBIT A
Certificate Of Trust Of World Monitor Trust III		51

WORLD MONITOR TRUST III

SECOND

AMENDED AND RESTATED

DECLARATION OF TRUST

AND TRUST AGREEMENT

This SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of WORLD MONITOR TRUST III is made and entered into as of the 27th day of September, 2005, by and among PREFERRED INVESTMENT SOLUTIONS CORP., a Connecticut corporation (the “Managing Owner”), WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee (the “Trustee”), and the UNITHOLDERS from time to time hereunder.

*    *    *

RECITALS

WHEREAS, the Trust was formed on September 28, 2004 in separate Series pursuant to the execution and filing by the Trustee of the Certificate of Trust on September 28th, 2004 and the execution and delivery by each of the Trustee and the Managing Owner of a Declaration of Trust and Trust Agreement dated as of September 28th, 2004 (the “Original Agreement”);

WHEREAS, the Trustee and the Managing Owner amended the Original Agreement on March 11, 2005;

WHEREAS, the Original Agreement, as amended, was amended and restated in its entirety as of March 29, 2005 (the “Restated Agreement”);

WHEREAS, currently, there are and have been no Limited Owners; and

WHEREAS, the Restated Agreement, as amended, was amended and restated in its entirety as of September 21, 2005 (the “Second Restated Agreement”);

NOW, THEREFORE, pursuant to Article XI, the Managing Owner hereby amends and restates the Second Restated Agreement in its entirety as set forth below.

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1. Definitions. These definitions contain certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Administrator” means the official or agency administering the securities laws of a state.

“Advisor” – see the definition of “Trading Advisor.”

“Affiliate” – An “Affiliate” of a “Person” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any officer, director or partner of such Person, or (v) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

“Benefit Plan Investor” means any entity described in DOL Regulation 2510.3-101(f)(2).

“Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Capital Contributions” means the total investment in a Program by a Participant or by all Participants, as the context may require. More specifically, the term Capital Contribution refers to the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

“Commodity Broker” means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

“Commodity Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

“Continuous Offering Period” means the period following the conclusion of the Initial Offering Period, during which additional Units may be sold pursuant to this Agreement.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Disposition Gain” means, in respect of each Series for each Fiscal Year of the Trust, such Series’ aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for Federal income tax purposes, including, without limitation, any gain or loss required to be recognized by such Series for Federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

“Disposition Loss” means, in respect of each Series for each Fiscal Year of the Trust, such Series’ aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for Federal income tax purposes, including, without limitation, any gain or loss required to be recognized by such Series for Federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

“DOL” means the United States Department of Labor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“Incentive Fee” shall have the meaning set forth in the Prospectus.

“Initial Offering Period” means the period with respect to a Series commencing with the initial effective date of the Prospectus and terminating no later than December 27, 2005.

“Limited Owner” means any person or entity who becomes a holder of Limited Units and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Units purchased by it.

“Losses” means, in respect of each Series for each Fiscal Year of the Trust, losses of such Series as determined for Federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of such Series for such Fiscal Year shall not enter into such computations.

“Managing Owner” means Preferred Investment Solutions Corp. (formerly known as Kenmar Advisory Corp.), or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Management Fee” means the management fee set forth in Section 4.9.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“NASAA Guidelines” means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

“Net Assets” means the total assets less total liabilities of the Program, determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions and any fee or expense including Net Asset fees accruing to the Program.

“Net Asset Value of a Series” means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

(b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-

United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on a Series’ commodity brokerage account shall be accrued at least monthly.

(d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

“Net Asset Value Per Program Unit” – see the definition of “Series Net Asset Value per Unit.”

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

“NFA” means the National Futures Association.

“Organization and Offering Expenses” means all expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants’ and attorneys’ fees. More specifically, Organization and Offering Expenses shall have the meaning set forth in Section 4.8 of this Trust Agreement.

“Participant” means the holder of a Program Interest.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, Benefit Plan Investor or other legal entity.

“Pit Brokerage Fee” shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

“Program” means a limited partnership, limited liability company, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. More specifically, see the definition of “Trust.”

“Program Broker” means a Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

“Program Interest” means a security representing ownership in a Program. More specifically, see the definition of “Units.”

“Profits” means, in respect of each Series for each Fiscal Year of the Trust, profits of such series as determined for Federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of such Series for such Fiscal Year shall not enter into such computations.

“Prospectus” means the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of a Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.

“Pyramiding” means the use of unrealized profits on existing Commodities positions to provide margin for additional Commodities positions of the same or a related commodity.

“Redemption Date” means the date upon which Units may be redeemed in accordance with the provisions of Article VII hereof.

“Registration Statement” means a registration statement on Form S-1, as it may be amended from time to time, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units, as the same may at any time and from time to time be further amended or supplemented.

“Series” means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Trust Statute, the Units of which shall be units of beneficial interest in the Trust Estate separately identified with and belonging to such Series.

“Series Net Asset Value per Unit” means the Net Asset Value of a Series divided by the number of Units of a Series outstanding on the date of calculation.

“Special Redemption Date” shall have the meaning as provided under Section 7.5.

“Sponsor” means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including the Managing Owner or an Affiliate of the Managing Owner, who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates.

“Subscription Agreement” means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Units.

“Trading Advisor” means Graham Capital Management, L.P. for the Series G Units, Bridgewater Associates, Inc. for the Series H Units, Eagle Trading Systems Inc. for the Series I Units and each of them for the Series J Units and any other entity or entities, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

“Trust” means World Monitor Trust III, the Delaware statutory trust formed pursuant to the Certificate of Trust and this Trust Agreement.

“Trust Agreement” means this Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series’ accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

“Unitholders” means the Managing Owner and all Limited Owners, as holders of Units of a Series, where no distinction is required by the context in which the term is used.

“Units” means the units of beneficial interest in the profits, losses, distributions, capital and assets of a Series of the Trust. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units. Units need not be represented by certificates.

“Valuation Date” means the date as of which the Net Assets of the Trust are determined or the date as of which the Net Asset Value of a Series is determined.

“Valuation Period” means a regular period of time between Valuation Dates.

“Valuation Point” means the close of business on the last Business Day of each Month or such other day as may be determined by the Managing Owner.

SECTION 1.2. Name.

(a) The name of the Trust is “World Monitor Trust III” in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

SECTION 1.3. Delaware Trustee; Business Offices.

(a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

(b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. The principal office of the Trust shall be at 2 American Lane, Greenwich, CT, 06831.

SECTION 1.4. Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that each Series in such Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Unitholders of each Series for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

SECTION 1.5. Purposes and Powers. The purposes of the Trust and each Series shall be (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes (including the establishment of the Trading Vehicles described in the Prospectus); and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.6. Tax Treatment.

(a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Units of each Series will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of each Series for their benefit, (ii) agrees that it will file its own Federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of each Series as a partnership in which each of the Unitholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Units of such Series with respect to the treatment of the Units as anything other than interests in a partnership.

(b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of each Series initially shall be the Managing Owner. The Tax Matters Partner, at the expense of each Series, shall prepare or cause to be prepared and filed each Series’ tax returns as a partnership for Federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by § 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to each Series’ tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to each Series’ tax items; (C) the power to file a petition with an appropriate Federal court for review of a final administrative adjustment of any Series; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than 1% interest in any Series, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Unitholder of a Series in this Section 1.6(b) is hereby approved by each Unitholder of such Series as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, each Series hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(c) Each Unitholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with Federal income tax information reporting requirements in respect of such Unitholder’s Units.

SECTION 1.7. General Liability of the Managing Owner.

(a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Units in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust or any Series by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust or any Series is a party, shall look only to the appropriate Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof.

(b) Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

SECTION 1.8. Legal Title. Legal title to all of each Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

SECTION 1.9. Series Trust. The Units of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Delaware Trust Statute. Accordingly, it is the intent of the parties hereto that Articles IV, V, VII, VIII, IX and X of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate statutory trust under the Delaware Trust Act, and each reference to the term “Trust” in such Articles shall be deemed to be a reference to each Series separately to the extent necessary to give effect to the foregoing intent, as the context may require. The use of the terms “Trust” or “Series” in this Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Trust Statute.

ARTICLE II

THE TRUSTEE

SECTION 2.1. Term; Resignation.

(a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b) The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

SECTION 2.2. Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust or any Series. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

SECTION 2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4. Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from any Trust Estate.

SECTION 2.5. Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6. Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Series is a party shall look only to the appropriate Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

(e) No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust or any Series arising under this Trust Agreement or any other agreements to which the Trust or any Series is a party;

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust or any Series is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

(i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Trustee acting under this Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

SECTION 2.7. Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS

SECTION 3.1. General.

(a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.2, and to fix and determine the relative rights and preferences as between the Units of the separate Series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

(b) The Managing Owner may, without Limited Owner approval, divide or subdivide Units of any Series into two or more classes or subclasses, Units of each such class or subclass having such preferences and special or relative rights and privileges (including exchange rights, if any) as the Managing Owner may determine as provided in Section 3.3. The fact that a Series shall have been initially established and designated without any specific establishment or designation of classes or subclasses, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate classes or subclasses thereof.

(c) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Managing Owner may divide or combine the Units of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class. The Managing Owner may issue Units of any Series or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Series or class thereof reacquired by the Trust. Unless otherwise determined by the Managing Owner, treasury Units shall not be deemed cancelled. The Units of each Series shall initially be divided into two classes: General Units and Limited Units. Furthermore, the Limited Units of each Class initially shall be divided into two sub-classes: the Class I Units and the Class II Units. The Class I Units and the Class II Units shall be identical in every respect except for the service fees applicable to each of them, which service fees shall be as set forth in any applicable selling agent agreement in effect from time-to-time with respect thereto and as described in the Prospectus.

(d) The Managing Owner and/or its Affiliates will make and maintain a permanent investment in each Series as more specifically set forth in Section 3.4.

(e) No certificates or other evidence of beneficial ownership of the Units will be issued.

(f) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2. Establishment of Series of Units.

(a) Without limiting the authority of the Managing Owner set forth in Section 3.2(b) to establish and designate any further Series, the Managing Owner hereby establishes and designates four initial Series, as follows:

Series G, Series H, Series I and Series J

The provisions of this Article III shall be applicable to the above-designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Managing Owner with respect to any Series created after the initial formation of the Trust in the written instrument creating such Series.

(b) The establishment and designation of any Series of Units other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.3. Establishment of Classes and Sub-Classes. The division of any Series into two or more classes or sub-classes and the establishment and designation of such classes or sub-classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of any Series may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Units outstanding of any particular class or sub-class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class or sub-class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.4. Limited Units.

(a) Offer of Series G Limited Units.

(i) Series G Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series G Limited Unit, a maximum of 150,000 Limited Units ($15 million). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units as it deems appropriate.

(ii) Effect of the Sale of at least 5,000 Series G Units. In the event that at least 5,000 Series G Limited Units are sold during the Initial Offering Period for the Series G Units, subject to Section 3.4(e) and Section 3.4(f), the Managing Owner shall admit all accepted subscribers pursuant to the Prospectus into the Trust as Series G Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series G of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series G Units, as soon as practicable after the termination of the Series G Initial Offering Period. Such accepted subscribers will be deemed Series G Limited Owners at such time as such admission is reflected on the books and records of Series G of the Trust.

(iii) Paid-In Capital if at least 5,000 Series G Units Are Sold. In the event that at least 5,000 Series G Limited Units are sold during the Initial Offering Period, Series G shall have paid-in capital of not less than $525,000 (including the Managing Owner’s contribution for the General Units as provided in Section 3.1(d) and in Section 3.4(a)(v) hereof).

(iv) Effect of the Sale of Less than 5,000 Series G Units. In the event that at least 5,000 Series G Limited Units are not sold during the Initial Offering Period for the Series G Units, all proceeds of the sale of Series G Limited Units, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no even more than seven days after the conclusion of the Initial Offering Period for the Series G Units. Such action will not terminate Series G.

(v) Required Contribution of Managing Owner. In the event that 5,000 or more of the Series G Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series G Units and 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series G an amount, which, when added to the total contributions to Series G by all Series G Unitholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $25,000 (including the Managing Owner’s and/or its Affiliates’ Capital Contributions). Thereafter, the Managing Owner and/or its Affiliates shall maintain an investment in Series G Units in an aggregate amount equal to not less than 1.01% of the Net Asset Value of Series G or $25,000, whichever is greater. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series G Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series G General Units. The Managing Owner and/or its Affiliates shall, with respect to any Series G Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series G Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Units of the Managing Owner and/or its Affiliates in Series G) in each material item of Series G income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

(vi) Offer of Series G Limited Units After Initial Offering Period. In the event that 5,000 or more of the Series G Limited Units are sold during the Initial Offering Period for the Series G Units and 300,000 or more of the Series J Limited Units are sold during the Initial Offering Period for the Series J Units, the Trust may continue to offer Series G Limited Units and admit additional Series G Limited Owners and/or accept additional contributions from existing Series G Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to Series G during the Series G Continuous Offering Period by an existing Series G Limited Owner must be in a denomination which is an even multiple of $100. During the Series G Continuous Offering Period, each newly admitted Series G Limited Owner, and each existing Series G Limited Owner that makes an additional Capital Contribution to Series G, shall receive Series G Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series G Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the date on which such Capital Contribution will become effective.

A Subscriber (including existing Series G Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series G Units shall be admitted to the Trust and deemed a Series G Limited Owner with respect to that subscription on the first Business Day of the first month which commences at least five Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Trust’s selling agent, counting the day of receipt by such selling agent as one Business Day.

(vii) Subscription Agreement. Each Series G Limited Owner who purchases any Limited Units offered pursuant to the Prospectus shall contribute to the capital of Series G such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(viii) Escrow Agreement. All proceeds from the sale of Series G Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at JPMorgan Chase Bank until the conclusion of the Initial Offering Period for the Series G Units. In the event subscriptions for at least (i) 5,000 Series G Units are received and accepted during the Initial Offering for the Series G Units and (ii) 300,000 Series J Limited Units are received and accepted during the Initial Offering for the Series J Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Series G Limited Units during its Initial Offering Period will be contributed to Series G, for which the Series G Limited Owners will receive additional Series G Units on a pro rata basis (taking into account time and amount of deposit).

(ix) Optional Purchase of Series G Limited Units. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series G Limited Units and will be treated as Series G Limited Owners with respect to such Units. In addition to the Series G Units required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(a)(v), the Managing Owner and/or its Affiliates also may purchase any number of Series G Limited Units as it or they determine in its or their discretion.

(b) Offer of Series H Limited Units.

(i) Series H Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series H Limited Unit, a maximum of 150,000 Series H Limited Units ($15 million). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Series H Limited Units as it deems appropriate.

(ii) Effect of the Sale of at least 5,000 Series H Units. In the event that at least 5,000 Series H Limited Units are sold during the Initial Offering Period for the Series H Units, subject to Section 3.4(e) and Section 3.4(f), the Managing Owner shall admit all accepted subscribers pursuant to the Prospectus into the Trust as Series H Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series H of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series H Units, as soon as practicable after the termination of the Series H Initial Offering Period. Such accepted subscribers will be deemed Series H Limited Owners at such time as such admission is reflected on the books and records of Series H of the Trust.

(iii) Paid-In Capital if at least 5,000 Series H Units Are Sold. In the event that at least 5,000 Series H Limited Units are sold during the Initial Offering Period, Series H shall have paid-in capital of not less than $525,000 (including the Managing Owner’s contribution for the General Units as provided in Section 3.1(d) and in Section 3.4(b)(v) hereof).

(iv) Effect of the Sale of Less than 5,000 Series H Units. In the event that at least 5,000 Series H Limited Units are not sold during the Initial Offering Period for the Series H Units, all proceeds of the sale of Series H Limited Units, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no event more than seven days after the conclusion of the Initial Offering Period for the Series H Units. Such action will not terminate Series H.

(v) Required Contribution of Managing Owner. In the event that 5,000 or more of the Series H Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series H Units and 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series H an amount, which, when added to the total contributions to Series H by all Series H Unitholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $25,000 (including the Managing Owner’s and/or its Affiliates’ Capital Contributions). Thereafter, the Managing Owner and/or its Affiliates shall maintain an investment in Series H Units in an aggregate amount equal to not less than 1.01% of the Net Asset Value of Series H or $25,000, whichever is greater. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series H Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series H General Units. The Managing Owner and/or its Affiliates shall, with respect to any Series H Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series H Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Units of the Managing Owner and/or its Affiliates in Series H) in each material item of Series H income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

(vi) Offer of Series H Limited Units After Initial Offering Period. In the event that 5,000 or more of the Series H Limited Units are sold during the Initial Offering Period for the Series H Units and 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Trust may continue to offer Series H Limited Units and admit additional Series H Limited Owners and/or accept additional contributions from existing Series H Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.

Each additional Capital Contribution to Series H during the Series H Continuous Offering Period by an existing Series H Limited Owner must be in a denomination which is an even multiple of $100. During Series H Continuous Offering Period, each newly admitted Series H Limited Owner, and each existing Series H Limited Owner that makes an additional Capital Contribution to Series H, shall receive Series H Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series H Net Asset Value per Unit calculated as of the Valuation Point immediately prior to the date on which such Capital Contribution will become effective.

A Subscriber (including existing Series H Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series H Units shall be admitted to the Trust and deemed a Series H Limited Owner with respect to that subscription on the first Business Day of the first month which commences at least five Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Trust’s selling agent, counting the day of receipt by such selling agent as one Business Day.

(vii) Subscription Agreement. Each Series H Limited Owner who purchases any Limited Units offered pursuant to the Prospectus shall contribute to the capital of Series H such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(viii) Escrow Agreement. All proceeds from the sale of Series H Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at JPMorgan Chase Bank until the conclusion of the Initial Offering Period for the Series H Units. In the event subscriptions for at least (i) 5,000 Series H Units are received and accepted during the Initial Offering for the Series H Units and (ii) 300,000 Series J Limited Units are received and accepted during the Initial Offering for the Series J Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Series H Limited Units during its Initial Offering Period will be contributed to Series H, for which the Series H Limited Owners will receive additional Series H Units on a pro rata basis (taking into account time and amount of deposit).

(ix) Optional Purchase of Series H Limited Units. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series H Limited Units and will be treated as Series H Limited Owners with respect to such Units. In addition to the Series H Units required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(b)(v), the Managing Owner and/or its Affiliates also may purchase any number of Series H Limited Units as it or they determine in its or their discretion.

(c) Offer of Series I Limited Units.

(i) Series I Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series I Limited Unit, a maximum of 75,000 Series I Limited Units $7.5 million). No fractional Limited Units shall be issued during the Initial Offering Period. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units as it deems appropriate.

(ii) Effect of the Sale of at least 5,000 Series I Units. In the event that at least 5,000 Series I Limited Units are sold during the Initial Offering Period for the Series I Units, subject to Section 3.4(e) and Section 3.4(f), the Managing Owner shall admit all accepted subscribers pursuant to the Prospectus into the Trust as Series I Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series I of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series I Units, as soon as practicable after the termination of the Series I Initial Offering Period. Such accepted subscribers will be deemed Series I Limited Owners at such time as such admission is reflected on the books and records of Series I of the Trust.

(iii) Paid-In Capital if at least 5,000 Series I Units Are Sold. In the event that at least 5,000 Series I Limited Units are sold during the Initial Offering Period, Series I shall have paid-in capital of not less than $525,000 (including the Managing Owner’s contribution for the General Units as provided in Section 3.1(d) and in Section 3.4(c)(v) hereof).

(iv) Effect of the Sale of Less than 5,000 Series I Units. In the event that at least 5,000 Series I Limited Units are not sold during the Initial Offering Period for the Series I Units, all proceeds of the sale of Series I Limited Units, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no even more than seven days after the conclusion of the Initial Offering Period for the Series I Units. Such action will not terminate Series I.

(v) Required Contribution of Managing Owner. In the event that 5,000 or more of the Series I Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series I Units and 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series I an amount, which, when added to the total contributions to Series I by all Series I Unitholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $25,000 (including the Managing Owner’s and its Affiliates’ Capital Contributions). Thereafter, the Managing Owner and/or its Affiliates shall maintain an investment in Series I Units in an aggregate amount equal to not less than 1.01% of the Net Asset Value of Series I or $25,000, whichever is greater. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series I Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series I General Units. The Managing Owner and/or its Affiliates shall, with respect to any Series I Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series I Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Units of the Managing Owner and/or its Affiliates in Series I) in each material item of Series I income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

(vi) Offer of Series I Limited Units After Initial Offering Period. In the event that 5,000 or more of the Series I Limited Units are sold during the Initial Offering Period for the Series I Units and 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Trust may continue to offer Series I Limited Units and admit additional Series I

Limited Owners and/or accept additional contributions from existing Series I Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.

Each additional Capital Contribution to Series I during the Series I Continuous Offering Period by an existing Series I Limited Owner must be in a denomination which is an even multiple of $100. During Series I Continuous Offering Period, each newly admitted Series I Limited Owner, and each existing Series I Limited Owner that makes an additional Capital Contribution to Series I, shall receive Series I Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series I Net Asset Value per Unit calculated as of the Valuation Point immediately prior to the date on which such Capital Contribution will become effective.

A Subscriber (including existing Series I Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series I Units shall be admitted to the Trust and deemed a Series I Limited Owner with respect to that subscription on the first Business Day of the first month which commences at least five Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Trust’s selling agent, counting the day of receipt by such selling agent as one Business Day.

(vii) Subscription Agreement. Each Series I Limited Owner who purchases any Limited Units offered pursuant to the Prospectus shall contribute to the capital of Series I such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(viii) Escrow Agreement. All proceeds from the sale of Series I Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at JPMorgan Chase Bank until the conclusion of the Initial Offering Period for the Series I Units. In the event subscriptions for at least (i) 5,000 Series I Units are received and accepted during the Initial Offering for the Series I Units and (ii) 300,000 Series J Limited Units are received and accepted during the Initial Offering for the Series J Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Series I Limited Units during its Initial Offering Period will be contributed to the Series I, for which the Series I Limited Owners will receive additional Series I Units on a pro rata basis (taking into account time and amount of deposit).

(ix) Optional Purchase of Series I Limited Units. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series I Limited Units and will be treated as Series I Limited Owners with respect to such Units. In addition to the Series I Units required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(c)(v), the Managing Owner and/or its Affiliates also may purchase any number of Series I Limited Units as it or they determine in its or their discretion.

(d) Offer of Series J Limited Units.

(i) Series J Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series J Limited Unit, a maximum of 500,000 Series J Limited Units $50 million). No fractional Limited Units shall be issued during the Initial Offering Period. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units as it deems appropriate.

(ii) Effect of the Sale of at least 300,000 Series J Units. In the event that at least 300,000 Series J Limited Units are sold during the Initial Offering Period for the Series J Units, subject to Section 3.4(e), the Managing Owner shall admit all accepted subscribers pursuant to the Prospectus into the Trust as Series J Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series J of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series J Units, as soon as practicable after the termination of the Series J Initial Offering Period. Such accepted subscribers will be deemed Series J Limited Owners at such time as such admission is reflected on the books and records of Series J of the Trust.

(iii) Paid-In Capital if at least 300,000 Series J Units Are Sold. In the event that at least 300,000 Series J Limited Units are sold during the Initial Offering Period, Series J shall have paid-in capital of not less than $30,300,000 (including the Managing Owner’s contribution for the General Units as provided in Section 3.1(d) and in Section 3.4(d)(v) hereof).

(iv) Effect of the Sale of Less than 300,000 Series J Units. In the event that at least 300,000 Series J Limited Units are not sold during the Initial Offering Period for the Series J Units, all proceeds of the sale of Series J Limited Units, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no event more than seven days after the conclusion of the Initial Offering Period for the Series J Units. Such action will not terminate Series J.

(v) Required Contribution of Managing Owner. In the event that 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series J an amount, which, when added to the total contributions to Series J by all Series J Unitholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $300,000 (including the Managing Owner’s and its Affiliates’ Capital Contributions. Thereafter, the Managing Owner and/or its Affiliates shall maintain an investment in Series J Units in an aggregate amount equal to not less than 1.01% of the Net Asset Value of Series J or $300,000, whichever is greater. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series J Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series J General Units. The Managing Owner and/or its Affiliates shall, with respect to any Series J Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series J Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Units of the Managing Owner and/or its Affiliates in Series J) in each material item of Series J income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

(vi) Offer of Series J Limited Units After Initial Offering Period. In the event that 300,000 or more of the Series J Limited Units are sold during the Initial Offering Period for the Series J Units, the Trust may continue to offer Series J Limited Units and admit additional Series J Limited Owners and/or accept additional contributions from existing Series J Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.

Each additional Capital Contribution to Series J during the Series J Continuous Offering Period by an existing Series J Limited Owner must be in a denomination which is an even multiple of $100. During Series J Continuous Offering Period, each newly admitted Series J Limited Owner, and each existing Series J Limited Owner that makes an additional Capital Contribution to Series J, shall receive Series J Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series J Net Asset Value per Unit calculated as of the Valuation Point immediately prior to the date on which such Capital Contribution will become effective.

A Subscriber (including existing Series J Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series J Units shall be admitted to the Trust and deemed a Series J Limited Owner with respect to that subscription on the first Business Day of the first month which commences at least five Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Trust’s selling agent, counting the day of receipt by such selling agent as one Business Day.

(vii) Subscription Agreement. Each Series J Limited Owner who purchases any Limited Units offered pursuant to the Prospectus shall contribute to the capital of Series J such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(viii) Escrow Agreement. All proceeds from the sale of Series J Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at JPMorgan Chase Bank until the conclusion of the Initial Offering Period for the Series J Units. In the event subscriptions for at least 300,000 Series J Units are received and accepted during the Initial Offering for the Series J Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Series J Limited Units during its Initial Offering Period will be contributed to the Series J, for which the Series J Limited Owners will receive additional Series J Units on a pro rata basis (taking into account time and amount of deposit).

(ix) Optional Purchase of Series J Limited Units. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series J Limited Units and will be treated as Series J Limited Owners with respect to such Units. In addition to the Series J Units required to be purchased by the

Managing Owner and/or its Affiliates under Section 3.4(d)(v), the Managing Owner and/or its Affiliates also may purchase any number of Series J Limited Units as it or they determine in its or their discretion.

(e) ERISA Considerations. The Managing Owner shall, with respect to each Series, restrict the aggregate investment by Benefit Plan Investors to less than 25% of the total capital of each class of equity interests of such Series (not including the investments of the Trustee, the Managing Owner, any of the Advisors, any person who provides investment advice for a fee (direct or indirect) with respect to the assets of such Series, and any entity that is directly or indirectly through one or more intermediaries controlling, controlled by or under common control with any of such entities (including a partnership or any other similar entity for which the Managing Owner is the general partner (or the functional equivalent thereof) or provides investment advice), and each of the principals, officers and employees of any of the foregoing entities who has the power to exercise a controlling influence over the management or policies of such entity or of the Trust) until such time as the equity interests of the Trust are “publicly offered securities” as that term is defined in DOL Regulation 2510.3-101(b). Notwithstanding anything to the contrary herein, in no event shall the Managing Owner or the Trust be obliged to accept any subscription for Units of any Series if to accept such subscription could reasonably be expected to cause the assets of such Series to be deemed to be the assets of any “employee benefit plan” as defined in and subject to ERISA, or “plan” as defined in and subject to Section 4975 of the Code.

(f) Closing of Series G, H and I are Contingent upon the Initial Closing of Series J; Termination of the Trust. Each of Series G, H and I shall not close during the Initial Offering Period unless Series J has first sold at least 300,000 Limited Units during the Initial Offering Period. Failure to sell at least 300,000 Series J Limited Units shall cause the Trust to be terminated, and the Managing Owner shall cause the certificate of cancellation required by Section 3810 of the Delaware Trust Statute to be filed.

SECTION 3.5. Assets of Series. All consideration received by the Trust for the issue or sale of Units of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes.

SECTION 3.6. Liabilities of Series.

(a) The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series; and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

(b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets of the Trust generally or of any other Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Units represented thereby to that Series and its assets.

(i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions, if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the “Applicable Series”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series;

(ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(iii) The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally, or any of their respective assets;

(iv) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

(v) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(vi) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(c) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Unitholder, will include language substantially similar to the language set forth in Section 3.6(b).

SECTION 3.7. Dividends and Distributions.

(a) Dividends and distributions on Units of a particular Series or any class thereof may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders in that Series or class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a class, belonging to that Series and allocable to that class, as the Managing Owner may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Units in a particular Series or class thereof shall be distributed pro rata to the Unitholders in that Series or class in proportion to the total outstanding Units in that Series or class held by such Unitholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or class. Such dividends and distributions may be made in cash or Units of that Series or class or a combination thereof as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such dividend or distribution to that Unitholder.

(b) The Units in a Series or a class of the Trust shall represent units of beneficial interest in the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class. Each Unitholder in a Series or a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series or such class. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a holder of Units in a Series or a class, such Unitholder shall be paid solely out of the funds and property of such Series or in the case of a class, the funds and property of such Series and allocable to such class of the Trust. Upon liquidation or termination of a Series of the Trust, Unitholders in such Series or class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class.

SECTION 3.8. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders of a Series, each Unitholder shall be entitled to a proportionate vote based upon the product of the Series Net Asset Value per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Units of more than one Series, the Unitholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

SECTION 3.9. Equality. Except as provided herein or in the instrument designating and establishing any class or Series, all Units of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Unit of any particular Series or class shall be equal to each other Unit of that Series or class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.7 that may exist with respect to dividends and distributions on Units of the same Series or class. The Managing Owner may from time to time divide or combine the Units of any particular Series or class into a greater or lesser number of Units of that Series or class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Unitholders of any other Series or class.

SECTION 3.10. Exchange of Units. Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Unitholders of any Series shall have the right to exchange said Units into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any class of a particular Series shall have the right to exchange said Units into one or more other classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1. Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

SECTION 4.2. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

(i) commodity brokerage services and/or administrative services, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines, as they may be amended from time-to-time; and provided further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust; and

(ii) (A) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines, as they may be amended from time-to-time. All advisory services shall be performed by persons who can demonstrate to the satisfaction of the Managing Owner in its sole and absolute discretion that they have sufficient knowledge and experience to carry out the trading in commodity contracts for the Trust and who are also appropriately registered as may be required under Federal and/or state law (e.g., all advice with respect to futures related transactions shall be required to be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor) and satisfy the relevant experience requirements under the NASAA guidelines, as they may be amended from time to time;

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

(e) To pay or authorize the payment of distributions to the Unitholders and expenses of each Series;

(f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s);

(g) To prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

(h) To make any elections on behalf of the Trust under the Code, or any other applicable Federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust;

(i) To redeem mandatorily any Limited Units if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust or any Unitholder to be deemed to be managing the assets of any “employee benefit plan” as defined in and subject to ERISA or “plan” as defined in and subject to Section 4975 of the Code, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, (iii) any transaction to be entered into by the Trust that would or might violate any law or (iv) any transaction to be entered into by the Trust that would or might constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

(j) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Units of all Series (not including Units owned by the Managing Owner) is not obtained; and

(k) To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust; (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Advisors or to pay the expenses of the Trust; provided that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

SECTION 4.3 Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes, and as a “partnership” for Federal income tax purposes;

(f) Monitor the trading policies and limitations of the Trust, as set forth in the Prospectus, and the activities of the Trust’s Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;

(g) Monitor the brokerage fees charged to the Trust, and the services rendered by futures commission merchants to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Trust. No material change related to brokerage fees shall be made except upon 60 Business Days’ prior notice to the Limited Owners, which notice shall include a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners’ redemption rights as set forth in Section 7.1 hereof.

(h) Have fiduciary responsibility for the safekeeping and use of each Trust Estate, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest.

(i) Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum “net worth” (as defined below) of, and not take any affirmative action to reduce its “net worth” below, such amount as may be required under the NASAA Guidelines as they may be amended from time to time. The NASAA Guidelines define “net worth” as the excess of total assets over total liabilities as determined by generally accepted accounting principles;

(j) Admit substituted Limited Owners in accordance with this Trust Agreement;

(k) Refuse to recognize any attempted transfer or assignment of a Unit that is not made in accordance with the provisions of Article V; and

(l) Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, each Unitholder (as provided in Section 3.4 hereof) and the other Trust documents described in Section 9.6 at the Trust’s principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust. Upon request, for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including without limitation, matters relating to a Unitholder’s voting rights hereunder or the exercise of a Limited Owner’s rights under Federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten Business Days’ prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

(m) Notify the Unitholders within seven days from the date of:

(i) any material change in contracts with any Trading Advisor;

(ii) any material modification made in the calculation of any incentive fee paid to any Trading Advisor; and

(iii) any material change affecting the compensation of any person.

SECTION 4.4. General Prohibitions. The Trust shall not:

(a) Borrow money from or loan money to any Unitholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non-recourse basis;

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of the Trust so as to restore the Trust’s account to proper margin status in the event that the Trust fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder, or with those of any other Series (for the avoidance of doubt, establishment of the Trading Vehicles shall not constitute a “commingling”);

(d) Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Units in the Trust;

(e) Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account open trade equity on existing positions in determining generally whether to acquire additional Commodities positions;

(f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid with respect to commodity trading activities;

(h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

(i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

(j) Enter into any exclusive brokerage contract;

(k) Operate the Trust in any manner so as to contravene the requirements to preserve the limitation on interseries liability set forth in section 3804 of the Delaware Trust Statute; and

(l) Cause the Trust to elect to be treated as an association taxable as a corporation for Federal income tax purposes.

SECTION 4.5. Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

SECTION 4.6. Fiduciary Duty.

(a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Managing Owner acting under this Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust pursuant to Section 11.1(a) below.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any Unitholder or any other Person, on the other hand; or

(ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Unitholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

(c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Unitholder shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Trust, the Unitholders or any Affiliate of the Trust or the Unitholders.

SECTION 4.7. Indemnification of the Managing Owner.

(a) The Managing Owner shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of each Series on a pro rata basis, as the case may be.

(b) Notwithstanding the provisions of Section 4.7(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange

Commission, the position of the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

(d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.7.

(f) The term “Managing Owner” as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(g) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(h) The payment of any amount pursuant to this Section shall be subject to Section 3.6 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

SECTION 4.8. Expenses and Limitations Thereon.

(a)

(i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Units during or prior to the Initial Offering Period other than any initial service fee; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Trust to the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months of the Continuous Offering Period. In the event that the amount of the Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Units during the Initial Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 36th month of the Continuous Offering Period, the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Trust terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(i), the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.

(ii) The Managing Owner or an Affiliate of the Managing Owner also shall be responsible for the payment of all Organization and Offering Expenses incurred after the Initial Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Trust to the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. In the event that the amount of the Organization and Offering Expenses incurred in connection with the sale of Units during the Continuous Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 36th month following the month in which such expenses were paid by the Managing Owner, the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Trust terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(ii), the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.

(iii) In no event shall the Managing Owner be entitled to reimbursement under Section 4.8(a)(i) in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted during the Initial Offering Period and the first 36 months of the Continuous Offering Period. In no event shall the aggregate amount of the reimbursement payments from the Trust to the Managing Owner under Sections 4.8(a)(i) and (ii) in any month exceed 0.50% per annum of the Net Asset Value of the Fund as of the beginning of such month.

(iv) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable Federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial Offering Period and the Continuous Offering Period, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

(b) All ongoing charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, quarterly, annual and other reports required by applicable Federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; (ix) the Management Fee; (x) required payments to the Trust’s Trading Advisors pursuant to any applicable contract; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Trust.

(c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the managing owner of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

(d) All general expenses of the Trust will be allocated among the various Series as determined by the Managing Owner in its sole and absolute discretion.

SECTION 4.9. Compensation to the Managing Owner. Each Series shall pay to the Managing Owner, out of such Series’ Trust Estate, in advance, a monthly management fee in an amount equal to 0.04166% (0.50% per annum) of such Series’ Series Net Asset Value as of the beginning of such month. The Managing Owner shall, in its capacity as a Unitholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

SECTION 4.10. Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

SECTION 4.11. Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Limited Owners and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Unit at the Net Asset Value thereof on the next Redemption Date following the date of removal or withdrawal. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

SECTION 4.12. Authorization of Registration Statements. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

SECTION 4.13. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

ARTICLE V

TRANSFERS OF UNITS

SECTION 5.1. General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

SECTION 5.2. Transfer of Managing Owner’s General Units.

(a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Owners, of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the Units, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner’s Units to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Units for purposes of Sections 5.2(a) or 5.2(c).

(c) Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.3. Transfer of Limited Units.

(a) Permitted assignees of the Limited Owners shall be admitted as substitute Limited Owners pursuant to this Article V only upon the consent of the Managing Owner, which may be withheld by the Managing Owner (x) if the proposed assignee does not meet the established suitability requirements, or (y) to avoid adverse legal consequences to the Trust.

(i) A substituted Limited Owner is a permitted assignee that has been admitted as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Trust reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Trust.

(ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Units with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Trust’s transactions or to inspect the Trust’s books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Units assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

(iii) A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Units.

(b) No permitted assignee of the whole or any portion of a Limited Owner’s Limited Units shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

(i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner, subject to the provisions of Section 5.3(d)(i).

(ii) A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(iv) Upon the request of the Managing Owner, an opinion of the Trust’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Trust’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Trust Statute.

(c) Any Person admitted as a Unitholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

(d) (i) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Units, applicable Federal securities and state “Blue Sky” laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Units to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Unit (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only under the following circumstances: (A) if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of the Trust as a partnership for Federal income tax purposes or to preserve the characterization or treatment of income or loss; or (B) if such assignment is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof). The Managing Owner shall withhold its consent to assignments made under the foregoing circumstances, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as a Unitholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

(ii) Except as specifically provided in this Trust Agreement, a permitted assignee of a Unit shall be entitled to receive distributions attributable to the Unit acquired by reason of such assignment from and after the effective date of the assignment of such Unit to him. The “effective date” of an assignment of a Limited Unit as used in this clause shall be the first Business Day immediately following the next succeeding Redemption Date, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least five (5) Business Days prior thereto. If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the “effective date” of an assignment of a Unit in the Trust shall be the first day of the month immediately following the month in which the written instrument of assignment is received by the Managing Owner.

(iii) Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

(e) (i) No assignment or transfer of a Unit may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, 5% or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Unit transferred shall be deemed sold by the transferor to the Trust immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

(ii) No assignment or transfer of an interest may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to affiliates), which would result in either the assignee or the assignor holding Units valued at less than $5,000 (or $2,000 in the case of IRAs), provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in the Trust.

(iii) Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of a Unit may be made which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to 49% or more of the outstanding Units. This limitation is hereinafter referred to as the “forty-nine percent (49%) limitation”; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive 12 month period, a transfer of a Unit would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Unit(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Unit(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of said Unit(s) on such date of transfer. The liquidation price shall be paid within 90 days after the date of the transfer.

(f) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(g) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each Unitholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

ARTICLE VI

DISTRIBUTION AND ALLOCATIONS

SECTION 6.1. Capital Accounts. A capital account shall be established by the Managing Owner for each Unitholder with respect to each Series (such account sometimes hereinafter referred to as a “book capital account”). The initial balance of each Unitholder’s book capital account shall be the amount of his initial Capital Contribution.

SECTION 6.2. Monthly Allocations. No less frequently than as of the close of business (as determined by the Managing Owner) on each Valuation Point, the following determinations and allocations shall be made:

(a) First, any increase or decrease in the Series’ Net Asset Value as of such date as compared to the next previous determination of Net Asset Value shall be credited or charged to the book capital accounts of the Unitholders in such Series in the ratio that the balance of each such Unitholder’s book capital account bears to the balance of all Unitholders’ in such Series’ book capital accounts; and

(b) Next, the amount of any distribution to be made to a Unitholder and any amount to be paid to a Unitholder upon redemption of his Units shall be charged to that Unitholder’s book capital account as of the applicable record date and Redemption Date, respectively.

SECTION 6.3. Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each Fiscal Year of the Trust, each Series’ recognized profit and loss shall be allocated among the Unitholders of such Series pursuant to the following subparagraphs for Federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

(a) First, the Profits or Losses shall be allocated pro rata among the Unitholders based on their respective book capital accounts as of the last day of each month in which such Profits or Losses accrued.

(b) Next, Disposition Gain or Disposition Loss from trading activities of a Series for each Fiscal Year of the Trust shall be allocated among the Unitholders as follows:

(i) There shall be established a tax capital account with respect to each outstanding Unit of a Series. The initial balance of each tax capital account shall be the amount paid by the Unitholder for the Unit. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(ii) and 6.3(b)(iii) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(iv) and 6.3(b)(v) below and by the amount of any distribution which shall have been received by the Unitholder with respect to the Unit (other than on redemption of Units); and (C) If a Unit is redeemed, the tax capital account with respect to such Unit shall be eliminated on the Redemption Date.

(ii) Disposition Gain realized during any month shall be allocated first among all Unitholders whose book capital accounts are in excess of their Units’ tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(ii) for the current month, described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholder’s excesses.

(iii) Disposition Gain realized during any month that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated to those Unitholders who were Unitholders during such month in the ratio that each such Unitholder’s book capital account bears to all such Unitholders’ book capital accounts as of the beginning of such month.

(iv) Disposition Loss realized during any month shall be allocated first among all Unitholders whose Units’ tax capital accounts are in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iv) for the current month, described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholders’ excesses.

(v) Disposition Loss realized during any month that remains after the allocation pursuant to Section 6.3(b)(iv) above shall be allocated to those Unitholders who were Unitholders during such month in the ratio that each such Unitholder’s book capital account bears to all such Unitholders’ book capital accounts as of the beginning of such calendar month.

(c) The tax allocations prescribed by this Section 6.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner’s Units on a Unit-equivalent basis.

(d) The allocation of income and loss (and items thereof) for Federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

(e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Unitholders in such Series (subject to the same limitation).

SECTION 6.4. Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Units; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article VIII) shall be allocated among the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

SECTION 6.5. Admissions of Unitholders; Transfers. For purposes of this Article VI, Unitholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Units acquired by such Unitholder or in respect of additional Units acquired by an existing Unitholder, as of the first day following the Redemption Date of the month in which such Unitholder’s Subscription Agreement or Exchange Request, as the case may be, is received, provided the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least five Business Days, or in which the transfer of Units to such Unitholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.4(b) shall be deemed admitted on the date determined pursuant to such Section. Any Unitholder to whom a Unit had been transferred shall succeed to the tax and book capital accounts attributable to the Unit transferred.

SECTION 6.6. Liability for State and Local and Other Taxes. In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Series to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

ARTICLE VII

REDEMPTIONS

SECTION 7.1. Redemption of Units. The Unitholders recognize that the profitability of the Trust depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Trust profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Unitholders will be on a limited basis. Nevertheless, the Unitholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Units prior to dissolution. In that regard and subject to the provisions of Section 4.2(i):

(a) Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Unit or portion thereof on the first Redemption Date following the date the Managing Owner has been in receipt of an acceptable form of written notice of redemption for at least five Business Days. Units will be redeemed on a “first in, first out” basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value per Unit calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If a Unitholder (or permitted assignee thereof) is permitted to redeem any or all of his Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Unitholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

(b) The value of a Unit for purposes of redemption shall be the book capital account balance of such Unit at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.7(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of a Unit shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.7(g), 5.3(h) or 6.6 hereof by the Unitholder of record, as well as all amounts which shall be owed by all permitted assignees of such Units, shall be deducted from the Net Asset Value of such Units upon redemption.

(c) The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Units (except for Units redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within fifteen Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust, except any liability to Unitholders on account of their Capital Contributions, have been paid or there remains property of the Trust sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the fifth Business Day prior to the applicable Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least five Business Days.

(d) A Limited Owner (or any permitted assignee thereof) wishing to redeem Units must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Units sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Units to be redeemed and that such Units are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within five Business Days following the Redemption Date whether or not their Units will be redeemed, unless payment for the redeeming Units is made within that five Business Day period, in which case the notice of acceptance of the redemption shall not be required.

(e) The Managing Owner may suspend temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives. In addition, the Managing Owner may compel the redemption Units pursuant to Section 4.2(i).

(f) Units that are redeemed shall be extinguished and shall not be retained or reissued by the Trust.

(g) Except as discussed above, all requests for redemption in proper form will be honored, and positions will be liquidated to the extent necessary to discharge liabilities on the Redemption Date.

SECTION 7.2. Redemption by the Managing Owner. Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust’s Managing Owner, the Managing Owner shall not transfer or redeem any of its General Units to the extent that any such transfer or redemption would result in the Managing Owner and/or its Affiliates having less than a 1% interest in the Trust.

SECTION 7.3. Redemption Charge. The Managing Owner may impose a redemption charge, if so provided in the Prospectus, with respect to any Unit; provided, however, that no redemption charge will be assessed if a Limited Owner simultaneously (i) exchanges the redeemed Unit or portion thereof for a Unit of equal value in another Series, or (ii) invests the redemption proceeds in another futures fund sponsored by the Managing Owner and/or its Affiliates. Redemption charges may be waived by the Managing Owner in its sole and absolute discretion.

SECTION 7.4. Exchange of Units. Units in one Series may be exchanged, without applicability of redemption fees, for Units of equivalent value of any other Series (an “Exchange”) on any Redemption Date, in accordance with the Prospectus and subject to the conditions on Redemptions in this Article VII, except that an Exchange will be made on the Redemption Date following the date the Managing Owner has been in receipt of an Exchange Request for at least five Business Days.

SECTION 7.5. Special Redemption Date. Pursuant to Section 9.4, each Limited Owner shall receive a notice of any decline (“Decline Notice”) in the estimated Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit as of the end of the immediately preceding Valuation Point (“Decline Date”) within seven Business

Days of such occurrence. Within 7 business days after any Decline Date, the Managing Owner shall declare a “Special Redemption Date” as provided in this Section 7.5. Such Special Redemption Date shall be a business day within 30 business days from the Decline Date, and the Managing Owner shall mail the Decline Notice (which includes the Special Redemption Date) to each Unitholder and assignee of Units, by first class mail, postage prepaid, not later than 7 business days after the Decline Date, together with instructions as to the procedure such Unitholder or assignee must follow to have such Unitholder’s or assignee’s interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on the Special Redemption Date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice, shall receive from the Trust an amount equal to the Net Asset Value of such Unitholder’s interest, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption on any Special Redemption Date until the Managing Owner has received written notice of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. Trading of the Trust shall be suspended between the Decline Date and the Special Redemption Date.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1. No Management or Control; Limited Liability. The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of any Trust Estate in which such Limited Owners own a Unit and profits remaining, if any. Except as provided in Section 8.3 hereof, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

SECTION 8.2. Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a) The Limited Owners shall have the right to obtain information of all things affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under Federal or state law.

(b) The Limited Owners shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Limited Owners’ redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(i) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series or class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

(d) Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Units held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Trust as provided in Section 13.1(b), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (iv) approve a material change in the trading policies, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (v) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Series as provided in Section 13.1(g), and in the case of (iii), (iv) and (v) in each instance on 60 days’ prior written notice.

Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust.

SECTION 8.3. Limitation on Liability.

(a) Except as provided in Sections 4.7(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution and his share of the applicable Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the applicable Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Units as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.5 and 3.6 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1. Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2. Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to Limited Owners by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

SECTION 9.3. Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file his Federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4. Calculation of Net Asset Value. Net Asset Value will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value per Unit. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit as of the end of the immediately preceding Valuation Point within seven Business Days of such occurrence. Within 7 business days after any such notice, the Managing Owner shall declare a “Special Redemption Date” as provided in Section 7.5. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof.

SECTION 9.5. Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of: (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Units such changes may have. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

SECTION 9.6. Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s Federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust. The Managing Owner may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

SECTION 9.7. Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Trust Statute.

SECTION 9.8. Registration of Units. Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust’s principal place of business, a Unit Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Units and of transfers of Units. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Unit shall be registered in the Unit Register as the Unitholder of such Unit for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

ARTICLE X

FISCAL YEAR

SECTION 10.1. Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 2004. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1. Amendments to the Trust Agreement.

(a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least 10% of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for Federal income tax purposes. (i) Amendments to this document which adversely affect the rights of Limited Owners, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(j) above, (iii) the dissolution of the Trust pursuant to Section 13.1(f) below and (iv) any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of the Trust (excluding Units held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.

(c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Unitholders if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for Federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2. Meetings of the Trust. Meetings of the Unitholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least 10% of the Net Asset Value of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within 15 days after receipt of said request, written notice to all Unitholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

SECTION 11.3. Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the

Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1. Term. The term for which the Trust and each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1. Events Requiring Dissolution of the Trust or any Series. The Trust or, as the case may be, any Series thereof, shall dissolve at any time upon the happening of any of the following events:

(a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within 90 days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

(c) The failure to sell the Subscription Minimum (as defined in the Prospectus) to at least 100 subscribers to the Trust during the Initial Offering Period.

(d) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(e) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

(f) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(g) The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than 90 Business Days prior to the effective date of such terminations.

(h) The decline of the Net Asset Value of a Series of the Trust Estate by 50% from the Net Asset Value of the Trust Estate (i) at the commencement of the Series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

(i) The determination of the Managing Owner that the Series’ aggregate net assets of the Trust in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust or Series as of the close of business on any Business Day declines below $10 million.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Trust.

SECTION 13.2. Distributions on Dissolution. Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder to the Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Series, the Managing Owner will contribute to the Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Series to its creditors, and the balance, if any, shall be distributed to those Unitholders in the Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3. Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2. Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3. Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1. Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of Federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2. Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable Federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3. Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4. Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5. Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6. Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

SECTION 15.7. No Legal Title to Trust Estate. The Unitholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8. Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee

By:	/s/ Rosemary Kennard
Name:	Rosemary Kennard
Title:	Financial Services Officer

PREFERRED INVESTMENT SOLUTIONS CORP.,
as Managing Owner

By:	/s/ Kenneth A. Shewer
Name:	Kenneth A. Shewer
Title:	Co-Chief Executive Officer

All Limited Owners now and hereafter admitted as Limited Owners of the Trust and reflected in the books and records of the Trust as Limited Owners from time to time, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner by each of the Limited Owners

By:	PREFERRED INVESTMENT SOLUTIONS CORP., as attorney-in-fact

By:	/s/ Kenneth A. Shewer
Name:	Kenneth A. Shewer
Title:	Co-Chief Executive Officer

EXHIBIT A

CERTIFICATE OF TRUST

OF

WORLD MONITOR TRUST III

This Certificate of Trust of World Monitor Trust III (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

The Certificate of Trust hereby stated in its entirety to read as follows:

1. Name. The name of the trust formed hereby is World Monitor Trust III.

2. Delaware Trustee. The name and the business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

3. Series. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”).

4. Notice of Limitation of Liability of each Series. Pursuant to Section 3804 of the Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to, in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.

5. Effective Date. This Certificate of Trust shall be effective upon filing.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Kathleen A. Pedelini
Name:	Kathleen A. Pedelini
Title:	Financial Services Officer

ANNEX

WORLD MONITOR TRUST III

REQUEST FOR REDEMPTION

                    , 20

(Please date)

WORLD MONITOR TRUST III

c/o Preferred Investment Solutions Corp.

900 King Street, Suite 100

Rye Brook, New York 10573

Dear Sirs:

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of World Monitor Trust III (the “Trust”) and Series J thereof, constituting a part of the registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of Series J, as the same may at any time and from time to time be further amended or supplemented (the “Prospectus”).

The undersigned (Unitholder #                    ) hereby requests redemption of the number of Units specified below or, if a dollar amount is specified below, the number of Units determined by dividing such dollar amount by the Series Net Asset Value per Unit as of 10:00 p.m., New York City time, on the Redemption Date, subject to all terms and conditions of the Second Amended and Restated Declaration of Trust and Trust Agreement (the “Declaration of Trust”) of the Trust as described in the Prospectus. PLEASE FILL OUT APPLICABLE SECTION BELOW (IF NO SECTIONS ARE COMPLETED BELOW ALL UNITS HELD OF RECORD BY THE UNDERSIGNED WILL BE REDEEMED):

Series	Full Redemption	Partial Redemption Either $ or # of units ($1,000 minimum or 10 units minimum)
SERIES J	[ ]

(Please specify number of Units or dollar amount to be redeemed in Series J; if no number of Units is specified, it will be assumed that you wish to redeem ALL of your Units.)

This Request for Redemption must be received by the Managing Owner by 10:00 AM New York time at least five (5) Business Days prior to the day as of which the redemption is to be effective. A redemption will be effective as of the close of business on the last Business Day of any calendar month. For example, if the last business day of the month is a Friday, notice must be received by the Managing Owner by 10:00 AM New York time on the Friday of the immediately preceding week. I understand that, if I am redeeming all or some of my Units in Class I Series J prior to the first anniversary of their purchase, I will be subject to a redemption charge equal to the product of (i) the net asset value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%. There is no redemption charge for Class I Units on or after the first anniversary of their purchase. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Unitholders Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID+ Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Annex-1

Non-United States Unitholders Only:

Under penalties of perjury, I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

UNITS REGISTERED IN THE NAME(S) OF:

Type or Print Name	Social Security or Taxpayer ID

Street

City	State	Zip

SIGNATURE(S) Individual Owner(s) or Assignee(s)

Signature(s) Guaranteed by:

Signature(s) of owner(s) or assignee(s) Entity Owner (or assignee)

Signature(s) Guaranteed by:	By
(Trustee, partner, or authorized officer. If a corporation, include certified copy of authorizing resolution.)

NOTE:	If the entity owner is a trustee, custodian, or fiduciary or an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

Plan Participant

Signature(s) Guaranteed by:	Type or Print Name

(Signature)

THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY THE MANAGING OWNER AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO THE DATE AS OF WHICH REDEMPTION IS TO BE EFFECTIVE.

Annex-2

EXHIBIT B

WORLD MONITOR TRUST III

SUBSCRIPTION REQUIREMENTS

By executing a Subscription Agreement and Power of Attorney Signature Page for Units of Beneficial Interest (“Units”) of Series J of World Monitor Trust III (the “Trust”), as indicated on the Subscription Agreement and Power of Attorney Signature Page, each purchaser (“Purchaser”) of Units irrevocably subscribes for Units of Series J indicated on the Purchaser’s Subscription Agreement and Power of Attorney Signature Page at a purchase price per Unit at Series J’s Net Asset Value per Unit during the continuous offering, as described in the Prospectus of the Trust and Series J dated April 30, 2008 (the “Prospectus”). Capitalized terms used but not defined herein have the meaning ascribed thereto in the Prospectus.

If Purchaser’s Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser’s subscription to the Trust and to be bound by the terms of the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (“Declaration of Trust and Trust Agreement”), which will be in substantially the form of the Declaration of Trust and Trust Agreement included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Trust and Preferred Investment Solutions Corp., the managing owner of the Trust (the “Managing Owner”), for any expense or loss incurred by either as a result of the cancellation of Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the full amount of the purchase price of the Units subscribed for by Purchaser.

Representations and Warranties

As an inducement to the Managing Owner to accept this subscription, Purchaser, by executing and delivering Purchaser’s Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Trust, the Managing Owner, and the Selling Agent as follows:

(a) Purchaser is at least twenty-one years old and is legally competent to execute the Subscription Agreement and Power of Attorney Signature Page. Purchaser acknowledges that Purchaser has received (prior to any solicitation of Purchaser’s investment) a copy of the Prospectus — including the Appendices, the Declaration of Trust and Trust Agreement and summary financial information relating to the Trust current within 60 calendar days — dated within nine months of the date as of which Purchaser has subscribed to purchase Units.

(b) All information that Purchaser has heretofore furnished to the Managing Owner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, Purchaser will immediately furnish such revised or corrected information to the Managing Owner.

(c) Unless (d) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Unitholder and be bound by the terms and conditions of the Declaration of Trust and Trust Agreement.

(f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA. Purchaser agrees to supply the Managing Owner with such information as the Managing Owner may reasonably request in order to verify the foregoing representation. Certain entities that acquire Units may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as “commodity pool operators.”

(g) The address set forth on the Subscription Agreement and Power of Attorney Signature Page is Purchaser’s true and correct address and Purchaser has no present intention of becoming a resident of any other state or country.

(h) If Purchaser is a trust or custodian under an Employee Benefit Plan (or otherwise is an entity which holds plan assets), none of the Trustee, the Managing Owner, the Advisors, any Selling Agent, or Clearing Broker, or any of their affiliates either: (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the trust or custodian; or (iii) is an employer maintaining or contributing to the Trust.

(i) The purchase, ownership and disposition of the Units will not result in or constitute a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (or, in the case of a governmental or church plan, any similar federal, state or local law) for which an exemption is not available.

(j) To the best knowledge of Purchaser, Purchaser is independent of the Trust and any of the parties identified in paragraph (h) above and the decision to invest in the Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(k) Purchaser has received a Prospectus of Series J, which constitutes its CFTC Disclosure Document.

(l) Purchaser is purchasing the Units for Purchaser’s own account.

(m) If trading for the applicable Series has commenced, Purchaser has received a copy of its most recent monthly report as required by the CFTC.

(n) Purchaser acknowledges that as a holder or holders of any interests in, or claims of any kind against, Series J, Purchaser will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to Series J solely from, or to assert such claims solely against, (i) the assets of Series J (and not the assets of any other Series or the Trust generally) or (ii) the Managing Owner.

(o) Purchaser agrees to provide any information deemed necessary by the Trust to comply with its anti-money laundering program and related responsibilities from time to time.

(p) Purchaser represents that Purchaser and each beneficial owner of Purchaser is (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list” and does not have any affiliation of any kind with such an individual, entity or organization; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force.

(q) Purchaser represents that Purchaser is not, and no beneficial owner of Purchaser is, a senior foreign political figure,1 an immediate family member of a senior foreign political figure2 or a close associate of a senior foreign political figure.3

[1]	A “senior foreign political figure” is defined as an official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(r) Purchaser represents that the funds to be invested in the Trust were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

Consent to Electronic Delivery of Reports

You may consent to receiving periodic reports electronically by supplying your e-mail address under Item 12(a) of the Subscription Agreement and Power of Attorney Signature Page. In the alternative, you may elect to receive paper reports by checking the box under Item 12(b) of the Subscription Agreement and Power of Attorney Signature Page. These periodic reports include:

•	annual reports that contain audited financial statements; and

•	monthly reports containing unaudited condensed financial statements.

You will receive these reports via e-mail, if you so elect. You must have an e-mail address to use this service, and you must provide your e-mail address in Item 11 of the Subscription Agreement and Power of Attorney Signature Page. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the Managing Owner in writing at 900 King Street, Suite 100, Rye Brook, New York 10573. Furthermore, if your e-mail address changes, you must immediately advise the Trust at the address above.

Acknowledgment of, Consent to and Agreement Regarding Limitation on Interseries Liability

Purchaser, with respect to Units of Series J for which Purchaser hereby subscribes and that is the subject of this agreement (the “Contracting Series”), agrees and consents (the “Consent”) to look solely to the assets (the “Contracting Series Assets”) of the relevant Contracting Series and to the Managing Owner and its assets for payment in respect of any claim against or obligation of Series J. The Contracting Series Assets of Series J include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of such Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of Units in Series J.

In furtherance of the Consent, Purchaser agrees, with respect to each Contracting Series, that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) of such Contracting Series incurred, contracted for or otherwise existing and (ii) any Units, beneficial interests or equity ownership of any kind (collectively, “Units”) of such Contracting Series, arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

(a) (i) except as set forth below, the Claims and Units, if any, of the Subscriber (collectively, the “Subordinated Claims and Units”) shall be expressly subordinate and junior in right of payment to any and all other claims against and Units in the Trust and Series J thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Subscriber’s Claims (if any) against and Units (if any) in the Contracting Series shall not be considered Subordinated Claims and Units with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber’s valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Subscriber’s Units, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Units in the Contracting Series; and (ii) the Subscriber will not take, demand, or receive from Series J or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Units;

(b) the Claims and Units of the Subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets and such Claims and Units shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c) if the Claims of the Subscriber against the Contracting Series or the Trust are secured in whole or in part, the Subscriber hereby waives (under section 1111(b) of the Bankruptcy Code [11 U.S.C. §1111(b)]) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or the Series (other than the Contracting Series), as the case may be;

(d) in furtherance of the foregoing, if and to the extent that the Subscriber receives monies in connection with the Subordinated Claims and Units from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Units are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Units are terminated, rescinded or canceled.

The representations and statements set forth herein may be asserted in the defense of the Trust, the Managing Owner, the Advisors to the Trust, the Selling Agents or others in any subsequent litigation or other proceeding.

Investor Suitability

Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles). Residents of the following states must meet the requirements set forth below (“net worth” for such purposes is in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Trust.

1.	Arizona — Net worth of at least $250,000 or a net worth of at least $75,000 and an annual income of at least $75,000.

2.	California — Net worth of at least $250,000 exclusive of home, home furnishings and automobiles and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000 exclusive of home, home furnishings and automobiles.

3.	Kansas — Net worth (excluding purchaser’s home, house furnishing, and automobiles) of at least $250,000 or a net worth (excluding the values of purchaser’s home, home furnishings and automobiles) of at least $70,000 and an annual taxable income of at least $70,000. It is recommended by the Office of the Kansas Securities Commission that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

4.	Kentucky—Net worth of at least $300,000 or a net worth of at least $85,000 and an annual income of at least $85,000.

5.	Minnesota — “Accredited investors,” as defined in Rule 501(a) under the Securities Act of 1933.

6.	Oregon — Net worth of home, furnishings and automobiles of at least $500,000 or a net worth of home, furnishings and automobiles of at least $250,000 and an annual taxable income of at least $65,000.

[Remainder of page intentionally left blank.]

EXHIBIT C

NOT FOR MINNESOTA OR TEXAS RESIDENTS	NOT TO BE USED AFTER JANUARY 31, 2009

WORLD MONITOR TRUST III

SUBSCRIPTION INSTRUCTIONS

Any person considering subscribing for the units should carefully

read and review a current Prospectus of the Trust dated April [    ], 2008.

The Prospectus should be accompanied by the most recent monthly report of the Trust.

Line Number	Item To Be Completed
1	Check box if you are either a new subscriber or an existing owner.
2	Enter the total dollar amount being invested.
3	Check box if this is an addition to an existing account and list Unitholder #.
4	Enter the investor’s brokerage account number (as opened with the Selling Agent) and check the box if the account is to be debited for investment.
6	Enter the Social Security Number OR Taxpayer ID Number, as applicable and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor.
7	Enter the name of the investor. For UGMA/UTMA (Minor) accounts, enter the Minor name followed by “Minor”.
8	For UGMA/UTMA accounts, enter the custodian name. For Trusts, enter the Trustee(s) name(s). For Corporations, Partnerships, and Estates, enter the officer or contact person name. Special Note: Copies of trust agreements, corporate papers and other appropriate documents may be required for Selling Agent approval.
9	Enter the legal address (which is the resident or domicile address used for tax purposes) of the investor (no post office boxes). Line 9 must be completed.
10	If the mailing address is different from the legal address, enter on line 10.
11	If an IRA account, enter Custodian’s name and address.
12	The investor must sign and date. If it is a joint account, both investors must sign. In the case of IRA’s, the Custodian’s signature, as well as the investor’s signature, is required.
13	Check box if you are a U.S. investor and if you are subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.
14	The Registered Representative and office manager must sign.
15	The name of the selling firm, Registered Representative name, Registered Representative number, and address and phone number must be entered.

The Branch Office/Representative Copy Page must be retained in the Branch Office. Remaining copies should be forwarded to a) the appropriate department of the Selling Agent if required or b) Preferred Investment Solutions Corp., 900 King Street, Suite 100, Rye Brook, New York 10573, Fax (914) 307-4050, Attn: Investor Services. Questions should be directed to Preferred Investment Solutions Corp.’s Investor Services at (914) 307-4000.

The Client should return this Subscription Agreement and payment to his or her Registered Representative’s office address.

Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Trust.

Kansas investors must have a minimum annual gross income of $70,000 and a minimum net worth (excluding the values of purchaser’s home, home furnishings and automobiles) of $70,000 OR a minimum net worth

(excluding purchaser’s home, house furnishing, and automobiles) of $250,000. It is recommended by the Office of the Kansas Securities Commission that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

NOT FOR MINNESOTA OR TEXAS RESIDENTS	NOT TO BE USED AFTER JANUARY 31, 2009

Signature Page

WORLD MONITOR TRUST III

CLASS I ONLY

SUBSCRIPTION AGREEMENT FOR LIMITED UNITS OF BENEFICIAL INTEREST IN

WORLD MONITOR TRUST III

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Class I units of beneficial interest (“Units”) in each Series of World Monitor Trust III indicated on line 2 below and by either (i) wire transfer pursuant to instructions supplied by the Managing Owner or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor’s customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at Series J’s Net Asset Value per Unit during the continuous offering.

The named investor further acknowledges receipt of the prospectus of the Trust and Series J dated April 30, 2008 (the “Prospectus”), including the Second Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Trust (current within 60 calendar days) and the Trust’s most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus by amendment or supplement).

The named investor is purchasing Units for such investor’s own account.

If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, the named investor has satisfied themselves as to the potential tax consequences of this investment.

1) Status of Subscriber(s) (check one): ☐ New Subscriber(s) ☐ Existing Owner(s)	2) Total $ Amount of Subscription by Series: (minimum aggregate amount of $5,000, except $2,000 minimum aggregate amount for IRAs, other tax-exempt accounts) Series J Units $

3) ☐ Check here if this is an addition to an existing account.	4) Selling Agent Brokerage Account # (must be completed)
☐ if payment is made by debit to investor’s securities account, check box
5) ☐ Check here if the Subscriber(s) is (are) an Employee Benefit Plan which is subject to Part 4 of Title I of ERISA or Section 4975 of the Code (or is otherwise an entity that is deemed to hold assets of such a plan).

6) Social Security # or Taxpayer ID - -	Custodian ID # - -

Taxable Investors (check one)
☐ Individual Ownership ☐ Partnership ☐ Corporation	☐ Tenants in Common ☐ Joint Tenants with Right of Survivorship ☐ Community Property	☐ Estate ☐ Grantor or Other Revocable Trust ☐ Trust other than a Grantor or Revocable Trust	☐ UGMA/UTMA (Minor)

Non-Taxable Investors (check one): (Custodians MUST sign Item 10 below)
☐ IRA	☐ Profit Sharing	☐ Pension	☐ Other (specify)
☐ IRA Rollover	☐ Defined Benefit	☐ SEP

7) Name

8) Trustee/officer, if applicable

9) Resident Address
	Street	City	State	Zip Code	Tel. Number	E-mail Address

10) Mailing Address
(if different)	Street	City	State	Zip Code	Tel. Number	E-mail Address

11) Custodian Name and Mailing Address
	Street	City	State	Zip Code

12)	(a) Consent to Electronic Delivery of Periodic Reports: Please provide e-mail address:	(b) Consent to Delivery of Paper Copies of Periodic Reports: Please check the following box: ☐

E-mail Address

INVESTOR(S) MUST SIGN

X	X	X

Signature of Investor Date	Telephone	Signature of Joint Investor	Date	Signature of Custodian	Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

13)	UNITED STATES INVESTORS ONLY

I have checked the following box, if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:  ☐

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor that is not an individual) the investor is not a United States corporation, partnership, estate or trust.

14) I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X		X
	Signature of Registered Representative		Signature of Office Manager	Date

15) Selling Firm	R.R. Name

R.R. Telephone	R.R. Fax	R.R. Number

R.R. Address
(for confirmation)	Street (P.O. Box not acceptable)	City	State	Zip Code

The representations and statements set forth herein may be asserted in the defense of the Trust, the Managing Owner, the Advisors to the Trust, the Selling Agent or others in any subsequent litigation or other proceeding.

NOT FOR MINNESOTA OR TEXAS RESIDENTS	NOT TO BE USED AFTER JANUARY 31, 2009

Signature Page

WORLD MONITOR TRUST III

CLASS II ONLY

SUBSCRIPTION AGREEMENT FOR LIMITED UNITS OF BENEFICIAL INTEREST IN

WORLD MONITOR TRUST III

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Class II units of beneficial interest (“Units”) in each Series of World Monitor Trust III indicated on line 2 below and by either (i) wire transfer pursuant to instructions supplied by the Managing Owner or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor’s customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at Series J’s Net Asset Value per Unit during the continuous offering.

The named investor further acknowledges receipt of the prospectus of the Trust and Series J dated April 30, 2008 (the “Prospectus”), including the Second Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Trust (current within 60 calendar days) and the Trust’s most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus by amendment or supplement).

The named investor is purchasing Units for such investor’s own account.

If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, the named investor has satisfied themselves as to the potential tax consequences of this investment.

1) Status of Subscriber(s) (check one):	2) Total $ Amount of Subscription by Series: (minimum aggregate amount of $5,000, except $2,000 minimum aggregate amount for IRAs, other tax-exempt accounts) Series J Units $
☐ New Subscriber(s)
☐ Existing Owner(s)

3) ☐ Check here if this is an addition to an existing account.	4) Selling Agent Brokerage Account # (must be completed)
☐ if payment is made by debit to investor’s securities account, check box
5) ☐ Check here if the Subscriber(s) is (are) an Employee Benefit Plan which is subject to Part 4 of Title I of ERISA or Section 4975 of the Code (or is otherwise an entity that is deemed to hold assets of such a plan).

6) Social Security # or Taxpayer ID - -	Custodian ID # - -

Taxable Investors (check one)
☐ Individual Ownership	☐ Tenants in Common	☐ Estate	☐ UGMA/UTMA
☐ Partnership	☐ Joint Tenants with Right of Survivorship	☐ Grantor or Other Revocable Trust	(Minor)
☐ Corporation	☐ Community Property	☐ Trust other than a Grantor or Revocable Trust

Non-Taxable Investors (check one): (Custodians MUST sign Item 10 below)
☐ IRA	☐ Profit Sharing	☐ Pension	☐ Other (specify)
☐ IRA Rollover	☐ Defined Benefit	☐ SEP

7) Name

8) Trustee/officer, if applicable

9) Resident Address
	Street	City	State	Zip Code

10) Mailing Address
(if different)	Street	City	State	Zip Code

11) Custodian Name and Mailing Address
	Street	City	State	Zip Code

12)	(a) Consent to Electronic Delivery of Periodic Reports: Please provide e-mail address:	(b) Consent to Delivery of Paper Copies of Periodic Reports: Please check the following box:
☐
E-mail Address

INVESTOR(S) MUST SIGN

X	X	X

Signature of Investor Date	Telephone	Signature of Joint Investor	Date	Signature of Custodian	Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

13)	UNITED STATES INVESTORS ONLY

I have checked the following box, if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:  ☐

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor that is not an individual) the investor is not a United States corporation, partnership, estate or trust.

14) I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X	X

Signature of Registered Representative	Date	Signature of Office Manager	Date

15) Selling Firm	R.R. Name

R.R. Telephone	R.R. Fax	R.R. Number

R.R. Address

(for confirmation) Street (P.O. Box not acceptable) City	State	Zip Code

The representations and statements set forth herein may be asserted in the defense of the Trust, the Managing Owner, the Advisors to the Trust, the Selling Agent or others in any subsequent litigation or other proceeding.

WORLD MONITOR TRUST III

UNITS OF BENEFICIAL INTEREST

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

World Monitor Trust III

c/o Preferred Investment Solutions Corp., Managing Owner

900 King Street, Suite 100

Rye Brook, New York 10573

Attention: Investor Services

Dear Sirs:

1. Subscription for Units. I hereby subscribe for the number of units of beneficial interest (“Units”) of Series J of World Monitor Trust III (the “Trust”) set forth in the Subscription Agreement and Power of Attorney Signature Page, at Series J’s Net Asset Value per Unit during the continuous offering as set forth in the prospectus of the Trust dated April 30, 2008 (the “Prospectus”). Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued). The settlement date for my purchase of Units will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month immediately following the month during which my subscription is accepted. I understand that all investors will have the right to revoke their subscriptions, and receive a refund of their invested funds, for a period of five business days following receipt of the Prospectus. Preferred Investment Solutions Corp., the Managing Owner of the Trust (“the Managing Owner”), may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than $5,000; $2,000 in the case of persons permitted to purchase such lesser minimum, as described above. Except as otherwise set forth herein, all subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

2. Representations and Warranties of Subscriber. I have received the Prospectus together with summary financial information relating to the Trust current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in “Exhibit B - Subscription Requirements” contained in the Prospectus including without limitation, those representations and warranties relating to my net worth and annual income set forth therein and compliance with CFTC and anti-money laundering regulations.

3. Power of Attorney. In connection with my acceptance of an interest in the Trust, I do hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and each Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Trust. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

5 ERISA. If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan,” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such employee benefit plan and plan, a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, understands, as or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the purchase, ownership and disposition of the Units will not result in or constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any similar federal, state or local law) for which an exemption is not available; (e) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (f) none of the Managing Owner, any Advisor to the Trust, the Selling Agents, any Clearing Broker, any broker through which any Advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee, or (iii) is an employer maintaining or contributing to the Plan; and (g) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the Managing Owner, any Advisor to the Trust, the Selling Agent, any Correspondent Selling Agent, any Clearing Broker and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned understands that the Managing Owner may request that the undersigned furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein.

6. Risks. The Units are speculative and involve a high degree of risk. Risks relating to the Units include: (i) you could lose all or substantially all of your investment; (ii) the Trust is highly leveraged and trades in volatile markets; (iii) performance can be extremely volatile; (iv) substantial expenses must be offset by trading profits and interest income; and (v) the Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets. See “The Risks You Face” beginning on page 15 of the Prospectus.

READ AND COMPLETE REVERSE SIDE

EXHIBIT D

PRIVACY POLICY NOTICE OF KENMAR

January 2008

This Privacy Policy Notice explains the manner in which Kenmar* collects, utilizes and maintains non-public personal information about customers who are individuals, as required under federal and other applicable law. Kenmar is committed to protecting a customer’s privacy and maintaining the confidentiality and security of a customer’s personal information.

Collection of Information. Kenmar collects non-public information about customers from the following sources:

•

Applications, questionnaires and other information provided by a customer in writing, in person, by telephone, electronically or by any other means. This information may include name, address, e-mail address, employment information, and financial and investment information;

•	Kenmar-related transactions and investments, including account balances, investments and withdrawals/redemptions; and

•

If you visit Kenmar’s web site, software is used to collect anonymous data such as browser types, pages visited, and date of visit. Kenmar uses this data to better understand web site usage and to improve its web site. The information is stored in log files and is used for aggregated and statistical reporting. This log information is not linked to personally identifiable information gathered elsewhere on the site.

Use and Disclosure of Information. Kenmar uses personal information in ways compatible with the purposes for which we originally requested it. Kenmar does not disclose non-public personal information about customers to affiliates or nonaffiliated third parties except in limited circumstances as required or permitted by law. For example, we may share non-public personal information about customers with affiliated and nonaffiliated parties in the following situations, among others: in connection with the administration and operations of Kenmar and/or to service your account(s), or to provide services or process transactions that you have requested, with Kenmar’s brokers, custodians, administrators, attorneys, accountants, auditors, or other service providers; to respond to a subpoena or court order, judicial process or regulatory inquiry; to protect or defend against fraud, unauthorized transactions (such as money laundering), law suits, claims or other liabilities; to protect the security of our records, or to protect our rights or property; in connection with a proposed or actual sale, merger, or transfer of all or a portion of Kenmar’s business; to otherwise assist Kenmar in offering Kenmar-related products and services to customers; at a customer’s direction/consent, with the customer’s representatives, advisors and other third parties.

Kenmar restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. Kenmar maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

Kenmar’s Privacy Policy also applies to former customers. Kenmar reserves the right to change its Privacy Policy at any time. The examples above are illustrations and are not intended to be exclusive. Kenmar’s Privacy Policy complies with federal law regarding privacy—you may have additional rights under other foreign or domestic laws that may apply to you.

If you have any questions, please call Kenmar’s Investor Services and Communications at 914-307-4000 or send a letter to Kenmar, Attention: Investor Services, 900 King Street, Suite 100, Rye Brook, NY 10573.

*	“Kenmar” or “we” means (i) collectively, Kenmar Securities Inc., Preferred Investment Solutions Corp., Kenmar Investment Adviser LLC and Kenmar Global Investment Management LLC, (ii) private and public investment funds/pools advised by Kenmar, and (iii) each of their affiliates.

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Important Privacy Choices for California Consumers

You have the right to control whether Kenmar shares some of your personal information. Please read the following information carefully before you make your choices below.

Your Rights

You have the following rights to restrict the sharing of personal and financial information with our affiliates (companies we own or control) and outside companies that we do business with. Nothing in this form prohibits the sharing of information necessary for us to follow the law, as permitted by law, or to give you the best service on your accounts with us. This includes sending you information about some other products or services.

Your Choices

Restrict Information Sharing With Companies We Own or Control (Affiliates):

Unless you say “No,” we may share personal and financial information about you with our affiliated companies.

(        ) NO, please do not share personal and financial information with your affiliated companies.

Restrict Information Sharing With Other Companies We Do Business With To Provide Financial Products And Services:

Unless you say “No,” we may share personal and financial information about you with outside companies we contract with to provide financial products and services to you. As a practical matter, it may be impossible to provide products and services to you if we cannot share your personal and financial information with such service providers to your account.

(        ) NO, please do not share personal and financial information with outside companies you contract with to provide financial products and services.

Restrict Information Sharing With Other Companies That Do Not Provide Products and Services To You:

Unless you say “Yes” we may not share personal and financial information about you with outside companies who do not provide financial products and services to you.

(        ) YES, I authorize you to share personal and financial information with outside companies who do not provide financial products and services to you.

Time Sensitive Reply

You may make your privacy choice(s) at any time. Your choice(s) marked here or otherwise indicated to us will remain unless you state otherwise. However, if we do not hear from you we may share some of your information with affiliated companies and other companies with whom we have contracts to provide products and services.

To exercise your choices or to modify any of your prior choices do one of the following: (1) Fill out, sign and send back this form to us using the envelope provided (you may want to make a copy for your records); or (2) call Kenmar Investor Services at 914-307-4000 to communicate the information to us.

Print Name:

Signature:	Date:

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